EXECUTION VERSION
FIFTH AMENDMENT, dated as of December 15, 2025 (this “Agreement”), among CRANE NXT, CO., a Delaware corporation (the “Company”), CA-MC ACQUISITION UK LIMITED, a private limited company incorporated under the laws of England and Wales with registered number 03878137 (the “UK Borrower”), the other LOAN PARTIES party hereto, the LENDERS party hereto, the ISSUING BANKS party hereto, the CASH CONFIRMATION BANK party hereto, JPMORGAN CHASE BANK, N.A., as U.S. Administrative Agent, and J.P. MORGAN SE, as Non-U.S. Administrative Agent.
Reference is made to that certain Credit Agreement, dated as of March 17, 2023 (as amended by that certain First Amendment, dated as of February 29, 2024, that certain Second Amendment, dated as of December 9, 2024, that certain Third Amendment, dated as of July 3, 2025, as amended by that certain Fourth Amendment, dated as of October 7, 2025, and as amended, restated, amended and restated, supplemented or otherwise modified and in effect prior to the effectiveness of this Agreement, the “Existing Credit Agreement” and, the Existing Credit Agreement as amended by this Agreement, the “Amended Credit Agreement”), by and among the Company, the Borrowing Subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”).
Reference is also made to (a) that certain Sale and Purchase Agreement, entered into on September 12, 2025 (the “Regolo Acquisition Agreement”), by and among Regolo S.p.A., a joint stock company incorporated under the laws of Italy (“Regolo”), Emidio Zorzella, an Italian natural person (“EZ”), Massimo Bonardi, an Italian natural person (“MB”), Fabio Forestelli, an Italian natural person (“FF” and, together with EZ and MB, the “Antares Senior Executives”), and the Company, pursuant to which the Company intends to acquire all of the ordinary shares (the “Antares Shares”) of Antares Vision S.p.A., a joint stock company incorporated under the laws of Italy (“Antares”), owned by Regolo (including the Antares Shares to be acquired by Regolo from EZ and MB as specified in the Regolo Acquisition Agreement as in effect on the Fifth Amendment Effective Date (as defined below)) and FF, such acquisition to be consummated, through Crane NXT Inspection and Tracking Technologies S.p.A., a joint stock company incorporated under the laws of Italy (“Antares BidCo”) (which is a Restricted Subsidiary), as (i) an acquisition of 16,912,394 Antares Shares owned by Regolo, representing 23.3% of the share capital of Antares on a fully diluted basis (the “First Regolo Acquisition” and the date of the consummation thereof, the “First Regolo Acquisition Closing Date”), and (ii) an acquisition of 18,174,683 Antares Shares owned by Regolo, representing 25.1% of the share capital of Antares on a fully diluted basis, and 691,211 Antares Shares owned by FF, representing 1.0% of the share capital of Antares on a fully diluted basis (the “Second Regolo Acquisition” and the date of the consummation thereof, the “Second Regolo Acquisition Closing Date”), (b) that certain Sale and Purchase Agreement, entered into on September 12, 2025 (the “Sargas Acquisition Agreement” and, together with the Regolo Acquisition Agreement, the “Antares Acquisition Agreements”), by and between Sargas S.r.l., a limited liability company incorporated under the laws of Italy (“Sargas”), and the Company, pursuant to which the Company intends to acquire, directly or indirectly through a Restricted Subsidiary, 6,555,173

[[8187550]]

2
Antares Shares owned by Sargas, representing 9.0% of the share capital of Antares on a fully diluted basis (the “Sargas Acquisition”), (c) that certain Investment and Shareholders’ Agreement, entered into on September 12, 2025 (the “Antares Investment and Shareholders’ Agreement”), by and among the Company, Regolo and the Antares Senior Executives and (d) the Management Warranty Deed, entered into on September 12, 2025 (the “Antares Warranty Deed” and, together with the Antares Acquisition Agreements and the Antares Investment and Shareholders’ Agreement, the “Antares Acquisition Documents”), by and among the Company and the Antares Senior Executives.
WHEREAS, upon consummation of the First Regolo Acquisition, Antares BidCo will be required to launch, jointly with “Persons Acting in Concert”, pursuant to and in accordance with the applicable laws of Italy, a mandatory tender offer (the “Antares MTO” and, collectively with the First Regolo Acquisition, the Second Regolo Acquisition, the Sargas Acquisition and any Sell-Out (as defined in the Antares Investment and Shareholders’ Agreement as in effect on the Fifth Amendment Effective Date) (the “Antares Sell-Out”) and/or Squeeze-Out (as defined in the Antares Investment and Shareholders’ Agreement as in effect on the Fifth Amendment Effective Date) (the “Antares Squeeze-Out”), the “Antares Acquisition”) for the remaining issued and outstanding ordinary share capital of Antares (other than any Antares Shares directly owned by Antares and any Antares Shares that are to be acquired by the Company (or its applicable Restricted Subsidiary) pursuant to the Antares Acquisition Agreements) at a price per Antares Share (cum dividend) equal to the same price per Antares Share as that payable under the Regolo Acquisition Agreement.
WHEREAS, the UK Borrower has requested that the Fifth Amendment Refinancing Term A Lenders (as defined below) provide commitments to make term loans on the Fifth Amendment Effective Date to the UK Borrower in an aggregate principal amount of £269,500,000 (such loans, the “Fifth Amendment Refinancing Term A Loans”), the proceeds of which will be, among other things, used to prepay in full all Term Loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement (collectively, the “Fifth Amendment Refinanced Term Loans”);
WHEREAS, each Person whose name is set forth on Schedule I hereto (each such Person, a “Fifth Amendment Refinancing Term A Lender”) has agreed to commit to make a Fifth Amendment Refinancing Term A Loan on the Fifth Amendment Effective Date in the amount set forth opposite such Fifth Amendment Refinancing Term A Lender’s name on such Schedule I (such commitments, the “Fifth Amendment Refinancing Term A Commitments”), subject to the terms and conditions set forth herein;
WHEREAS, the Company has requested that the Fifth Amendment Refinancing Revolving Lenders (as defined below) provide revolving credit commitments to the Borrowers on the Fifth Amendment Effective Date in an aggregate amount of US$800,000,000 (such commitments, the “Fifth Amendment Refinancing Revolving Commitments” and, together with the Fifth Amendment Refinancing Term A Commitments, collectively, the “Fifth Amendment Refinancing Commitments”);

[[8187550]]

3
WHEREAS, each Person whose name is set forth on Schedule II hereto (each such Person, a “Fifth Amendment Refinancing Revolving Lender”) has agreed to provide a Fifth Amendment Refinancing Revolving Commitment to the Borrowers on the Fifth Amendment Effective Date in the amount set forth opposite such Fifth Amendment Refinancing Revolving Lender’s name on such Schedule II, subject to the terms and conditions set forth herein and in the Amended Credit Agreement;
WHEREAS, the Company has requested that the Fifth Amendment Term B Lenders (as defined below) provide delayed draw term loan commitments to the Company on the Fifth Amendment Effective Date in an aggregate amount of €430,000,000 (such commitments, the “Fifth Amendment Term B Commitments” and, together with the Fifth Amendment Refinancing Commitments, the “Fifth Amendment Commitments”);
WHEREAS, each Person whose name is set forth on Schedule III hereto (each such Person, a “Fifth Amendment Term B Lender” and, together with each Fifth Amendment Refinancing Term A Lender and each Fifth Amendment Refinancing Revolving Lender, the “Fifth Amendment Lenders”) has agreed to provide a Fifth Amendment Term B Commitment to the Company on the Fifth Amendment Effective Date in the amount set forth opposite such Fifth Amendment Term B Lender’s name on such Schedule III, subject to the terms and conditions set forth herein and in the Amended Credit Agreement;
WHEREAS, the Company has requested, and the Administrative Agent, the Lenders and the Issuing Banks party hereto have agreed, to amend the Existing Credit Agreement pursuant to Sections 9.02(b) and 9.02(c)(vi) thereof to reflect the Fifth Amendment Commitments established hereby and make certain other amendments to the Existing Credit Agreement, all as set forth herein; and
WHEREAS, (a) JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, BofA Securities, Inc., M&T Bank, TD Bank, N.A., U.S. Bank National Association and Wells Fargo Securities, LLC have been appointed by the Company to act, and have agreed to act, as joint lead arrangers and joint bookrunners with respect to the Fifth Amendment Refinancing Commitments established hereby, (b) Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., BofA Securities, Inc., TD Securities (USA) LLC, U.S. Bank National Association, Wells Fargo Securities, LLC, Citi (as defined below), HSBC Securities (USA) Inc. and Citizens Bank, N.A. have been appointed by the Company to act, and have agreed to act, as joint lead arrangers and joint bookrunners with respect to the Fifth Amendment Term B Commitments established hereby (the arrangers and bookrunners in the foregoing clauses (a) and (b), collectively, in such capacities, the “Fifth Amendment Arrangers”), (c) Goldman Sachs Bank USA, Bank of America, N.A., M&T Bank, TD Bank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association have been appointed by the Company to act, and have agreed to act, as co-syndication agents with respect to the Fifth Amendment Refinancing Commitments established hereby, (d) Goldman Sachs Bank USA has been appointed by the Company to act, and has agreed to act, as syndication agent with respect to the Fifth Amendment Term B Commitments established hereby (the syndications agents in the foregoing clauses (c) and (d), collectively, the “Fifth Amendment Syndication Agents”), (e) Citi, HSBC Bank USA, National Association and

[[8187550]]

4
Citizens Bank, N.A. have been appointed by the Company to act, and have agreed to act, as co-documentation agents with respect to the Fifth Amendment Refinancing Commitments established hereby and (f) Bank of America, N.A., The Toronto-Dominion Bank, New York Branch, U.S. Bank National Association, Wells Fargo Bank, National Association, Citi, HSBC Bank USA, National Association and Citizens Bank, N.A. have been appointed by the Company to act, and have agreed to act, as co-documentation agents with respect to the Fifth Amendment Term B Commitments established hereby (the documentation agents in the foregoing clauses (e) and (f), collectively, in such capacities, the “Fifth Amendment Documentation Agents”). As used herein, “Citi” means Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as may be appropriate to provide the services described herein.
NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:
SECTION 1.Capitalized Terms. Capitalized terms used and not defined herein (including in the introductory paragraphs hereof) shall have such meanings ascribed thereto in the Amended Credit Agreement. The rules of construction set forth in Section 1.03 of the Amended Credit Agreement shall apply to this Agreement, mutatis mutandis.
SECTION 2.Fifth Amendment Refinancing Term A Loans. (a) Each Fifth Amendment Refinancing Term A Lender agrees to make a Fifth Amendment Refinancing Term A Loan to the UK Borrower on the Fifth Amendment Effective Date in Sterling in a principal amount not to exceed its Fifth Amendment Refinancing Term A Commitment.
(a)The funding of the Fifth Amendment Refinancing Term A Loans on the Fifth Amendment Effective Date shall be made in the manner contemplated by Section 2.04 of the Amended Credit Agreement. Unless previously terminated, each Fifth Amendment Refinancing Term A Lender’s Fifth Amendment Refinancing Term A Commitment shall automatically terminate upon the funding by such Fifth Amendment Refinancing Term A Lender of its Fifth Amendment Refinancing Term A Loan on the Fifth Amendment Effective Date.
(b)The proceeds of the Fifth Amendment Refinancing Term A Loans will be used by the UK Borrower, together with cash on hand of the UK Borrower and its Subsidiaries, to (i) prepay in full all Fifth Amendment Refinanced Term Loans, (ii) to pay all accrued and unpaid interest on the Fifth Amendment Refinanced Term Loans as of the Fifth Amendment Effective Date and (iii) to pay fees, expenses and other transaction costs incurred in connection with this Agreement.
(c)On and after the Fifth Amendment Effective Date, (i) each Fifth Amendment Refinancing Term A Lender shall be entitled to all rights, benefits and privileges accorded to, and subject to all obligations of, an Initial Term A Lender (and, as applicable, a “Term A Lender”, a “Term Lender” and a “Lender”) under the Amended Credit Agreement and the other Loan Documents and, in the case of any Fifth Amendment Refinancing Term A Lender that is not a party to the Existing Credit Agreement, shall be deemed to be a party to the Amended Credit

[[8187550]]

5
Agreement and (ii) the Fifth Amendment Refinancing Term A Loans shall be deemed to be “Initial Term A Loans” (and “Term A Loans”, “Term Loans” and “Loans”, as applicable), and the provisions of the Amended Credit Agreement and the other Loan Documents applicable to “Initial Term A Loans” (and “Term A Loans”, “Term Loans” and “Loans”, as applicable) shall apply to the Fifth Amendment Refinancing Term A Loans.
SECTION 3.Fifth Amendment Refinancing Revolving Commitments. (a) Each Fifth Amendment Refinancing Revolving Lender agrees that, on and as of the Fifth Amendment Effective Date, such Fifth Amendment Refinancing Revolving Lender shall have a Fifth Amendment Refinancing Revolving Commitment equal to the amount set forth opposite such Fifth Amendment Refinancing Revolving Lender’s name on Schedule II hereto.
(a)On and after the Fifth Amendment Effective Date, (i) each Fifth Amendment Refinancing Revolving Lender shall be entitled to all rights, benefits and privileges accorded to, and subject to all obligations of, an Initial Revolving Lender (and a “Revolving Lender” and a “Lender”) under the Amended Credit Agreement and the other Loan Documents and, in the case of any Fifth Amendment Refinancing Revolving Lender that is not a party to the Existing Credit Agreement, shall be deemed to be a party to the Amended Credit Agreement and (ii) the Fifth Amendment Refinancing Revolving Commitments shall be deemed to be “Initial Revolving Commitments” (and “Revolving Commitments” and “Commitments”, as applicable).
(b)On the Fifth Amendment Effective Date, all Revolving Commitments in effect under the Existing Credit Agreement immediately prior to the effectiveness this Agreement shall automatically and without the need of action by any Person be terminated.
(c)Each Person party hereto that is named as an Issuing Bank in the Amended Credit Agreement agrees that, on the Fifth Amendment Effective Date, it shall be an “Issuing Bank” under the Amended Credit Agreement, with an Applicable LC Sublimit on and as of the Fifth Amendment Effective Date in an amount equal to the amount set forth next to its name in the Amended Credit Agreement, and shall be entitled to all rights, benefits and privileges accorded to, and subject to all obligations of, an “Issuing Bank” under the Credit Agreement and the other Loan Documents.
(d)On and as of the Fifth Amendment Effective Date and without any further action on the part of any Issuing Bank or the Fifth Amendment Refinancing Revolving Lenders, all participations in each Letter of Credit issued and outstanding on the Fifth Amendment Effective Date (each, an “Existing Letter of Credit”) shall be reallocated among the Fifth Amendment Refinancing Revolving Lenders on the basis of their respective Applicable Revolving Percentages, calculated after giving effect to the transactions contemplated by Sections 3(a) and 3(c) hereof, of the aggregate amount available to be drawn under such Existing Letter of Credit and, in furtherance of the foregoing, on the Fifth Amendment Effective Date each Issuing Bank shall be deemed to have granted to each Fifth Amendment Refinancing Revolving Lender, and each Fifth Amendment Refinancing Revolving Lender shall be deemed to have acquired from each Issuing Bank, a participation in each Existing Letter of Credit issued by such Issuing Bank equal

[[8187550]]

6
to such Fifth Amendment Refinancing Revolving Lender’s Applicable Revolving Percentage, calculated after giving effect to the transactions contemplated by Sections 3(a) and 3(c) hereof, of the aggregate amount available to be drawn under such Existing Letter of Credit.
(e)On the Fifth Amendment Effective Date, Goldman Sachs Bank Europe SE shall become party to the Amended Credit Agreement as the “Cash Confirmation Bank” and shall be entitled to all rights, benefits and privileges accorded to, and subject to all obligations of, a “Cash Confirmation Bank” under the Amended Credit Agreement and the other Loan Documents. Without limiting the foregoing, the parties hereto expressly acknowledge and agree that the Cash Confirmation Bank shall constitute (i) a “Guaranteed Party” (as defined in the Guarantee Agreement) for all purposes of the Guarantee Agreement and the other Loan Documents and (ii) a “Credit Agreement Secured Party” and a “Secured Party” (each as defined in the Collateral Agreement) for all purposes of the Collateral Agreement and the other Loan Documents.
SECTION 4.Fifth Amendment Term B Commitments. (a) Each Fifth Amendment Term B Lender agrees that, on and as of the Fifth Amendment Effective Date, such Fifth Amendment Term B Lender shall have a Fifth Amendment Term B Commitment equal to the amount set forth opposite such Fifth Amendment Term B Lender’s name on Schedule III hereto.
(a)On and after the Fifth Amendment Effective Date, (i) each Fifth Amendment Term B Lender shall be entitled to all rights, benefits and privileges accorded to, and subject to all obligations of, an Initial Term B Lender (and, as applicable, a “Term B Lender”, a Term Lender” and a “Lender”) under the Amended Credit Agreement and the other Loan Documents and, in the case of any Fifth Amendment Term B Lender that is not a party to the Existing Credit Agreement, shall be deemed to be a party to the Amended Credit Agreement and (ii) the Fifth Amendment Term B Commitments shall be deemed to be “Initial Term B Commitments” (and “Term B Commitments”, “Term Commitments” and “Commitments”, as applicable).
SECTION 5.Non-U.S. Administrative Agent. On the Fifth Amendment Effective Date, J.P. Morgan SE shall become party to the Amended Credit Agreement as the “Non-U.S. Administrative Agent” and shall be entitled to all rights, benefits and privileges accorded to, and subject to all obligations of, the “Non-U.S. Administrative Agent” (and, as applicable, the “Administrative Agent”) under the Amended Credit Agreement and the other Loan Documents. Without limiting the foregoing, the parties hereto expressly acknowledge and agree that the Non-U.S. Administrative Agent shall constitute (i) a “Guaranteed Party” (as defined in the Guarantee Agreement) for all purposes of the Guarantee Agreement and the other Loan Documents and (ii) a “Credit Agreement Secured Party” and a “Secured Party” (each as defined in the Collateral Agreement) for all purposes of the Collateral Agreement and the other Loan Documents.
SECTION 6.Amendments. Effective as of the Fifth Amendment Effective Date:
(a)The Existing Credit Agreement is hereby amended by inserting the language indicated in single or double underlined text (indicated textually in the same

[[8187550]]

7
manner as the following examples: underlined text or underlined text) in Annex I hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~ or stricken text) in Annex I hereto.
(b)The Schedules and Exhibits to the Existing Credit Agreement are hereby amended and restated in their entirety to be in the form attached as Schedules and Exhibits to Annex I hereto.
(c)In furtherance of the amendments to the Existing Credit Agreement referred to in Section 6(a), the Collateral Agreement is hereby amended by amending Section 4.02 thereof to replace the phrase “Subject to the terms of the Intercreditor Agreement” set forth at the beginning of such Section with the phrase “Subject to the terms of each Intercreditor Agreement”.
SECTION 7.Representations and Warranties. The Company represents and warrants to the other parties hereto that, as of the Fifth Amendment Effective Date and after giving effect to the transactions contemplated hereby to occur on the Fifth Amendment Effective Date:
(a)the representations and warranties of the Loan Parties set forth in the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect is true and correct in all respects), in each case on and as of the Fifth Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty was so true and correct on and as of such prior date; and
(b)no Default or Event of Default has occurred and is continuing.
SECTION 8.Conditions to Effectiveness. This Agreement shall become effective on the first date (such date, the “Fifth Amendment Effective Date”) on which each of the following conditions is satisfied:
(a)The Administrative Agent shall have executed a counterpart of this Agreement and shall have received from the Company, the UK Borrower, the other Loan Parties, each Fifth Amendment Lender, each Issuing Bank and the Cash Confirmation Bank a counterpart of this Agreement signed on behalf of such Person (which, subject to Section 9.06(b) of the Amended Credit Agreement, may include any Electronic Signatures transmitted by email or other electronic means that reproduces an image of an actual executed signature page).
(b)The Administrative Agent shall have received customary favorable written opinions (addressed to the Administrative Agent, the Lenders party hereto, the Issuing Banks and the Cash Confirmation Bank and dated the Fifth Amendment Effective Date) of (a) (i) Gordon Rees Scully Mansukhani, LLP and (ii) Davis Polk & Wardwell LLP, each as counsel to the applicable Loan Parties, and (b) solely in respect of the UK Borrower, Cravath, Swaine & Moore LLP, counsel to the Fifth Amendment Arrangers and the Administrative Agent, in each case, covering such matters relating to the Loan Parties and this Agreement and the other Loan Documents as the Administrative Agent shall reasonably request.

[[8187550]]

8
(c)The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party, dated the Fifth Amendment Effective Date, certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party executing this Agreement and certifying that attached thereto is a true and complete copy of (i) the certificate of incorporation or similar organizational document of such Loan Party and all amendments thereto, certified (other than in respect of the UK Borrower) as of a recent date by the appropriate Governmental Authority in its jurisdiction of formation, (ii) the bylaws, limited liability company agreement, partnership agreement or similar organizational document of such Loan Party as in effect on the Fifth Amendment Effective Date, (iii) resolutions duly adopted by the board of directors (or other appropriate governing body) of such Loan Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (iv) a certificate as of a recent date of the good standing of such Loan Party (other than in respect of the UK Borrower) under the laws of its jurisdiction of organization or incorporation, if available.
(d)The Administrative Agent shall have received a certificate from a Responsible Officer of the Company, dated the Fifth Amendment Effective Date, certifying as to the matters set forth in Section 7 hereof.
(e)The Administrative Agent shall have received (i) at least three days prior to the Fifth Amendment Effective Date, all documentation and other information regarding the Company, the UK Borrower and the other Loan Parties requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, to the extent requested in writing of the Company at least 10 days prior to the Fifth Amendment Effective Date, and (ii) if the UK Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three days prior to the Fifth Amendment Effective Date, a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation in relation to the UK Borrower, to the extent requested in writing of the Company at least 10 days prior to the Fifth Amendment Effective Date.
(f)The Administrative Agent, the Fifth Amendment Arrangers and the Lenders shall have received all fees required to be paid by the Company in connection with the Fifth Amendment Commitments and this Agreement on the Fifth Amendment Effective Date and all reasonable and documented expenses required to be reimbursed by the Company, in each case, pursuant to the Existing Credit Agreement or any written agreement with respect to this Agreement (in the case of expenses, for which invoices have been presented at least two Business Days prior to the Fifth Amendment Effective Date).
(g)All commitments under the Antares Bridge Commitment Letter (as defined in the Existing Credit Agreement) shall have been, or substantially concurrently with the Fifth Amendment Effective Date shall be, terminated, and the Company shall have delivered, or substantially concurrently with the occurrence of the Fifth Amendment Effective Date shall deliver, a notice of such termination to Goldman Sachs Bank USA in its capacity as the Lead Bridge Arranger (as defined in the Antares Bridge Commitment Letter).
(h)All principal of and interest accrued on each loan outstanding under the Existing Credit Agreement, and all fees and other amounts owing or accrued under the

[[8187550]]

9
Existing Credit Agreement, shall have been, or substantially concurrently with the Fifth Amendment Effective Date shall be, paid in full. Each Fifth Amendment Lender that was a Lender under the Existing Credit Agreement hereby waives any payment of any amounts pursuant to Section 2.15 of the Existing Credit Agreement as a result of the transactions contemplated hereby.
The Administrative Agent shall notify the Company and the Lenders of the occurrence of the Fifth Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 9.Reaffirmation of Guarantees and Collateral. Without limiting its obligations under or the provisions of the Amended Credit Agreement, the Guarantee Agreement and the Security Documents, each Loan Party hereby (i) acknowledges that the terms “Loan Document Obligations”, “Obligations” and “Secured Obligations” (and terms of similar import used in the Loan Documents) shall include the principal of, and all interest and fees accruing on (including interest and fees accruing, at the rate specified in the Amended Credit Agreement, during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), the Initial Term A Loans, the Initial Revolving Commitments (and all Revolving Loans and other Revolving Credit Exposure attributable to the Initial Revolving Commitments), the Initial Term B Commitments and the Initial Term B Loans (from and after the funding thereof), (ii) other than the UK Borrower, affirms and confirms its guaranty obligations under the Guarantee Agreement and its pledges, grants, indemnification obligations and other commitments and obligations under the Existing Credit Agreement and each Security Document to which it is a party, in each case after giving effect to this Agreement and the Initial Term A Loans, the establishment of the Initial Revolving Commitments (and all Revolving Loans and other Revolving Credit Exposure attributable to the Initial Revolving Commitments), the establishment of the Initial Term B Commitments and, upon the funding thereof, the Initial Term B Loans, (iii) other than the UK Borrower, agrees that each of the Guarantee Agreement and each Security Document to which it is a party and all guarantees, pledges, grants and other commitments and obligations under the Guarantee Agreement, each Security Document and the Amended Credit Agreement shall continue to be in full force and effect following the effectiveness of this Agreement (and shall apply in all respects to the obligations of the Borrowers in respect of the Initial Term A Loans, the Initial Revolving Commitments (and all Revolving Loans and other Revolving Credit Exposure attributable to the Initial Revolving Commitments), the Initial Term B Commitments and the Initial Term B Loans (from and after the funding thereof)) and (iv) other than the UK Borrower, confirms that all of the Liens and security interests created and arising under the Security Documents remain in full force and effect, and are not released or reduced, as collateral security for the Secured Obligations (including any such Secured Obligations in respect of the Initial Term A Loans, the Initial Revolving Commitments (and all Revolving Loans and other Revolving Credit Exposure attributable to the Initial Revolving Commitments), the Initial Term B Commitments and the Initial Term B Loans (from and after the funding thereof)).

[[8187550]]

10
SECTION 10.Effect of this Agreement. (a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Lenders or the Issuing Banks under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company or any other Loan Party to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.
(a)On and after the Fifth Amendment Effective Date, each reference in the Existing Credit Agreement or the Amended Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall refer to the Amended Credit Agreement, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed to be a reference to the Amended Credit Agreement. On and after the Fifth Amendment Effective Date, each reference in the Collateral Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall refer to the Collateral Agreement, as amended hereby, and each reference to the “Collateral Agreement” in any other Loan Document shall be deemed to be a reference to the Collateral Agreement, as amended hereby. This Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.
(b)Each party hereto acknowledges and agrees that, on and as of the Fifth Amendment Effective Date, Schedule 2.01 (as amended hereby) sets forth all the Commitments of all the Lenders (and no Person whose name does not appear on such Schedule 2.01 shall have, or shall be deemed to have, a Commitment, it being understood and agreed that from and after the Fifth Amendment Effective Date, each such Person, if a lender under the Existing Credit Agreement, shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 of the Existing Credit Agreement).
SECTION 11.Applicable Law. This Agreement, and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby, shall be governed by, and construed in accordance with, the law of the State of New York.
SECTION 12.Incorporation by Reference. The provisions of Sections 9.06, 9.07, 9.09(b), 9.09(c), 9.09(d), 9.10 and 9.11 of the Amended Credit Agreement are hereby incorporated by reference as if set forth in full herein, mutatis mutandis.
[Remainder of page intentionally left blank.]

[[8187550]]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.
CRANE NXT, CO.

by:    /s/ Christina Cristiano
Name: Christina Cristiano
Title: Senior Vice President, Chief Financial Officer

For and on behalf of CA-MC ACQUISITION UK LIMITED

by:    /s/ Christina Cristiano
Name: Christina Cristiano
Title: Director

CRANE & CO., INC.

by:    /s/ Eugene J. Eskildsen
Name: Eugene J. Eskildsen
Title: Vice President, Treasurer

CRANE PAYMENT INNOVATIONS, INC.

by:    /s/ Eugene J. Eskildsen
Name: Eugene J. Eskildsen
    [Signature Page to the Fifth Amendment to Credit Agreement]

[[8187550]]

Title: Vice President, Treasurer

CRANE SECURITY TECHNOLOGIES, INC.

by:    /s/ Eugene J. Eskildsen
Name: Eugene J. Eskildsen
Title: Vice President, Treasurer

CUMMINS-ALLISON CORP.

by:    /s/ Matthew D. Michael
Name: Matthew D. Michael
Title: Secretary

CUMMINS-ALLISON LIMITED

by:    /s/ Matthew D. Michael
Name: Matthew D. Michael
Title: Secretary

MEI CONLUX HOLDINGS (US), INC.

by:    /s/ Matthew D. Michael
Name: Matthew D. Michael
Title: Secretary

    [Signature Page to the Fifth Amendment to Credit Agreement]

[[8187550]]

JPMORGAN CHASE BANK, N.A.,
as the U.S. Administrative Agent, a Lender and an Issuing Bank

by:    /s/ Eric B. Bergeson
Name: Eric B. Bergeson
Title: Authorized Officer

J.P. MORGAN SE,
as the Non-U.S. Administrative Agent

by:    /s/ Karolina Glinka
Name: Karolina Glinka
Title: Vice President

    [Signature Page to the Fifth Amendment to Credit Agreement]

[[8187550]]

GOLDMAN SACHS BANK USA,
as a Lender and an Issuing Bank

by:    /s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

GOLDMAN SACHS BANK EUROPE SE,
as the Cash Confirmation Bank

by:    /s/ Marvin Helwes
Name: Marvin Helwes
Title: Authorized Signatory

by:    /s/ Jens Hofmann
Name: Jens Hofmann
Title: Authorized Signatory

    [Signature Page to the Fifth Amendment to Credit Agreement]

[[8187550]]

SIGNATURE PAGE TO THE FIFTH AMENDMENT
TO CREDIT AGREEMENT
OF CRANE NXT, CO.

Name of Lender (with any Lender that is a Lender and Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):
BANK OF AMERICA, N.A.

by:    /s/ Timothy J. Waltman
Name: Timothy J. Waltman
Title: Senior Vice President

For any Lender requiring a second signature block:

by:    ___________________________
Name:
Title:

    [Signature Page to the Fifth Amendment to Credit Agreement]

[[8187550]]

SIGNATURE PAGE TO THE FIFTH AMENDMENT
TO CREDIT AGREEMENT
OF CRANE NXT, CO.

Name of Lender (with any Lender that is a Lender and Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):
M&T Bank

by:    /s/ Kathryn Williams
Name: Kathryn Williams
Title: Director

For any Lender requiring a second signature block:

by:    ___________________________
Name:
Title:

    [Signature Page to the Fifth Amendment to Credit Agreement]

[[8187550]]

SIGNATURE PAGE TO THE FIFTH AMENDMENT
TO CREDIT AGREEMENT
OF CRANE NXT, CO.

TD Bank, N.A., as a Lender and Issuing Bank:

by:    /s/ Daniel Tulloch
Name: Daniel Tulloch
Title: Managing Director

    [Signature Page to the Fifth Amendment to Credit Agreement]

[[8187550]]

SIGNATURE PAGE TO THE FIFTH AMENDMENT
TO CREDIT AGREEMENT
OF CRANE NXT, CO.

Name of Lender (with any Lender that is a Lender and Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):
U.S. Bank National Association

by:    /s/ John M. Owens
Name: John M. Owens
Title: Vice President

For any Lender requiring a second signature block:

by:    ___________________________
Name:
Title:

    [Signature Page to the Fifth Amendment to Credit Agreement]

[[8187550]]

SIGNATURE PAGE TO THE FIFTH AMENDMENT
TO CREDIT AGREEMENT
OF CRANE NXT, CO.

Name of Lender (with any Lender that is a Lender and Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):
WELLS FARGO BANK, NATIONAL ASSOCIATION

by:    /s/ Daniel Kinasz
Name: Daniel Kinasz
Title: Executive Director

    [Signature Page to the Fifth Amendment to Credit Agreement]

[[8187550]]

SIGNATURE PAGE TO THE FIFTH AMENDMENT
TO CREDIT AGREEMENT
OF CRANE NXT, CO.
Name of Lender (with any Lender that is a Lender and Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):
Citibank, N.A.

by:    /s/ Matthew D. Anderson
Name: Matthew D. Anderson
Title: Director

For any Lender requiring a second signature block:

by:    ___________________________
Name:
Title:

    [Signature Page to the Fifth Amendment to Credit Agreement]

[[8187550]]

SIGNATURE PAGE TO THE FIFTH AMENDMENT
TO CREDIT AGREEMENT
OF CRANE NXT, CO.

Name of Lender (with any Lender that is a Lender and Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):
Citizens Bank, N.A.

by:    /s/ Ryan Gass
Name: Ryan Gass
Title: Vice President

For any Lender requiring a second signature block:

by:    ___________________________
Name:
Title:

    [Signature Page to the Fifth Amendment to Credit Agreement]

[[8187550]]

SIGNATURE PAGE TO THE FIFTH AMENDMENT
TO CREDIT AGREEMENT
OF CRANE NXT, CO.

Name of Lender (with any Lender that is a Lender and Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):
HSBC Bank USA, National Association

by:    /s/ Senarath Weerasinghe
Name: Senarath Weerasinghe
Title: Senior Vice President

For any Lender requiring a second signature block:

by:    ___________________________
Name:
Title:

    [Signature Page to the Fifth Amendment to Credit Agreement]

[[8187550]]

SIGNATURE PAGE TO THE FIFTH AMENDMENT
TO CREDIT AGREEMENT
OF CRANE NXT, CO.

Morgan Stanley Bank, N.A., as a Lender

by:    /s/ Michael King
Name: Michael King
Title: Authorized Signatory

    [Signature Page to the Fifth Amendment to Credit Agreement]

[[8187550]]

SIGNATURE PAGE TO THE FIFTH AMENDMENT
TO CREDIT AGREEMENT
OF CRANE NXT, CO.

Name of Lender (with any Lender that is a Lender and Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):
National Westminster Bank plc

by:    /s/ Jonathan Eady
Name: Jonathan Eady
Title: Director

For any Lender requiring a second signature block:

by:    ___________________________
Name:
Title:

    [Signature Page to the Fifth Amendment to Credit Agreement]

[[8187550]]

ANNEX I

J.P.Morgan

CREDIT AGREEMENT
dated as of March 17, 2023,
among
CRANE NXT, CO,
the BORROWING SUBSIDIARIES party hereto,
the LENDERS party hereto,
~~and~~
JPMORGAN CHASE BANK, N.A.,
as U.S. Administrative Agent,
and
J.P. MORGAN SE,
as Non-U.S. Administrative Agent

[[8167251]]

JPMORGAN CHASE BANK, N.A.,
 GOLDMAN SACHS BANK USA, BOFA SECURITIES, INC.,
~~GOLDMAN SACHS~~ M&T BANK ~~USA~~,
 TD BANK, N.A.,
 U.S. BANK NATIONAL ASSOCIATION
 and
 WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners~~,~~ for the Initial Term A Facility and the Initial Revolving Facility
GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC., TD SECURITIES (USA) LLC, U.S. BANK NATIONAL ASSOCIATION, WELLS FARGO SECURITIES, LLC, CITIBANK, N.A., HSBC SECURITIES (USA) INC. and CITIZENS BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners for the Initial Term B Facility
GOLDMAN SACHS BANK USA, BANK OF AMERICA, N.A.,
~~GOLDMAN SACHS~~ M&T BANK ~~USA~~,
 TD BANK, N.A.,
 U.S. BANK NATIONAL ASSOCIATION
 and
 WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agents~~,~~ for the Initial Term A Facility and the Initial Revolving Facility
~~and~~
GOLDMAN SACHS BANK USA,
as Syndication Agent for the Initial Term B Facility
CITIBANK, N.A.,
 HSBC BANK USA, NATIONAL ASSOCIATION and CITIZENS BANK, N.A.,
as Documentation Agents for the Initial Term A Facility and the Initial Revolving Facility
and
BANK OF AMERICA, N.A., THE TORONTO-DOMINION BANK, NEW YORK BRANCH, U.S. BANK NATIONAL ASSOCIATION, WELLS FARGO BANK, NATIONAL ASSOCIATION, CITIBANK, N.A., HSBC BANK USA, NATIONAL ASSOCIATION
 and
~~M&T~~ CITIZENS BANK, N.A.,
as Documentation Agents for the Initial Term B Facility

[[8167251]]

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS    1
SECTION 1.01.    Defined Terms    1
SECTION 1.02.    Classification of Loans and Borrowings    ~~61~~78
SECTION 1.03.    Terms Generally    ~~61~~78
SECTION 1.04.    Accounting Terms; GAAP; Pro Forma Calculations    ~~61~~79
SECTION 1.05.    Exchange Rates    ~~62~~80
SECTION 1.06.    Certain Calculations and Tests    ~~63~~81
SECTION 1.07.    Divisions    ~~64~~83
SECTION 1.08.    Interest Rates; Benchmark Notification    ~~64~~83
SECTION 1.09.    Blocking Regulations    ~~65~~84
SECTION 1.10.    Effectuation of Transactions    ~~65~~84
SECTION 1.11.    Collateral Limitations    ~~65~~84
SECTION 1.12.    UK Guarantee Limitations    ~~66~~85
SECTION 1.13.    Cashless Rollovers    85
SECTION 1.14.    Rounding    85
ARTICLE II THE CREDITS    ~~66~~85
SECTION 2.01.    Commitments    ~~66~~85
SECTION 2.02.    Loans and Borrowings    ~~66~~86
SECTION 2.03.    Requests for Borrowings    ~~67~~87
SECTION 2.04.    Funding of Borrowings    ~~68~~89
SECTION 2.05.    Letters of Credit    ~~69~~90
SECTION 2.06.    Interest Elections    ~~75~~96
SECTION 2.07.    Termination and Reduction of Commitments ~~and Antares Certain Funds Sublimit    76~~    98
SECTION 2.08.    Repayment of Loans; Evidence of Debt    ~~78~~99
SECTION 2.09.    Amortization of Term Loans    ~~78~~100
SECTION 2.10.    Prepayment of Loans    ~~79~~100
SECTION 2.11.    Fees    ~~83~~105
SECTION 2.12.    Interest    ~~84~~106
SECTION 2.13.    Alternate Rate of Interest    ~~85~~107
SECTION 2.14.    Increased Costs    ~~88~~110
SECTION 2.15.    Break Funding Payments    ~~89~~112
SECTION 2.16.    Taxes    ~~89~~112
SECTION 2.17.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs    ~~94~~117
SECTION 2.18.    Mitigation Obligations; Replacement of Lenders    ~~95~~119
SECTION 2.19.    Borrowing Subsidiaries    ~~96~~120
SECTION 2.20.    Judgment Currency    ~~97~~121
SECTION 2.21.    Incremental Facilities    ~~97~~121

[[8167251]]

SECTION 2.22.    Extension/Modification Offers    ~~100~~126
SECTION 2.23.    Defaulting Lenders    ~~102~~129
SECTION 2.24.    Illegality    ~~104~~132
SECTION 2.25.    Cash Confirmation Guarantees    133
ARTICLE III REPRESENTATIONS AND WARRANTIES    ~~105~~139
SECTION 3.01.    Organization; Powers    ~~105~~139
SECTION 3.02.    Authorization; Enforceability    ~~105~~139
SECTION 3.03.    Governmental Approvals; No Conflicts    ~~105~~139
SECTION 3.04.    Financial Condition; No Material Adverse Change    ~~105~~139
SECTION 3.05.    Properties    ~~106~~140
SECTION 3.06.    Litigation and Environmental Matters    ~~106~~140
SECTION 3.07.    Compliance with Laws and Agreements    ~~106~~140
SECTION 3.08.    Investment Company Status    ~~106~~140
SECTION 3.09.    Taxes    ~~106~~140
SECTION 3.10.    ERISA    ~~107~~141
SECTION 3.11.    Disclosure    ~~107~~141
SECTION 3.12.    Solvency    ~~107~~141
SECTION 3.13.    Anti-Corruption Laws and Sanctions    ~~107~~141
SECTION 3.14.    Margin Stock    ~~107~~141
SECTION 3.15.    Insurance    ~~108~~142
SECTION 3.16.    Subsidiaries    ~~108~~142
SECTION 3.17.    Affected Financial Institutions    ~~108~~142
~~SECTION 3.18.    Certain Matters Relating to Existing Indentures    108~~
ARTICLE IV CONDITIONS    ~~108~~142
SECTION 4.01.    ~~Conditions Precedent to Effectiveness    108~~[Reserved]    142
SECTION 4.02.    Conditions Precedent to ~~Availability    109~~Each Credit Event    142
SECTION 4.03.    Conditions Precedent to ~~Each Credit Event    111~~the First Initial Term B Borrowing    143
SECTION 4.04.    Conditions Precedent to the ~~Antares Acquisition~~Second Initial Term B Borrowing    ~~111~~144
SECTION 4.05.    Conditions Precedent to Issuance of Cash Confirmation Guarantee    145
SECTION 4.06.    Conditions Precedent to any Antares MTO CCG Backstop Borrowing    146
SECTION ~~4.05~~4.07.    Borrowing Subsidiary Agreement; Borrowing Subsidiary Credit Event    ~~113~~146
ARTICLE V AFFIRMATIVE COVENANTS    ~~113~~147
SECTION 5.01.    Financial Statements and Other Information    ~~113~~147
SECTION 5.02.    Notices of Material Events    ~~115~~149
SECTION 5.03.    Existence; Conduct of Business    ~~115~~149

[[8167251]]

SECTION 5.04.    Payment of Taxes    ~~116~~149
SECTION 5.05.    Maintenance of Properties    ~~116~~149
SECTION 5.06.    Insurance    ~~116~~150
SECTION 5.07.    Books and Records; Inspection Rights    ~~116~~150
SECTION 5.08.    Compliance with Laws    ~~116~~151
SECTION 5.09.    Use of Proceeds    ~~117~~151
SECTION 5.10.    Collateral and Guarantee Matters    ~~117~~151
SECTION 5.11.    Further Assurances    ~~118~~152
SECTION 5.12.    Designation of Subsidiaries    ~~118~~153
SECTION 5.13.    ~~Separation Transactions    119~~Ratings    153
ARTICLE VI NEGATIVE COVENANTS    ~~119~~153
SECTION 6.01.    Indebtedness    ~~119~~153
SECTION 6.02.    Liens    ~~121~~155
SECTION 6.03.    Fundamental Changes; Line of Business    ~~124~~158
SECTION 6.04.    Asset Sales    ~~125~~160
~~SECTION 6.05.    Sale/Leaseback Transactions    127~~
SECTION ~~6.06~~6.05.    Investments    ~~128~~162
SECTION ~~6.07~~6.06.    Restricted Payments; Certain Payments of Indebtedness    ~~130~~165
SECTION ~~6.08~~6.07.    Transactions with Affiliates    ~~131~~167
~~SECTION 6.09.    Hedging Agreements    131~~
SECTION ~~6.10~~6.08.    Restrictive Agreements    ~~131~~168
~~SECTION 6.11.    Changes in Fiscal Year    132~~
SECTION ~~6.12~~6.09.    Financial Covenants    ~~132~~168
SECTION ~~6.13~~6.10.    Amendments of Organizational Documents    ~~133~~169
SECTION ~~6.14~~6.11.    Amendments of Restricted Debt    ~~133~~169
SECTION 6.12.    Amendments of Antares Acquisition Documents    170
ARTICLE VII EVENTS OF DEFAULT    ~~134~~170
SECTION 7.01.    Events of Default; Remedies    ~~134~~170
SECTION 7.02.    Application of Payments    ~~136~~173
SECTION 7.03.    ~~Antares Acquisition Borrowing~~Initial TLB Certain Funds Period    ~~137~~174
ARTICLE VIII THE ADMINISTRATIVE AGENT    ~~138~~176
SECTION 8.01.    Authorization and Action    ~~138~~176
SECTION 8.02.    Administrative Agent’s Reliance, Limitation of Liability    ~~140~~178
SECTION 8.03.    Posting of Communications    ~~142~~180
SECTION 8.04.    The Administrative Agent Individually    ~~143~~181
SECTION 8.05.    Successor Administrative Agent    ~~143~~181
SECTION 8.06.    Acknowledgement of Lenders ~~and~~, Issuing Banks    ~~144~~ and Cash Confirmation Bank    182
SECTION 8.07.    Collateral and Guarantee Matters    ~~146~~184

[[8167251]]

SECTION 8.08.    Credit Bidding    ~~147~~185
SECTION 8.09.    Miscellaneous    ~~148~~186
ARTICLE IX MISCELLANEOUS    ~~148~~187
SECTION 9.01.    Notices    ~~148~~187
SECTION 9.02.    Waivers; Amendments    ~~149~~188
SECTION 9.03.    Expenses; Indemnity; Limitation of Liability    ~~152~~196
SECTION 9.04.    Successors and Assigns    ~~154~~199
SECTION 9.05.    Survival    ~~159~~205
SECTION 9.06.    Counterparts; Integration; Effectiveness; Electronic Execution    ~~159~~206
SECTION 9.07.    Severability    ~~160~~207
SECTION 9.08.    Right of Setoff    ~~161~~207
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process    ~~161~~207
SECTION 9.10.    WAIVER OF JURY TRIAL    ~~162~~209
SECTION 9.11.    Headings    ~~163~~209
SECTION 9.12.    Confidentiality    ~~163~~209
SECTION 9.13.    Material Non-Public Information    ~~164~~210
SECTION 9.14.    Interest Rate Limitation    ~~164~~211
SECTION 9.15.    Release of Guarantors and Liens    ~~164~~211
SECTION 9.16.    USA PATRIOT Act    ~~165~~212
SECTION 9.17.    No Advisory or Fiduciary Responsibility    ~~165~~212
SECTION 9.18.    Certain ERISA Matters    ~~166~~212
SECTION 9.19.    Acknowledgement and Consent to Bail-in of Affected Financial Institutions    ~~167~~213
SECTION 9.20.    Acknowledgement Regarding Any Supported QFCs    ~~167~~214
SECTION 9.21.    Intercreditor Agreement    ~~168~~214

[[8167251]]

SCHEDULES:

Schedule 2.01	Commitments
Schedule 2.16(f)(vii)	UK Qualifying Lender Confirmation and UK DTTP Scheme
Schedule 3.06(a)	Litigation and Environmental Matters
Schedule 3.15	Insurance
Schedule 3.16	Subsidiaries
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule ~~6.06~~6.05	Existing Investments
Schedule ~~6.10~~6.08	Existing Restrictive Agreements
EXHIBITS:

Exhibit A	Form of Assignment and Assumption
~~Exhibit B~~	~~[Reserved]~~
Exhibit ~~C~~B-1	Form of Borrowing Subsidiary Agreement
Exhibit ~~C~~B-2	Form of Borrowing Subsidiary Termination
~~Exhibit D~~	~~Form of Collateral Agreement~~
Exhibit ~~E~~C	Form of Compliance Certificate
~~Exhibit F~~	~~Form of Global Intercompany Note~~
~~Exhibit G~~	~~Form of Guarantee Agreement~~
~~Exhibit H~~	~~[Reserved]~~
Exhibit ~~I~~D	Form of Perfection Certificate
Exhibit ~~J~~E	Form of Perfection Certificate Supplement
Exhibit ~~K~~F	Form of Solvency Certificate
Exhibit ~~L~~G-1	U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit ~~L~~G-2	U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit ~~L~~G-3	U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit ~~L~~G-4	U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H	Form of Cash Confirmation Guarantee

[[8167251]]

CREDIT AGREEMENT dated as of March 17, 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among CRANE NXT, CO., a Delaware corporation, the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto ~~and~~, JPMORGAN CHASE BANK, N.A., as U.S. Administrative Agent, and J. P. MORGAN SE, as Non-U.S. Administrative Agent.
The parties hereto agree as follows:
Article I

DEFINITIONS
01.Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“1991 Indenture” means the Indenture, dated as of April 1, 1991, between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee.
~~“2013 Indenture” means the Indenture, dated as of December 13, 2013, between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee.~~
“2018 Indenture” means the Indenture, dated as of February 5, 2018, between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee.
~~“2023 Notes” means the 4.45% Senior Notes due 2023 issued under the 2013 Indenture.~~
~~“2023 Notes Redemption” means the redemption in full of the 2023 Notes and the payment or other satisfaction of all other obligations (other than contingent obligations not then due and payable or that by their terms survive the termination thereof) under the 2013 Indenture and the 2023 Notes.~~
“2036 Notes” means the 6.55% Senior Notes due 2036 issued under the 1991 Indenture.
“2048 Notes” means the 4.200% Senior Notes due 2048 issued under the 2018 Indenture and outstanding on the Original Effective Date.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.
“Acceptable Intercreditor Agreement” means an intercreditor agreement the terms of which are consistent with market terms (as determined by the Company and the Administrative Agent in good faith) for governing arrangements for the sharing of Liens (a) with respect to any Indebtedness that is secured by a Lien on the Collateral that is intended to be pari passu (but without regard to the control of remedies) with the Lien on the Collateral securing the Loan Document Obligations, on a “first lien/first lien” basis and (b) with respect to any Indebtedness that is intended to be secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Loan Document Obligations, on a “first lien/second lien” basis, in each case, at the time the relevant intercreditor agreement is proposed to be entered into, in light of the type of Indebtedness subject thereto; provided that the form of an intercreditor agreement referred to above shall be deemed to satisfy the foregoing requirements if the Required Lenders have not objected thereto by written notice to the Administrative Agent within five Business Days after a copy thereof is provided to the Lenders.
“Acquisition” means any transaction, or series of related transactions, resulting, directly or indirectly, in the acquisition by the Company or any Restricted Subsidiary of (a) the Capital Stock in any Person not previously a Subsidiary if, as a result of such acquisition, such Person shall become a

[[8167251]]

Restricted Subsidiary of the Company (or shall be merged, consolidated or amalgamated with or into the Company or any Restricted Subsidiary) or (b) all or substantially all the assets of any Person that is not the Company or a Subsidiary (or of any division, product line or other business unit of any such Person). Notwithstanding the foregoing, the Antares Acquisition (and each of the First Regolo Acquisition, the Sargas Acquisition, the Second Regolo Acquisition and the Antares MTO (if applicable, together with any Antares Sell-Out and/or Antares Squeeze-Out)) shall be treated as an “Acquisition” for all purposes of this Agreement.
~~“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than zero, such rate shall be deemed to be zero.~~
“Additional Commitment” means any commitment hereunder added pursuant to Section 2.21, 2.22 or 9.02(c).
“Additional Loans” means any Additional Revolving Loans and any Additional Term Loans.
“Additional Revolving Commitment” means any revolving credit commitment added pursuant to Section 2.21, 2.22 or 9.02(c)(ii).
“Additional Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the aggregate of the US Dollar Equivalents of the aggregate principal amount of such Lender’s Additional Revolving Loans outstanding at such time, (b) the amount of such Lender’s LC Exposure attributable to its Additional Revolving Commitment at such time and (c) the amount of such Lender’s CCG Exposure and the US Dollar Equivalents of such Lender’s Antares MTO CCG Backstop Alternative Payments, in each case, attributable to its Additional Revolving Commitment at such time.
“Additional Revolving Lender” means any Lender with an Additional Revolving Commitment or any Additional Revolving Credit Exposure.
“Additional Revolving Loans” means any revolving loan made pursuant to an Additional Revolving Commitment.
“Additional Term Commitment” means any term loan commitment added pursuant to Section 2.21, 2.22 or 9.02(c)(i).
“Additional Term Loans” means any term loan made pursuant to an Additional Term Commitment or otherwise established as outstanding hereunder pursuant to Section 2.21, 2.22 or 9.02(c)(i).
“Adjusted EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, an interest rate per annum equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBO Rate as so determined would be less than zero, such rate shall be deemed to be zero.
~~“Adjusted Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined would be less than zero, such rate shall be deemed to be zero.~~
“Administrative Agent” means ~~JPMorgan Chase Bank, N.A. (or any of its designated branch offices), in its capacity as administrative agent and collateral agent hereunder and under the other Loan Documents, and its successors and assigns in such capacity as provided in Article VIII.~~the U.S. Administrative Agent and/or the Non-U.S. Administrative Agent, as the context requires or as the U.S. Administrative Agent and/or the Non-U.S. Administrative Agent deems appropriate in its or their sole discretion.

[[8167251]]

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent to any Borrower or any Lender, as the context requires.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Initial Revolving Commitments” means, at any time, the aggregate amount of Initial Revolving Commitments in effect at such time.
“Aggregate Initial Revolving Credit ~~Exposure~~Exposures” means, at any time, the sum of (a) the aggregate ~~principal amount of the Revolving Loans denominated in US Dollars outstanding at such time, (b) the sum of the~~of the US Dollar Equivalents of the aggregate principal amount of the Initial Revolving Loans ~~denominated in Foreign Currencies~~ outstanding at such time, (b) the total LC Exposure attributable to the Initial Revolving Commitments at such time and (c) the total ~~LC Exposure~~CCG Exposure and the aggregate of the US Dollar Equivalents of the Antares MTO CCG Backstop Alternative Payments, in each case, attributable to the Initial Revolving Commitments at such time.
“Agreed Currencies” means US Dollars and each Foreign Currency.
“Agreement” has the meaning assigned to it in the preamble hereto.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1.00% per annum and (c) the ~~Adjusted~~ Term SOFR for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00% per annum. For purposes of clause (c) above, the ~~Adjusted~~ Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the ~~Adjusted~~ Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the ~~Adjusted~~ Term SOFR, as the case may be. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement with respect to Term SOFR has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.
“Ancillary Document” has the meaning assigned to such term in Section 9.06(b).
“Antares” has the meaning assigned to such term in the ~~Fourth~~Fifth Amendment.
“Antares Acquired Group” means, collectively, Antares and its subsidiaries.
“Antares Acquired Group Existing Indebtedness” means any Indebtedness of the Antares Acquired Group; provided that such Indebtedness was outstanding on the Fifth Amendment Effective Date and was not incurred in contemplation of the Antares Acquisition.
~~“Antares Acquisition” has the meaning assigned to such term in the Fourth Amendment.~~
~~“Antares Acquisition Borrowing” means a borrowing of Revolving Loans that is designated as such by the Company in a Borrowing Request delivered pursuant to Section 2.03.~~

[[8167251]]

~~“Antares Acquisition Borrowing Certain Funds Event of Default” means (a) any Event of Default under Section 7.01(a) or, solely with respect to payment of interest and fees, Section 7.01(b) or, solely in respect to the Company, any Event of Default under Section 7.01(h) or 7.01(i) and (b) any Event of Default arising as a result of failure by the Company to comply with (i) Section 5.03 (solely with respect to the maintenance of the legal existence of the Company) or (ii) Section 6.03 (in the case of Section 6.03(a), solely in respect of the Company).~~
“Antares Acquisition ~~Borrowing Certain Funds Period~~” has the meaning assigned to such term in ~~Section 7.03~~the Fifth Amendment.
“Antares Acquisition Documents” has the meaning assigned to such term in the ~~Fourth~~Fifth Amendment.
“Antares Acquisition Documents Representations” means the representations and warranties made by or with respect to Regolo, the Antares Senior Executives or the Antares Acquired Group in the Antares Acquisition Documents as are material to the interests of the Initial Revolving Lenders or the Initial Term B Lenders (each in their capacities as such), but only to the extent that the Company has (or an Affiliate of the Company has) the right (taking into account any applicable cure provisions) to decline to consummate the First Regolo Acquisition or to terminate the Company’s (or its Affiliates’) obligations under the Regolo Acquisition Agreement as a result of the breach of such representations and warranties in the Antares Acquisition Documents.
“Antares Acquisition ~~Indebtedness” means any Indebtedness of the Company or any Subsidiary Guarantor (other than Revolving Loans), including the Antares Bridge Facility, incurred to finance the~~Documents Restricted Modification” means any amendment, supplement, other modification, waiver or consent (directly or indirectly, including any consent deemed granted as a result of a failure to object) in respect of any of the Antares Acquisition ~~(including any refinancing of any Indebtedness of Antares or any of its subsidiaries) or the payment of fees and expenses in connection with the foregoing.~~Documents that would result any condition precedent set forth in Section 4.03(b) or 4.04(a)(i) to not be satisfied.
“Antares Bidco” has the meaning assigned to such term in the Fifth Amendment.
“Antares Delisting Merger” means the “Delisting Merger” as such term is defined in the Antares Investment and Shareholders’ Agreement.
“Antares Investment and Shareholders’ Agreement” has the meaning assigned to such term in the Fifth Amendment.
“Antares ~~Bidco~~MTO” has the meaning assigned to such term in the ~~Fourth~~Fifth Amendment.
~~“Antares Bridge Commitment Letter” means the amended and restated commitment letter, dated October 7, 2025 (together with all exhibits and annexes thereto), among Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Bank of America, N.A., BofA Securities, Inc., The Toronto-Dominion Bank, New York Branch, TD Securities (USA) LLC, U.S. Bank National Association, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., HSBC Bank USA, National Association, HSBC Securities (USA) Inc., Citizens Bank, N.A. and the Company, relating to the Antares Bridge Facility.~~
~~“Antares Bridge Facility” means a senior secured 364-day bridge loan facility in an aggregate principal amount of up to US$602,000,000, which may be established by the Company in connection with the Antares Acquisition.~~
~~“Antares Certain Funds Sublimit” means US$114,000,000; provided that:~~

[[8167251]]

~~(a) if the First Regolo Acquisition shall have been consummated without the draw of the Antares Acquisition Borrowing, the Antares Certain Funds Sublimit shall automatically and permanently reduce to zero;~~
~~(b) if, prior to the consummation of the Sargas Acquisition, the Sargas Acquisition Agreement is terminated by the Company (or its Subsidiary) in a signed writing in accordance with the terms of the Sargas Acquisition Agreement (or the Company (or its Subsidiary) confirms in writing or publicly announces the confirmation of the termination of the Sargas Acquisition Agreement by the other party thereto), the Antares Certain Funds Sublimit shall automatically and permanently reduce by the US Dollar Equivalent of €32,775,865;~~
~~(c) the Antares Certain Funds Sublimit shall automatically and permanently reduce to zero on the earliest to occur of (x) the date of the termination of the Regolo Acquisition Agreement by the Company (or its Subsidiary) in a signed writing in accordance with the terms of the Regolo Acquisition Agreement (or the Company’s (or its Subsidiary’s) written or publicly announced confirmation of the termination of the Regolo Acquisition Agreement by any other party thereto), in each case, solely if the First Regolo Acquisition has not been consummated and (y) January 12, 2026; and~~
~~(d) the Antares Certain Funds Sublimit shall automatically and permanently reduce as provided in Section 4.04(b).~~
~~For the avoidance of doubt, no reduction or termination of the Antares Certain Funds Sublimit shall result in the reduction or termination of any Revolving Commitments.~~
~~“Antares Certain Funds Sublimit Termination Date” means the first date on which the Antares Certain Funds Sublimit is reduced to zero as set forth in the definition thereof.~~
~~“Antares Delisting Merger” means the “Delisting Merger” as such term is defined in the Antares Investment and Shareholders’ Agreement.~~
“Antares ~~Investment and Shareholders’ Agreement~~MTO CCG Backstop Alternative Payment” has the meaning assigned to such term in ~~the Fourth Amendment~~Section 2.25(e)(ii).
“Antares MTO CCG Backstop Borrowing” has the meaning assigned to such term in ~~the Fourth Amendment~~Section 2.25(e)(i).
“Antares MTO CCG Backstop Borrowing Request” has the meaning assigned to such term in Section 2.25(e)(i).
“Antares MTO CCG Backstop Borrowing Shortfall” has the meaning assigned to such term in Section 2.25(e)(ii).
“Antares MTO Document” means the tender offer document provided for by article 102, paragraph 3, of the Italian Legislative Decree no. 58 of February 24, 1998 (Testo Unico della Finanza), as subsequently amended and supplemented, and article 38 of CONSOB Regulation no. 11971 of May 14, 1999 (“Regolamento Emittenti”), as subsequently amended and supplemented, as well as any other document and/or notice published by Antares Bidco in connection with, and for the purposes of, the Antares MTO (including the Antares Sell-Out) pursuant to applicable law.
“Antares MTO Payment Borrowing” means all or a portion of the Second Initial Term B Borrowing that is designated by the Company as the “Antares MTO Payment Borrowing” in a Borrowing Request delivered pursuant to Section 2.03.

[[8167251]]

“Antares MTO Payment Borrowing Permitted Amount” means (a) the Antares MTO Payment First Settlement Amount and (b) the Company’s good faith estimate of the aggregate amount that would be required to be deposited by Antares Bidco with the Antares MTO Settlement Intermediary as consideration to be paid to Antares’ shareholders that have tendered their Antares Shares in the Antares Sell-Out.
“Antares MTO Payment First Settlement Amount” means the aggregate amount required to be deposited by Antares Bidco with the Antares MTO Settlement Intermediary on the first Antares MTO Settlement Date as consideration to be paid to Antares’ shareholders that have tendered their Antares Shares in the Antares MTO.
“Antares MTO Price” means a price per Antares Share (cum dividend) equal to the same price per Antares Share as is payable under the Regolo Acquisition Agreement.
“Antares MTO Settlement Date” means each date on which the Antares MTO Price is required to be deposited by Antares Bidco with the Antares MTO Settlement Intermediary as consideration to be paid to Antares’ shareholders that have tendered their Antares Shares in the Antares MTO or the Antares Sell-Out pursuant to applicable laws of Italy and in accordance with the Antares MTO Document.
“Antares MTO Settlement Intermediary” means each financial institution appointed by Antares Bidco to coordinate the collection of Antares Shares in the Antares MTO.
“Antares MTO Settlement Intermediary Account” means a dedicated bank account opened with an Antares MTO Settlement Intermediary for the purposes of the settlement of the payment of the Antares MTO Price to the Antares shareholders that have tendered their Antares Shares in the Antares MTO.
“Antares MTO Termination Date” means the earliest to occur of (a) the Antares MTO has been conclusively terminated or withdrawn (and related Cash Confirmation Guarantees, if any, have been terminated or have expired), (b) the last Antares MTO Settlement Date and related settlement of the Antares MTO (including any Antares Sell-Out) have occurred and the Cash Confirmation Guarantee relating to such Antares MTO Settlement Date has been terminated or has expired and/or (c) Antares Bidco and/or CONSOB have publicly announced that the Antares MTO (including any Antares Sell-Out) will not become effective or will not be consummated (and all related Cash Confirmation Guarantees, if any, have been terminated or have expired).
“Antares Reverse Merger” means the “Reverse Merger” as such term is defined in the Antares Investment and Shareholders’ Agreement.
“Antares Sell-Out” has the meaning assigned to such term in the ~~Fourth~~Fifth Amendment.
“Antares Senior Executives” has the meaning assigned to such term in the ~~Fourth~~Fifth Amendment.
“Antares Shares” has the meaning assigned to such term in the ~~Fourth~~Fifth Amendment.
“Antares Specified Representations” means the representations and warranties of the Company set forth in Sections 3.01(a) (solely with respect to the due organization and valid existence of the Loan Parties and the good standing of the Company), 3.02, 3.03(b)(ii) (solely with respect to the Loan Parties), 3.03(c) (solely with respect to the agreements or instruments of the Loan Parties pursuant to which any of the Loan Parties has Indebtedness in a committed or outstanding principal amount in excess of US$50,000,000, and without giving effect to the Material Adverse Effect qualifier set forth therein), 3.08, 3.12 (with respect to the Company and its Subsidiaries, in the case of the First Initial Term B Borrowing, as of the date of the ~~Antares Acquisition~~First Initial Term B Borrowing on a consolidated basis after giving effect thereto and to the First Regolo Acquisition (and, if applicable, the Sargas Acquisition) and the ~~other~~ transactions ~~related~~relating thereto to occur on the ~~date thereof~~First Regolo Acquisition Closing Date (and in the event the date of the First Initial Term B Borrowing precedes the First Regolo

[[8167251]]

Acquisition Closing Date, determined as if each of the foregoing occurred on the date of the First Initial Term B Borrowing) and, in the case of the Second Regolo Closing Date Borrowing, as of the date of the Second Regolo Closing Date Borrowing on a consolidated basis after giving effect thereto and to the Second Regolo Acquisition and the transactions relating thereto to occur on the Second Regolo Acquisition Closing Date (and in the event the date of the Second Regolo Closing Date Borrowing precedes the Second Regolo Acquisition Closing Date, determined as if each of the foregoing occurred on the date of the Second Regolo Closing Date Borrowing)), 3.13(c) and 3.14.
“Antares Squeeze-Out” has the meaning assigned to such term in the ~~Fourth~~Fifth Amendment.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act of 2010.
“Applicable LC Sublimit” means (a) with respect to JPMorgan ~~Chase Bank, N.A.~~, US$~~8,333,333~~7,142,858, (b) with respect to Bank of America, N.A., US$~~8,333,333~~7,142,857, (c) with respect to Goldman Sachs Bank USA, US$~~8,333,333~~7,142,857, (d) with respect to M&T Bank, US$7,142,857, (e) with respect to TD Bank, N.A., US$~~8,333,333~~7,142,857, (~~e~~f) with respect to U.S. Bank National Association, US$~~8,333,333~~7,142,857, (~~f~~g) with respect to Wells Fargo Bank, National Association, US$~~8,333,333~~7,142,857 and (~~g~~h) with respect to any Person that becomes an Issuing Bank pursuant to the terms of this Agreement after the Fifth Amendment Effective Date, such amount as shall be agreed to in writing by the Company and such Person at the time such Person becomes an Issuing Bank (and notified in writing to the Administrative Agent), in each case, as any of the foregoing amounts may be decreased or increased from time to time by written agreement between the Company and the applicable Issuing Bank (provided that written notice of such increase or decrease is provided by the Company to the Administrative Agent).
“Applicable Percentage” means, at any time, (a) with respect to any Term Lender of any Class, (i) when used in reference to payments and other matters relating to the Term Loans of such Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Term Loans of such Class of such Term Lender at such time and the denominator of which is the aggregate outstanding principal amount of all the Term Loans of such Class at such time and (ii) when used in reference to matters relating to the Term Commitments of such Class, a percentage equal to a fraction the numerator of which is the amount of the Term Commitment of such Class of such Term Lender at such time and the denominator of which is the aggregate amount of all the Term Commitments of such Class at such time and (b) with respect to any Revolving Lender ~~at~~of any ~~time~~Class, the percentage of the ~~Aggregate~~aggregate amount of the Revolving Commitments of such Class at such time represented by such Lender’s Revolving Commitment ~~at such time; provided that, in the case of Section 2.23 when a Defaulting Revolving Lender shall exist, “Applicable Percentage” shall mean, with respect to any Revolving Lender at any such time, the percentage of the Aggregate Revolving Commitments (disregarding any Defaulting Revolving Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment~~of such Class at such time. ~~If~~In the case of clause (b) above, in the event that the Revolving Commitments of any Class have ~~terminated or~~ expired or been terminated, the Applicable ~~Percentages~~Percentage of any Revolving Lender of such Class shall be determined ~~based upon~~on the basis of the Revolving ~~Commitments most recently in effect~~Credit Exposure of such Revolving Lender attributable to its Revolving Credit Commitment of such Class, giving effect to any ~~assignments and to any Revolving Lender’s status as a Defaulting Revolving Lender at the time of determination~~assignment thereof.
“Applicable Rate” means, for any day, (a) with respect to Initial Term B Loans, the rate per annum set forth in the applicable table below based on the Level corresponding to the Consolidated First Lien Net Leverage Ratio as of the last day of the most recently ended Test Period and (b) with respect to any Initial Term A Loan or any Initial Revolving Loan that is an ABR Loan, ~~any~~a Term Benchmark Loan or ~~any~~an RFR Loan or with respect to the Revolving Commitment Fees ~~or the Delayed Draw Ticking Fees~~ payable ~~hereunder~~in respect of the Initial Revolving Commitments, as the case may be, ~~subject to the other paragraphs of this definition,~~ the applicable rate per annum set forth in the applicable table

[[8167251]]

below ~~(expressed in basis points)~~ under the caption “ABR Spread”, “Term Benchmark/RFR Spread” or “Revolving Commitment Fee ~~/ Delayed Draw Ticking Fee~~”, as the case may be, based on the numerically lower (with Level I being numerically lower than Level II) of (~~a~~i) the Level corresponding to the Ratings in effect at such time and (~~b~~ii) the Level corresponding to the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period; provided that, if the Levels referred to in clauses (~~a~~i) and (~~b~~ii) differ by two or more Levels, then the Applicable Rate shall be determined by reference to the Level that is one level ~~above~~numerically higher than that corresponding to the numerically lower of the Levels referred to in clauses (~~a) and (b):~~i) and (ii). For any other Class of Additional Revolving Commitments, Additional Revolving Loans or Additional Term Loans, the Applicable Rate shall be the applicable rate per annum as set forth in the applicable Incremental Facility Agreement, Extension/Modification Agreement or Refinancing Agreement.

Initial Term B Loans
Level	Consolidated First Lien Net Leverage Ratio	Applicable Rate
I	≤ 2.00x	225.0 bps
II	> 2.00x but ≤ 2.50x	250.0 bps
III	>2.50x	275.0 bps

Initial Term A Loans, Initial Revolving Loans and Revolving Commitment Fees
Level	Consolidated Total Net Leverage Ratio	Rating (S&P/Moody’s)	ABR Spread	Term Benchmark/ RFR Spread	Revolving Commitment ~~Fee / Delayed Draw Ticking~~ Fee
I	≤ 1.00x	BBB-/Baa3 or better	50.0 bps	150.0 bps	20.0 bps
II	> 1.00x but ≤ 2.00x	BB+/Ba1	62.5 bps	162.5 bps	22.5 bps
III	> 2.00x but ≤ 2.75x	BB/Ba2	75.0 bps	175.0 bps	25.0 bps
IV	> 2.75x but ≤ 3.50x	BB-/Ba3	100.0 bps	200.0 bps	30.0 bps
V	> 3.50x	Lower than BB-/Ba3	125.0 bps	225.0 bps	35.0 bps

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a Rating (other than by reason of the circumstances referred to in the final sentence of this paragraph), then such rating agency shall be deemed to have established a Rating corresponding to Level V; (ii) if the Ratings established or deemed to have been established by Moody’s and S&P shall fall within different Levels, the applicable Level (as corresponding to the Ratings) shall be based on the higher of the two Ratings, unless one of the two Ratings is two or more Levels lower than the other, in which case the applicable Level (as corresponding to the Ratings) shall be the Level immediately above the Level corresponding to the lower of the two Ratings; and (iii) if the Ratings established or deemed to have been established by Moody’s and S&P shall be changed (other than by reason of the circumstances referred to in the final sentence of this paragraph), such change shall be effective as of the date on which it is first announced by

[[8167251]]

the applicable rating agency. Each change in the applicable Level (as corresponding to the Ratings) resulting from a change in a Rating shall apply during the period commencing on the third Business Day following the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, if the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company, the Initial Term A Lenders and the Initial Revolving Lenders shall negotiate in good faith to amend this definition (as it relates to the Initial Term A Loans, the Initial Revolving Loans and the Revolving Commitment Fees) to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Rating in effect for such rating agency shall be deemed to be its Rating most recently in effect prior to such change or cessation.
Notwithstanding the foregoing, prior to the third Business Day immediately following the date that the Company’s consolidated financial statements for the ~~first~~second full ~~fiscal quarter~~Fiscal Quarter ended after the ~~Availability~~Fifth Amendment Effective Date and the related Compliance Certificate are delivered to the Administrative Agent pursuant to Sections 5.01(b) and 5.01(c), the applicable Level (as corresponding to the Consolidated First Lien Net Leverage Ratio or the Consolidated Total Net Leverage Ratio) shall be deemed to be ~~Level III~~(a) with respect to Initial Term B Loans, Level III in the applicable table set forth above and (b) with respect to the Initial Term A Loans, Initial Revolving Loans and Revolving Commitment Fees, Level III in the applicable table set forth above. Thereafter, each change in the applicable Level (as corresponding to the Consolidated First Lien Net Leverage Ratio or the Consolidated Total Net Leverage Ratio) resulting from a change in the Consolidated First Lien Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as the case may be, shall become effective as of and including the third Business Day immediately following the date on which the Company’s consolidated financial statements and the related Compliance Certificate are delivered to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b), as the case may be, and Section 5.01(c); provided, however, that if the Company does not deliver to the Administrative Agent its consolidated financial statements or related Compliance Certificate when due in accordance with Section 5.01(a) or 5.01(b), as the case may be, and Section 5.01(c), commencing on the date on which such consolidated financial statements and Compliance Certificate were required to have been so delivered and continuing until the delivery thereof, the applicable Level (as corresponding to the Consolidated First Lien Net Leverage Ratio or the Consolidated Total Net Leverage Ratio), (i) in the case of Initial Term B Loans, upon the written notice of the Administrative Agent, acting at the direction of a Majority in Interest of the Initial Term B Funded Lenders, shall be deemed to be Level III and (ii) in the case of Initial Term A Loans, Initial Revolving Loans and Revolving Commitment Fees, upon the written notice of the Administrative Agent, acting at the direction of the Required Term A/Revolving Lenders, shall be deemed to be Level V.
“Applicable Revolving Percentage” means, with respect to any Revolving Lender at any time, the percentage of the Total Revolving Commitments at such time represented by such Revolving Lender’s Revolving Commitments at such time; provided that for purposes of Section 2.23, when there is a Defaulting Lender, any such Defaulting Lender’s Revolving Commitment shall be disregarded in the relevant calculations. In the event that (a) the Revolving Commitments of any Class have expired or been terminated in accordance with the terms hereof (other than pursuant to Article VII), the Applicable Revolving Percentage shall be recalculated without giving effect to the Revolving Commitments of such Class or (b) the Revolving Commitments of all Classes have terminated (or the Revolving Commitments of any Class have terminated pursuant to Article VII), the Applicable Revolving Percentage shall be determined based upon the Revolving Commitments (or the Revolving Commitments of such Class) most

[[8167251]]

recently in effect, giving effect to any assignments thereof and the status of any Revolving Lender as a Defaulting Lender.
“Applicable Time” means, with respect to any borrowings and payments in any Foreign Currency or Foreign LC Currency, the local time in the place of settlement for such ~~Foreign Currency~~currency as may be determined by the Administrative Agent ~~or~~, the applicable Issuing Bank or the Cash Confirmation Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Borrower Portal” means any electronic platform chosen by the Administrative Agent to be its electronic transmission system.
“Approved Electronic Platform” means IntraLinksTM, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.
“Approved Fund” means any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means (a) JPMorgan ~~Chase Bank, N.A.,~~, BofA Securities, Inc., Goldman Sachs Bank USA, TD ~~Bank, N.A.,~~Securities (USA) LLC, U.S. Bank National Association and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners for the ~~credit facilities established hereunder.~~Initial Term A Facility and Initial Revolving Facility, and (b) Goldman Sachs Bank USA, JPMorgan, BofA Securities, Inc., TD Securities (USA) LLC, U.S. Bank National Association, Wells Fargo Securities, LLC, Citibank, N.A., HSBC Securities (USA) Inc. and Citizens Bank, N.A., in their capacities as joint leader arrangers and joint bookrunners for the Initial Term B Facility.
“Asset Disposition” means any ~~sale, transfer or other disposition~~Disposition, or series of related ~~sales, transfers, or dispositions~~Dispositions (including pursuant to any merger, consolidation or a similar transaction), of property that constitutes (a) all or substantially all of the Capital Stock in any Restricted Subsidiary or (b) all or substantially all the assets of any Restricted Subsidiary (or of any division, product line or other business unit of the Company and the Restricted Subsidiaries).
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
~~“Availability Date” means the first date on which all conditions specified in Section 4.02 are satisfied or waived in accordance with Section 9.02.~~
“Attributable Receivables Indebtedness” means, at any time with respect to any Permitted Receivables Financing, (a) if such Permitted Receivables Financing is structured as a lending arrangement, the principal amount of Indebtedness outstanding thereunder at such time or (b) if such Permitted Receivables Financing is structured as a purchase agreement or a factoring arrangement, the principal amount of Indebtedness that would be outstanding at such time under such Permitted Receivables Financing if it were structured as a lending agreement rather than a purchase agreement or a factoring arrangement.
“Auction” means an auction conducted by the Company or any Restricted Subsidiary in order to purchase Term Loans of any Class or Classes, in accordance with such procedures as shall be agreed with respect to such auction by the Company or such Restricted Subsidiary and the applicable Auction Agent.
“Auction Agent” means (a) the Administrative Agent or any of its Affiliates, in each case, if such Person and the Company have agreed to have such Person act as an arranger in connection with any

[[8167251]]

Auction or (b) any other financial institution or advisor engaged by the Company (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction; provided that neither the Company nor any of its Subsidiaries may be an Auction Agent.
“Available Amount” means, at any time, an amount equal to, without duplication:
(a)the sum of:
(i)the greater of US$173,600,000 and 40.0% of Consolidated EBITDA for the most recently ended Test Period, plus
(ii)the CNI Growth Amount; plus
(iii)the aggregate amount of any capital contributions in respect of, and proceeds of any issuance of, Qualified Capital Stock of the Company, in each case received by the Company in cash, plus the fair market value of Cash Equivalents, marketable securities or other property received by the Company as a capital contribution in respect of, or in return for any issuance of, Qualified Capital Stock of the Company, in each case, during the period from and including the day immediately following the Fifth Amendment Effective Date through and including such time (and, in each case, other than any Excluded Equity Contribution Amounts); plus
(iv)the aggregate principal amount of any Indebtedness of the Company or any Restricted Subsidiary incurred after the Fifth Amendment Effective Date (other than Indebtedness issued to the Company or any Restricted Subsidiary) which has been converted into or exchanged for Qualified Capital Stock of the Company, together with the fair market value of any cash, Cash Equivalents, marketable securities or other property received by the Company or any Restricted Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Fifth Amendment Effective Date through and including such time; plus
(v)the aggregate amount of any net cash proceeds and the aggregate fair market value of any net proceeds constituting Cash Equivalents, marketable securities and other property, in each case, received by the Company or any Restricted Subsidiary during the period from and including the day immediately following the Fifth Amendment Effective Date through and including such time in connection with the Disposition to any Person (other than the Company or any Restricted Subsidiary) of any Investment made pursuant to Section 6.05(u); plus
(vi)to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Company or any Restricted Subsidiary during the period from and including the day immediately following the Fifth Amendment Effective Date through and including such time in connection with cash returns, cash profits, cash distributions and similar cash amounts, including cash principal repayments of loans and interest payments on loans, in each case received in respect of any Investment made after the Fifth Amendment Effective Date pursuant to Section 6.05(u) or, without duplication, otherwise received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary (including any proceeds received on account of any issuance of Capital Stock by any Unrestricted Subsidiary (other than solely on account of the issuance of Capital Stock to the Company or any Restricted Subsidiary)); plus
(vii)an amount equal to the sum of, without duplication, (A) the amount of any Investments by the Company or any Restricted Subsidiary made pursuant to Section 6.05(u) in any Unrestricted Subsidiary (in an amount not to exceed the original amount of such Investment) that has been re-designated as a Restricted Subsidiary, (B) the amount of any Investments by the Company or any Restricted Subsidiary pursuant to Section 6.05(u) in any Unrestricted Subsidiary or any Joint Venture (in an

[[8167251]]

amount not to exceed the original amount of such Investment) that has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Company or any Restricted Subsidiary and (C) to the extent that the Company’s or a Restricted Subsidiary’s Investments in any Unrestricted Subsidiary or Joint Venture have been made pursuant to Section 6.05(u), the fair market value of the property or assets of any Unrestricted Subsidiary or any Joint Venture that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the original amount of such Investment) to the Company or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Fifth Amendment Effective Date through and including such time; plus
(viii)the amount of any Declined Proceeds; minus
(b)an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.06(a)(viii), plus (ii) Restricted Debt Payments made pursuant to Section 6.06(b)(vi), plus (iii) Investments made pursuant to Section 6.05(u), in each case, after the Fifth Amendment Effective Date and prior to such time or contemporaneously therewith.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(b).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Bankruptcy Event” means, with respect to any Person, that such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of (a) any Undisclosed Administration or (b) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, with respect to any Loan denominated in any Agreed Currency, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark

[[8167251]]

Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(b).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:
(1)in the case of any Loan denominated in US Dollars, the ~~Adjusted~~ Daily Simple SOFR; and
(2)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of a then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “RFR Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Term SOFR”, the definition of “Daily Simple SOFR”, the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods and the applicability of breakage provisions) that the Administrative Agent decides in its reasonable discretion (and in consultation with the Company) may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Company, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

[[8167251]]

(3)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(4)in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(5)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(6)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), in each case, which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(7)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
A “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to

[[8167251]]

each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under the other Loan Documents in accordance with Section 2.13(b) and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under the other Loan Documents in accordance with Section 2.13(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control in the form and to the extent required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Tax Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Tax Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Blocking Law” means (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom), (b) Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or (c) any similar blocking or anti-boycott law in the United Kingdom or any other jurisdiction.
“Bona Fide Debt Fund” means any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any Company Competitor and/or any of its subsidiaries or (b) any Affiliate of any Company Competitor, but, in each case, with respect to which no personnel involved with any investment in such Person (i) directly or indirectly makes, has the right to make or participates with others in making any investment decisions, or otherwise causing the direction of the investment policies, with respect to such debt fund, investment vehicle, regulated bank entity or unregulated entity or (ii) has access to any information (other than information that is publicly available) relating to the Company or any of its Subsidiaries or any entity that forms a part of any of their respective businesses.
“Borrower” means the Company or any Borrowing Subsidiary.
“Borrower Communications” means collectively, any Borrowing Request, any Interest Election Request, any prepayment notice, any notice of termination or reduction of Commitments, any notice requesting the issuance, amendment or extension of any Letter of Credit, any notice requesting the issuance, amendment or extension of any Cash Confirmation Guarantee, or any other notice, demand, communication, information, document or other material provided by or on behalf of any of the ~~Borrowers~~Loan Parties pursuant to any Loan Document or the transactions contemplated therein which may be distributed by any ~~Borrower~~Loan Party to the Administrative Agent through an Approved Borrower Portal.
“Borrower Materials” has the meaning assigned to such term in Section 5.01.
“Borrowing” means Loans of the same Class, Type and currency and to the same Borrower made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

[[8167251]]

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000 and (b) in the case of a Borrowing denominated in any Foreign Currency, 5,000,000 units of such currency.
“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000~~,~~ and (b) in the case of a Borrowing denominated in any Foreign Currency, 1,000,000 units of such currency ~~and (c) in the case of the Antares Acquisition Borrowing or any other Borrowing of Revolving Loans incurred to fund the First Regolo Acquisition and/or the Sargas Acquisition, in whole or in part, denominated in any Agreed Currency, such numerical units of such currency as the Administrative Agent may reasonably agree.~~.
“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Company prior to the ~~Fourth~~Fifth Amendment Effective Date.
“Borrowing Subsidiary” means (a) the UK Borrower and (b) each other Restricted Subsidiary that is a Wholly-Owned Subsidiary and is designated as a Borrowing Subsidiary by the Company pursuant to Section 2.19, in each case until such Person has ceased to be a Borrowing Subsidiary pursuant to Section 2.19.
“Borrowing Subsidiary Agreement” means each agreement entered into among (a) the Company, (b) the applicable Restricted Subsidiary and (c) the Administrative Agent whereby such Restricted Subsidiary is designated as a Borrowing Subsidiary pursuant to Section 2.19, which agreement shall be substantially in the form of Exhibit ~~C~~B-1 or any other form approved by the Administrative Agent and the Company, as amended, supplemented, restated or otherwise modified from time to time.
“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit ~~C~~B-2 or any other form approved by the Administrative Agent and the Company.
“Business Day” means any day other than a Saturday, a Sunday or any other day on which banks are authorized or required by law to remain closed for business in New York City; provided that (a) when used in connection with a Term SOFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any Term SOFR Loans, or any other dealings in respect of Term SOFR Loans, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day, (b) when used in connection with a EURIBOR Loan or in relation to the determination of the ~~Adjusted~~ EURIBO Rate, the term “Business Day” shall also exclude any day that is not a TARGET Day and (c) when used in connection with an RFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any RFR Loan, or any other dealings in the applicable Agreed Currency of any RFR Loan, the term “Business Day” shall exclude any day that is not an RFR Business Day.
“Capital Expenditures” means, with respect to the Company and its Restricted Subsidiaries for any period, the aggregate amount, without duplication, of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized as Capital Lease Obligations) that in accordance with GAAP, are, or are required to be, included as capital expenditures on the consolidated statement of cash flows of the Company for such period.
“Capital Lease Obligations” of any Person means, subject to Section 1.04, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP. The amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the final maturity of such obligations shall be the date of the last payment of such amounts due under such lease (or other arrangement) prior to the first date on which such lease (or other arrangement) may be terminated by the lessee without payment of a premium or a penalty. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

[[8167251]]

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (howsoever designated) of corporate stock, (c) in the case of a partnership, partnership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, in each such case regardless of class or designation; provided that any Indebtedness convertible into any of the foregoing shall not, prior to the conversion thereof, constitute Capital Stock.
~~“Cash Equivalents” means:~~
“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Company that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).
“Cash Confirmation Bank” means Goldman Sachs Bank Europe SE. Goldman Sachs Bank Europe SE may, in its discretion and only to the extent acceptable to CONSOB, arrange for one or more Cash Confirmation Guarantees to be issued by its Affiliates or branches, in which case the term “Cash Confirmation Bank” shall include any such Affiliate or branch with respect to Cash Confirmation Guarantees issued by such Affiliate or branch.
“Cash Confirmation Guarantee” means any cash confirmation letter (garanzie di esatto adempimento), which shall be substantially in the form of Exhibit H, with such modifications thereto as may be requested by CONSOB (provided that (a) any such request relating to the maximum guaranteed amount, or the expiration or termination, of a cash confirmation letter shall be subject to consent of the Cash Confirmation Bank and (b) any such request relating to the identity of the beneficiary or payee of a cash confirmation letter shall be subject to “know your customer” and other similar checks that the Cash Confirmation Bank requires) or as may otherwise be agreed by the Cash Confirmation Bank and the Company, covering Antares BidCo’s payment obligations under the Antares MTO or the Antares Sell-Out, in accordance with the applicable laws and regulations of Italy, in each case, issued pursuant to this Agreement.
~~(a) direct obligations of, or obligations the principal of and interest on which are~~“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by~~,~~  the United States ~~(~~government or (ii) issued by any agency ~~thereof to the extent such~~or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States~~)~~ and, in each case ~~maturing within one year from the date of~~, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the United States or the District of Columbia or any political subdivision or any public instrumentality thereof or by any foreign government or any political subdivision or any public instrumentality thereof, in each case, having, at the time of the acquisition thereof~~;~~
~~(b)~~ , a rating conventionally understood to be an “investment grade” rating from S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) deposits, money market deposits, time deposit accounts, ~~investments in commercial paper maturing within one year from the date of acquisition thereof and having, at the date of acquisition thereof, the highest credit rating obtainable from S&P or Moody’s;~~
~~(c) investments in~~ certificates of deposit~~, banker’s~~ or bankers’ acceptances ~~and demand or time deposits, in each case~~(or similar instruments) maturing within one year after such date and issued or accepted by any bank organized under, or authorized to operate as a bank under, the laws of the U.S., any state thereof or the District of Columbia or any political subdivision thereof and that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than US$2,500,000,000 and, in each case,

[[8167251]]

repurchase agreements and reverse repurchase agreements relating thereto; (d) securities with maturities of six months or less from the date of acquisition ~~thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of~~backed by standby letters of credit issued by any commercial bank organized under the laws of the United States of America or any State thereof that ~~has a combined capital and surplus and undivided profits of not less than~~ (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than US$2,500,000,000; (e) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (d) above, (ii) net assets of not less than US$250,000,000 and (iii) a rating conventionally understood to be an “investment grade” rating from S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); and (f) solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law. “Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which Investments or obligors (or parent companies thereof) have, where applicable, the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by the Company or its Restricted Subsidiaries in accordance with their ordinary course investment practices for cash management.
~~(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above, in each case, determined as of the date of acquisition thereof;~~
~~(e) money market funds that (x) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, or (y)(i) are rated AAA by S&P and Aaa by Moody’s and (ii) have portfolio assets of at least US$2,500,000,000, in each case, determined as of the date of acquisition thereof; and~~
~~(f) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.~~
“Cash Management Services” means cash management and related services provided to the Company or any Restricted Subsidiary, including treasury, depository, foreign exchange, return items, overdraft, controlled disbursement, cash sweeps, zero balance arrangements, merchant stored value cards, e-payables, electronic funds transfer, interstate depository network and automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) services and credit cards, credit card processing services, credit and debit card payment processing services, debit cards, stored value cards, virtual cards (including single use virtual card accounts) and commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”) arrangements.
“Casualty/Condemnation Event” means any casualty or other insured damage to, or any taking under power of eminent domain ~~or by~~, condemnation, expropriation or similar proceeding of, any asset of the Company or any Restricted Subsidiary.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

[[8167251]]

“CBR Spread” means, with respect to any CBR Loan at any time, the Applicable Rate that would be applicable at such time to the Loan that was converted into such CBR Loan in accordance herewith.
“CCG Cash Cover” means, at any time with respect to any Cash Confirmation Guarantee, (a) cash deposited with or for the benefit of the Cash Confirmation Bank to secure obligations in respect of such Cash Confirmation Guarantee in an amount, and in a manner, satisfactory to the Cash Confirmation Bank, less (b) any portion of cash referred to in clause (a) above that has been applied by the Cash Confirmation Bank to pay any demand made or purported to be made by CONSOB or the Antares MTO Settlement Intermediary under such Cash Confirmation Guarantee.
“CCG Demand Notice” has the meaning assigned to such term in Section 2.25(e)(i).
“CCG Disbursement” means a payment made by the Cash Confirmation Bank pursuant to a Cash Confirmation Guarantee.
“CCG Exposure” means, at any time, the sum of (a) the aggregate of the US Dollar Equivalents of the undrawn amount of all outstanding Cash Confirmation Guarantees at such time, plus (b) the aggregate of the US Dollar Equivalents of all CCG Disbursements that have not yet been reimbursed by or on behalf of the Company at such time less (c) the US Dollar Equivalent of the aggregate amount of any CCG Cash Cover at such time. For purposes of clause (c) above, the amount of any CCG Cash Cover shall be based on the amount thereof reported in writing (which may be by email) from time to time by the Cash Confirmation Bank to the Administrative Agent, it being understood that the Administrative Agent shall have no obligation to verify the existence of, or to determine the amount of, any CCG Cash Cover. The CCG Exposure of any Revolving Lender at any time shall be its Applicable Revolving Percentage of the total CCG Exposure at such time, adjusted to give effect to any reallocation under Section 2.23 of the CCG Exposure of Defaulting Revolving Lenders in effect at such time.
“CCG Major Event of Default” means (a) any Event of Default under Section 7.01(a) or, solely with respect to payment of interest and fees, Section 7.01(b), (b) any Event of Default, solely with respect to the Company or Antares Bidco, under Section 7.01(h) or 7.01(i), (c) any Event of Default arising as a result of failure by the Company to comply with (i) Section 5.03 (solely with respect to the maintenance of the legal existence of the Company or Antares Bidco) or (ii) Section 6.03 (in the case of Section 6.03(a), solely in respect of the Company), (d) any Event of Default under Section 7.01(c) arising out of any of the Antares Specified Representations being incorrect in any material respect when made or deemed made or (e) any Event of Default under Section 7.01(o).
“CCG Reimbursement Shortfall” has the meaning assigned to such term in Section 2.25(f).
“Central Bank Rate” means the greater of (a)(i)(A) for any Loan denominated in Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto) or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (B) for any Loan denominated in ~~Pounds~~ Sterling, the Bank of England’s (or any successor thereto’s) “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time and (C) for any Loan denominated in any other Foreign Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (ii) the applicable Central Bank Rate Adjustment and (b) zero.
“Central Bank Rate Adjustment” means, for any day, (a) for any Loan denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in

[[8167251]]

respect of Euro in effect on the last Business Day in such period, (b) for any Loan denominated in ~~Pounds~~ Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Daily Simple SONIA for the five most recent RFR Business Days preceding such day for which Daily Simple SONIA was available (excluding, from such averaging, the highest and the lowest such Daily Simple SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of ~~Pounds~~ Sterling in effect on the last RFR Business Day in such period and (c) for any Loan denominated in any other Foreign Currency, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (a)(ii) of the definition of such term and (y) the Adjusted EURIBO Rate on any day shall be based on the EURIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euro for a maturity of one month.
“CFC” means (a) any Person that is a “controlled foreign corporation” (within the meaning of Section 957 of the Tax Code), but only if a “United States person” (within the meaning of Section 7701(a)(30) of the Tax Code) that is a Loan Party or an Affiliate of a Loan Party is, with respect to such Person, a “United States shareholder” (within the meaning of Section 951(b) of the Tax Code) described in Section 951(a)(1) of the Tax Code, and (b) each subsidiary of any Person described in clause (a) above.
“Change in Control” means ~~(a)~~ the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Fifth Amendment Effective Date), of Capital Stock representing more than 40.0% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company ~~or (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who do not constitute Continuing Directors~~.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Charge” means any fee, loss, charge, expense, cost, accrual or reserve of any kind (other than loss of revenues).
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Revolving Loans, ~~Delayed Draw Term Loans or Tranche A Term Loans~~Additional Revolving Loans of any series established as a separate “Class” pursuant to Section 2.21, 2.22 or 9.02(c), Initial Term B Loans, Initial Term A Loans or Additional Term Loans of any series established as a separate “Class” pursuant to Section 2.21, 2.22 or 9.02(c), (b) any Commitment, refers to whether such Commitment is ~~a~~an Initial Revolving Commitment, ~~Delayed Draw Term Commitment or a Tranche A Term Commitment and~~an Additional Revolving Commitment of any series established as a separate “Class” pursuant to Section 2.21, 2.22 or 9.02(c), an Initial Term A Commitment, an Initial Term B Commitment or an Additional Term Commitment of any series established as a separate “Class” pursuant to Section 2.21, 2.22 or 9.02(c), (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class~~. Additional Classes of Loans, Borrowings, Commitments and Lenders may be established pursuant to Sections 2.21 and 2.22.~~  and (d) any Revolving Credit Exposure, refers to whether such Revolving Credit Exposure is attributable to a Revolving Commitment of a particular Class. It is understood and agreed that Initial Term B Commitments and Initial Term B Loans constitute separate Classes, but upon the funding of any Initial

[[8167251]]

Term B Commitment, the resulting Initial Term B Loan shall constitute a single Class with all other Initial Term B Loans then outstanding or concurrently therewith funded.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (or a successor administrator).
“CNI Growth Amount” means, at any date of determination, an amount (which amount shall not be less than zero) equal to 50% of Consolidated Net Income for the cumulative period from the first day of the first Fiscal Quarter commencing after the Fifth Amendment Effective Date to and including the last day of the most recently ended Fiscal Quarter prior to such date with respect to which Fiscal Quarter (or with respect to the Fiscal Year that includes such Fiscal Quarter) consolidated financial statements required pursuant to Section 5.01(a) or 5.01(b) have been delivered (treated as one accounting period); provided that any increase in Consolidated Net Income arising solely as a result of the Antares Acquired Group becoming included in the calculation of Consolidated Net Income in connection with the consummation of any portion of the Antares Acquisition shall be disregarded for the purposes of calculating the CNI Growth Amount.
“Collateral” means any and all assets of the Company and any Subsidiary Guarantor, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Loan Documents as security for the Secured Obligations; provided that in no event shall “Collateral” include any Excluded Assets.
“Collateral Agreement” means the Collateral Agreement, dated as of ~~the Availability Date~~March 31, 2023, among the Company, the Subsidiary Guarantors party thereto from time to time and the Administrative Agent, ~~substantially in the form of Exhibit D,~~ together with all supplements thereto.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)the Administrative Agent shall have received from the Company and each Designated Subsidiary (i) in the case of the Company and each Person that is a Designated Subsidiary on the Original Availability Date, a counterpart of each of the Guarantee Agreement and the Collateral Agreement, in each case, duly executed and delivered on behalf of such Person, (ii) in the case of any Person that becomes a Designated Subsidiary after the Original Availability Date, a supplement to each of the Guarantee Agreement and the Collateral Agreement and (iii) in the case of the Company and each Person that is or becomes a Designated Subsidiary ~~after the Availability Date~~, an executed joinder to or an acknowledgement of the Intercreditor Agreement (if any), in each case, in the form specified therein, duly executed and delivered on behalf of such Person;
(b)in the case of any Person that becomes a Designated Subsidiary after the ~~Availability~~Fifth Amendment Effective Date, the Administrative Agent shall have received, to the extent reasonably requested by the Administrative Agent, (i) a completed Perfection Certificate, executed by a Responsible Officer of such Designated Subsidiary, together with the results of a search of the UCC (or equivalent) filings made with respect to such Designated Subsidiary in its jurisdiction of organization and copies of the financing statements (or similar documents) disclosed by such search and (ii) corporate documents, opinion of counsel and certificates with respect to such Designated Subsidiary of the type ~~referred to in Sections 4.02(d) and 4.02(e)~~delivered in connection with the occurrence of the Original Availability Date;
(c)subject to the immediately succeeding paragraph, all Capital Stock (other than any Capital Stock that is an Excluded Asset) held directly by the Company or any Subsidiary Guarantor shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received certificates or other instruments representing all such Capital Stock, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

[[8167251]]

(d)(i) all Indebtedness of the Company or any Restricted Subsidiary that, in each case, is owing to the Company or any Subsidiary Guarantor shall be evidenced by the Global Intercompany Note, which shall have been pledged pursuant to the Collateral Agreement, and (ii) subject to the immediately succeeding paragraph, all Indebtedness of any Person that is evidenced by a promissory note that is owing to the Company or any Subsidiary Guarantor shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received the Global Intercompany Note and all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank; and
(e)all documents and instruments, including Uniform Commercial Code financing statements, required by the Collateral Agreement or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens created by the Security Documents and to perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:
(i)the Collateral and Guarantee Requirement shall not apply to, and neither the Company nor any Subsidiary Guarantor shall be required to take any action with respect to, including any scheduling of or any action to create, grant or perfect any Lien on, and no representation or warranty as to any Collateral shall apply to, any Excluded Assets;
(ii)any Lien required to be granted or perfected from time to time (A) pursuant to this definition shall be subject to the timing requirements, grace periods, extensions of time, thresholds, exceptions and limitations set forth elsewhere in this Agreement and in the Security Documents and (B) pursuant to any Security Document shall be subject to the timing requirements, grace periods, extensions of time, thresholds, exceptions and limitations set forth in this Agreement and the other Security Documents;
(iii)mortgages, deeds of trust or similar agreements and instruments granting a Lien on any Real Estate Asset shall not be required;
(iv)perfection through control agreements or perfection by control shall not be required with respect to any Collateral (including deposit accounts, securities accounts and commodities accounts), other than, subject to the other provisions hereof, (A) control of pledged Capital Stock, the Global Intercompany Note and promissory notes and (B) with respect to any cash collateral required to be provided under this Agreement, including pursuant to Section 2.05(j) and 2.25(j) or otherwise with respect to any CCG Cash Cover;
(v)neither the Company nor any Subsidiary Guarantor shall be required to take any action to perfect any Lien with respect to (A) any motor vehicle, aircraft or other asset subject to a certificate of title or (B) any letter of credit rights, in each case, except to the extent that a security interest therein can be perfected by filing a UCC financing statement or an equivalent filing;
(vi)no actions in any jurisdiction outside of the United States (including any action to perfect any Lien in any intellectual property in any jurisdiction other than the United States) or that are necessary to comply with the laws of any jurisdiction outside of the United States shall be required (it being understood that there shall be no security agreements, pledge agreements, share charges or any other collateral documents governed under the laws of any jurisdiction outside of the United States), other than with respect to any cash collateral required to be provided pursuant to Section 2.25(j) or otherwise with respect to any CCG Cash Cover;

[[8167251]]

(vii)neither the Company nor any Subsidiary Guarantor shall be required to (A) seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement or (B) make filings under the Federal Assignment of Claims Act;
(viii)neither the Company nor any Subsidiary Guarantor shall be required to deliver to the Administrative Agent any certificates or instruments representing or evidencing, or any stock powers or other instruments of transfer in respect of, Capital Stock in any partnership, joint venture or other Person that is not a Restricted Subsidiary, any Restricted Subsidiary that is not a Wholly-Owned Subsidiary or any Restricted Subsidiary that is not a Material Subsidiary;
(ix)neither the Company nor any Subsidiary Guarantor shall be required to deliver to the Administrative Agent any promissory notes or other instruments evidencing Indebtedness in an individual amount of less than US$10,000,000 (or the equivalent thereof in other currencies), or any instruments of transfer with respect thereto;
(x)the Administrative Agent may, in its reasonable discretion, grant extensions of time (including after the expiration of any relevant period, which may apply retroactively) for the creation and perfection of security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular assets or the provision of any Guarantee by any Designated Subsidiary (including extensions beyond the ~~Availability~~Fifth Amendment Effective Date or in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the ~~Availability~~Fifth Amendment Effective Date); and
(xi)neither the foregoing definition nor anything else in this Agreement or any other Loan Document shall require the creation or perfection of pledges of or security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular assets, or the provision of any Guarantee by any Restricted Subsidiary, if and for so long as the Administrative Agent and the Company have reasonably determined that the cost, burden, difficulty or consequence thereof outweighs, or would be excessive in relation to, the practical benefits afforded thereby to the Lenders, which determination shall be evidenced in writing (including by email).
“Commitment” means ~~a~~, with respect to each Lender at any time, such Lender’s Initial Revolving Commitment, ~~a Delayed Draw~~Initial Term A Commitment, ~~a Tranche A~~Initial Term B Commitment ~~or any combination thereof (as the context requires).~~and Additional ~~Classes of Commitments may be established pursuant to Sections 2.21 and 2.22~~Commitment, as applicable, in effect at such time.
~~“Commitment Letter” means the commitment letter dated February 3, 2023, between the Company and JPMorgan Chase Bank, N.A.~~
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by or to the Administrative Agent, any Lender ~~or~~, any Issuing Bank or the Cash Confirmation Bank by means of electronic communications, including through an Approved Electronic Platform.
“Company” means (a) Crane NXT, Co., a Delaware corporation, and/or (b) any Successor Company (including any Successor Company in respect of any Person referred to in this clause (b)).
“Company Competitor” means any competitor of the Company and/or any of its Subsidiaries.

[[8167251]]

“Compliance Certificate” means a certificate substantially in the form of Exhibit ~~E~~C or such other form as shall be approved by the Administrative Agent and the Company.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“CONSOB” means the Commissione Nazionale per le Società e la Borsa.
“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum, without duplication, of (i) interest expense (including interest expense in respect of Capital Lease Obligations) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest or other financing costs becoming payable during such period in respect of Indebtedness of the Company or its Restricted Subsidiaries to the extent such interest or other financing costs shall have been capitalized rather than included in Consolidated Cash Interest Expense for such period in accordance with GAAP, (iii) any cash payments made during such period in respect of amounts referred to in clause (b)(ii) below that were amortized or accrued in a previous period and (iv) to the extent not otherwise included in Consolidated Cash Interest Expense, commissions, discounts, yield and other fees and charges incurred in connection with any ~~Securitization~~Permitted Receivables Financing which are payable to any Person other than the Company or any Restricted Subsidiary in the nature of interest, and any other amounts comparable to or in the nature of interest under any ~~Securitization~~Permitted Receivables Financing, including losses on the sale of assets relating to any receivables securitization transaction accounted for as a “true sale”, minus (b) to the extent included in such consolidated interest expense for such period, (i) noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, (ii) noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period, and (iii) noncash amounts attributable to Hedging Agreements pursuant to GAAP, including as a result of the application of ASC 815. Determinations of Consolidated Cash Interest Expense for any period (including, for the avoidance of doubt, any period ending prior to the ~~Availability~~Fifth Amendment Effective Date) shall be subject to the pro forma adjustment requirements (including, for the avoidance of doubt, with respect to Indebtedness incurred hereunder) set forth in Section 1.04(b).
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus
(a)without duplication and, other than in the case of clause (a)(vii) below, to the extent deducted (and not added back) in determining such Consolidated Net Income, the sum for such period of:
(i)consolidated interest expense (including imputed interest expense in respect of Capital Lease Obligations);
(ii)consolidated income tax expense;
(iii)depreciation and amortization expense;
(iv)non-cash ~~charges or losses~~Charges, including stock option and other equity-based compensation ~~charges~~Charges, impairment ~~charges~~Charges and any write-offs or write-downs of assets, but excluding (A) any non-cash ~~charge~~Charge that results from an accrual of a reserve for cash ~~charges~~Charges to be taken in any future period, (B) an amortization of a prepaid cash expense that was paid and not expensed in a prior period or (C) write-down or write-off with respect to accounts receivable (including any addition to bad debt reserves or bad debt expense);
(v)unusual or non-recurring Charges; provided that the aggregate amount added pursuant to this clause (v) shall not, for any Test Period, exceed an amount equal to 25% of Consolidated EBITDA for such Test Period (calculated after giving effect to amounts added to Consolidated EBITDA pursuant to any clause of this definition (including this clause (v) and clause (vii) below);

[[8167251]]

~~(v) extraordinary charges or losses;~~
~~(vi) unusual or non-recurring charges or losses;~~
(vi)~~(vii)~~ (A) restructuring ~~charges or losses~~Charges, (B) transition, integration and similar ~~charges and losses~~Charges related to any Acquisition or any Asset Disposition and (C) ~~charges and losses~~Charges in connection with the consolidation, exit and/or abandonment of facilities, in each case, including retention and severance costs, costs of relocation of employees, systems establishment costs and contract termination costs, including future lease commitments;
(vii)~~(viii)~~ the amount of any pro forma “run rate” ~~expected~~ cost savings, operating expense reductions, operational improvements~~, integration benefits and~~ and cost synergies (other than, in each case, any revenue enhancements or revenue synergies) (collectively, “Expected Cost Savings”) (in each case, calculated on a pro forma basis as though such ~~items~~Expected Cost Savings had been realized in full on the first day of such period, but net of actual amounts realized during such period) ~~related to (i) the Separation or (ii) any Acquisition or other Investment, Asset Disposition or related to any restructuring, cost savings, operational improvement or other initiative (any such initiative, an “Initiative”), in each case,~~ that are reasonably identifiable and factually supportable (in ~~the good faith determination of the Company) and are reasonably expected by the Company to be realized or~~each case, as determined by the Company in good faith) related to any Asset Disposition (including the termination or discontinuance of activities constituting a business line), Acquisition (including the commencement of activities constituting a business line), Investment, Cost Saving Initiative or other specified transaction; provided that such Expected Cost Savings are projected by the Company in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken ~~within 12 months of, in the case of the Separation, the Availability Date and, otherwise, of the date of consummation of such Acquisition, Investment or Asset Disposition or the initiation of such Initiative;~~in the good faith determination of the Company, in each case, within 24 months after the applicable date of determination of Consolidated EBITDA; provided that the aggregate amount added to Consolidated EBITDA pursuant to this clause (vii) shall not, for any Test Period, exceed an amount equal to 25% of Consolidated EBITDA for such Test Period (calculated after giving effect to amounts added to Consolidated EBITDA pursuant to any clause of this definition (including clause (v) above and this clause (vii)); and
~~(ix) transaction fees, costs and expenses, or any amortization thereof, incurred in connection with the Transactions;~~
(viii)~~(x)~~ any transaction fees, costs or expenses, or any amortization thereof, relating to ~~any~~the Transactions, any Acquisition or joint venture investment, any Asset Disposition, any issuance of Capital Stock by the Company, any recapitalization or any incurrence, prepayment, amendment, modification, restructuring or refinancing of Indebtedness (including the Loans), in each case, whether or not consummated; minus
~~(xi) any earn-out or similar contingent consideration payments actually made to sellers during such period in connection with any Acquisition, and any losses for such period arising from the remeasurement of the fair value of any liability recorded with respect to any earn-out or similar contingent consideration arising from any Acquisition;~~
~~(xii) any unrealized losses attributable to the application of “mark to market” accounting in respect of Hedging Agreements;~~

[[8167251]]

~~(xiii) any net after-tax loss attributable to the early extinguishment of Indebtedness or obligations under Hedging Agreements;~~
~~(xiv) any currency translation losses relating to currency hedges or remeasurements of Indebtedness; and~~
~~(xv) the cumulative effect for such period of a change in accounting principles;~~
~~provided that the aggregate amount added back pursuant to clauses (vi) and (viii) above for any period may not exceed 15.0% of Consolidated EBITDA for such period (calculated without giving effect to such addbacks); minus~~
(b)without duplication and to the extent included (and not deducted) in determining such Consolidated Net Income, the sum for such period of:
(i)any non-cash gains or items of income (other than the accrual of revenue), but excluding any such items in respect of which cash was received in a prior period or will be received in a future period; and
(ii)~~extraordinary,~~ unusual or nonrecurring gains or items of income~~;~~.
Determinations of Consolidated EBITDA for any period shall be subject to the pro forma adjustment requirements set forth in Section 1.04(b).
In addition, to the extent not already included in the Consolidated Net Income for such period, Consolidated EBITDA will include the proceeds of business interruption insurance (whether or not received so long as the Company in good faith expects to receive such proceeds within the next four Fiscal Quarters (with a deduction in the applicable future period for any amount so added back to the extent not so received within the next four Fiscal Quarters)).
“Consolidated First Lien Indebtedness” means, on any date of determination, the aggregate principal amount of Consolidated Total Indebtedness outstanding on such date that (a) constitutes Loan Document Obligations or (b) is secured by a Lien on any Collateral on a pari passu basis (but without regard to control of remedies) with the Loan Document Obligations.
“Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated First Lien Indebtedness less (ii) the sum of the Unrestricted Cash Amount and the Netted Amounts, in each case, as of such date to (b) Consolidated EBITDA for the Test Period then most recently ended.
~~(iii) any gains for such period arising from the remeasurement of the fair value of any liability recorded with respect to any earn-out or similar contingent consideration arising from any Acquisition;~~
~~(iv) any unrealized gains attributable to the application of “mark to market” accounting in respect of Hedging Agreements;~~
~~(v) any net after-tax gain attributable to the early extinguishment of Indebtedness or obligations under Hedging Agreements;~~
~~(vi) any currency translation gains relating to currency hedges or remeasurements of Indebtedness; and~~

[[8167251]]

~~(vii) the cumulative effect for such period of a change in accounting principles;~~
~~provided that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any Asset Disposition. Notwithstanding anything to the contrary herein, Consolidated EBITDA (before giving effect to any pro forma adjustments in connection with Subject Transactions occurring after the Availability Date as contemplated by Section 1.04(b)) shall be deemed to be US$95,700,000 for the fiscal quarter ended December 31, 2022, US$93,600,000 for the fiscal quarter ended September 30, 2022, US$88,300,000 for the fiscal quarter ended June 30, 2022, and US$91,100,000 for the fiscal quarter ended March 31, 2022. Subject to the immediately prior sentence, determinations of Consolidated EBITDA for any period shall be subject to the pro forma adjustment requirements set forth in Section 1.04(b).~~
“Consolidated Interest Coverage Ratio” means, for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (a) Consolidated Cash Interest Expense for such Test Period.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP~~, but excluding~~; provided that, in calculating Consolidated Net Income there shall be excluded (a) extraordinary items, (b) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any of its Restricted Subsidiaries (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis), (c) the income of any Person that is not the Company or a Restricted Subsidiary, except to the extent of the amount of cash and Cash Equivalents (or of other assets, but only to the extent of cash and Cash Equivalents received during the same accounting period as such distribution of such assets as a result of a conversion of such assets into cash or Cash Equivalents) actually distributed during such period by such Person to the Company or any Restricted Subsidiary as a dividend or similar distribution~~.~~, (d) any earn-out or similar contingent consideration payments actually made to sellers during such period in connection with any Acquisition or other Investment, and any gains (or losses) for such period arising from the remeasurement of the fair value of any liability recorded with respect to any earn-out or similar contingent consideration arising from any Acquisition or other Investment, (e) any unrealized gains (or losses) attributable to the application of “mark to market” accounting in respect of Hedging Agreements, (f) any net after-tax gain (or loss) attributable to the early extinguishment of Indebtedness or obligations under Hedging Agreements, (g) any currency translation gains (or losses) relating to currency hedges or remeasurements of Indebtedness and (h) the cumulative effect for such period of a change in accounting principles; provided further that Consolidated Net Income shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any Asset Disposition.
“Consolidated Secured Indebtedness” means, on any date of determination, the aggregate principal amount of Consolidated Total Indebtedness outstanding on such date that (a) constitutes Loan Document Obligations or (b) is secured by a Lien on any Collateral.
“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Secured Indebtedness less (ii) the sum of the Unrestricted Cash Amount and the Netted Amounts, in each case, as of such date to (b) Consolidated EBITDA for the Test Period then most recently ended.
“Consolidated Total ~~Net~~ Indebtedness” means, as of any date of determination, (a) the sum, without duplication, of (i) Indebtedness for borrowed money, including the Loans, (ii) Indebtedness evidenced by bonds, debentures, notes or other similar instruments, (iii) Capital Lease Obligations and (iv) purchase money Indebtedness, in each case, of the Company and the Restricted Subsidiaries on a consolidated basis, plus (b) the aggregate obligations of the Company and the Restricted Subsidiaries in respect of any unreimbursed drawings under letters of credit, banker’s acceptances or similar instruments, plus (c) the aggregate ~~amount of all Securitizations~~obligations of the Company and the Restricted Subsidiaries~~, minus (d) the Unrestricted Cash Amount as of such date.~~ in respect of any unreimbursed CCG Disbursement. It is understood and agreed that any Attributable Receivables Indebtedness in respect of any Permitted Receivables Financing that is structured as a purchase or a factoring arrangement (but,

[[8167251]]

for the avoidance of doubt, not as a lending arrangement) shall not be included in the determination of Consolidated Total Indebtedness.
“Consolidated Total Net Leverage Ratio” means, on any date, the ratio of (a) (i) Consolidated Total ~~Net~~ Indebtedness less (ii) the sum of the Unrestricted Cash Amount and the Netted Amounts, in each case, as of such date to (b) Consolidated EBITDA for the Test Period then most recently ended ~~Test Period~~.
~~“Continuing Directors” means, prior to the Crane Company Distribution, the directors of the Company on the Availability Date, and following the Crane Company Distribution, the directors of the Company immediately after giving effect thereto and each other director of the Company, if, in each case, such other director’s election or nomination for election to the board of directors of the Company is approved by more than 50% of the then Continuing Directors.~~
“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.
“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period; provided that there shall be excluded (a) the effect of reclassification during such period between current assets and long term assets and current liabilities and long term liabilities (with a corresponding restatement of the prior period to give effect to such reclassification), (b) the effect of any Acquisition or any Asset Disposition during such period (it being understood that in the case of any Acquisition, the effect on Consolidated Working Capital attributable to the Persons or assets subject thereto shall be determined only from and after the consummation of such Acquisition), (c) the effect of any fluctuations in the amount of accrued and contingent obligations under any Hedging Agreement, (d) the application of purchase or recapitalization accounting and (e) any write-off or write-down of current assets.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Cost Saving Initiative” means any operating improvement, restructuring, cost savings or similar initiative.
“Covered Entity” means any of (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.20(b).
“Crane Company” means Crane Company, a Delaware corporation.
~~“Crane Company Distribution” means the pro rata distribution to the holders of common stock of the Company of the common stock of Crane Company made to effect the Separation.~~
“Credit Extension” means each of (a) the making of a Loan, (b) the issuance, amendment (if increasing the amount thereof) or extension of any Letter of Credit and (c) the issuance, amendment (if increasing the amount thereof) or extension of any Cash Confirmation Guarantee.

[[8167251]]

“Credit Facilities” means the Revolving Facilities and the Term Facilities.
“Cross Default Trigger” means, with respect to any Standstill Event of Default, (a) the acceleration of Revolving Loans and/or the Term A Loans or the termination of the Revolving Commitments and/or the Term A Commitments, in each case, as described in Section 7.01(d) or 7.01(g), as applicable, or (b) any other event that, pursuant to the express terms of Section 7.01(g), results in such Standstill Event of Default constituting an Event of Default with respect to any Term B Loans or Term B Commitments.
“Current Assets” means, at any date, all assets of the Company and its Restricted Subsidiaries which under GAAP would be classified as current assets, other than (a) cash or Cash Equivalents (including cash and Cash Equivalents held on deposit for third parties by the Company and/or any Restricted Subsidiary), (b) loans and advances made to third parties and permitted by Section 6.05, (c) deferred financing fees, (d) assets arising under Hedging Agreements, (e) the current portion of Tax assets, (f) assets held for sale and (g) pension assets.
“Current Liabilities” means, at any date, all liabilities of the Company and its Restricted Subsidiaries which under GAAP would be classified as current liabilities, other than (a) the current portion of long-term Indebtedness, (b) revolving loans, letter of credit exposure and bank overdrafts, (c) accruals of Consolidated Cash Interest Expense (excluding Consolidated Cash Interest Expense that is due and unpaid), (d) liabilities arising under Hedging Agreements, (e) the current portion of Tax liabilities, (f) liabilities in respect of unpaid earn-outs or similar contingent obligations or unpaid acquisition, disposition or refinancing related expenses and deferred purchase price holdbacks, (g) accruals relating to restructuring reserves or severance, (h) liabilities in respect of funds of third parties on deposit with the Company and/or any Restricted Subsidiary, (i) the current portion of any obligations with respect to Capital Lease Obligations, (j) accrued settlement costs, (k) non-cash compensation costs and expenses, (l) the current portion of pension liabilities and (m) any other liabilities that are not Indebtedness and will not be settled in cash or Cash Equivalents during the next succeeding twelve month period after such date.
“Customary Bridge Loans” means customary bridge loans (as determined by the Company in good faith) that (a) have a scheduled final maturity of one year or less or (b) are intended to be refinanced with proceeds of issuance and sale of Qualified Capital Stock of the Company or proceeds of asset sales or other Indebtedness within one year or less; provided that, where the term Customary Bridge Loans is used in the context of any exception to any requirement as to the scheduled final maturity or the Weighted Average Life to Maturity of any Indebtedness, to the extent that any such bridge loans will, pursuant to the express terms thereof, be exchanged for or converted into other Indebtedness, such exception shall apply only if such other Indebtedness satisfies such requirement.
“Customary Term A Loans” means term loans that have scheduled final maturity of five years or less and are primarily syndicated to investment and commercial banks in connection with the primary syndication thereof (as determined by the Company in good faith). It is understood that Initial Term A Loans constitute Customary Term A Loans.
“Daily Simple RFR” means, for any day, (a) with respect to any Loan denominated in US Dollars, the ~~Adjusted~~ Daily Simple SOFR for such day and (b) with respect to any Loan denominated in ~~Pounds~~ Sterling, the Daily Simple SONIA for such day.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”) with respect to any Loan denominated in US Dollars, an interest rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five RFR Business Days prior to (a) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if the Daily Simple SOFR as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to any Borrower. If by 5:00 p.m., New York City time, on the second RFR Business Day immediately following any SOFR Determination

[[8167251]]

Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Daily Simple SONIA” means, for any day (a “SONIA Rate Day”) with respect to any Loan denominated in ~~Pounds~~ Sterling, an interest rate per annum equal to the greater of (a) SONIA for the day that is five RFR Business Days prior to (i) if such SONIA Rate Day is an RFR Business Day, such SONIA Rate Day or (ii) if such SONIA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SONIA Rate Day and (b) zero.
“~~De La Rue Acquisition~~Declined Proceeds” has the meaning assigned to such term in ~~the Second Amendment~~Section 2.10(b)(vii).
~~“De La Rue Put/Call Option Agreement” has the meaning assigned to such term in the Second Amendment.~~
~~“De La Rue Put/Call Option Agreement Signing Date” means October 15, 2024.~~
~~“De La Rue Seller” has the meaning assigned to such term in the Second Amendment.~~
~~“De La Rue Share Purchase Agreement” has the meaning assigned to such term in the Second Amendment.~~
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to Administrative Agent, any Lender ~~or~~, any Issuing Bank or the Cash Confirmation Bank any other amount required to be paid by it hereunder (including in respect of its participations in Letters of Credit or Cash Confirmation Guarantees), unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Company, the Administrative Agent, any Lender ~~or~~, any Issuing Bank or the Cash Confirmation Bank in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) that is applicable to a funding of a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Cash Confirmation Guarantees under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent and the Company’s receipt of such certification in form and substance satisfactory to the Administrative Agent and the Company, or (d) has, or has a direct or indirect parent company that has, become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.
“Defaulting Revolving Lender” means, at any time, any Revolving Lender that is a Defaulting Lender at such time.

[[8167251]]

~~“Delayed Draw Funding Date” has the meaning assigned to such term in the Second Amendment.~~
~~“Delayed Draw Term Borrowing” means a Borrowing comprised of Delayed Draw Term Loans.~~
~~“Delayed Draw Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Delayed Draw Term Loan on the Delayed Draw Funding Date, expressed as an amount representing the maximum principal amount of the Delayed Draw Term Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Delayed Draw Term Commitment as of the Second Amendment Effective Date is set forth on Schedule 2.01, and the initial amount of the Delayed Draw Term Commitment of any Lender that becomes a party hereto after the Second Amendment Effective Date is set forth in the Assignment and Assumption pursuant to which such Lender shall have assumed its Delayed Draw Term Commitment. The aggregate amount of the Lenders’ Delayed Draw Term Commitments as of the Second Amendment Effective Date is £300,000,000.~~
~~“Delayed Draw Term Commitment Termination Date” means the occurrence of the earliest of (a) the expiration (without exercise) of each of the put option and the call option under the De La Rue Put/Call Option Agreement in accordance with its terms as in effect on the De La Rue Put/Call Option Agreement Signing Date (or, if either the put option or the call option under the De La Rue Put/Call Option Agreement shall have been exercised, prior to the expiration thereof, in accordance with its terms as in effect on the De La Rue Put/Call Option Agreement Signing Date, the Applicable Longstop Date (as defined below), but only if the De La Rue Share Purchase Agreement has not been executed by the Company, the UK Borrower and the De La Rue Seller on or before the Applicable Longstop Date), (b) the termination of the De La Rue Put/Call Option Agreement in accordance with its terms prior to the execution of the De La Rue Share Purchase Agreement by the Company, the UK Borrower and the De La Rue Seller, (c) the time immediately after the consummation of the De La Rue Acquisition, if the De La Rue Acquisition is consummated without the use of the Delayed Draw Term Loans, (d) April 6, 2025 (the “Initial Longstop Date”), but only if one or more of the Conditions (as defined in the De La Rue Put/Call Option Agreement as in effect on the De La Rue Put/Call Option Agreement Signing Date) has not been satisfied on or before the Initial Longstop Date; provided that (i) if the Longstop Date (as defined in the De La Rue Put/Call Option Agreement as in effect on the De La Rue Put/Call Option Agreement Signing Date) is extended (but not by more than 20 Business Days) pursuant to Section 13.3 of the De La Rue Put/Call Option Agreement as in effect on the De La Rue Put/Call Option Agreement Signing Date, then the Initial Longstop Date shall be automatically extended to be the Longstop Date as so extended pursuant to Section 13.3 of the De La Rue Put/Call Option Agreement as in effect on the De La Rue Put/Call Option Agreement Signing Date and (ii) solely as to any Condition other than any Antitrust and Regulatory (each as defined in the De La Rue Put/Call Option Agreement as in effect on the De La Rue Put/Call Option Agreement Signing Date), if the Longstop Date (as defined in the De La Rue Put/Call Option Agreement as in effect on the De La Rue Put/Call Option Agreement Signing Date) is extended (but not by more than 40 Business Days) pursuant to Section 13.6 of the De La Rue Put/Call Option Agreement as in effect on the De La Rue Put/Call Option Agreement Signing Date, then the Initial Longstop Date shall, solely as to any such Condition, be automatically extended to be the Longstop Date as so extended pursuant to Section 13.6 (the Initial Longstop Date as it may be extended pursuant to this clause (d) being referred to as the “Extended Longstop Date”; the term “Applicable Longstop Date” refers to the Initial Longstop Date or, if it has been extended pursuant to this clause (d), the Extended Longstop Date), (e) if the Put/Call Option Unconditional Date (as defined in the De La Rue Put/Call Option Agreement as in effect on the De La Rue Put/Call Option Agreement Signing Date) has not occurred on or before the Applicable Longstop Date, (f) if the De La Rue Share Purchase Agreement has been~~

[[8167251]]

~~executed by the Company, the UK Borrower and the De La Rue Seller, the termination of the De La Rue Share Purchase Agreement in accordance with its terms prior to the consummation of the De La Rue Acquisition and (g) if the De La Rue Share Purchase Agreement has been executed by the Company, the UK Borrower and the De La Rue Seller, the Applicable Longstop Date; provided that if, on the Applicable Longstop Date, the Company and its Subsidiaries do not have the right to terminate the De La Rue Share Purchase Agreement, as in effect on the date of the execution thereof, pursuant to the terms thereof, then the first reference to the Applicable Longstop Date set forth in this clause (g) shall be deemed to be the reference to the first Business Day of the month immediately following the month in which the De La Rue Share Purchase Agreement is entered into (or, if the date on which the De La Rue Share Purchase Agreement is entered into falls less than 10 Business Days before such date, to the first Business Day of the second month following the month in which the De La Rue Share Purchase Agreement is entered into), as such date may be extended (but not by more than 10 Business Days) pursuant to Section 6.3(b)(i) of the De La Rue Share Purchase Agreement. For purposes of this definition, the term “Business Days” has the meaning assigned to such term in the De La Rue Put/Call Option Agreement as in effect on the De La Rue Put/Call Option Agreement Signing Date.~~
~~“Delayed Draw Term Lender” means a Lender with a Delayed Draw Term Commitment or an outstanding Delayed Draw Term Loan.~~
~~“Delayed Draw Term Loan” has the meaning assigned to such term in Section 2.01.~~
~~“Delayed Draw Term Maturity Date” means the fifth anniversary of the Availability Date; provided that if such day shall not be a Business Day, the Delayed Draw Term Maturity Date shall be the immediately preceding Business Day.~~
~~“Delayed Draw Ticking Fee” has the meaning assigned to such term in Section 2.11(d).~~
~~“Delayed Draw Ticking Fee Accrual Period” has the meaning assigned to such term in Section 2.11(d).~~
“Designated Cash Management Obligations” means all obligations of the Company or any Restricted Subsidiary, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations accruing, at the rate specified therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any arrangement in connection with Cash Management Services (a) that is in effect on the Original Availability Date between the Company or any Restricted Subsidiary and a counterparty that is (or is an Affiliate of) the Administrative Agent, any Arranger or any Lender as of the Original Availability Date, notwithstanding that such counterparty may cease to be the Administrative Agent, an Arranger, a Lender or an Affiliate thereof after the Original Availability Date, or (b) that is entered into after the Original Availability Date by the Company or any Restricted Subsidiary with any counterparty that is (or is an Affiliate of) the Administrative Agent, any Arranger or any Lender at the time such arrangement is entered into, and, in each case (other than in the case of any such arrangement with the Administrative Agent or any of its Affiliates), which arrangement has been designated to the Administrative Agent in writing by the Company as being an arrangement obligations of the Company or any Restricted Subsidiary under which shall constitute “Designated Cash Management Obligations” for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed to have agreed to be bound by the provisions of Article VIII that are expressed to be applicable to it as a holder of Designated Cash Management Obligations and by the provisions of Section 9.21.
“Designated Hedging Obligations” means all obligations of the Company or any Restricted Subsidiary (including obligations with respect to payments for early termination, fees, costs, expenses and

[[8167251]]

indemnities, but excluding, in the case of any Subsidiary Guarantor, any Excluded Swap Obligations), whether primary, secondary, direct, contingent, fixed or otherwise (including obligations accruing, at the rate specified therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and however and whenever created, arising, evidenced or acquired, under each Hedging Agreement that (a) is in effect on the Original Availability Date between the Company or any Restricted Subsidiary and a counterparty that is (or is an Affiliate of) the Administrative Agent, any Arranger or any Lender, notwithstanding that such counterparty may cease to be the Administrative Agent, an Arranger, a Lender or an Affiliate thereof after the Original Availability Date, or (b) is entered into after the Original Availability Date between the Company or any Restricted Subsidiary and any counterparty that is (or is an Affiliate of) the Administrative Agent, any Arranger or any Lender at the time such Hedging Agreement is entered into, notwithstanding that such counterparty may subsequently cease to be the Administrative Agent, an Arranger, a Lender or an Affiliate thereof, and, in each case (other than in the case of any such Hedging Agreement with the Administrative Agent or any of its Affiliates), which Hedging Agreement has been designated to the Administrative Agent in writing by the Company as being a Hedging Agreement obligations of the Company or any Restricted Subsidiary under which shall constitute “Designated Hedging Obligations” for purposes of the Loan Documents, it being understood that (i) such designation to the Administrative Agent may be made in respect of a master agreement that governs multiple Hedging Agreements among the parties thereto, and (ii) each counterparty thereto shall be deemed to have agreed to be bound by the provisions of Article VIII that are expressed to be applicable to it as a holder of Designated Hedging Obligations and by the provisions of Section 9.21.
“Designated Non-Cash Consideration” means the fair market value ~~(as reasonably determined by the Company)~~ of non-cash consideration received by the Company or any Restricted Subsidiary in connection with any ~~sale, transfer, lease or other disposition~~Disposition pursuant to Section 6.04(p) ~~or any Sale/Leaseback Transaction, in each case,~~ that is designated as Designated Non-Cash Consideration by the Company (the outstanding amount of which will be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).
“Designated Performance LC Obligations” means all obligations of the Company or any Restricted Subsidiary, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations accruing, at the rate specified therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) in respect of any Designated Performance Letter of Credit.
“Designated Performance Letter of Credit” means any letter of credit that (a) is issued by any Person for the account of the Company or any Restricted Subsidiary to support obligations of the Company or any Restricted Subsidiary incurred in the ordinary course of business and (b) constitutes a “performance-based standby letter of credit” as defined in 12 CFR Pt. 3, App. A, provided that such letter of credit has been designated to the Administrative Agent in writing by the Company as being a “Designated Performance Letter of Credit” for purposes of the Loan Documents, it being understood that upon such designation the issuer thereof shall be deemed to have agreed to be bound by the provisions of Article VIII that are expressed to be applicable to it as a holder of Designated Performance LC Obligations and by the provisions of Section 9.21, provided further that the Company shall not so designate any such letter of credit if, after giving effect thereto (and any substantially concurrent termination, amendment or other modification to any other Designated Performance Letter of Credit), the aggregate face amount of all such letters of credit shall exceed US$175,000,000.
“Designated Subsidiary” means each Subsidiary that is not an Excluded Subsidiary.
“Disposition” means the sale, lease, sublease, transfer or other disposition of any property of any Person. “Dispose” shall have a correlative meaning.
“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

[[8167251]]

(a)matures or is mandatorily redeemable (other than solely for Capital Stock in such Person that does not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Capital Stock), whether pursuant to a sinking fund obligation or otherwise;
(b)is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Capital Stock (other than solely for Capital Stock in such Person that does not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Capital Stock); or
(c)is redeemable (other than solely for Capital Stock in such Person that does not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Capital Stock) or is required to be repurchased by such Person or any subsidiary of such Person, in either case, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date 91 days after the latest Maturity Date; provided that (i) any Capital Stock in any Person that would not constitute a Disqualified Capital Stock but for the terms thereof giving holders thereof the right to require such Person to redeem or purchase such Capital Stock upon the occurrence of an “asset sale” or a “change of control” (or similar event, however referenced) shall not constitute a Disqualified Capital Stock if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable and the termination or expiration of all the Commitments, and (ii) any Capital Stock in any Person that is issued to any current or former directors, officers, employees or consultants of such Person or any subsidiary of such Person or to any plan for the benefit of any such directors, officers, employees or consultants shall not constitute a Disqualified Capital Stock solely because it may be required to be repurchased by such Person or such subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such directors, officers, employees or consultants.
“Disqualified Institution” means, on any date, (a) any Person that is a Company Competitor, which Person has been designated by the Company as a “Disqualified Institution” by written notice to the Administrative Agent (which such notice shall specify such Person by legal name) and (b) any Affiliate (other than a Bona Fide Debt Fund) of a Person identified pursuant to clause (a) above that is identifiable (based solely on the similarity of the legal name of such Affiliate to the legal name of such Person) as an Affiliate of any such Person identified in clause (a) above; provided that “Disqualified Institutions” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time; provided further that any designation after the Original Effective Date of a Person as a Disqualified Institution shall only become effective five Business Days after such designation. The Company shall deliver any updates to the list of Disqualified Institutions and any modifications thereto to the Administrative Agent via email to JPMDQ_Contact@jpmorgan.com.
“Documentation Agents” means (a) Citibank, N.A., HSBC Bank USA, National Association and Citizens Bank, N.A., in their capacities as documentation agents for the Initial Term A Facility and Initial Revolving Facility and (b) Bank of America, N.A., The Toronto-Dominion Bank, New York Branch, U.S. Bank National Association, Wells Fargo Bank, National Association, Citibank, N.A., HSBC Bank USA, National Association and ~~M&T~~Citizens Bank, N.A., in their capacities as documentation agents for the ~~credit facilities evidenced by this Agreement~~Initial Term B Facility.
“Domestic Borrower” means the Company and each Borrowing Subsidiary that is a Domestic Subsidiary.
“Domestic Subsidiary” means each Subsidiary that is organized under the laws of the United States, any State thereof or the District of Columbia.
“DQ List” has the meaning assigned to such term in Section 9.04(f)(iv).

[[8167251]]

“ECF Deductions” has the meaning assigned to such term in Section 2.10(b)(iii).
“ECF Prepayment Amount” has the meaning assigned to such term in Section 2.10(b)(iii).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
~~“Effective Date” means the first date on which the conditions specified in Section 4.01 are satisfied.~~
“Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent, in consultation with the Company in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins (it being understood that if the interest rate margins with respect to any Indebtedness are based on a pricing grid, such interest rate margins will be calculated based on the rate on such grid applicable on the applicable date of determination), (b) interest rate floors (subject to the proviso set forth below) and credit spread adjustments, (c) any amendment to the relevant interest rate margins, and credit spread adjustments and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding (i) any advisory, arrangement, commitment, consent, structuring, success, underwriting, ticking, unused line fees, amendment fees and/or any similar fees payable in connection therewith (regardless of whether any such fees are paid to or shared in whole or in part with any lender) and (ii) any other fee that is not paid directly by the Borrowers generally to all relevant lenders ratably; provided that if such Indebtedness includes any “EURIBOR” interest rate floor and, at the time of determination (or, at the election of the Company, such other date as shall be applicable thereto pursuant to Section 1.04(a)), such floor is greater than the EURIBOR (disregarding any “floor” set forth in the definition of such term) for an Interest Period of three months on such date, such excess amount shall be equated to interest rate margins for purposes of calculating the Effective Yield with respect to such Indebtedness. For the purposes of determining Effective Yield with respect to the Term Loans of any Class, if the Term Loans of such Class shall have been incurred with different amounts of original issue discount or upfront fees, then the Effective Yield with respect to the Term Loans of such Class will be determined on the basis of the weighted average of the amounts of the original issue discount and/or upfront fees with respect to all the Term Loans of such Class. Any determination by the Administrative Agent, in consultation with the Company, of the Effective Yield shall be conclusive and binding on all Lenders, and it is understood and agreed that the Administrative Agent shall not have any Liability, on any theory of liability, to any Person with respect to such determination.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund ~~and~~, or (d) any other Person, other than, in each case, (i) a Defaulting Lender (or a Person that would constitute a Defaulting Lender upon the consummation of such assignment), (ii) a Disqualified Institution, (iii) except as permitted under Section 9.04(g), the Company or any of its Subsidiaries or other Affiliates

[[8167251]]

or (iv) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).
“Environmental Law” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any toxic or hazardous material, substance or waste or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Tax Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Tax Code, is treated as a single employer under Section 414 of the Tax Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Tax Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Tax Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA; or (h) the incurrence by the Company or any of its ERISA Affiliates of a Lien imposed pursuant to Section 430(k) of the Tax Code or Section 303(k) of ERISA or a violation of Section 436 of the Tax Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Euro and for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period.
“EURIBO Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other Person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on the Reuters screen page that displays such rate (currently EURIBO01) (or, in the event such rate does not appear on a Reuters screen page, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion).

[[8167251]]

“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the EURIBO Rate.
“Euro” or “€” means the single currency of the Participating Member States.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excess Cash Flow” means, for any Fiscal Year, an amount (if positive) equal to:
(a)the sum, without duplication, of the following for such Fiscal Year:
(i)Consolidated EBITDA for such Fiscal Year, determined (A) without giving effect to clause (a)(vii) or the last paragraph of the definition thereof and (B) excluding therefrom (x) net income of any consolidated Restricted Subsidiary of the Company that is not a Wholly-Owned Subsidiary to the extent such income is attributable to the non-controlling interest in such consolidated Restricted Subsidiary and (y) the amounts included pursuant to the definition of Consolidated Net Income in respect of any Person that is not the Company or a Restricted Subsidiary; plus
(ii)the aggregate amount of all non-cash Charges deducted (and not already added back) in arriving at Consolidated EBITDA for such Fiscal Year, including any such Charges added back under clause (a)(iii) of the definition of Consolidated EBITDA, but excluding any non-cash Charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of all prepaid cash items that were paid (or required to have been paid) in a prior period; plus
(iii)the Consolidated Working Capital Adjustment for such period, minus
(b)the sum, without duplication, of the following for such Fiscal Year:
(i)the aggregate principal amount of (A) all optional prepayments of, or other cash payments to reduce the outstanding principal amount of, Indebtedness made by the Company or its Restricted Subsidiaries during such Fiscal Year (other than (1) any optional prepayment of, or other cash payments to reduce the outstanding principal amount of, Indebtedness to the extent deducted in calculating the amount of any Excess Cash Flow payment in accordance with Section 2.10(b)(iii) or (2) any optional prepayment of, or other cash payments to reduce the outstanding principal amount of, revolving Indebtedness except to the extent any related commitment is permanently reduced in connection with such prepayment or reduction), (B) all mandatory prepayments and scheduled repayments of Indebtedness made by the Company or its Restricted Subsidiaries during such Fiscal Year (in the case of any such mandatory prepayment on account of any Net Proceeds received in respect of any Prepayment Event described in clause (a) or (b) of the definition of such term, only to the extent such net proceeds increased the Consolidated EBITDA for such Fiscal Year) and (C) the aggregate amount of any premiums, make-whole or penalty payments actually paid in cash by the Company or its Restricted Subsidiaries that are or were required to be made in connection with any prepayment of Indebtedness, in each case, except to the extent financed with long-term funded Indebtedness (other than revolving Indebtedness), plus
(ii)the aggregate amount of (A) all Charges either excluded in calculating Consolidated Net Income for such Fiscal Year or added back in calculating Consolidated EBITDA for such Fiscal Year, in each case, to the extent such Charges are paid or payable in cash by the Company or its Restricted Subsidiaries, including any such Charges added back under clauses (a)(i) and (a)(ii) of the definition of Consolidated EBITDA, and (B) all non-cash gains, credits and items of income included in arriving at Consolidated EBITDA for such Fiscal Year; plus

[[8167251]]

(iii)to the extent not deducted in arriving at Consolidated EBITDA for such Fiscal Year, any foreign transactional or translation losses paid or payable in cash during such Fiscal Year by the Company or its Restricted Subsidiaries (including any currency re-measurement of Indebtedness, any net gain or loss resulting from Hedging Agreements for currency exchange risk resulting from any intercompany Indebtedness, any foreign currency translation or transaction or any other currency-related risk), plus
(iv)the amount, if any, which, in the determination of such Consolidated EBITDA for such Fiscal Year, has been included in respect of income or gain from any Asset Disposition or any Casualty/Condemnation Event; plus
(v)cash payments (other than in respect of Taxes, which are governed by clause (ii) above) made during such Fiscal Year by the Company or its Restricted Subsidiaries for any liability the accrual of which in a prior period did not reduce Consolidated EBITDA and therefore increased Excess Cash Flow in such prior period (provided there was no other deduction to Consolidated EBITDA or Excess Cash Flow related to such payment), except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness), plus
(vi)amounts paid in cash by the Company or its Restricted Subsidiaries (except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness)) during such Fiscal Year on account of (A) items that were accounted for as non-cash Charges deducted in arriving at Consolidated EBITDA in a prior period and (B) reserves or amounts established in purchase accounting to the extent such reserves or amounts are added back to, or not deducted from, in arriving at Consolidated EBITDA, plus
(vii)the amount of any payment of cash made during such Fiscal Year by the Company or its Restricted Subsidiaries to be amortized or expensed over a future period and recorded as a long-term asset, except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness), plus
(viii)to the extent not deducted in arriving at Consolidated EBITDA for such Fiscal Year, the amount of any Tax obligation of the Company and/or any Restricted Subsidiary that is estimated in good faith by the Company as due and payable (but is not currently due and payable) by the Company and/or any Restricted Subsidiary as a result of the repatriation of any dividend or similar distribution of net income of any Foreign Subsidiary to the Company and/or any Restricted Subsidiary, plus
(ix)to the extent not deducted in arriving at Consolidated EBITDA for such Fiscal Year, cash payments made by the Company or its Restricted Subsidiaries during such Fiscal Year in respect of any Restricted Payments set forth in Sections 6.06(a)(vi), 6.06(a)(vii), 6.06(a)(viii) and/or 6.06(a)(ix) or any distributions, dividends or other similar payments made to the holders of any minority interest in any Restricted Subsidiary, in each case, except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness); plus
(x)to the extent not deducted in arriving at Consolidated EBITDA for such Fiscal Year, the aggregate amount of any extraordinary, exceptional, unusual, special or non-recurring cash Charges paid or payable during such period (whether or not incurred in such Fiscal Year); plus
(xi)all cash payments made by the Company or its Restricted Subsidiaries during such Fiscal Year in respect of Capital Expenditures and all cash payments made by the Company or its Restricted Subsidiaries in such Fiscal Year to acquire intellectual property rights, in each case, except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness); plus

[[8167251]]

(xii)cash payments made by the Company or its Restricted Subsidiaries during such Fiscal Year in respect of any Investment (including Acquisitions) permitted by Section 6.05 (other than Investments (x) in cash or Cash Equivalents or (y) in the Company or any Restricted Subsidiary), in each case, except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness); plus
(xiii)the aggregate consideration (A) required to be paid in cash by the Company or its Restricted Subsidiaries pursuant to binding contracts entered into prior to or during such Fiscal Year relating to Capital Expenditures, Acquisitions or other Investments permitted by Section 6.05 (other than Investments (x) in cash or Cash Equivalents or (y) in the Company or any Restricted Subsidiary) and/or Restricted Payments described in clause (ix) above and/or (B) otherwise committed or budgeted to be made in connection with Capital Expenditures, Acquisitions or other Investments and/or Restricted Payments described in clause (A) above (clauses (A) and (B) of this clause (xiii), the “Scheduled Consideration”), in each case, to be consummated or made by the Company or its Restricted Subsidiaries during the period of four consecutive Fiscal Quarters following the end of such Fiscal Year; provided that (I) to the extent the aggregate amount actually utilized to finance such Capital Expenditures, Acquisitions, Investments or Restricted Payments during such subsequent period of four consecutive Fiscal Quarters is less than the Scheduled Consideration, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive Fiscal Quarters and (II) if any amounts are deducted from Excess Cash Flow pursuant to this clause (xiii) in any Fiscal Year, no duplicative deduction shall be made in any subsequent Fiscal Year under this or any other clause of this definition; plus
(xiv)to the extent not deducted in arriving at Consolidated EBITDA for such Fiscal Year, cash expenditures in respect of any Hedging Agreement made during such Fiscal Year by the Company or its Restricted Subsidiaries; plus
(xv)to the extent not deducted in arriving at Consolidated EBITDA for such Fiscal Year, the aggregate amount of expenditures actually made during such Fiscal Year by the Company and/or any Restricted Subsidiary in cash (including any expenditure for the payment of fees or other Charges (or any amortization thereof for such period) in connection with any Disposition, incurrence or repayment of Indebtedness, issuance of Capital Stock, refinancing transaction, amendment or modification of any debt instrument, including this Agreement, and including, in each case, any such transaction consummated prior to, on or after the Fifth Amendment Effective Date, and Charges incurred in connection therewith, whether or not such transaction was successful).
“Exchange Act” means the United States Securities Exchange Act of 1934.
“Exchange Rate” means, on any date of determination, with respect to any ~~Foreign Currency~~currency other than US Dollars, the rate of exchange for the purchase of US Dollars with such ~~Foreign Currency~~currency (or, for purposes of Sections 2.05(d), 2.05(e) and 2.05(l), for the purchase of such currency with US Dollars, as applicable) last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (determined based on New York City time) immediately preceding the date of determination (or if Reuters ceases to be available or ceases to provide such a rate of exchange ~~for the purchase of US Dollars with such Foreign Currency~~, as last provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters as shall be chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in US Dollars (or in such other currency, as applicable) as determined by the Administrative Agent using any reasonable method of determination it deems appropriate, and such determination shall be conclusive absent manifest error)). Notwithstanding the foregoing provisions of this definition or the definition of “US Dollar Equivalent”, each Issuing Bank may, solely for purposes of computing the fronting fees owed to it under Section 2.11(b), compute the Dollar amounts of the LC Exposures attributable to Letters of

[[8167251]]

Credit issued by it and denominated in Foreign LC Currencies by reference to exchange rates determined using any reasonable method customarily employed by it for such purpose.
“Exchange Rate Date” means (a) with respect to any Revolving Loan denominated in a Foreign Currency, each of the following: (i) the date of the borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date of the borrowing of, or conversion to, such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in a Foreign LC Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof ~~and~~, (c) with respect to any Cash Confirmation Guarantee, each of the following: (i) the date on which such Cash Confirmation Guarantee is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Cash Confirmation Guarantee that has the effect of increasing the amount thereof and (d) if an Event of Default has occurred and is continuing, any other Business Day designated as an Exchange Rate Date by the Administrative Agent in its sole discretion or upon ~~instruction~~request of the Majority in Interest of the Revolving Lenders or the Cash Confirmation Bank.
“Excluded Assets” means each of the following:
(a)(i) any contract, lease, license or other agreement, or any rights thereunder, or (ii) any property subject to a Capital Lease Obligation, purchase money security interest or similar arrangements, in each case, in which a grant of a security interest would be prohibited by the terms of any restriction in favor of, or require the consent of, any Person (other than the Company or any of its Subsidiaries), or result in a breach, termination (or a right of termination), default under or right of payment or in the abandonment, invalidation or unenforceability of any right of the relevant Loan Party in or under, such contract, lease, license or other agreement or, in the case of clause (ii), any agreement relating to such property or asset; provided, that any such property or asset referred to in clause (i) above will only constitute an Excluded Asset under this clause (a) to the extent such prohibition, restriction, consent right, breach, termination (or right of termination), default, abandonment, invalidation, right of payment or unenforceability would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of the relevant jurisdiction or any other applicable law; provided further that any such property or asset shall cease to constitute an Excluded Asset under this clause (a) at such time as the condition causing such prohibition, restriction, right of consent, breach, termination (or right of termination), default, abandonment, invalidation, right of payment or unenforceability no longer exists (including on account of consents of the relevant Persons having been obtained, it being agreed that, notwithstanding anything to the contrary in the Loan Documents, neither the Company nor any of its Subsidiaries shall be required to seek any such consent) and, to the extent severable, the security interest granted under the applicable Security Document shall attach immediately to any portion of such property or asset that does not result in any of the consequences specified in this clause (a);
(b)the Capital Stock in (i) ~~Crane Company and such Subsidiaries as, immediately upon the consummation of the Crane Company Distribution, will be subsidiaries of Crane Company, (ii)~~ any not-for-profit subsidiary, any ~~captive insurance subsidiary, any Securitization Entity~~Captive Insurance Subsidiary, any Receivables Subsidiary or any other special purpose entity and (~~iii~~ii) any Unrestricted Subsidiary;
(c)any Capital Stock in any Person that is not a Wholly-Owned Subsidiary that (i) is prohibited or restricted from being pledged pursuant to the terms of such Person’s organizational documents (or any joint venture, shareholders’ or similar agreements), (ii) the pledge of which would require the consent of any Person (other than the Company or any Subsidiary), which consent has not been obtained (it being agreed that, notwithstanding anything to the contrary in the Loan Documents, neither the Company nor any Subsidiary Guarantor shall be required to seek any such consent), or (iii) would give rise to a “right of first refusal”, a “right of first offer”

[[8167251]]

or a similar right not prohibited by the terms of this Agreement that may be exercised by any Person (other than the Company or any Subsidiary) in accordance with the organizational documents (or any joint venture, shareholders’ or similar agreements) of such Person;
(d)any trademark application filed on the basis of the applicant’s intent-to-use such trademark prior to the filing and acceptance by the U.S. Patent and Trademark Office or other applicable Governmental Authority of evidence of use of the trademark, pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. § 1051, et seq.), only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability of such trademark application (or any trademark registration resulting therefrom) under applicable law;
(e)any asset the grant of a security interest in which would be prohibited by applicable law or would require any consent, approval, license or authorization of any Governmental Authority that has not been obtained (it being agreed that, notwithstanding anything to the contrary in the Loan Documents, neither the Company nor any Subsidiary Guarantor shall be required to seek any such consent, approval, license or authorization), in each case, to the extent such prohibition or requirement would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of the relevant jurisdiction or any other applicable law; provided that any such asset shall cease to constitute an Excluded Asset under this clause (e) at such time as the condition causing such prohibition or requirement no longer exists and, to the extent severable, the security interest granted under the applicable Security Document shall attach immediately to any portion of such asset that does not result in any of the consequences specified in this clause (e);
(f)any licenses, franchises, charters and authorizations issued, granted or otherwise provided by any Governmental Authority, in each case to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, in each case, to the extent such prohibition or restriction would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of the relevant jurisdiction or any other applicable law; provided that any such asset shall cease to constitute an Excluded Asset under this clause (f) at such time as the condition causing such prohibition or restriction no longer exists and, to the extent severable, the security interest granted under the applicable Security Document shall attach immediately to any portion of such property or asset that does not result in any of the consequences specified in this clause (f);
(g)any Margin Stock;
(h)in excess of 65.0% of the issued and outstanding voting Capital Stock in (i) any CFC and (ii) any FSHCO;
(i)any assets (including Capital Stock) to the extent a security interest in such assets would result in adverse tax consequences (other than immaterial adverse tax consequences), including as a result of the operation of Section 956 of the Tax Code or any similar law or regulation in any applicable jurisdiction, to the Company and its Restricted Subsidiaries, as reasonably determined by the Company and advised to the Administrative Agent in writing (including by email);
(j)any deposit account (i) that is used solely as a payroll account, (ii) containing solely amounts with respect to withheld income Taxes and federal, state or local employment Taxes in such amounts as are required in the reasonable judgment of the Company in the ordinary course of business to be paid to the Internal Revenue Service or state or local government agencies with respect to current or former employees of the Company or any Restricted Subsidiary or (iii) containing solely amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Company or any Restricted Subsidiary;

[[8167251]]

(k)any asset with respect to which the Administrative Agent and the Company shall have reasonably determined that the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs, or would be excessive in relation to, the practical benefit to the Lenders of the security afforded thereby, which determination shall be evidenced in writing; ~~and~~
(l)any accounts receivable and any related assets (or interests therein) (i) Disposed of to any Receivables Subsidiary or (ii) otherwise sold, conveyed or otherwise transferred to any other Person, granted a security interest in, or otherwise subject to, any Permitted Receivables Financing permitted pursuant to Section 6.01(k);
(m)~~(l)~~ any asset acquired by the Company or any of its Subsidiaries after the Original Availability Date (including assets acquired through an Acquisition) and that, at the time of the relevant acquisition, is subject to a Lien securing assumed Indebtedness permitted by Section 6.01 to the extent the documentation governing the applicable assumed Indebtedness prohibits creation of Liens on such assets to secure the Secured Obligations (which prohibition was not implemented in contemplation of such acquisition); provided that any such asset shall cease to constitute an Excluded Asset under this clause (~~l~~m) at such time as such prohibition no longer exists and, to the extent severable, the security interest granted under the applicable Security Document shall attach immediately to any portion of such property or asset that does not result in any of the consequences specified in this clause (~~l~~m);
but not, in the case of the foregoing clauses (a) through (~~l~~m), the proceeds thereof or any receivables arising therefrom to the extent such proceeds or receivables are not described in the foregoing clauses (a) through (~~l~~m).
“Excluded Equity Contribution Amounts” means (a) any amount received from the Company or any Restricted Subsidiary and (b) any amount in respect of which any Investment is made in reliance on Section 6.05(k).
“Excluded Subsidiary” means:
(a)any Restricted Subsidiary that is not a Wholly-Owned Subsidiary;
(b)any Restricted Subsidiary that is not a Material Subsidiary;
(c)any Restricted Subsidiary that (i) is prohibited or restricted by (A) any applicable law or (B) any contractual obligation existing on the Original Effective Date or, in the case of any Person that becomes a Restricted Subsidiary after the Original Availability Date, any contractual obligation that exists at the time such Person becomes a Restricted Subsidiary (and which contractual obligation was not entered into in contemplation of the requirements of the Loan Documents) from providing a Guarantee of the Obligations or (ii) would require a consent, approval, license or authorization of or from any Governmental Authority in order to provide such Guarantee, unless such consent, approval, license or authorization has been obtained;
(d)any not-for-profit subsidiary, any ~~captive insurance subsidiary, any Securitization Entity~~Captive Insurance Subsidiary, any Receivables Subsidiary or any other special purpose entity;
(e)(i) any Foreign Subsidiary or (ii) any CFC or FSHCO;
(f)any Restricted Subsidiary with respect to which the Guarantee of the Obligations would result in adverse tax consequences (other than immaterial adverse tax consequences) to the Company or its Subsidiaries, as reasonably determined by the Company and advised to the Administrative Agent in writing;

[[8167251]]

(g)any other Restricted Subsidiary with respect to which the Administrative Agent and the Company have reasonably determined that the cost, burden, difficulty or consequence of providing a Guarantee of the Obligations outweighs, or would be excessive in relation to, the practical benefits afforded thereby to the Lenders, which determination shall be evidenced in writing (including by email); and
~~(h) Crane Company and any other Subsidiary that, immediately upon the consummation of the Crane Company Distribution, will be a subsidiary of Crane Company; and~~
(h)~~(i)~~ any Unrestricted Subsidiary.
“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Subsidiary Guarantor and any and all guarantees of such Subsidiary Guarantor’s Swap Obligations by the Company or other Subsidiary Guarantors) at the time the Guarantee of such Subsidiary Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Administrative Agent, any Lender, any Issuing Bank, the Cash Confirmation Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder or required to be deducted or withheld from a payment to the Administrative Agent, any Lender, any Issuing Bank, the Cash Confirmation Bank or any other recipient: (a) Taxes imposed on or measured by such recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender ~~or~~, any Issuing Bank or the Cash Confirmation Bank, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender ~~or~~, an Issuing Bank or the Cash Confirmation Bank, any withholding Tax that is imposed by (i) the United States or (ii) ~~other than~~solely in the case of any ~~Lender that is a~~Initial Revolving Lender ~~as of the Second Amendment Effective Date but is not a party (in any capacity) to the Second Amendment~~, any Issuing Bank or any Initial Term A Lender, the United Kingdom~~,~~ (other than any withholding Tax that is imposed on interest payable to a UK Treaty Lender that has complied with its obligations in Section 2.16(f)(i)) in each case, on amounts payable to such recipient (i) at the time such recipient becomes a party to this Agreement (other than pursuant to an assignment request by the Company under Section 2.18(b)) or (ii) at the time such recipient designates a new lending office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 2.16(a), (c) Taxes attributable to a recipient’s failure to comply with Section 2.16(e) or Section 2.16(f), (d) any withholding Tax imposed under FATCA and (e) the bank levy as set out in Schedule 19 of the Finance Act 2011 of the United Kingdom as in force (other than with respect to rates on the ~~Second~~Fifth Amendment Effective Date) and any similar tax or levy in the UK or any other jurisdiction.
~~“Existing 364-Day Credit Agreement” means the Credit Agreement, dated as of August 11, 2022, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.~~
~~“Existing 364-Day Credit Agreement Refinancing” means the payment in full of all principal, interest, fees and other amounts due or outstanding under the Existing 364-Day Credit Agreement, the~~

[[8167251]]

~~termination of all commitments thereunder and the discharge or release of all Guarantees and Liens (if any) provided thereunder.~~
~~“Existing Credit Agreements Refinancing” means, collectively, the Existing Revolving Credit Agreement Refinancing and the Existing 364-Day Credit Agreement Refinancing.~~
“Existing Letter of Credit” means (a) any letter of credit (or, with respect to any Issuing Bank, any bank guarantee (or similar instrument) as such Issuing Bank may in its sole discretion approve) that is issued by any Issuing Bank for the account of the Company or any Restricted Subsidiary and, subject to compliance with the requirements set forth in Section 2.05 as to the currency of the denomination of, maximum LC Exposure and expiration of Letters of Credit, is designated as an Existing Letter of Credit by written notice thereof by the Company and such Issuing Bank to the Administrative Agent (~~in the case of any such notice delivered after the Availability Date,~~ which notice shall contain a representation and warranty by the Company as of the date thereof that the conditions precedent set forth in Sections ~~4.03~~4.02(a) and ~~4.03~~4.02(b) shall be satisfied immediately after giving effect to such designation)~~; provided that no such notice or designation as to~~ and (b) any letter of credit ~~shall be effective~~that is issued under this Agreement as in effect immediately prior to the ~~Availability~~Fifth Amendment Effective Date and is outstanding on the Fifth Amendment Effective Date.
“Expected Cost Savings” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA”.
~~“Existing Revolving Credit Agreement” means the Credit Agreement, dated as of July 28, 2021, among the Company, the Specified Dutch Subsidiary, the other borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by that certain Amendment No. 1, dated as of May 16, 2022.~~
~~“Existing Revolving Credit Agreement Refinancing” means the payment in full of all principal, interest, fees and other amounts due or outstanding under the Existing Revolving Credit Agreement, the cancellation of all letters of credit issued and outstanding thereunder (other than any such letter of credit cash collateralized, backstopped or designated as a letter of credit outstanding under other credit facilities (including as an Existing Letter of Credit), in each case, in a manner satisfactory to the Issuing Bank in respect thereof), the termination of all commitments thereunder and the discharge or release of all Guarantees and Liens (if any) provided thereunder.~~
“Extended/Modified Commitments” has the meaning assigned to such term in ~~the definition of the term “Extension/Modification Permitted Amendment”~~Section 2.22(a).
“Extended/Modified Loans” has the meaning assigned to such term in ~~the definition of the term “Extension/Modification Permitted Amendment”~~Section 2.22(a).
“Extended/Modified Revolving Commitment” means any Extended/Modified Commitment that is a Revolving Commitment.
“Extended/Modified Revolving Facility” means the Extended/Modified Revolving Commitments and the Extended/Modified Revolving Loans and other extensions of credit thereunder.
“Extended/Modified Revolving Loans” means any Extended Modified Loans that are Revolving Loans.
“Extended/Modified Term Loans” ~~has the meaning assigned to such term in the definition of the term “Extension/Modification Permitted Amendment”.~~means any Extended/Modified Loans that are Term Loans.
“Extending/Modifying Lenders” has the meaning assigned to such term in Section 2.22(a).

[[8167251]]

“Extension/Modification” has the meaning assigned to such term in Section 2.22(a).
“Extension/Modification Agreement” means an Extension/Modification Agreement, in form and substance reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.22) and the Company, among the Company and, if applicable, the other Loan Parties, the Administrative Agent~~,~~ and one or more Extending/Modifying Lenders ~~and each other Person, if any, required to be a party thereto pursuant to Section 2.22(b)~~, effecting an Extension ~~Permitted Amendment~~/Modification and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.22.
“Extension/Modification Offer” has the meaning assigned to such term in Section 2.22(a).
~~“Extension/Modification Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension/Modification Offer pursuant to Section 2.22, providing for (a) an extension of the Maturity Date and/or (b) an increase or decrease in the yield with respect to such Extended/Modified Loans (including any increase or decrease in, or an introduction of, interest margins, benchmark rate floors, fixed interest rates or fees or premiums), in each case, applicable to the Loans and/or Commitments of the Extending/Modifying Lenders of the applicable Extension/Modification Request Class (such Loans or Commitments being referred to as the “Extended/Modified Loans” or “Extended/Modified Commitments”, as applicable) and, in connection therewith:~~
~~(a) in the case of any Extended/Modified Loans that are Term Loans of any Class (such Extended/Modified Loans being referred to as the “Extended/Modified Term Loans”), any modification of the scheduled amortization applicable thereto, provided that the weighted average life to maturity of such Extended/Modified Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term Loans of the applicable Extension/Modification Request Class, determined at the time of such Extension/Modification Offer;~~
~~(b) a modification of voluntary or mandatory prepayments resulting therefrom applicable to such Extended/Modified Loans (including prepayment premiums and other restrictions thereon), provided that, in the case of any Extended/Modified Term Loans, such requirements may provide that such Extended/Modified Term Loans may participate in any mandatory prepayments on a pro rata basis (or on a basis that is less than pro rata) with the Term Loans of the applicable Extension/Modification Request Class, but may not provide for mandatory prepayment requirements that are more favorable than those applicable to the Term Loans of the applicable Extension/Modification Request Class;~~
~~(c) an increase in the fees payable to, or the inclusion of new fees to be payable to, the Extending/Modifying Lenders in respect of such Extension/Modification Offer or their Extended/Modified Loans or Extended/Modified Commitments, as applicable; and/or~~
~~(d) an addition of any affirmative or negative covenants applicable to the Company and/or the Restricted Subsidiaries, provided that either (i) such covenants shall be applicable only to periods after the latest Maturity Date in effect on the date of such Extension/Modification Offer or (ii) such covenants are then conformed (or added) to this Agreement or the applicable other Loan Documents for the benefit of all the Lenders (which conforming changes or additions shall not require the consent of any Lender).~~
“Extension/Modification Request Class” has the meaning assigned to such term in Section 2.22(a).

[[8167251]]

“FATCA” means Sections 1471 through 1474 of the Tax Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Tax Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Tax Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
~~“Fee Letters” means (a) the amended and restated fee letter, dated March 17, 2023, by and among the Company, Crane Company and JPMorgan Chase Bank, N.A. and (b) the fee letter, dated March 17, 2023, by and among the Company, Crane Company, Bank of America, N.A., BofA Securities, Inc., Goldman Sachs Bank USA, The Toronto-Dominion Bank, New York Branch, TD Securities (USA) LLC, U.S. Bank National Association, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.~~
“Fifth Amendment” means that certain Fifth Amendment, dated as of December 15, 2025, among the Company, the other Loan Parties, the Lenders party thereto, Goldman Sachs Bank Europe, as the Cash Confirmation Bank, the Administrative Agent and the Non-U.S. Administrative Agent.
“Fifth Amendment Effective Date” means December 15, 2025, which is the date of effectiveness of the Fifth Amendment.
“Financial Covenants” means the covenants of the Company set forth in Section 6.09.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal financial officer, principal accounting officer, treasurer or controller of such Person.
“First Initial Term B Borrowing” means the Initial Term B Loans funded on the first borrowing date of the Initial Term B Loans hereunder.
“First Regolo Acquisition” has the meaning assigned to such term in the ~~Fourth~~Fifth Amendment.
“First Regolo Acquisition Closing Date” has the meaning assigned to such term in the ~~Fourth~~Fifth Amendment.
“First Regolo Closing Date Certain Funds Sublimit” means €112,130,275; provided that:
(i)if, prior to the consummation of the Sargas Acquisition, the Sargas Acquisition Agreement is terminated by the Company (or its Subsidiary) in a signed writing in accordance with the terms of the Sargas Acquisition Agreement (or the Company (or its Subsidiary) confirms in writing or publicly announces the confirmation of the termination of the Sargas Acquisition Agreement by Sargas), the First Regolo Closing Date Certain Funds Sublimit shall automatically and permanently reduce by €32,775,865; and
(j)the First Regolo Closing Date Certain Funds Sublimit shall automatically and permanently reduce as provided in Section 4.03(b).
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

[[8167251]]

“Fiscal Year” means the fiscal year of the Company.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Relevant Rate. For the avoidance of doubt, the initial Floor for each of the ~~Adjusted~~ Term SOFR, the Adjusted EURIBO Rate, the ~~Adjusted~~ Daily Simple SOFR and the Daily Simple SONIA is 0.00%.
“Foreign Borrowing Subsidiary” means any Borrowing Subsidiary that is a Foreign Subsidiary.
“Foreign Currencies” means each of ~~Pounds~~ Sterling, Euro and any additional currencies determined after the Fifth Amendment Effective Date by mutual agreement of the Company, each of the Revolving Lenders, each of the Issuing Banks and the Administrative Agent; provided that each such additional currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into US Dollars.
“Foreign LC Currency” means any Foreign Currency and any other currency (other than US Dollars) for which a US Dollar Equivalent may be obtained; provided that at the time of the issuance of any Letter of Credit denominated in a Foreign LC Currency (other than a Foreign Currency), such other currency is acceptable to the Issuing Bank that is the issuer of such Letter of Credit.
“Foreign LC Currency Overnight Rate” means, for any day, (a) with respect to any amount denominated in Sterling, the Daily Simple SONIA and (b) with respect to any amount denominated in any currency other than Sterling (or denominated in Sterling if the rate referred to in clause (a) above is not available), a rate per annum at which overnight deposits in such currency would be offered on such day in the London or, if applicable, other offshore interbank market, as such rate is determined by the Administrative Agent by such means as the Administrative Agent shall determine to be reasonable.
“Foreign Lender” means with respect to any Borrower, any Lender that is not organized under the laws of a jurisdiction in which such Borrower is located.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Form 10” means the Registration Statement on Form 10 (including the information statement and the other exhibits filed therewith or incorporated by reference therein) filed by Crane Company with the SEC on December 15, 2022, as amended by Amendment No. 1 to the Registration Statement on Form 10 filed by Crane Company with the SEC on January 24, 2023, as it was declared effective by the SEC on February 7, 2023.
~~“Fourth Amendment” means that certain Fourth Amendment, dated as of October 7, 2025, among the Company, the other Loan Parties, the Lenders party thereto and the Administrative Agent.~~
~~“Fourth Amendment Effective Date” means October 7, 2025, which is the date of effectiveness of the Fourth Amendment.~~
“FSHCO” means any Domestic Subsidiary with no material assets other than Capital Stock (or Capital Stock and Indebtedness) in one or more CFCs.
“GAAP” means, subject to Section 1.04(a), generally accepted accounting principles in the United States.
“Global Intercompany Note” means ~~a promissory note substantially in the form of Exhibit F, with such modifications to such form as may be approved by the Administrative Agent and~~the Global Intercompany Note, dated March 31, 2023, among the Company and each of its Subsidiaries party thereto.

[[8167251]]

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Granting Lender” has the meaning assigned to such term in Section 9.04(h).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business~~, nor any guarantee or obligation, contingent or otherwise, as a result of or in connection with the existence of a fiscal unity for Dutch corporate income tax purposes of which the Specified Dutch Subsidiary is a member~~. The amount, as of any date of determination, of any Guarantee shall be the monetary amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a monetary amount, the maximum reasonably anticipated monetary liability as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably by a Financial Officer of the Company)).
“Guarantee Agreement” means the Guarantee Agreement, dated as of ~~the Availability Date~~March 31, 2023, among the Company, the Subsidiary Guarantors from time to time party thereto and the Administrative Agent, ~~substantially in the form of Exhibit G,~~ together with all supplements thereto.
“Guarantors” means, collectively, the Company and the Subsidiary Guarantors.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Hedging Agreement.
~~“Historical Consolidated Financial Statements” means (a) the consolidated balance sheet of the Company and the Subsidiaries as of December 31, 2022 and the related consolidated statements of operations, comprehensive income and cash flows of the Company and the Subsidiaries for the year then ended, prepared in accordance with GAAP and audited by Deloitte & Touche LLP, (b) the consolidated interim financial statements the Company and the Subsidiaries as of and for each subsequent fiscal quarter or the portion of the fiscal year then ended, in each case under this clause (b), that are included in the Form 10 or in any Quarterly Report on Form 10-Q filed by the Company with the SEC on or prior to the Availability Date.~~

[[8167251]]

“Incremental Cap” means:
(k)(i) the Incremental Dollar Amount plus (ii) the Reallocated Incremental Amount; plus
(l)in the case of any Incremental Facility or Incremental Equivalent Debt that effectively extends the scheduled maturity date with respect to, or otherwise refinances, any Loans and/or Commitments of any Class hereunder or any Other First Lien Indebtedness (other than Loans, Commitments or Other First Lien Indebtedness to the extent incurred or implemented in reliance on clause (a) above or to the extent constituting a refinancing of any Loans, Commitments or Indebtedness incurred or implemented in reliance on clause (a) above), an amount equal to the portion of the relevant Loans, Commitments or Other First Lien Indebtedness that will be refinanced by such Incremental Facility or Incremental Equivalent Debt; plus
(m)in the case of any Incremental Facility or Incremental Equivalent Debt that effectively replaces any Revolving Commitment or Term Loan terminated or prepaid in accordance with Section 2.18, an amount equal to the relevant terminated Revolving Commitment or prepaid Term Loan; plus
(n)without duplication (and without duplication of clause (b) or (c) above), (i) the amount of any voluntary prepayment of any Term Loan in accordance with Section 2.10(a) and/or the amount of any optional permanent reduction of any Revolving Commitment in accordance with Section 2.07(b), (ii) the amount of any voluntary prepayment, redemption, repurchase or retirement of Incremental Equivalent Debt, (iii) the amount of any optional prepayment, redemption, repurchase or retirement of any Replacement Debt previously applied to the permanent prepayment of any Term Loan or of any Incremental Equivalent Debt (in each case, other than any Term Loan or Incremental Equivalent Debt incurred under clause (a) above) and (iv) the aggregate principal amount of any Indebtedness referred to in clauses (i) through (iii) repaid or retired resulting from any assignment of such Indebtedness to (and/or assignment and/or purchase of such Indebtedness by) the Company and/or any Restricted Subsidiary; provided that for each of clauses (i) through (iv), (x) such Indebtedness is secured by a Lien on any Collateral on a pari passu basis with the Loan Document Obligations (but without regard to the control of remedies) and was not incurred (or, in the case of Revolving Commitments, implemented) in reliance on clause (a) above and (y) the relevant prepayment, redemption, repurchase, retirement, assignment and/or purchase was not funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness); plus
(o)an unlimited amount so long as, in the case of this clause (e), on a Pro Forma Basis after giving effect to the incurrence of the Incremental Facility or the Incremental Equivalent Debt, as applicable, and the application of the proceeds thereof (without netting the cash proceeds thereof or of any Indebtedness incurred concurrently therewith, but giving effect to any related Subject Transaction) (and, in the case of any Incremental Facility or Incremental Equivalent Debt in the form of a revolving facility or “delayed draw” term facility then being implemented, assuming a full drawing thereunder) and assuming a full drawing of the aggregate Initial Term B Commitments then in effect, (i) if such Indebtedness is secured by a Lien on any Collateral ranking pari passu with the Lien securing the Loan Document Obligations (but without regard to the control of remedies), the Consolidated First Lien Net Leverage Ratio does not exceed 3.00:1.00, (ii) if such Indebtedness is secured by a Lien on any Collateral ranking junior to the Lien securing the Loan Document Obligations, the Consolidated Secured Net Leverage Ratio does not exceed 4.50:1.00 and (iii) if such Indebtedness is unsecured, the Consolidated Total Net Leverage Ratio does not exceed 5.00:1.00, in each case, as of the last day of the most recently ended Test Period;
provided that:
(i)(A) any Incremental Facility and/or Incremental Equivalent Debt may be incurred or implemented under one or more of clauses (a) through (e) of this definition as selected by the Company in its sole discretion (provided that, in the case of clause (e), an Incremental

[[8167251]]

Facility may be incurred or implemented only under clause (i) thereof) and (B) the portion of such Incremental Facility and/or Incremental Equivalent Debt classified as utilizing clause (a)(ii) above shall reduce availability under Sections 6.01(l) and 6.02(a)(xviii);
(ii)if any Incremental Facility or Incremental Equivalent Debt is intended to be incurred or implemented under clause (e) of this definition and any other clause of this definition in a single transaction or series of related transactions, (A) the portion of such Incremental Facility or Incremental Equivalent Debt to be incurred or implemented under clause (e) of this definition shall be calculated first without giving effect to any Incremental Facilities or Incremental Equivalent Debt to be incurred or implemented under any other clause of this definition, but giving full pro forma effect to the use of proceeds of the entire amount of such Incremental Facility or Incremental Equivalent Debt and the related transactions (but without netting such proceeds) and (B) the portion of such Incremental Facility or Incremental Equivalent Debt (but without netting such proceeds) to be incurred or implemented under the other applicable clauses of this definition shall be calculated thereafter;
(iii)any portion of any Incremental Facility or Incremental Equivalent Debt that is incurred or implemented under clauses (a) through (d) of this definition, unless otherwise elected by the Company, shall automatically and without need for action by any Person, be reclassified as having been incurred or implemented under clause (e) of this definition if, at any time after the incurrence or implementation thereof, when financial statements required pursuant to Section 5.01(a) or 5.01(b) are delivered, such portion of such Incremental Facility or Incremental Equivalent Debt would, using the figures reflected in such financial statements, be (or have been) permitted under the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio test, as applicable, set forth in clause (e) of this definition;
(iv)in the case of any Incremental Equivalent Debt in the form of a revolving credit facility, if a full drawing thereunder is permitted at the time the commitments in respect thereof are implemented (or at such other time as shall be applicable thereto pursuant to Section 1.06(a)), then the obligors thereunder may thereafter borrow, repay, prepay and reborrow amounts thereunder, in whole or in part, from time to time, without further compliance with the provisions of this definition;
(v)in the case of any Incremental Term Facility or any Incremental Equivalent Debt in the form of a “delayed draw” term facility, if a full drawing thereunder is permitted at the time the commitments in respect thereof are implemented (or at such other time as shall be applicable thereto pursuant to Section 1.06(a)), then the obligors thereunder may thereafter borrow under such commitments, in whole or in part, from time to time, without further compliance with the provisions of this definition; provided that, except to the extent such commitments have terminated without funding, all future incurrence tests (including under clause (e) above but excluding, for the avoidance of doubt, the actual compliance with Section 6.09) shall be made on a Pro Forma Basis assuming a full drawing under such commitments (but without netting the cash proceeds thereof) and giving effect to the application of the proceeds thereof; and
(vi)in the case of any Incremental Equivalent Debt that is secured by the proceeds of such Incremental Equivalent Debt, and any related deposit of cash or Cash Equivalents to cover interest and premium with respect to such Incremental Equivalent Debt, pursuant to, and only for so long as such proceeds and related deposit are subject to, an escrow or similar arrangement to secure such Incremental Equivalent Debt pending the application of the proceeds thereof, the determination of which of the incurrence tests set forth in clause (e)(iii) above is applicable to such Incremental Equivalent Debt will be made on the basis of the incurrence test that would be applicable to such Incremental Equivalent Debt had such escrow or similar arrangement been terminated on the date of incurrence of such Incremental Equivalent Debt.
“Incremental Commitment” means ~~an~~any commitment made by a Lender to provide all or any portion of any Incremental ~~Revolving Commitment or an Incremental Term Commitment~~Facility.

[[8167251]]

“Incremental Dollar Amount” means, as of any date of determination, the greater of US$434,000,000 and 100% of Consolidated EBITDA for the most recently ended Test Period.
“Incremental Equivalent Debt” means any Indebtedness that satisfies the following conditions:
(a)the aggregate outstanding principal amount (or committed amount, if applicable) thereof does not exceed the Incremental Cap (less any portion thereof utilized by the Incremental Facilities) as in effect at the time of incurrence or implementation, as applicable, thereof (after giving effect to any reclassification at or prior to such time);
(b)if such Indebtedness is in the form of a revolving credit facility, such Indebtedness shall mature no earlier than, and require no scheduled mandatory commitment reduction prior to, the Initial Revolving Maturity Date, in each case as determined on the date of incurrence or implementation, as applicable, thereof;
(c)unless such Indebtedness is in the form of a revolving credit facility, (i) except in the case of Customary Bridge Loans, unless otherwise consented by the Required Term A/Revolving Lenders, (A) the scheduled final maturity date of such Indebtedness shall be no earlier than (x) for so long as any Initial Term A Loans shall be outstanding, the Initial Term A Maturity Date and (y) otherwise, the Initial Revolving Maturity Date and (B) for so long as any Initial Term A Loans shall be outstanding, the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term A Loans and (ii) except in the case of Customary Bridge Loans and Customary Term A Loans and other than with respect to the Inside Maturity Amount, for so long as any Initial Term B Loans shall be outstanding or Initial Term B Commitments shall be in effect, (A) the scheduled final maturity date of such Indebtedness shall be no earlier than the Initial Term B Maturity Date and (B) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term B Loans;
(d)subject to clauses (b) and (c), such Indebtedness may otherwise have an amortization schedule as determined by the Company and the lenders providing such Indebtedness;
(e)in the event any financial maintenance covenant is applicable to any such Indebtedness, then (i) other than in the case of any such Indebtedness in the form of a revolving credit facility or Customary Term A Loans, either (A) such financial maintenance covenant shall only be applicable after the then-existing Latest Maturity Date or (B) such financial maintenance covenant shall be added to this Agreement for the benefit of the Lenders under each then-existing Class of Loans and Commitments and (ii) in the case of any such Indebtedness in the form of a revolving credit facility or Customary Term A Loans, if such financial maintenance covenant is more favorable to the lenders under such Indebtedness than any of the Financial Covenants then in effect, either (A) such financial maintenance covenant shall only be applicable to periods after the later of the then-existing Latest Revolving Maturity Date and the Initial Term A Maturity Date or (B) such financial maintenance covenant shall be added to this Agreement for the benefit of the Lenders under each then-existing Class of Revolving Commitments, Term A Loans and Term A Commitments (including, if applicable, by conforming the Financial Covenants to any such financial maintenance covenant); and
(f)(i) if incurred or Guaranteed by the Company or any Subsidiary Guarantor, such Indebtedness shall rank pari passu in right of payment with the Loan Document Obligations and may not be incurred or Guaranteed by any Person that is not the Company or a Subsidiary Guarantor; provided that the obligations of any Person with respect to any escrow or similar arrangement described in the proviso below shall be deemed not to constitute a Guarantee by such Person, and (ii) if secured by Liens on any assets of the Company or any Subsidiary Guarantor, such Indebtedness may not be secured by Liens on any assets other than the Collateral (and may be secured by Liens on the Collateral only on a pari passu (but without regard to the control of remedies) or junior basis to the Liens on the Collateral securing the Loan Document Obligations) and the holders of such Indebtedness (or a representative therefor) shall be party to

[[8167251]]

an Acceptable Intercreditor Agreement; provided that any Incremental Equivalent Debt may be secured by the proceeds of such Incremental Equivalent Debt and any related deposit of cash or Cash Equivalents to cover interest, premium and fees with respect to such Incremental Equivalent Debt, to the extent and only for so long as such proceeds and related deposit are subject to an escrow or similar arrangement to secure such Incremental Equivalent Debt pending the application of the proceeds thereof.
“Incremental Facility” has the meaning assigned to such term in Section 2.21(a).
“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.21) and the Company, among the Company, and, if applicable, any other Loan Parties, the Administrative Agent and one or more Incremental Lenders, establishing Incremental ~~Revolving~~ Commitments ~~and/or Incremental Term Commitments~~ and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21.
“Incremental Lender” ~~means an Incremental Revolving Lender or an Incremental Term Lender~~has the meaning assigned to such term in Section 2.21(a).
~~“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.21, to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure under such Incremental Facility Agreement.~~
“Incremental Revolving ~~Lender” means a Lender with an Incremental Revolving Commitment~~Facility” has the meaning assigned to such term in Section 2.21(a).
“Incremental Term ~~Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.21, to make Term Loans of any Class hereunder, expressed as an amount representing the maximum aggregate principal amount of such Term Loans of such Class to be made by such Lender.~~Facility” has the meaning assigned to such term in Section 2.21(a).
~~“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.~~
“Incremental Term ~~Loan” means a Loan made by an Incremental Term Lender to the Company pursuant to~~Loans” has the meaning assigned to such term in Section 2.21(a).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to current or former directors, officers, employees or consultants of such Person and (iii) any earn-out, purchase price adjustment or ~~earnout~~other contingent obligation (other than for the payment of Indebtedness) incurred in connection with an Acquisition or another Investment, except to the extent that the amount thereof becomes ~~payable~~due and payable (it being understood that any such obligation that is subject to a good faith ongoing dispute by the Company or any Restricted Subsidiary shall not be deemed to be due and payable pending the settlement or other resolution of such dispute)), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of Indebtedness of any Person for purposes of this clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property

[[8167251]]

encumbered thereby ~~(as reasonably determined by the Company)~~, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all ~~obligations~~Attributable Receivables Indebtedness of such Person ~~incurred under or in connection with a Securitization~~, (i) all obligations, contingent or otherwise, of such Person in respect of letters of credit, performance bonds, bid bonds, customs bonds, surety bonds ~~and~~, performance guaranties and Cash Confirmation Guarantees, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all Disqualified Capital Stock in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Capital Stock or Indebtedness into which such Disqualified Capital Stock is convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Capital Stock. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
Notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic 815 (or any other Accounting Standards Codification, International Accounting Standard or Financial Accounting Standard having a similar result or effect) and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness hereunder but for the application of this paragraph shall not be deemed an incurrence of Indebtedness hereunder).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, that are imposed on or with respect to any payment made by a Borrower hereunder, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Information” has the meaning assigned to such term in Section 9.12.
“Initial Revolving Borrowing” means a Borrowing comprised of Initial Revolving Loans.
“Initial Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Initial Revolving Loans and to acquire participations in Letters of Credit and Cash Confirmation Guarantees hereunder, expressed as an amount representing the maximum amount of such Lender’s Initial Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Initial Revolving Commitment as of the Fifth Amendment Effective Date is set forth on Schedule 2.01, and the initial amount of the Initial Revolving Commitment of any Lender that becomes a party hereto after the Fifth Amendment Effective Date is set forth in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed or provided its Initial Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Initial Revolving Commitments as of the Fifth Amendment Effective Date is US$800,000,000.
“Initial Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the aggregate of the US Dollar Equivalents of the aggregate principal amount of such Lender’s Initial Revolving Loans outstanding at such time, (b) its LC Exposure attributable to its Initial Revolving Commitment at such time and (c) its CCG Exposure and the US Dollar Equivalents of its Antares MTO CCG Backstop Alternative Payments, in each case, attributable to its Initial Revolving Commitment at such time.
“Initial Revolving Facility” means the Initial Revolving Commitments and the Initial Revolving Loans and other extensions of credit thereunder.

[[8167251]]

“Initial Revolving Lender” means a Lender with an Initial Revolving Commitment or Initial Revolving Credit Exposure.
“Initial Revolving Loan” has the meaning assigned to such term in Section 2.01.
“Initial Revolving Maturity Date” means the fifth anniversary of the Fifth Amendment Effective Date; provided that if such day shall not be a Business Day, the Initial Revolving Maturity Date shall be the immediately preceding Business Day.
“Initial Term A Borrowing” means a Borrowing comprised of Initial Term A Loans.
“Initial Term A Commitment” has the meaning assigned to the term “Fifth Amendment Refinancing Term A Commitment” in the Fifth Amendment.
“Initial Term A Facility” means the Initial Term A Commitments and the Initial Term A Loans.
“Initial Term A Lender” means a Lender with an Initial Term A Commitment or an outstanding Initial Term A Loan.
“Initial Term A Loan” has the meaning assigned to the term “Fifth Amendment Refinancing Term A Loan” in the Fifth Amendment. The aggregate principal amount of Initial Term A Loans outstanding on the Fifth Amendment Effective Date is £269,500,000.
“Initial Term A Maturity Date” means the date that is the fifth anniversary of the Fifth Amendment Effective Date; provided that if such day shall not be a Business Day, the Initial Term A Maturity Date shall be the immediately preceding Business Day.
“Initial Term B Availability Period” means the period from and including the Fifth Amendment Effective Date to but excluding the Initial Term B Commitment Termination Date.
“Initial Term B Borrowing” means a Borrowing comprised of Initial Term B Loans.
“Initial Term B Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Initial Term B Loans, expressed as an amount representing the maximum aggregate principal amount of the Initial Term B Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Initial Term B Commitment as of the Fifth Amendment Effective Date is set forth on Schedule 2.01, and the initial amount of the Initial Term B Commitment of any Lender that becomes a party hereto after the Fifth Amendment Effective Date is set forth in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed or provided its Initial Term B Commitment, as applicable. The aggregate amount of the Lenders’ Initial Term B Commitments as of the Fifth Amendment Effective Date is €430,000,000.
“Initial Term B Commitment Termination Date” means the earliest of occur of (a) the date of the termination of the Regolo Acquisition Agreement by the Company (or its Subsidiary) in a signed writing in accordance with the terms of the Regolo Acquisition Agreement (or the Company’s (or its Subsidiary’s) written or publicly announced confirmation of the termination of the Regolo Acquisition Agreement by any other party thereto), in each case, solely if the First Regolo Acquisition has not been consummated, (b) January 12, 2026, solely if the First Regolo Acquisition shall not have been consummated on or prior to such date, (c) 11:59 p.m., New York City time, on the date of the Second Initial Term B Borrowing and (d) 11:59 p.m., New York City time, on June 15, 2026.
“Initial Term B Facility” means, collectively, the Initial Term B Funded Facility and the Initial Term B Unfunded Facility.
“Initial Term B Funded Facility” means the Initial Term B Loans.

[[8167251]]

“Initial Term B Unfunded Facility” means the Initial Term B Commitments.
“Initial Term B Funded Lender” means a Lender with an Initial Term B Loan.
“Initial Term B Lender” means any Initial Term B Funded Lender or any Initial Term B Unfunded Lender.
“Initial Term B Unfunded Lender” means a Lender with an Initial Term B Commitment.
“Initial Term B Loan” has the meaning assigned to such term in Section 2.01.
“Initial Term B Maturity Date” means the seventh anniversary of the Fifth Amendment Effective Date; provided that if such day shall not be a Business Day, the Initial Term B Maturity Date shall be the immediately preceding Business Day.
“Initial Term B Ticking Fee” has the meaning assigned to such term in Section 2.11(c).
“Initial Term B Ticking Fee Accrual Period” has the meaning assigned to such term in Section 2.11(c).
“Initial Term B Ticking Fee Rate” means, for any day, the Applicable Rate with respect to Initial Term B Loans on such day multiplied by (a) from the 46th day after the Fifth Amendment Effective Date to and including the 90th day after the Fifth Amendment Effective Date, 50% and (b) thereafter, 100%.
“Initial TLB Certain Funds Event of Default” means (a) any Event of Default under Section 7.01(a) or, solely with respect to payment of interest and fees, Section 7.01(b), in each case, solely if such Event of Default arises with respect to the Initial Term B Facility, (b) any Event of Default, solely with respect to the Company, under Section 7.01(h) or 7.01(i), (c) any Event of Default arising as a result of failure by the Company to comply with (i) Section 5.03 (solely with respect to the maintenance of the legal existence of the Company) or (ii) Section 6.03 (in the case of Section 6.03(a), solely in respect of the Company) and (d) any Event of Default under Section 7.01(c) arising out of any of the Antares Specified Representations being incorrect in any material respect when made or deemed made.
“Initial TLB Certain Funds Period” has the meaning assigned to such term in Section 7.03.
“Italian Trading Day” means each day on which the Italian regulated markets are open for business according to the trading calendar established annually by the Italian stock exchange (i.e., Borsa Italiana S.p.A.).
“Inside Maturity Amount” means, at any time, (a) the greater of (i) US$108,500,000 and (ii) 25% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis, including to give effect to any Permitted Acquisition or other Investment to be consummated in connection with the incurrence of any Indebtedness with respect to which the Inside Maturity Amount is being determined) minus, without duplication, (b) the aggregate principal amount of all Indebtedness incurred in reliance on an exception set forth herein available for the Inside Maturity Amount, but only to the extent such Indebtedness is outstanding at such time in reliance on any such exception.
“Intercreditor Agreement” means, at any time, any Acceptable Intercreditor Agreement in effect at such time.
“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.06, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Company prior to the ~~Second~~Fifth Amendment Effective Date.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date applicable to such Loan, (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three

[[8167251]]

months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration, after the first day of such Interest Period and (c) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date of the borrowing of, or conversion to, such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date applicable to such Loan.
“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Borrowing for any Agreed Currency), as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that is then-removed from this definition pursuant to Section 2.13(b) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding anything herein to the contrary, (i) the initial Interest Period for any Term Benchmark ~~Borrowing made on the Availability Date may be of such duration (not to exceed the maximum number of months set forth above) as shall have been separately agreed by the Company and the Administrative Agent and set forth in the Borrowing Request delivered with respect thereto~~Borrowings comprised of Additional Loans may be such period as shall be set forth in the applicable Incremental Facility Agreement, Extension/Modification Agreement or Refinancing Agreement, and for the purpose of determining the applicable Relevant Rate with respect to such Term Benchmark Borrowing, such Interest Period shall be deemed to have a tenor equal to the nearest number of whole months and (ii) the initial Interest Period applicable to any Initial Term B Loans funded at a time when any other Initial Term B Loans are outstanding shall be as set forth in Section 2.02(d).
“Investment” means, with respect to a specified Person, (a) any Capital Stock, evidences of Indebtedness or other securities of, or any capital contribution or loans to, Guarantees of any Indebtedness or other obligations of, or any other investment in, any other Person that are held or made by the specified Person and (b) any Acquisition made by the specified Person; provided that the term “Investment” shall not include, in the case of the Company and the Restricted Subsidiaries, intercompany loans, advances and other Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extension of terms) and made in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment, plus the original cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal or payment of interest in the case of any Investment in the form of a loan or purchase or other acquisition of Indebtedness and any return of or on capital in the case of any other Investment (whether as a distribution, dividend, redemption or sale, but not in excess of the amount of the relevant initial Investment); provided that the amount of any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”.
“IRS” means the United States Internal Revenue Service.
“ISDA CDS Definitions” has the meaning assigned to such term in Section 9.02(f).
“Issuing Bank” means (a) each of JPMorgan ~~Chase Bank, N.A.,~~, Bank of America, N.A., Goldman Sachs Bank USA, TD Bank, N.A., M&T Bank, U.S. Bank National Association and Wells Fargo Bank, National Association and (b) each other Lender designated by the Company as an “Issuing Bank” hereunder that has agreed to such designation (and that is reasonably acceptable to the Administrative Agent), in each case, through itself or through one of its designated Affiliates or branch offices, each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters

[[8167251]]

of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank”, as used with respect to any of the institutions named in the first sentence hereof, shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.
~~“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.~~
“Joint Venture” means, with respect to any Person, any other Person in which such Person owns Capital Stock (other than any Wholly-Owned Subsidiary or any Unrestricted Subsidiary), and including, for the avoidance of doubt, any such Person in which such Person owns less than a majority of the Capital Stock thereof. Unless otherwise specified, “Joint Venture” shall refer to a Joint Venture of the Company or any Restricted Subsidiary.
“JPMorgan” means JPMorgan Chase Bank, N.A.
“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder as of such date (giving effect to any repayment or prepayment of Loans and termination of Commitments to occur on such date).
“Latest Revolving Maturity Date” means, as of any date of determination, the latest Maturity Date applicable to any Revolving Loan or Revolving Commitment hereunder as of such date (giving effect to any repayment or prepayment of Loans and termination of Commitments to occur on such date).
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit. The amount of any LC Disbursement made by an Issuing Bank in a Foreign LC Currency and not reimbursed by the applicable Borrower as required by Section 2.05(e) shall be determined as set forth in Section 2.05(e) or 2.05(l), as applicable.
“LC Exposure” means, at any time, the sum of (a) the aggregate of the US Dollar Equivalents of the undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate of the US Dollar Equivalents of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Revolving Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.23 of the LC Exposure of Defaulting Revolving Lenders in effect at such time.
“LC Participation Calculation Date” means, with respect to any LC Disbursement made by any Issuing Bank or any refund of a reimbursement payment made by any Issuing Bank to the applicable Borrower, in each case in a currency other than US Dollars, (a) the date on which such Issuing Bank shall advise the Administrative Agent that it purchased with US Dollars the currency used to make such LC Disbursement or refund or (b) if such Issuing Bank shall not advise the Administrative Agent that it made such a purchase, the date on which such LC Disbursement or refund is made.
“LC Sublimit” means, at any time, the aggregate amount of each Issuing Bank’s Applicable LC Sublimit in effect at such time. The LC Sublimit as of the Fifth Amendment Effective Date is US$50,000,000.
“Legal Reservations” means (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally; (b) general principles of equity, regardless of whether considered in a proceeding in equity or at law including the principle that equitable remedies may be granted or refused at the discretion of a court; (c) the time barring of claims under applicable limitation laws; (d) the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; (e) similar principles, rights and defences under the laws of any relevant jurisdiction; and (f) any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered in connection with the Loan Documents.
“Lender-Related Person” means the Administrative Agent (and any sub-agent thereof), each Arranger, each Syndication Agent, each Documentation Agent, each Issuing Bank, the Cash Confirmation Bank and each Lender, and each Related Party of any of the foregoing Persons.

[[8167251]]

“Lenders” means the Persons listed on Schedule 2.01 hereto ~~or Schedule I to the Second Amendment~~ and any other Person that shall have become a Lender hereunder pursuant to an Incremental Facility Agreement, a Refinancing Agreement or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means (a) any letter of credit issued pursuant to this Agreement and (b) any Existing Letter of Credit.
“Leverage Increase Election” has the meaning assigned to such term in Section ~~6.12~~6.09(a).
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Limited Conditionality Transaction” means (a) any Acquisition or similar Investment, ~~in each case, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing (including the De La Rue Acquisition) and (~~(b) any Asset Disposition, (c) any Restricted Payment and (d) any Restricted Debt Payment.
“Loan Document Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing, at the rate specified herein, during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on all Loans and all Antares MTO CCG Backstop Alternative Payments, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) each payment required to be made by any Borrower under any Loan Document in respect of any Letter of Credit and any Cash Confirmation Guarantee, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing, at the rate specified herein, during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (b) the due and punctual payment or performance by the Borrowers of all other monetary obligations under this Agreement and by the Company, any Borrowing Subsidiary and any Subsidiary Guarantor of all other monetary obligations under any other Loan Document to which it is a party, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations accruing, at the rate specified herein or therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), provided that, notwithstanding that the 2036 Notes are secured by Liens created under the Security Documents as set forth therein, the term Loan Document Obligations shall not include any obligations of the Company or any Subsidiary Guarantor in respect of the 2036 Notes.
“Loan Documents” means this Agreement, the ~~Second~~Fifth Amendment, the Guarantee Agreement, the Collateral Agreement, the other Security Documents, ~~the~~each Intercreditor Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, each Incremental Facility Agreement, each Extension/Modification Agreement, each Refinancing Agreement and, except for purposes of Section 9.02, each promissory note issued pursuant to Section 2.08(e) and any agreements between the Company and any Issuing Bank regarding the designation of such Issuing Bank in its capacity as such or regarding the Applicable LC Sublimit of such Issuing Bank, as each may be amended, supplemented, restated or otherwise modified from time to time. For the avoidance of doubt, the “Loan Documents” shall not include any ~~Fee Letter or any~~ agreement with respect to Cash Management Services or Hedging Agreements between the Company or any Subsidiary and a Lender or an Affiliate of a Lender.

[[8167251]]

“Loan Parties” means, collectively, the Borrowers and the Guarantors.
“Loans” means ~~the loans made by the Lenders to the Borrowers pursuant to this Agreement~~any Initial Term A Loan, any Initial Term B Loan, any Additional Term Loan, any Initial Revolving Loan and/or any Additional Revolving Loan.
“Majority in Interest”, when used in reference to Lenders of any Class, means (a) in the case of the Revolving Lenders of any Class, Lenders having Revolving Credit Exposures and unused Revolving Commitments of such Class representing more than 50% of the sum of the ~~Aggregate~~aggregate Revolving Credit ~~Exposure~~Exposures and the aggregate unused ~~Aggregate~~ Revolving Commitments of such Class at such time and (b) in the case of the Term Lenders of any Class, Lenders having Term Loans ~~or~~and Term Commitments of such Class representing more than 50% of the sum of ~~all~~ the outstanding principal amount of Term Loans and the aggregate unused Term Commitments of such Class ~~outstanding or in effect~~ at such time.
“Margin Stock” has the meaning set forth in Regulation U of the Federal Reserve Board.
“Market Capitalization” means, at any time, an amount equal to (a) the total number of issued and outstanding shares of common Capital Stock of the Company on a Business Day (as selected by the Company) no more than five Business Days prior to such time multiplied by (b) the arithmetic mean of the closing prices per share of such common Capital Stock on the principal securities exchange on which such common Capital Stock is traded for the 30 consecutive trading days immediately preceding such time.
“Material Acquisition” means any Acquisition or other similar Investment (including any Investment in a Similar Business) the aggregate consideration for which exceeds 100% of Consolidated EBITDA for the most recently ended Test Period.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights of or benefits available to the Administrative Agent or the Lenders under the Loan Documents.
“Material Indebtedness” means Indebtedness (other than (a) the Loans, Letters of Credit, Cash Confirmation Guarantees and Guarantees created under the Loan Documents and (b) any Indebtedness owed solely to the Company or any of its Restricted Subsidiaries), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and the Restricted Subsidiaries in an aggregate principal amount exceeding ~~US$50,000,000~~the Threshold Amount. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Material Intellectual Property” means any intellectual property (including any trademarks, copyrights, patents and other intellectual property) that is material to the operation in the ordinary course of business of the Company and the Restricted Subsidiaries, taken as a whole.
“Material Real Estate Asset” means each Real Estate Asset owned in fee simple by the Company or any Subsidiary Guarantor; provided that such Real Estate Asset has a fair market value ~~(as reasonably determined by the Company)~~ of US$25,000,000 or more.
“Material Subsidiary” means each Restricted Subsidiary (a) the total assets of which (determined on a consolidated basis for such Restricted Subsidiary and its subsidiaries, but excluding all amounts attributable to Unrestricted Subsidiaries and eliminating all intercompany items) equal 5.0% or more of the consolidated total assets of the Company and the Restricted Subsidiaries (determined in a consolidated basis in accordance with GAAP, but excluding all amounts attributable to Unrestricted Subsidiaries) or (b) the consolidated revenues of which (determined on a consolidated basis for such Restricted Subsidiary

[[8167251]]

and its subsidiaries, but excluding all amounts attributable to Unrestricted Subsidiaries and eliminating all intercompany items) equal 5.0% or more of the consolidated revenues of the Company and the Restricted Subsidiaries (determined on a consolidated basis in accordance with GAAP, but excluding all amounts attributable to Unrestricted Subsidiaries), in each case as of the last day of the most recently ended Test Period; provided that if at the end of or for any Test Period the combined consolidated total assets or combined consolidated revenues of all Restricted Subsidiaries that under clauses (a) and (b) above would not constitute Material Subsidiaries would, but for this proviso, exceed 10.0% of the consolidated total assets or 10.0% of the consolidated revenues of the Company and the Restricted Subsidiaries (in each case, as so determined), then the Company shall designate one or more of such excluded Restricted Subsidiaries to be Material Subsidiaries by written notice to the Administrative Agent until such excess shall have been eliminated; provided further that if at the end of or for any Test Period the Company has failed to designate Material Subsidiaries as set forth in the foregoing proviso, then one or more of such excluded Restricted Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts (determined on a consolidated basis for such Restricted Subsidiary and its subsidiaries) of their total assets or revenues, as the case may be, until such excess shall have been eliminated; provided further that each Borrowing Subsidiary shall in any event be a Material Subsidiary.
“Maturity Date” means (a) with respect to the Initial Revolving Loans and the Letters of Credit, the Initial Revolving Maturity Date, (b) with respect to the ~~Tranche A~~Initial Term A Loans, the ~~Tranche A~~Initial Term A Maturity Date, (c) with respect to the ~~Delayed Draw~~Initial Term B Loans, the ~~Delayed Draw~~Initial Term B Maturity Date ~~and~~, (d) with respect to any other Class of Loans established hereunder, the final scheduled maturity date with respect thereto set forth in the applicable Loan Document establishing such Class of Loans.
“MNPI” means material information concerning the Company, its Subsidiaries or any of their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Company, its Subsidiaries or any of their respective securities that is or could reasonably be expected to be material for purposes of the United States federal and state securities laws.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Proceeds” means (a) with respect to any ~~sale, transfer or other disposition of assets~~Disposition or any Casualty/Condemnation Event, (i) the cash proceeds received by the Company or any Restricted Subsidiary in respect thereof (including Cash Equivalents and cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received and, in the case of any Casualty/Condemnation Event, any insurance proceeds, but excluding any business interruption insurance policy proceeds), minus (ii) the sum, without duplication, of (A) any actual out-of-pocket fees, costs and expenses incurred (or reasonably expected to be incurred) by the Company or any Restricted Subsidiary in connection with such ~~disposition~~Disposition or Casualty/Condemnation Event (including (x) in the case of a Casualty/Condemnation Event, in connection with the adjustment, settlement or collection of any claims of the Company or any Restricted Subsidiary in respect thereof or in connection with the repair, clean-up or operational adjustments arising therefrom (including any additional costs and expenses as a result of such adjustments) and (y) in each case, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums and related search and recording charges, transfer and similar Taxes, deed or mortgage recording Taxes, other expenses and brokerage, consultant and other fees actually incurred (or reasonably expected to be incurred) in connection therewith and the Company’s or such Restricted Subsidiary’s, as applicable, reasonable estimate of income Taxes paid or payable (including pursuant to Tax sharing arrangements or any tax distribution)), (B) the amount of all reserves provided in accordance with the GAAP by the Company and the Restricted Subsidiaries in respect of purchase price adjustment, indemnification and similar contingent liabilities that are attributable to such ~~disposition~~Disposition or Casualty/Condemnation Event or in respect of any other retained liabilities associated therewith (including pension and other post-employment benefit liabilities and Environmental

[[8167251]]

Liabilities), (C) the aggregate amount of the principal, interest, premium or penalty, if any, and other amounts of or in respect of any Indebtedness (other than ~~(x)~~ the Secured Obligations ~~or (y) any Antares Acquisition Indebtedness~~and any Indebtedness that is secured by a Lien on the Collateral that is expressly pari passu (but without regard to the control of remedies) with or expressly junior to the Lien on the Collateral securing the Loan Document Obligations or that is expressly subordinated in right of payment to the Loan Document Obligations) that is secured by the assets subject to such ~~disposition~~Disposition or Casualty/Condemnation Event and that is required to be repaid or otherwise comes due, or would be in default, as a result of such ~~disposition~~Disposition or Casualty/Condemnation Event and that is, or will be, repaid by the Company or its Restricted Subsidiaries, (D) cash escrows (until released from escrow to the Company or any of its Restricted Subsidiaries) from the sale price for such ~~disposition~~Disposition and (E) in the case of any ~~disposition~~Disposition or Casualty/Condemnation Event of or in respect of the assets of any Restricted Subsidiary that is not a Wholly-Owned Subsidiary, the pro rata portion thereof (calculated without regard to this clause (E)) attributable to minority interests and not available for distribution to or for the account of the Company or a Restricted Subsidiary that is a Wholly-Owned Subsidiary as a result thereof; and (b) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred by the Company or any Restricted Subsidiary in connection therewith.
“Net Short Lender” has the meaning assigned to such term in Section 9.02(f).
“Netted Amounts” means, as of any date of determination, (a) any Indebtedness of the Company or any Restricted Subsidiary if, upon or prior to the maturity thereof, the Company or such Restricted Subsidiary has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such Indebtedness, and thereafter such funds (and evidences of such Indebtedness) so deposited are not included in the calculation of the Unrestricted Cash Amount and (b) Indebtedness of the Company or any Restricted Subsidiary to the extent that, upon or after the issuance thereof (and only for so long as), such Indebtedness is secured by the cash proceeds thereof and/or other amounts provided by or on behalf of the Company or such Restricted Subsidiary pursuant to an escrow or similar arrangement in an amount sufficient to repay the entire principal amount thereof, and for so long as such Indebtedness is so secured, such cash proceeds and other amounts are not included in the calculation of the Unrestricted Cash Amount.
“Non-Defaulting Revolving Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.
“Non-U.S. Administrative Agent” means J.P. Morgan SE (or any of its designated branch offices or Affiliates), in its capacity as administrative agent hereunder and under the other Loan Documents with respect to the Initial Term B Facility and/or any other Credit Facility (as J.P. Morgan SE and JPMorgan deem appropriate in their sole discretion), and its successors and assigns in such capacity as provided in Article VIII.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means (a) the Loan Document Obligations, (b) the Designated Cash Management Obligations, (c) the Designated Hedging Obligations and (d) the Designated Performance LC Obligations.

[[8167251]]

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws or equivalent, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Original Availability Date” means March 31, 2023.
“Original Currency” has the meaning assigned to such term in Section 2.17(a).
“Original Effective Date” means March 17, 2023.
“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank, the Cash Confirmation Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit, Cash Confirmation Guarantee or Loan Document).
“Other First Lien Indebtedness” means any Indebtedness (other than the Loan Document Obligations) permitted to be incurred pursuant to Section 6.01 and that is secured by Liens on any Collateral on a pari passu basis (but without regard to control of remedies) with the Liens on any Collateral securing the Loan Document Obligations (without regard to the control of remedies) pursuant to Section 6.02(a)(xviii) or 6.02(a)(xx).
“Other Taxes” means any and all present or future recording, stamp, documentary, transfer or similar taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes or UK stamp duty, registration or other similar United Kingdom taxes, in each case imposed with respect to an assignment, transfer or novation (or other disposal) (other than an assignment made pursuant to Section 2.17).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in US Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the greater of (i) the NYFRB Rate and (ii) an overnight rate reasonably determined by the Administrative Agent ~~or~~, the applicable Issuing Bank or the Cash Confirmation Bank, as the case may be, in accordance with banking industry rules on interbank compensation and (b) with respect to any amount denominated in a Foreign Currency or Foreign LC Currency, an overnight rate determined by the Administrative Agent ~~or~~, the applicable Issuing Bank or the Cash Confirmation Bank, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(d).

[[8167251]]

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.
“Payment” has the meaning assigned to such term in Section 8.06(c)(i).
“Payment Notice” has the meaning assigned to such term in Section 8.06(c)(ii).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Certificate” means a certificate in substantially the form of Exhibit ~~I or any other form~~D, with such modifications to such form as may be approved by the Administrative Agent and the Company.
“Perfection Certificate Supplement” means a supplement to the Perfection Certificate substantially in the form of Exhibit ~~J~~E, with such modifications to such form as may be approved by the Administrative Agent and the Company.
“Permitted Acquisition” means (a) any Acquisition and (b) any Investment in (i) any Restricted Subsidiary which serves to increase the Company’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (ii) any Joint Venture which serves to increase the Company’s or any Restricted Subsidiary’s respective equity ownership in such Joint Venture and, as a result of such Investment, results in such Joint Venture becoming a Restricted Subsidiary; provided that (~~a~~A) no ~~Default or~~Specified Event of Default shall have occurred and be continuing or would result immediately after giving effect to such Acquisition or Investment and (~~b~~B) the Company shall be in compliance with the ~~financial covenants~~Financial Covenants set forth in Section ~~6.12~~6.09 on a Pro Forma Basis as of the end of the then most recently ended Test Period (and, in the case of any Qualified Material Acquisition, giving effect to any Leverage Increase Election that the Company intends to make (and, in accordance with Section ~~6.12~~6.09(a), is permitted to make, it being understood that the Company shall then be obligated to make such election) upon the consummation of such Qualified Material Acquisition~~)~~  after giving effect to such Acquisition or Investment and all related transactions. Notwithstanding the foregoing, the Antares Acquisition (and each of the First Regolo Acquisition, the Sargas Acquisition, the Second Regolo Acquisition and the Antares MTO (if applicable, together with any Antares Sell-Out and/or Antares Squeeze-Out)) shall be treated as a “Permitted Acquisition” for all purposes of this Agreement.
“Permitted Encumbrances” means:
(a)Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)landlords’, carriers’, warehousemens’, mechanics’, repairmens’, workmens’, materialmens’ and other like Liens arising in the ordinary course of business and securing amounts that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;
(c)pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security or similar laws and (ii) in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(d)pledges and deposits made (i) to secure the performance of bids, tenders, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any

[[8167251]]

Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
~~(e) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);~~
(e)(i) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation (including appeal bonds) being contested in good faith and not constituting an Event of Default under Section 7.01(k) and (ii) any cash deposits securing any settlement of litigation;
(f)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of the Company or any Restricted Subsidiary;
(g)banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with securities intermediaries;
(h)leases or subleases granted to third parties not interfering in any material respect with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;
(i)(i) any interest or title of a lessor or sublessor under any lease (other than a lease resulting in a Capital Lease Obligation) not prohibited by this Agreement, (ii) any restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to or (iii) any subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii);
(j)deposits of cash with the owner or lessor of premises leased and operated by the Company or any Restricted Subsidiary to secure the performance of its obligations under the lease for such premises, in each case in the ordinary course of business;
(k)Liens arising from filing UCC financing statements relating solely to leases (other than leases resulting in Capital Lease Obligations) permitted by this Agreement;
(l)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(m)licenses or sublicenses of patents, trademarks and other intellectual property rights granted by Company or any of its Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;
(n)Liens that are contractual rights of set-off;
(o)any liability pursuant to a declaration of joint and several liability as referred to in Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration, as referred to in Section 2:404 (2) of the Dutch Civil Code);
~~(p) any Lien, guarantee or other liability, or otherwise, as a result of or in connection with the existence of a fiscal unity for Dutch corporate income tax purposes of which the Specified Dutch Subsidiary is a member;~~
(p)~~(q)~~ any right of set-off in favor of Dutch banks arising from their general banking conditions (algemene bankvoorwaarden); and

[[8167251]]

(q)~~(r)~~ any Liens over bank accounts arising under clause 24 or clause 25 of the general terms and conditions (algemene bankvoorwaarden) or any right of set-off pursuant thereto of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken);
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Indebtedness referred to in clause (c)(ii) or (d)(ii) above.
“Permitted Receivables Financing” means any accounts receivables financing arrangements (including factoring and securitization facilities) made available to the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells, conveys or otherwise transfers and/or grants a security interest in accounts receivable and any related assets (including all collateral securing such accounts receivable and related assets, all contracts and all guarantees or other obligations in respect of such accounts receivable and related assets, proceeds of such accounts receivable and related assets, any deposit accounts into which collections on such account receivables are made and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with accounts receivables financing arrangements of the relevant type) to (a) any Person that is not a Restricted Subsidiary (including any special purpose securitization subsidiary of the Company or directly to one or more investors or purchasers) or (b) a Receivables Subsidiary that in turn sells, conveys or otherwise transfers and/or grants a security interest in such accounts receivable and related assets to any Person that is not the Company or a Restricted Subsidiary (including any special purpose securitization subsidiary of the Company or directly to one or more investors or purchasers); provided that such accounts receivables financing arrangements shall be non-recourse to the Company or any Restricted Subsidiary (other than any Receivables Subsidiary) except to the extent customary (as determined by the Company in good faith) for similar transactions in the applicable jurisdictions.
“Permitted Tax Restructuring” means any reorganization and other activities related to tax planning and tax reorganization by the Company and its Restricted Subsidiaries, so long as such reorganization and other activities are not materially adverse to the Lenders (as reasonably determined by the Company).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Tax Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
~~“Pounds Sterling” means the lawful currency of the United Kingdom.~~
~~“Pre-Spin Dividend” means a dividend or similar distribution to be paid in cash by Crane Company to the Company in connection with the Separation Transactions, provided that the aggregate amount thereof shall be no less than US$300,000,000.~~
“Prepayment Event” means:
(a)~~(i)~~ any ~~sale, transfer or other disposition~~Disposition (including by way of merger, consolidation or amalgamation or Sale/Leaseback Transaction) of any asset of the Company or any Restricted Subsidiary, including any sale or issuance to a Person other than the Company or any Restricted Subsidiary of Capital Stock in any Restricted Subsidiary, made pursuant to Section 6.04(p) ~~or (ii) any Sale/Leaseback Transaction consummated by the Company or any Restricted Subsidiary after the Availability Date~~;
(b)any Casualty/Condemnation Event; or

[[8167251]]

(c)the incurrence by the Company or any Restricted Subsidiary of any Indebtedness, other than any Indebtedness permitted to be incurred by Section 6.01.
“Prepayment Thresholds” has the meaning assigned to such term in Section 2.10(b)(i).
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in its reasonable discretion) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Pro Forma Basis” or “pro forma effect” means, with respect to any determination of the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio, the Consolidated Interest Coverage Ratio, Consolidated EBITDA or any other financial metric (including component definitions thereof) in connection with any Subject Transaction, that such Subject Transaction and each other Subject Transaction required to be given pro forma effect pursuant to Section 1.04(b) shall be deemed to have occurred as of the first day of the applicable Test Period and that:
(d)(i) in the case of ~~the Separation,~~ any Asset Disposition or any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any Acquisition or other Investment or any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that any pro forma adjustment described in this clause (a) may be applied solely to the extent that such adjustment is consistent with, and without duplication of any other adjustment set forth in, the definition of Consolidated Net Income and Consolidated EBITDA (and, in the case of adjustments of the type subject to a cap in the definition of the term “Consolidated EBITDA”, such adjustments shall not exceed such cap);
(e)any Expected Cost Savings as a result of any Cost Saving Initiative shall be calculated on a pro forma basis as though such Expected Cost Savings had been realized on the first day of the applicable Test Period and as if such Expected Cost Savings were realized in full during the entirety of such period; provided that any pro forma adjustment described in this clause (b) may be applied solely to the extent that such adjustment is consistent with, and without duplication of any other adjustment set forth in, the definition of Consolidated EBITDA (and, in the case of adjustments of the type subject to a cap in the definition of the term “Consolidated EBITDA”, such adjustments shall not exceed such cap);
(f)~~(b)~~ any repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness (other than revolving Indebtedness) shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; and
(g)~~(c)~~ any Indebtedness incurred or assumed by the Company or any Restricted Subsidiary in connection therewith shall be deemed to have been incurred or assumed as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that (i) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest

[[8167251]]

hedging arrangements applicable to such Indebtedness), (ii) interest on any Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such obligation in accordance with GAAP and (iii) interest on any Indebtedness that may optionally be determined at an interest rate based upon more than one benchmark shall be determined to have been based upon the benchmark actually chosen, or if none, then based upon such optional rate chosen by the Company.
Notwithstanding anything to the contrary set forth in the immediately preceding paragraph, for the avoidance of doubt, when calculating the Consolidated First Lien Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable, for purposes of the definition of “Applicable Rate” ~~or, subject to clause (i) set forth in Section 1.04(b),~~and “Required Excess Cash Flow Percentage” or calculating the Consolidated Total Net Leverage Ratio or the Consolidated Interest Coverage Ratio for purposes of Section ~~6.12~~6.09 (other than for the purpose of determining compliance with Section ~~6.12~~6.09 on a Pro Forma Basis as a condition to taking any action under this Agreement), the Subject Transactions that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.
~~“Pro Forma Financial Statements” means the unaudited pro forma condensed consolidated balance sheet as of September 30, 2022 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021 and the nine months ended September 30, 2022, in each case, included in the Form 10 and prepared after giving effect to the Separation and certain other transactions as described in the Form 10.~~
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning assigned to such term in Section 5.01.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8) (D).
“QFC Credit Support” has the meaning assigned to such term in Section 9.20(a).
“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.
“Qualified Material Acquisition” means any Acquisition by the Company or any Restricted Subsidiary in which the sum of (a) total consideration paid or payable by the Company and its Restricted Subsidiaries (including refinancing of any Indebtedness of the acquired Person) and (b) the aggregate principal amount of existing Indebtedness of the acquired Person (or the acquired division, product line or other business unit) assumed by the Company and its Restricted Subsidiaries is US$150,000,000 or more. Notwithstanding the foregoing, solely with respect to periods prior to the Second Regolo Acquisition Closing Date, each of the First Regolo Acquisition (if applicable, together with the Sargas Acquisition) and, if it is consummated prior to the Second Regolo Acquisition Closing Date, the Antares MTO shall be treated as a “Qualified Material Acquisition” for all purposes of this Agreement.
“Ratings” means, with respect to S&P or Moody’s, a rating by such rating agency of the senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.
“Real Estate Asset” means all right, title and interest (fee, leasehold or otherwise) of the Company or any Subsidiary Guarantor in and to real property (including, but not limited to, land, improvements and fixtures thereon).
“Reallocated Incremental Amount” means, at any time, the maximum principal amount of Indebtedness that the Company or any Subsidiary Guarantor could incur at such time in compliance with Section 6.01(l) assuming such Indebtedness were to be secured, pursuant to Section 6.02(a)(xviii), by

[[8167251]]

Liens that are pari passu (but without regard to the control of remedies) with the Liens on the Collateral securing the Loan Document Obligations.
“Receivables Subsidiary” means any Restricted Subsidiary that engages in no activities other than in connection with any accounts receivables financing arrangements (including factoring or securitization facilities) and other activities reasonably related thereto.
“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the ~~Adjusted~~ Term SOFR, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is the Adjusted EURIBO Rate, 11:00 a.m., Brussels time, two TARGET Days preceding the date of such setting, (c) if such Benchmark is ~~Adjusted~~ Daily Simple SOFR, then four RFR Business Days prior to such setting, (d) if such Benchmark is Daily Simple SONIA, then four RFR Business Days prior to such setting or (e) otherwise, the time determined by the Administrative Agent in its reasonable discretion.
“refinances” means renews, extends, refinances or replaces. “Refinanced” and “refinancing” shall have correlative meanings.
“Refinancing Agreement” means a Refinancing Agreement, in form and substance reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 9.02(c)) and the Company, among the Company and, if applicable, any other Loan Parties, the Administrative Agent and one or more Lenders, providing for Replacement Term Loans and/or Replacement Revolving Facilities and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 9.02(c).
“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any other Indebtedness that ~~extends, renews,~~ refinances ~~or replaces~~ such Original Indebtedness (or any prior Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness (except by an amount equal to the unpaid accrued interest and premium thereon or other amounts paid, and fees and expenses incurred, in connection with such ~~extension, renewal,~~ refinancing ~~or replacement~~); (b) in the case of Refinancing Indebtedness with respect to Indebtedness permitted by ~~Section 6.01(b),~~Sections 6.01(a) or 6.01(m) (other than Customary Bridge Loans), (i) the stated final maturity of such Refinancing Indebtedness shall not be earlier than (x) that of such Original Indebtedness~~;~~ or (~~c~~y) ~~in~~ the ~~case of Refinancing Indebtedness~~Latest Maturity Date and (ii) other than other than with respect to revolving Indebtedness ~~permitted by Section 6.01(b)~~, such Refinancing Indebtedness shall not ~~be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the latest Maturity Date in effect on the date of such extension, renewal, refinancing or replacement~~have a Weighted Average Life to Maturity shorter than (x) the Weighted Average Life to Maturity of such Original Indebtedness or (y) the Weighted Average Life to Maturity of the outstanding Term Loans at the time of the incurrence of such Refinancing Indebtedness; (~~d~~c) such Refinancing Indebtedness, if secured, is not secured by any asset that does not secure (or, in the case of after-acquired property, would not have been required to secure) such Original Indebtedness; ~~provided that~~(d) if the Liens securing such Refinancing Indebtedness were contractually subordinated to the Liens on the Collateral securing the Loan Document Obligations, the Liens securing such Refinancing Indebtedness are subordinated to the Liens on the Collateral securing the Loan Document Obligations pursuant to an Acceptable Intercreditor Agreement (it being understood that if the Liens securing such Refinancing Indebtedness were pari passu with the Liens on the Collateral securing the Loan Document Obligations, the Liens securing such

[[8167251]]

Refinancing Indebtedness may be pari passu with the Liens on the Collateral securing the Loan Document Obligations pursuant to an Acceptable Intercreditor Agreement); (e) in the case of Refinancing Indebtedness with respect to ~~any Refinancing~~ Indebtedness ~~that relates to Indebtedness of the Antares Acquired Group~~ permitted by Section 6.01(~~e~~a), ~~if~~ such Refinancing Indebtedness ~~shall constitute an obligation of~~may not be (x) Guaranteed by any Person which is not the Company or a Subsidiary Guarantor~~, it~~ or (y) secured by Liens on any assets other than the Collateral (and may be secured by ~~assets constituting~~Liens on the Collateral ~~so long as~~only on a pari passu (but without regard to the control of remedies) or junior basis to the Liens on the Collateral securing the Loan Document Obligations) and the holders of such Refinancing Indebtedness (or a representative therefor) shall be party to an Acceptable Intercreditor Agreement); (f) in the case of Refinancing Indebtedness with respect to Indebtedness permitted by Section 6.01(m), (i) if such Refinancing Indebtedness is ~~not~~incurred or Guaranteed by the Company or any Subsidiary Guarantor, such Refinancing Indebtedness may not be incurred or Guaranteed by any Person that is not the Company or a Subsidiary Guarantor and (ii) if such Refinancing Indebtedness is secured by Liens on any assets of the Company or any ~~Restricted~~ Subsidiary Guarantor, such Refinancing Indebtedness may not be secured by Liens on any assets other than the Collateral~~,~~  (~~ii) the administrative agent, collateral agent, trustee and/or any similar representative acting on behalf of~~and may be secured by Liens on the Collateral only on a pari passu (but without regard to the control of remedies) or junior basis to the Liens on the Collateral securing the Loan Document Obligations) and the holders of such ~~Refinancing~~ Indebtedness ~~has become~~(or a representative therefor) shall be party to an Acceptable Intercreditor Agreement ~~(and the Company and each Subsidiary Guarantor have executed joinder to or an acknowledgement of such Acceptable Intercreditor Agreement in the form specified therein and (iii) such Refinancing Indebtedness shall not be an obligation of any Person other than the Company or a Subsidiary Guarantor; (e) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Restricted Subsidiary (other than a Subsidiary Guarantor) that shall not have been (or, in the case of after-acquired Subsidiaries, would not have been required to become a guarantor pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness (it being understood that any Person that was a guarantor in respect of such Original Indebtedness may be the primary obligor in respect of such Refinancing Indebtedness, and any Person that was the primary obligor in respect of such Original Indebtedness may be a guarantor in respect of such Refinancing Indebtedness~~); and (~~f~~g) if such Original Indebtedness shall have been subordinated to the Loan Document Obligations in right of payment, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations in right of payment on terms not materially less favorable (as reasonably determined by the Company), taken as a whole, to the Lenders.
“Register” has the meaning assigned to such term in Section 9.04(b)(iv).
“Regolo” has the meaning assigned to such term in the ~~Fourth~~Fifth Amendment.
“Regolo Acquisition Agreement” has the meaning assigned to such term in the ~~Fourth~~Fifth Amendment.
“Regulated Bank” means a bank with a consolidated combined capital and surplus of at least US$5,000,000,000 that is (a) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (b) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (c) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Federal Reserve Board under 12 CFR part 211; (d) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (c); or (e) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

[[8167251]]

“Related Funds” means with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of Loans denominated in ~~Pounds~~ Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto and (d) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the ~~Adjusted~~ Term SOFR, (b) with respect to any Term Benchmark Borrowing denominated in Euro, the Adjusted EURIBO Rate, (c) with respect to any RFR Borrowing denominated in US Dollars (if such Type of Borrowing is applicable pursuant to Section 2.13), the ~~Adjusted~~ Daily Simple SOFR and (d) with respect to any RFR Borrowing denominated in ~~Pounds~~ Sterling, the Daily Simple SONIA.
“Relevant Screen Rate” means (a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Term SOFR Reference Rate or (b) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBO Screen Rate.
“Replaced Revolving Facility” has the meaning assigned to such term in Section 9.02(c).
“Replaced Term Loans” has the meaning assigned to such term in Section 9.02(c).
“Replacement Debt” means any Refinancing Indebtedness (whether borrowed in the form of secured or unsecured loans, issued in a public offering, Rule 144A under the Securities Act or other private placement or bridge financing in lieu of the foregoing or otherwise, but excluding Loans) incurred in respect of Indebtedness permitted under Section 6.01(a) (and any subsequent refinancing of such Replacement Debt).
“Replacement Revolving Facility” has the meaning assigned to such term in Section 9.02(c).
“Replacement Term Loans” has the meaning assigned to such term in Section 9.02(c).
“Repricing Transaction” means each of (a) the prepayment or repayment of all or a portion of the Initial Term B Loans using the proceeds of any secured first lien “term B loans” denominated in Euros and having an Effective Yield that is less than the Effective Yield applicable to the Initial Term B Loans so prepaid or repaid and (b) any amendment, waiver or other modification to this Agreement that has the effect of reducing the Effective Yield applicable to the Initial Term B Loans; provided that the primary purpose (as determined by the Company in good faith) of such prepayment, repayment, amendment, waiver or other modification was to reduce the Effective Yield applicable to the Initial Term B Loans; provided further that in no event shall any such prepayment, repayment, amendment, waiver or other modification in connection with any Material Acquisition, Change in Control or Transformative Transaction constitute a Repricing Transaction.

[[8167251]]

“Required Term A/Revolving Lenders” means, at any time, Lenders having Term A Loans, Term A Commitments, Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the aggregate principal amount of the Term A Loans, the aggregate Term A Commitments, the Total Revolving Credit Exposures and the aggregate unused Revolving Commitments. For purposes of this definition, the amount of the Initial Term A Loans shall be determined on the basis of the US Dollar Equivalent thereof (for this purpose, determined by the Administrative Agent as of the date of determination of whether the relevant Term A Lenders and Revolving Lenders constitute Required Term A/Revolving Lenders).
“Required Excess Cash Flow Percentage” means (a) if the Consolidated First Lien Net Leverage Ratio is greater than 3.25:1.00, 50%, (b) if the Consolidated First Lien Net Leverage Ratio is less than or equal to 3.25:1.00 and greater than 2.75:1.00, 25% and (c) if the Consolidated First Lien Net Leverage Ratio is less than or equal to 2.75:1.00, 0%, in each case, with the Consolidated First Lien Net Leverage Ratio to be determined as of the last day of the most recent Test Period on or prior to the date on which the prepayment under Section 2.10(b)(iii) with respect to which the Required Excess Cash Flow Percentage is being determined is required to be made (or, if earlier, is made), determined on a Pro Forma Basis (and giving pro forma effect to such prepayment under Section 2.10(b)(iii)).
“Required Lenders” means, at any time, Lenders having Term Loans, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the aggregate principal amount of the Term Loans of all the Term Lenders, the ~~Aggregate~~Total Revolving Credit Exposure and the aggregate unused Commitments of all Lenders at such time. For purposes of this definition, the ~~Delayed Draw Term Commitments and the Delayed Draw Term Loans~~amount of the Initial Term A Loans, the Initial Term B Loans and the Initial Term B Commitments shall be determined on the basis of the US Dollar Equivalent thereof (for this purpose, determined by the Administrative Agent as of the date of determination of whether the relevant Lenders constitute the Required Lenders).
“Required Revolving Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and the aggregate unused Revolving Commitments at such time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Person, the chief executive officer, president, any Financial Officer, secretary or assistant secretary of such Person and, solely for purposes of notices given pursuant to Article II, any other officer or employee of such Person so designated by any of the foregoing officers in a written notice to the Administrative Agent.
“Restricted Debt” means any Indebtedness that is (a) Indebtedness of the type described in clause (a) or (b) of the definition of “Indebtedness” of the Company or any Restricted Subsidiary (other than Indebtedness among the Company and the Restricted Subsidiaries) ~~that is~~and (b) (i) contractually subordinated in right of payment to the Loan Document Obligations~~.~~, (ii) secured by a Lien on any Collateral ranking junior to the Lien securing the Loan Document Obligations or (iii) solely in the case of any Loan Party, unsecured (excluding, in the case of this clause (iii), revolving credit Indebtedness, working capital facilities Indebtedness, Customary Bridge Loans and Customary Term A Loans); provided that, with respect to any such Indebtedness outstanding under a single agreement, the aggregate principal amount thereof exceeds the Threshold Amount.
“Restricted Debt Payments” has the meaning assigned to such term in Section ~~6.07~~6.06(b).
“Restricted Lender” has the meaning assigned to such term in Section 1.09.
“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock in the Company and (b) any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock in the Company~~.~~, it being understood that payments with respect to earn-outs, purchase price adjustments or

[[8167251]]

other contingent obligations (other than for the payment of Indebtedness) in connection with any Acquisition or another Investment, in each case, do not constitute Restricted Payments.
“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.
“Reuters” means Thomson Reuters Corporation, Refinitiv or any successor thereto.
“Revolving Availability Period” means the period from and including the ~~Availability~~Fifth Amendment Effective Date to the earlier of (a) the Initial Revolving Maturity Date and (b) the date of termination of all the Initial Revolving Commitments.
“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.
~~“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Revolving Commitment as of the Second Amendment Effective Date is set forth on Schedule 2.01, and the initial amount of the Revolving Commitment of any Lender that becomes a party hereto after the Second Amendment Effective Date is set forth in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed or provided its Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Commitments as of the Second Amendment Effective Date is US$700,000,000.~~
“Revolving Commitment” means any Initial Revolving Commitment and any Additional Revolving Commitment.
“Revolving Commitment Fee” has the meaning assigned to such term in Section 2.11(a).
“Revolving Credit Exposure” means, with respect to any Lender at any time, the ~~sum of (a) the~~ aggregate ~~of the US Dollar Equivalents of the aggregate principal~~ amount at such time of such Lender’s Initial Revolving ~~Loans outstanding at such time and (b) its LC~~Credit Exposure ~~at such time~~and Additional Revolving Credit Exposure.
~~“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Credit Exposure.~~
“Revolving Facility” means any of the Initial Revolving Facility, any Incremental Revolving Facility, any Extended/Modified Revolving Facility and any Replacement Revolving Facility.
“Revolving ~~Loan” has the meaning assigned to such term in Section 2.01~~Lender” means any Initial Revolving Lender and any Additional Revolving Lender.
~~“Revolving Maturity Date” means the fifth anniversary of the Availability Date; provided that if such day shall not be a Business Day, the Revolving Maturity Date shall be the immediately preceding Business Day.~~
“Revolving Loan” means any Initial Revolving Loan and any Additional Revolving Loan.
“RFR” means (a) with respect to any Loan denominated in US Dollars, the Daily Simple SOFR and (b) with respect to any Loan denominated in ~~Pounds~~ Sterling, SONIA.

[[8167251]]

“RFR Borrowing” means any Borrowing comprised of RFR Loans.
“RFR Business Day” means (a) for any Loan denominated in US Dollars, a U.S. Government Securities Business Day and (b) for any Loan denominated in ~~Pounds~~ Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.
“RFR Loan” means a Loan that bears interest at a rate determined by reference to a Daily Simple RFR.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.
“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or any Restricted Subsidiary whereby the Company or such Restricted Subsidiary sells or transfers such property to any Person and the Company or any Restricted Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (which, on the Fifth Amendment Effective Date, consist of the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran~~,~~ and North Korea ~~and Syria~~).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or any relevant and applicable sanctioning authority of a European Union member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or any relevant and applicable sanctioning authority of a European Union member state.
“Sargas” has the meaning assigned to such term in the Fifth Amendment.
“Sargas Acquisition” has the meaning assigned to such term in the ~~Fourth~~Fifth Amendment.
“Sargas Acquisition Agreement” has the meaning assigned to such term in the ~~Fourth~~Fifth Amendment.
“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any or all of its functions.
“Second Initial Term B Borrowing” means the Initial Term B Loans funded on the second borrowing date of the Initial Term B Loans hereunder.
~~“Second Amendment” means that certain Second Amendment, dated as of December 9, 2024, among the Company, the UK Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.~~
~~“Second Amendment Effective Date” means December 9, 2024, which is the date of effectiveness of the Second Amendment.~~

[[8167251]]

“Second Regolo Acquisition” has the meaning assigned to such term in the ~~Fourth~~Fifth Amendment.
“Second Regolo Acquisition Closing Date” has the meaning assigned to such term in the ~~Fourth~~Fifth Amendment.
“Second Regolo Closing Date Borrowing” means all or a portion of the Second Initial Term B Borrowing that is designated by the Company as the “Second Regolo Closing Date Borrowing” in a Borrowing Request delivered pursuant to Section 2.03.
“Second Regolo Closing Date Borrowing Permitted Amount” means the aggregate amount required (a) to pay the consideration payable by the Company and its Restricted Subsidiaries for the Second Regolo Acquisition and (b) to pay fees and expenses payable by the Company and its Restricted Subsidiaries relating thereto.
“Secured Obligations” has the meaning set forth in the Collateral Agreement, subject to Section 1.11 of this Agreement.
“Secured Parties” has the meaning set forth in the Collateral Agreement.
“Securities Act” means the United States Securities Act of 1933.
~~“Securitization” means any transfer by the Company or any Restricted Subsidiary of accounts receivable, proceeds thereof or interests therein or assets relating thereto to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of Indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable, proceeds thereof or interests therein or assets relating thereto; provided that any obligations arising therefrom do not permit or provide recourse to the Company or any Restricted Subsidiary (other than a Securitization Entity) or any property or asset of the Company or any Restricted Subsidiary (other than the property or assets of a Securitization Entity or any Capital Stock in a Securitization Entity), other than with respect to any representations, warranties, servicer obligations, covenants and indemnities entered into by the Company or any Restricted Subsidiary of a type that are reasonable and customary in “true sale” arrangements. The “amount” or “principal amount” of any Securitization shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or other securities referred to in the first sentence of this definition or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Securitization, net of any such accounts receivables or interests therein that have been written off as uncollectible.~~
~~“Securitization Entity” means any limited purpose Restricted Subsidiary that purchases accounts receivable of the Company or any Restricted Subsidiary pursuant to a Securitization.~~
“Security Documents” means the Collateral Agreement and each other security agreement or other instrument or document executed and delivered pursuant to any Loan Document to secure the Secured Obligations, in each case, solely to the extent, and for so long as, it is in effect in accordance with its terms.
“Separation” means the separation of the Company into two independent publicly-traded companies, as described more fully in the Form 10.
“Similar Business” means any Person the majority of the revenues of which are derived from businesses that would be permitted by Section 6.03(c).

[[8167251]]

~~“Separation Agreements” means, collectively, a separation and distribution agreement, tax matters agreement, employee matters agreement and intellectual property matters agreement and any other agreements among the Company, Crane Company and their respective subsidiaries entered into in connection with the Separation and required to be filed as an exhibit to the Form 10.~~
~~“Separation Effective Date” means the date on which the Company consummates, in accordance with Section 5.13, the Crane Company Distribution.~~
~~“Separation Transactions” means, collectively, the Separation, the Crane Company Distribution, the Pre-Spin Dividend and the execution, delivery and performance of the Separation Agreements.~~
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Solvency Certificate” means a certificate substantially in the form of Exhibit ~~K~~F or such other form as shall be approved by the Administrative Agent and the Company.
“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the sum of the liabilities (including contingent liabilities) of such Person and its subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of such Person and its subsidiaries, on a consolidated basis, (b) the present fair saleable value of the assets of such Person and its subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of such Person and its subsidiaries as they become absolute and matured, (c) the capital of such Person and its subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on such date, (d) such Person and its subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities, including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise), and (e) such Person and its subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes hereof, the amount of any contingent liability shall be computed as the amount that, in light of all of the facts and circumstances existing as of such date, represents the amount that can reasonably be expected to become an actual or matured liability.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SONIA Loan” means a Loan that bears interest at a rate determined by reference to the Daily Simple SONIA.
~~“Specified Dutch Subsidiary” means CR Holdings C.V., a Dutch limited partnership (commanditaire vennootschap) having the chamber of commerce number 34154334.~~

[[8167251]]

“SPC” has the meaning assigned to such term in Section 9.04(i).
“Specified Event of Default” means an Event of Default under Section 7.01(a), 7.01(b), 7.01(h)~~,~~ or 7.01(i) ~~or 7.01(j)~~.
“Specified Indebtedness” has the meaning assigned to such term in Section 9.02(f).
“Specified Provision” has the meaning assigned to such term in Section 1.09.
“Standstill Event of Default” means any Event of Default that, pursuant to the express terms of Section 7.01(d) or 7.01(g), as applicable, does not constitute an Event of Default with respect to any Term B Loans or Term B Commitments unless and until a Cross Default Trigger occurs with respect to such Event of Default.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBO Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D of the Federal Reserve Board. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (based on the definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the Federal Reserve Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” means the lawful currency of the United Kingdom.
“Subject Proceeds” has the meaning assigned to such term in Section 2.10(b).
“Subject Transaction” means (a) ~~the Transactions, (b)~~ any Acquisition, (~~c~~b) any Asset Disposition, (~~d~~c) any incurrence of any Indebtedness (other than revolving Indebtedness), and the application of the proceeds thereof, and any repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness (other than revolving Indebtedness), (~~e~~d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or any redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, in each case, in accordance with Section 5.12, (e) at the election of the Company, any Cost Saving Initiative and/or (f) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis or after giving pro forma effect to such event; provided that any Acquisition or Asset Disposition (other than ~~(i) the Separation Transactions and (ii)~~ any Acquisition or Asset Disposition that constitutes an event referred to in clause (f) above) shall only be a “Subject Transaction” if such transaction involves total consideration of US$100,000,000 or more.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Company.

[[8167251]]

“Subsidiary Guarantor” means, at any time, each Restricted Subsidiary party to the Guarantee Agreement at such time, it being understood that at such time as such Restricted Subsidiary is released from its obligations under the Guarantee Agreement in accordance with the terms hereof, such Restricted Subsidiary shall cease to be a Guarantor.
“Successor Borrowing Subsidiary” has the meaning assigned to such term in Section 6.03(a).
“Successor Company” has the meaning assigned to such term in Section 6.03(a).
“Supported QFC” has the meaning assigned to such term in Section 9.20(a).
“Swap Obligations” means with respect to any Subsidiary Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Syndication Agents” means (a) Goldman Sachs Bank USA, Bank of America, N.A., ~~Goldman Sachs~~M&T Bank ~~USA~~, TD Bank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, in ~~each case,~~ their capacities as syndication agents for the ~~credit facilities evidenced by this Agreement~~Initial Term A Facility and Initial Revolving Facility and (b) Goldman Sachs Bank USA, in its capacity as syndication agent for the Initial Term B Facility.
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system (or, if such system ceases to be operative, such other system (if any) determined by the Administrative Agent to be a suitable replacement).
“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.
“Tax Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), valued added taxes or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term A Commitment” means an Initial Term A Commitment or any Additional Term Commitment to make a Term A Loan.
“Term A Facilities” means the Term A Commitments and the outstanding Term A Loans.
“Term A Lender” means any Lender with a Term A Commitment or an outstanding Term A Loan.
“Term A Loan” means any Initial Term A Loan and any Additional Term Loan that is a Customary Term A Loan.
“Term B Commitment” means an Initial Term B Commitment and any Additional Term Commitment that is not a Term A Commitment.
“Term B Loan” means any Initial Term B Loan and any Additional Term Loan that is not a Term A Loan.
“Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the ~~Adjusted~~ Term SOFR (other than as a result of clause (c) of the definition of “Alternate Base Rate”) or the Adjusted EURIBO Rate.
“Term Borrowing” means a Borrowing comprised of Term Loans.

[[8167251]]

“Term Commitment” means ~~a Tranche A~~an Initial Term A Commitment, an Initial Term B Commitment or an Additional Term Commitment~~, a Delayed Draw Term Commitment or any other Class of Term Commitment established pursuant to Section 2.21~~.
“Term Facilities” means the Term Commitments and the outstanding Term Loans.
“Term Lender” means a Lender with a Term Commitment~~, a Delayed Draw Term Lender~~  or an outstanding Term Loan.
“Term Loan” means ~~a Tranche~~an Initial Term A Loan, an Initial Term B Loan or an Additional Term Loan~~, a Delayed Draw Term Loan or any other Class of Term Loans established pursuant to Section 2.21~~.
“Term SOFR” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR as so determined would be less than zero, such rate shall be deemed to be zero.
“Term SOFR Borrowing” means any Borrowing comprised of Term SOFR Loans.
“Term SOFR Loan” means a Loan that bears interest at a rate determined by reference to the ~~Adjusted~~ Term SOFR (other than as a result of clause (c) of the definition of “Alternate Base Rate”).
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Termination Date” means the first date on which (a) all Commitments have expired or terminated, (b) the principal of and interest on each Loan and each Antares MTO CCG Backstop Alternative Payment and all fees, expenses and other amounts payable under any Loan Document (other than contingent obligations for which no claim or demand has been made on any Loan Party) have been paid in full in cash ~~and~~, (c) all Letters of Credit have expired or have been terminated (or have been collateralized or back-stopped by a letter of credit or otherwise, or deemed issued under another agreement, in each case, in a manner reasonably satisfactory to the applicable Issuing Bank) and all LC Disbursements have been reimbursed~~.~~ and (d) all Cash Confirmation Guarantees have expired or have been terminated (or have been collateralized or back-stopped by a letter of credit or otherwise, or deemed issued under another agreement, in each case, in a manner reasonably satisfactory to the Cash Confirmation Bank) and all CCG Disbursements have been reimbursed.
“Test Period” means, as of any date, the period of four consecutive ~~fiscal quarters of the Company~~Fiscal Quarters then most recently ended for which consolidated financial statements have been delivered (or are required to have been delivered) pursuant to Section 5.01(a) or 5.01(b) ~~(or, prior to the first such delivery, the most recent period of four consecutive fiscal quarters of the Company covered by the Historical Consolidated Financial Statements)~~.
~~“Ticking Fee” has the meaning assigned to such term in Section 2.11(c).~~

[[8167251]]

~~“Ticking Fee Accrual Period” has the meaning assigned to such term in Section 2.11(c).~~
“Threshold Amount” means, at any time, the greater of US$75,000,000 and 17.5% of Consolidated EBITDA for the most recently ended Test Period.
“Total Revolving Commitments” means, at any time, the aggregate amount of the Revolving Commitments in effect at such time.
“Total Revolving Credit Exposures” means, at any time, the sum of all the Revolving Credit Exposures of all the Lenders at such time.
“Trade Date” has the meaning assigned to such term in Section 9.04(f)(i).
~~“Tranche A Term Borrowing” means a Borrowing comprised of Tranche A Term Loans.~~
~~“Tranche A Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan on the Availability Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche A Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche A Term Commitment, as applicable. The aggregate amount of the Lenders’ Tranche A Term Commitments as of the Effective Date is US$350,000,000.~~
~~“Tranche A Term Lender” means a Lender with a Tranche A Term Commitment or an outstanding Tranche A Term Loan.~~
~~“Tranche A Term Loan” has the meaning assigned to such term in Section 2.01.~~
~~“Tranche A Term Maturity Date” means the date that is the third anniversary of the Availability Date; provided that if such day shall not be a Business Day, the Tranche A Term Maturity Date shall be the immediately preceding Business Day.~~
“Transactions” means ~~(a) the Separation Transactions, (b~~, collectively, (a) the execution, delivery and performance by the Borrowers of this Agreement and by any Loan Party of each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit and Cash Confirmation Guarantees hereunder ~~and (c) the 2023 Notes Redemption~~.
“Transformative Transaction” means any transaction by the Company or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such transaction or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such transaction, would not provide the Company and its Restricted Subsidiaries with (i) a durable capital structure or (ii) adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations, in each case, following such consummation, as determined by the Company in good faith.
“Treaty” has the meaning assigned to that term in the definition of “UK Treaty State”.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the ~~Adjusted~~ Term SOFR (other than as a result of clause (c) of the definition of “Alternate Base Rate”), the Adjusted EURIBO Rate, the Alternate Base Rate or the Daily Simple RFR.

[[8167251]]

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.
“UK Borrower” means CA-MC Acquisition UK Limited, a private limited company incorporated under the laws of England and Wales with registered number 03878137.
“UK Corporation Tax Act” means the Corporation Tax Act 2009 of the United Kingdom.
“UK DTTP Filing” means an HMRC Form DTTP2 duly completed and filed by the UK Borrower, which (a) where it relates to a UK Treaty Lender that is a Lender on the ~~Second~~Fifth Amendment Effective Date, contains the scheme reference number and jurisdiction of tax residence opposite that Lender’s name in Schedule 2.16(f)(vii) and is filed with HMRC within 30 Business Days after the ~~Second~~Fifth Amendment Effective Date or (b) where it relates to a UK Treaty Lender that becomes a Lender after the ~~Second~~Fifth Amendment Effective Date, contains the scheme reference number and jurisdiction of tax residence in the relevant Assignment and Assumption and is filed with HMRC within 30 Business Days after the date such UK Treaty Lender becomes a Lender.
“UK DTTP Scheme” has the meaning assigned to such term in Section 2.16(f)(ii).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is (a) a Lender (i) which is a bank (as defined for the purpose of section 879 of the UK Taxes Act) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the UK Corporation Tax Act; or (ii) in respect of an advance made under a Loan Document by a Person that was a bank (as defined for the purpose of section 879 of the UK Taxes Act) at the time that that advance was made and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (b) a Lender which is (i) a company resident in the United Kingdom for United Kingdom tax purposes; (ii) a partnership each member of which is (A) a company resident in the United Kingdom or (B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK Corporation Tax Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK Corporation Tax Act; or (iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK Corporation Tax Act) of that company; or (c) a UK Treaty Lender.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK Tax Confirmation” means a confirmation by a Lender that the Person beneficially entitled to interest payable to such Lender in respect of an advance under a Loan Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is (i) a company resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which

[[8167251]]

brings into account in computing its chargeable profits (within the meaning of section 19 of the UK Corporation Tax Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK Corporation Tax Act; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 19 of the UK Corporation Tax Act) of that company.
“UK Tax Deduction” means any United Kingdom taxes required to be deducted or withheld from a payment of interest under any Loan Document.
“UK Taxes Act” means the Income Tax Act 2007 of the United Kingdom.
“UK Treaty Lender” means a Lender which (a) is treated as a resident of a UK Treaty State for the purposes of the Treaty, (b) does not carry on a business in the United Kingdom through a permanent establishment with which such Lender’s participation in the Loans is effectively connected and (c) meets all other conditions in the Treaty for full exemption from tax imposed by the United Kingdom on interest, except that for this purpose it shall be assumed that any necessary procedural formalities are satisfied.
“UK Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom, which makes provision for full exemption from tax imposed by the United Kingdom on interest.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
~~“United Kingdom” and “UK” mean the United Kingdom of Great Britain and Northern Ireland.~~
“Undisclosed Administration” means, with respect to any Person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the applicable law in the country where such Person is subject to home jurisdiction supervision if the applicable law require that such appointment is not to be publicly disclosed.
“United Kingdom” and “UK” mean the United Kingdom of Great Britain and Northern Ireland.
“Unrestricted Cash Amount” means, as of any date of determination, ~~(a) 100%~~the amount of ~~the~~ cash and Cash Equivalents owned on such date by the Company or any Restricted Subsidiary that is ~~a Domestic Subsidiary and (b) 75.0% of the cash and Cash Equivalents owned on such date by any Restricted Subsidiary that is a Foreign Subsidiary; provided, in each case, that such cash and Cash Equivalents do not appear (and would not be required to appear) as “restricted” on a~~(or would be) included on the consolidated balance sheet of the Company prepared as of such date in accordance with GAAP and not identified on such balance sheet date as “restricted”; provided ~~further~~ that cash and Cash Equivalents shall not be deemed restricted as a result of the Lien on the Collateral granted to the Administrative Agent.
“Unrestricted Subsidiary” means any Subsidiary that is designated by the Company as an Unrestricted Subsidiary pursuant to Section 5.12 and any subsidiary of such Subsidiary, other than, in each case, any such Subsidiary that is subsequently redesignated by the Company as a Restricted Subsidiary pursuant to Section 5.12. It is understood and agreed that no Borrower, nor any Subsidiary that, directly or indirectly, owns any Capital Stock in any Borrower, may constitute an Unrestricted Subsidiary.
“U.S.” or “United States” means the United States of America.
“U.S. Administrative Agent” means JPMorgan (or any of its designated branch offices or Affiliates), in its capacity as administrative agent and collateral agent hereunder and under the other Loan Documents, and its successors and assigns in such capacity as provided in Article VIII.

[[8167251]]

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount and (b) with respect to any amount in any Foreign Currency or any Foreign LC Currency, the equivalent amount thereof in US Dollars determined by the Administrative Agent pursuant to, except where otherwise expressly provided herein, Section 1.05 using the Exchange Rate with respect to such Foreign Currency or Foreign LC Currency at the time in effect under the provisions of Section 1.05.
“US Dollars” or “US$” refers to lawful money of the United States.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Tax Code.
“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.20(a).
“USA PATRIOT Act” has the meaning assigned to such term in Section 9.16.
“VAT” means (a) any value added tax imposed by the Value Added Tax Act 1994, (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and (c) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) or (b) above, or imposed elsewhere.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effect of (x) any prepayment made in respect of such Indebtedness shall be disregarded in making such calculation and (y) any “AHYDO catch-up” payment that may be required to be made in respect of such Indebtedness shall be disregarded in making such calculation.
“Wholly-Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and foreign national qualifying shares to the extent required by applicable law) is owned by the Company and/or one or more Wholly-Owned Subsidiaries.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
02.Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., ~~a~~an “Initial

[[8167251]]

Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Initial Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., ~~a~~an “Initial Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Initial Revolving Borrowing”).
03.Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Unless the context requires otherwise or specifically provided for otherwise herein, (a) any definition of or reference to any agreement~~, instrument or other document herein~~  (including any Loan Document), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof ~~and~~, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement~~.~~ and (f) a Person being “organized” in a particular jurisdiction shall be construed to such Person being organized, formed, incorporated or registered in such jurisdiction, as applicable in such jurisdiction to the applicable types of entities. It is understood and agreed that, for purposes of this Agreement or any other Loan Document, (i) the fair market value of any asset or property shall be such fair market value as is determined by the Company in good faith, (ii) nothing in Section 6.01, 6.02, 6.05 or 6.06 is intended to expand the definition of the terms Indebtedness, Lien, Investment, Restricted Payment or Restricted Debt Payment, as applicable, it being further understood that any clause or subclause set forth in any such Section that contains an exception for items or actions that are not (even if such clause or subclause were to be disregarded) restricted by such Section are intended to evidence, for the avoidance of doubt, the permissibility of such item or action or to permit other items or actions that expressly refer to such clause or subclause and (iii) the term “ordinary course of business” or phrases of similar import, when used in reference to the Company, its subsidiaries or any joint ventures of any of the foregoing, is not limited to actions consistent with their past practice and instead shall be ordinary course of business as determined by the Company in good faith (it being understood that the Company may base its determination on general industry practices or industry norm).
04.Accounting Terms; GAAP; Pro Forma Calculations.
(a)~~. (a)~~ Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that

[[8167251]]

if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the ~~Effective Date~~date of the most recent balance sheet described in Section 3.04(a) in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change ~~shall have become~~becomes effective until such notice shall have been withdrawn or such provision amended in accordance herewith, and if such an amendment is requested by the Company or the Required Lenders, then the Company, the Administrative Agent and the Lenders shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed (other than for purposes of Sections 3.04, 5.01(a) and 5.01(b)), and all computations of amounts and ratios referred to herein shall be made, (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, (iii) without giving effect to the application of Accounting Standards Update 2015-03, Interest, issued by the Financial Accounting Standards Board to the extent such application results in indebtedness being reflected on a balance sheet at an amount less than the stated principal amount thereof and (iv) without giving effect to any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842 or any similar, successor or substitute accounting standard or codification), to the extent such change would require the recognition of right-of-use assets and lease liabilities that would not have been required to be classified as a capital lease under GAAP as in effect immediately prior to the adoption thereof. It is understood and agreed that when any term of an accounting or financial nature refers to a determination being made on a “consolidated basis” (other than any such reference in Section 3.04, 5.01(a) or 5.01(b)), when such reference is made with respect to the Company and the Restricted Subsidiaries (or any Restricted Subsidiary and its Restricted Subsidiaries), such determination shall, unless expressly indicated otherwise, exclude from such consolidation the accounts of the Unrestricted Subsidiaries.
(b)Notwithstanding anything to the contrary herein, ~~(i) all financial ratios and tests (including the Consolidated Total Net Leverage Ratio and the Consolidated Interest Coverage Ratio) contained in this Agreement shall be calculated after giving pro forma effect to the incurrence of Indebtedness hereunder on the Availability Date and to the Separation Transactions and the 2023 Notes Redemption as if the Separation Transactions and the 2023 Notes Redemptions occurred on the Availability Date, provided that Consolidated EBITDA for each of the fiscal quarters referred to in the penultimate sentence of the definition of “Consolidated EBITDA” shall be as set forth in such sentence and shall not be subject to further pro forma adjustments on account of the Separation Transactions, and (ii)~~but subject to Section 1.06, all financial ratios and tests (including the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, the Consolidated Interest Coverage Ratio ~~and, subject to the proviso set forth in clause (i) above, the~~, the Unrestricted Cash Amount and the amounts of Consolidated EBITDA and Consolidated Net Income) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs (or with respect to any Test Period to determine whether any Subject Transaction is permitted to be consummated~~)~~ or any Indebtedness or Liens to be incurred in connection therewith is permitted to be incurred) shall be calculated with respect to such Test Period and such Subject Transaction (including such Subject Transaction that is to be consummated) on a Pro Forma Basis. Further, if since the beginning of any Test Period and on or prior to the date of any required calculation of any financial ratio or test, any Subject Transaction has occurred, then any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred as of the first day of the applicable Test Period~~,~~; provided that~~,~~  when

[[8167251]]

calculating the Consolidated ~~Total~~First Lien Net Leverage Ratio ~~for purposes of the definition of “Applicable Rate” or, subject to clause (i) above, calculating the~~, the Consolidated Total Net Leverage Ratio or the Consolidated Interest Coverage Ratio for purposes of ~~Section 6.12~~the definitions of “Applicable Rate” and “Required Excess Cash Flow Percentage” (except as expressly set forth in the definition of such term) and for purposes of the Financial Covenants (other than for the purpose of determining compliance with ~~Section 6.12~~the Financial Covenants on a Pro Forma Basis as a condition to taking any action under this Agreement), the Subject Transactions that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.
05.Exchange Rates.
(a)~~.~~ The Administrative Agent shall determine the US Dollar Equivalent of any ~~Loan or~~Borrowing, any Letter of Credit or any Cash Confirmation Guarantee denominated in a ~~Foreign Currency~~currency other than US Dollars on each applicable Exchange Rate Date, in each case using the Exchange Rate for such ~~Foreign Currency~~currency in relation to US Dollars in effect on the date of determination, and such amount shall be the US Dollar Equivalent of such ~~Loan or~~Borrowing, such Letter of Credit or such Cash Confirmation Guarantee until the next ~~required~~ calculation thereof pursuant to this sentence.
(b)For purposes of any determination under Article V, Article VI (other than Section 6.09 and the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article VII with respect to the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Asset Disposition, Sale and Lease-Back Transaction or other transaction, event or circumstance (any of the foregoing, a “specified transaction”) in a currency other than US Dollars, the US Dollar equivalent amount of a specified transaction shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or by reference to any other reputable publicly available service for displaying exchange rates as may be selected by the Company) for such foreign currency, as in effect (as of the time of determination by the Company) on the date of such specified transaction (or, in the case of any specified transaction, at the election of the Company, such other date as shall be applicable with respect to such specified transaction pursuant to Section 1.06(a)). Notwithstanding anything to the contrary set forth herein, (i) if any Indebtedness is incurred or assumed (and, if applicable, associated Lien granted) to refinance other Indebtedness denominated in a currency other than US Dollars, and the relevant refinancing would cause the applicable US Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such US Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced, except by the sum of (A) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums and prepayment premiums) thereon plus defeasance costs, underwriting discounts and other fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with such refinancing and (B) additional amounts permitted to be incurred pursuant to Section 6.01 (or, if applicable, secured under Section 6.02) (subject to utilization of such amounts) and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction (or, if applicable, as of such other time as is applicable to such specified transaction pursuant to the immediately preceding sentence). For purposes of Section 6.09 and the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than US Dollars shall be translated into US Dollars at the applicable currency exchange rate used by the Company in preparing the financial statements delivered pursuant to Section 5.01(a) or 5.01(b), as applicable, for the relevant Test Period and may, at the election of the Company, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedging Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the US Dollar Equivalent amount of such Indebtedness.
(c)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Company’s consent to

[[8167251]]

appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.
06.Certain Calculations and Tests.
(a)Notwithstanding anything to the contrary herein, ~~after the Separation Effective Date,~~ to the extent that the terms of this Agreement require (including any such requirement that is to be determined on a Pro Forma Basis) (i) compliance with any financial ratio or test (including any Consolidated First Lien Net Leverage Ratio test, any Consolidated Secured Net Leverage Ratio test or any Consolidated Total Net Leverage Ratio test or compliance with Section ~~6.12~~6.09 on a Pro Forma Basis as a condition to taking any action under this Agreement (but not the actual compliance with Section ~~6.12~~6.09)) and/or any cap expressed as a percentage of Consolidated EBITDA~~,~~ or otherwise determined by reference to a financial metric (including by reference to the CNI Growth Amount set forth in the definition of Available Amount or to the Market Capitalization), (ii) the accuracy of any representation or warranty or (iii) the absence of any Default or Event of Default (or any type of Default or Event of Default), in each case, as a condition to the consummation of any Limited Conditionality Transaction (or, in each case, as a condition to any assumption or incurrence of any Indebtedness (other than Revolving Loans) in connection therewith, including under any Incremental Facility Agreement, or any ~~transaction~~other transactions relating thereto), the determination of whether the relevant condition is satisfied may be made, at the election of the Company, (A) in the case of any Acquisition or other Investment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such Acquisition or other Investment (or, in the case of any Acquisition or other Investment made pursuant to a tender or similar offer, at the time of the commencement of such offer) (or, solely in connection with an Acquisition or other Investment to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 Announcement” of a firm intention to make an offer is made) or (y) the consummation of such Acquisition or other Investment ~~and~~, (B) in the case of any Asset Disposition, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such Asset Disposition or (y) the consummation of such Asset Disposition, (C) in the case of any Restricted Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Payment or (y) the making of such Restricted Payment and (D) in the case of any Restricted Debt Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of any required notice of redemption or prepayment with respect to such Restricted Debt Payment or (y) the making of such Restricted Debt Payment, in each case, after giving effect on a Pro Forma Basis to the relevant ~~Acquisition, Investment or Asset Disposition~~Limited Conditionality Transaction and, in each case, any assumption or incurrence of any Indebtedness in connection therewith, including under any Incremental Facility Agreement, and any other transactions relating thereto~~. For the avoidance of doubt,~~, and no Default or Event of Default shall be deemed to have occurred solely as a result of an adverse change in such ratio, test or condition occurring after the time such election is made (but any subsequent improvement in the applicable ratio, test or amount may be utilized by the Company or any Restricted Subsidiary). If the Company shall have elected to test the permissibility of any Limited Conditionality Transaction as provided above prior to the consummation of such Limited Conditionality Transaction, then prior to the consummation of such Limited Conditionality Transaction (or the abandonment of such Limited Conditionality Transaction), all future incurrence tests shall be made on a Pro Forma Basis for such Limited Conditionality Transaction and all related transactions. For the avoidance of doubt, if the Company shall have elected the option set forth in clause (x) of any of the preceding clauses (A) through (D) in respect of any transaction, then the Company or its applicable Restricted Subsidiary shall be permitted to consummate such transaction even if any applicable test or condition shall cease to be satisfied subsequent to the Company’s election of such option. It is understood and agreed that this Section 1.06(a) shall not apply to any extensions of credit under ~~the~~any Revolving ~~Commitment~~Facility (including ~~the~~any Antares ~~Acquisition~~MTO CCG Backstop Borrowing), which extensions of credit shall be subject to the satisfaction or waiver of the conditions set forth in Section 4.02, 4.03 or ~~4.04~~4.06, as applicable, on the date of such extension of credit as set forth therein.
(b)For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including any Consolidated ~~Total~~First Lien Net

[[8167251]]

Leverage Ratio test, any Consolidated ~~EBITDA~~Secured Net Leverage Ratio test or any Consolidated Total Net Leverage Ratio test or compliance with Section ~~6.12~~6.09 on a Pro Forma Basis as a condition to taking any action under this Agreement (but not the actual compliance with Section ~~6.12)~~6.09)) and/or any cap expressed as a percentage of Consolidated EBITDA or otherwise determined by reference to a financial metric (including by reference to the CNI Growth Amount set forth in the definition of Available Amount or to the Market Capitalization), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be (or, in each case, such other time as is applicable thereto pursuant to ~~paragraph~~ Section 1.06(a) ~~of this Section~~), and no Default or Event of Default shall be deemed to have occurred solely as a result of a subsequent change in such financial ratio or test.
(c)Notwithstanding anything to the contrary herein, with respect to any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio (including any Consolidated ~~Total~~First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or Consolidated ~~Interest Coverage~~Total Net Leverage Ratio test or compliance with Section ~~6.12~~6.09 on a Pro Forma Basis) (any such amount, a “Fixed Amount”) substantially concurrently with any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio (including any Consolidated ~~Total~~First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or Consolidated ~~Interest Coverage~~Total Net Leverage Ratio test~~, but excluding~~ or compliance with Section ~~6.12~~6.09 on a Pro Forma Basis) (any such amount, an “Incurrence-Based Amount”), it is understood and agreed that the Fixed Amounts (even if part of the same transaction or, in the case of Indebtedness, the same tranche, as any Incurrence-Based Amount) shall be disregarded in the calculation of the financial ratio applicable to the Incurrence-Based Amount, but giving full pro forma effect to any increase in the amount of Consolidated EBITDA ~~(but not any increase in~~or the Unrestricted Cash Amount (other than with respect to the netting of the cash proceeds of Indebtedness) resulting from the applicable transaction consummated in reliance on, or with the use of proceeds of, the Fixed Amounts. The Company may elect, in its sole discretion, that any such amounts incurred or transactions entered into (or consummated) be incurred or entered into (or consummated), in whole or in part, in reliance on one or more of any Fixed Amounts or Incurrence-Based Amounts; provided that unless the Company elects otherwise, each such amount incurred or transaction entered into (or consummated) will be deemed incurred, entered into or consummated first under any Incurrence-Based Amount to the maximum extent permitted thereunder.
(d)It is understood and agreed that any Indebtedness, Lien, ~~disposition~~Disposition, Investment, Restricted Payment or Restricted Debt Payment need not be permitted solely by reference to one clause or subclause of Section 6.01, 6.02, 6.04, 6.05 or 6.06 ~~or 6.07~~, respectively, but may instead be permitted in part under any combination of clauses or subclauses of such Section, all as classified or~~, to the extent such alternative classification would have been permitted at the time of the relevant action,~~  reclassified by the Company in its sole discretion at any time and from time to time, and shall constitute a usage of any availability under such clause or subclause only to the extent so classified or reclassified thereto; provided that (i) the ~~credit facilities established hereunder~~Loan Document Obligations may only be permitted under Section 6.01(a) and may only be secured by Liens permitted pursuant to Section 6.02(a)(i) ~~and~~, (ii) ~~the Antares Acquisition~~ Indebtedness ~~may only be permitted~~incurred under Section 6.01(~~o) and may only be secured by Liens permitted pursuant to~~m), to the extent such Indebtedness is secured by Liens on the Collateral that are pari passu (but without regard to the control of remedies) with or expressly junior to the Liens on the Collateral securing the Loan Document Obligations, may not be reclassified to any other clause of Section 6.01 and such Liens on the Collateral may only be incurred under Section 6.02(a)(xx), (iii) Liens incurred under Section 6.02(a)(xviii), to the extent such Liens are on the Collateral and are pari passu (but without regard to the control of remedies) with or junior to the Liens on the Collateral securing the Loan Document Obligations, may not be reclassified to any other clause of Section 6.02 and (iv) Investments outstanding in reliance on Section 6.05(x) may not be reclassified to any other clause of Section 6.05. In addition, for purposes of determining compliance at any time with Section 6.01, 6.05 or 6.06 ~~or 6.07~~, the Company may from time to time, in its sole discretion, reclassify ~~any~~(or deem such reclassification to have occurred automatically) any Indebtedness, Investment, Restricted Payment or Restricted Debt Payment, as applicable (or, in each case, all or any portion thereof), that was previously incurred, made or otherwise undertaken under any basket other than a “ratio-based” basket as having been made under the “ratio-based” basket set forth in

[[8167251]]

such Section if such Indebtedness, Investment, Restricted Payment or Restricted Debt Payment, as applicable (or, in each case, such portion thereof), would, using the figures as of the end of or for ~~the most recently ended~~any Test Period ended after the date of such incurrence, making or undertaking, be permitted under the applicable “ratio-based” basket; provided that, in the case of Section 6.01 and 6.02, any such reclassification shall be subject to the limitations set forth in ~~such Section~~the proviso to the immediately preceding sentence.
(e)For purposes of determining compliance with this Agreement, the accrual of interest, fees or premium, the accrual of dividends, the accretion of accreted value, the amortization of original issue discount, the payment of interest, fees or premiums or of a dividend in the form of additional Indebtedness or additional shares of Capital Stock and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency shall not be deemed to be an incurrence of Indebtedness and, to the extent secured, shall not be deemed to result in an increase of the obligations so secured or to be a grant of a Lien securing any such obligations.
07.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.
08.Interest Rates; Benchmark Notification. The interest rate on any Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any Liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related Persons may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for Liabilities of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
09.Blocking Regulations. In relation to any Lender that is subject to the regulations referred to below (each, a “Restricted Lender”), any representation, warranty or covenant set forth herein that refers to Sanctions and/or a Sanctioned Person (each, a “Specified Provision”) shall only apply to the extent that such Specified Provision would not result in a violation of or conflict with any Blocking Law. In the case of any consent or direction by Lenders in respect of any Specified Provision of which a Restricted Lender does not have the benefit due to a Blocking Law, then, notwithstanding anything to the contrary in the definition of Required Lenders or Majority in Interest, for so long as such Restricted Lender shall be subject to a Blocking Law, the Commitments, Term Loans and Revolving Credit Exposure of such Restricted Lender will be disregarded for

[[8167251]]

the purpose of determining whether the requisite consent of the Lenders has been obtained or direction by the requisite Lenders has been made, it being agreed, however, that, unless, in connection with any such determination, the Administrative Agent shall have received written notice from any Lender stating that such Lender is a Restricted Lender with respect thereto, each Lender shall be presumed, in connection with such determination, not to be a Restricted Lender.
10.Effectuation of Transactions~~. (a) All the representations and warranties of the Company and the other Loan Parties contained in this Agreement and the other Loan Documents on the Availability Date shall be deemed made (i) after giving effect to the Transactions to occur on the Availability Date and (ii) in the event that the Availability Date precedes the Separation Effective Date, both (A) without giving effect to the Separation Transactions and (B) after giving effect to the Separation Transaction as if the Separation Transactions occurred on the Availability Date. All the representations and warranties of the Company and the other Loan Parties contained in this Agreement and the other Loan Documents that are deemed to be made on the Separation Effective Date shall be deemed made after giving effect to the Transactions to occur on the Separation Effective Date.~~
.
(a)All the representations and warranties of the Company and the other Loan Parties contained in this Agreement and the other Loan Documents that are made or deemed to be made on the date of the First Initial Term B Borrowing shall be deemed made after giving effect to the First Regolo Acquisition (and, if applicable, the Sargas Acquisition) and the transactions relating thereto to occur on the First Regolo Acquisition Closing Date (in the event the date of the First Initial Term B Borrowing precedes the First Regolo Acquisition Closing Date, determined as if each of the foregoing occurred on the date of the First Initial Term B Borrowing).
(b)All the representations and warranties of the Company and the other Loan Parties contained in this Agreement and the other Loan Documents that are made or deemed to be made on the date of the ~~Antares Acquisition~~Second Regolo Closing Date Borrowing shall be deemed made after giving effect to the ~~First~~Second Regolo Acquisition ~~(and, if applicable, the Sargas Acquisition) and the other~~and the transactions relating thereto to occur on ~~such date and~~ the ~~First~~Second Regolo Acquisition Closing Date (in the event the date of the Second Regolo Closing Date Borrowing precedes the Second Regolo Acquisition Closing Date, determined as if each of the foregoing occurred on the date of the Second Regolo Closing Date Borrowing).
11.Collateral Limitations. Notwithstanding anything to the contrary herein or in any other Loan Document, ~~(a)~~ the aggregate amount of the Secured Obligations, to the extent such Secured Obligations constitute “Indebtedness” (as defined in the 2018 Indenture as in effect on the Original Effective Date), secured by the “Principal Properties” (as defined in the 2018 Indenture as in effect on the Original Effective Date) shall be limited to the maximum amount that may be secured under Section 3.9(o) set forth in the 2018 Indenture (as the 2018 Indenture is in effect on the Original Effective Date), provided that (~~i~~a) such limitation shall apply only for so long as the 2048 Notes are outstanding and (~~ii~~b) it is understood that such limitation does not apply with respect to the amount of the Secured Obligations secured by any assets or properties of the Company or any Subsidiary Guarantor that do not constitute “Principal Properties” (as so defined) ~~and (b) the aggregate amount of the Secured Obligations, to the extent such Secured Obligations constitute “Indebtedness” (as defined in the 2013 Indenture as in effect on the Effective Date), shall be limited to the maximum amount that may be secured under Section 3.9(l) set forth in the 2013 Indenture (as the 2013 Indenture is in effect on the Effective Date), provided that such limitation shall apply only for so long as the 2023 Notes are outstanding.~~.
12.UK Guarantee Limitations. The obligations and liabilities of any Guarantor incorporated in the United Kingdom under the Guarantee Agreement do not apply to any liability to the extent that it would result in such obligation or liability

[[8167251]]

constituting unlawful financial assistance within the meaning of sections 678 or 679 of the UK Companies Act 2006.
13.Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, in connection with any refinancing of any Class of Loans hereunder, any Lender may, with the consent of the Company, elect to accept any other Indebtedness (which other Indebtedness, unless the Termination Date shall occur substantially concurrently therewith, shall be permitted by the terms of this Agreement) in lieu of all or any part of such Lender’s Applicable Percentage, Applicable Revolving Percentage or other applicable share of any payment hereunder with respect to such Loans, it being agreed that (a) such acceptance shall not be subject to any requirement hereunder or under any other Loan Document that such payment be made “in US Dollars”, “in the currency”, “in the applicable currency”, “in immediately available funds”, “in like funds”, “in cash” or any other similar requirement and (b) notice of such acceptance shall be provided to the Administrative Agent and, if such other Indebtedness is in the form of Loans, the mechanics of the cashless settlement thereof shall be reasonably acceptable to the Administrative Agent.
14.Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).
Article II

THE CREDITS
01.Commitments. Subject to the terms and conditions set forth herein, (a) each Initial Revolving Lender agrees to make revolving loans (each, ~~a~~an “Initial Revolving Loan”) to any Borrower in any Agreed Currency from time to time during the Revolving Availability Period in an aggregate principal amount that will not (after giving effect to any application of the proceeds of such Initial Revolving Loans pursuant to Section 2.05(e), 2.10(a) or 2.25(e)) result in (i) such Lender’s Initial Revolving Credit Exposure exceeding such Lender’s Initial Revolving Commitment~~,~~ or (ii) the Aggregate Initial Revolving Credit Exposure exceeding the Aggregate Initial Revolving Commitments ~~or (iii) in the case of the Antares Acquisition Borrowing,~~, (b) each Initial Term A Lender party to the Fifth Amendment has agreed to make, and has made, an Initial Term A Loan to the UK Borrower in Sterling on the Fifth Amendment Effective Date pursuant to the Fifth Amendment and (c) each Initial Term B Unfunded Lender agrees to make term loans (each, an “Initial Term B Loan”) to the Company in Euros from time to time during the Initial Term B Availability Period, each in a principal amount that does not exceed such Lender’s Initial Term B Commitment as in effect immediately prior to the making of such Loan; provided that (A) there shall be no more than two borrowing dates for the Initial Term B Loans, (B) the US Dollar Equivalent of the aggregate principal amount ~~thereof exceeding the Antares~~of the First Initial Term B Borrowing may not be less than €100,000,000 or more than the First Regolo Closing Date Certain Funds Sublimit then in effect~~, (b) each Tranche A Term Lender agrees to make a term loan (each, a “Tranche A Term Loan”) to the Company in US Dollars on the Availability Date in a~~ and (C) the US Dollar Equivalent of the aggregate principal amount ~~not exceeding such Lender’s Tranche A Term Commitment and (c) each Delayed Draw Term Lender agrees to make a term loan (each, a “Delayed Draw Term Loan”) to the UK Borrower in Pound Sterling on the Delayed Draw Funding Date in a principal amount not exceeding such Lender’s Delayed Draw Term Commitment~~of the Second Initial Term B Borrowing may not be less than €100,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers

[[8167251]]

may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of the ~~Tranche A~~Initial Term A Loans or the ~~Delayed Draw~~Initial Term B Loans may not be reborrowed.
02.Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class ~~and~~, Type and currency made by the Lenders to the same Borrower ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(a)Subject to Section 2.13, each Borrowing shall be comprised of (i) in the case of ~~Term Borrowings or~~ Revolving Borrowings denominated in US Dollars, Term SOFR Loans or ABR Loans, as the applicable Borrower may request in accordance herewith, (ii) in the case of Revolving Borrowings denominated in Euro and in the case of Initial Term B Borrowings, EURIBOR Loans and (iii) in the case of Revolving Borrowings denominated in ~~Pounds~~ Sterling and in the case of ~~Delayed Draw~~Initial Term A Borrowings, SONIA Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15 and 2.16 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.
(b)At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that (i) any Term Benchmark Borrowing that results from a continuation of an outstanding Term Benchmark Borrowing may be in aggregate amount that is equal to such outstanding Borrowing ~~and~~, (ii) ~~a~~any Term Benchmark Borrowing of any Class may be in an aggregate amount that is equal to the entire unused balance of ~~total~~the Commitments of such Class ~~or, in the case of~~, (iii) the First Initial Term B Borrowing may be in an aggregate principal amount the US Dollar Equivalent of which equals the First Regolo Closing Date Certain Funds Sublimit then in effect, (iv) any Revolving Term Benchmark Borrowing~~,~~ may be in aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) and (v) any Antares MTO CCG Backstop Borrowing may be in an aggregate amount applicable thereto as set forth in Section 2.25(e). At the time that each ABR Borrowing or RFR Borrowing is made, such Borrowing shall be in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that any ABR Borrowing or RFR Borrowing of any Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class or, in the case of any Revolving Borrowing, that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Term Benchmark Borrowings and RFR Borrowings outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).
(c)Notwithstanding any other provision of this Agreement, (i) no Borrower shall be entitled to request, or to elect to convert or continue, any Term Benchmark Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to such Borrowing~~.~~ and (ii) notwithstanding anything to the contrary set forth in Section 2.03, 2.06 or 2.12 or the definition of “Interest Period”, (A) on the date of the borrowing of any Initial Term B Loans (other than the first borrowing of any Initial Term B Loans), such Initial Term B Loans shall be added to (and constitute a part of, be of the same Type as and have the same Interest Period as) each Initial Term B Borrowing then outstanding on a pro rata basis (based on the relative sizes of such Initial Term B Borrowings) and (B) on the first Interest Payment Date after any borrowing of any Initial Term B Loans at any time any other Initial Term B Loans are outstanding, the payment of interest on any Initial Term B Loans shall be allocated by the Administrative Agent among the Initial Term B Funded Lenders in a manner that reflects the actual number of days of interest accrued on the outstanding principal amount of such Initial Term B Loans.

[[8167251]]

03.Requests for Borrowings. To request a borrowing of Revolving Loans or Term Loans, the applicable Borrower shall notify the Administrative Agent of such request by delivering to the Administrative Agent a written Borrowing Request, executed by a Responsible Officer of such Borrower (provided that if such Borrowing Request is delivered through an Approved Borrower Portal, then the foregoing signature requirement may be waived by the Administrative Agent in its sole discretion), (a) in the case of a Term Benchmark Borrowing denominated in US Dollars, not later than ~~11:00 a.m~~11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of such proposed Borrowing, (b) in the case of a Term Benchmark Borrowing denominated in Euro, (i) in the case of any Revolving Borrowing, not later than ~~12:00 p.m~~12:00 p.m., New York City time, ~~four~~three Business Days before the date of such proposed Borrowing and (ii) in the case of any Initial Term B Borrowing, not later than 11:00 a.m., London time, (A) in the case of any Antares MTO Payment Borrowing, two Business Days before the date of such proposed Borrowing and (B) otherwise, three Business Days before the date of such proposed Borrowing, (c) in the case of an RFR Borrowing, (i) in the case of an Initial Term A Borrowing, not later than ~~11:00 a.m~~11:00 a.m., New York City time, two Business Days before the date of such proposed Borrowing and (ii) otherwise, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of such proposed Borrowing and (d) in the case of an ABR Borrowing, not later than ~~11:00 a.m~~11:00 a.m., New York City time, on the date of such proposed Borrowing (or, in each case, such later date or time as the Administrative Agent may agree to); provided that (i) any such request for a borrowing to be made under an Incremental Facility Agreement or a Refinancing Agreement may be delivered no later than such later time as shall be specified therefor in the applicable Incremental Facility Agreement or Refinancing Agreement and (ii) the provisions of this Section 2.03 shall not apply to a request for any Antares MTO CCG Backstop Borrowing on behalf of the Company made as provided in Section 2.25(e). Each Borrowing Request shall be irrevocable~~; provided that a~~, except as expressly set forth below. In the case of the First Initial Term B Borrowing, the Company may, in the applicable Borrowing Request ~~for any Borrowing to be made on the Delayed Draw Funding Date may~~, state that it is conditioned upon the substantially concurrent consummation of ~~the De La Rue Acquisition, in which case such Borrowing Request may be revoked by the applicable Borrower (by written notice to the Administrative Agent on or prior to the proposed date of such Borrowing, but not after the time by which Lenders are required to make Loans in respect of such Borrowing hereunder), if such condition has not been satisfied, such revocation to be subject to Section 2.15 in the case of a Borrowing Request for a Term Benchmark Borrowing; provided, further, that, prior to the Antares Certain Funds Sublimit Termination Date, the Company may, in the applicable Borrowing Request, designate any requested Revolving Borrowing as the Antares Acquisition Borrowing (which may be denominated in Euros or any other Agreed Currency), which designation may be made only once, it being understood that such Borrowing Request may state that it is conditioned upon the substantially concurrent consummation of~~ the First Regolo Acquisition (or the Company’s reasonable expectation that the First Regolo Acquisition shall be consummated no later than three Business Days after the requested date of the ~~Antares Acquisition~~First Initial Term B Borrowing), in which case such Borrowing Request may be revoked, or modified to extend the requested date of the ~~Antares Acquisition~~First Initial Term B Borrowing, by the Company (by written notice to the Administrative Agent on or prior to the requested date of the ~~Antares Acquisition~~First Initial Term B Borrowing, but not after the time by which Lenders are required to make Initial Term B Loans in respect of the ~~Antares Acquisition~~First Initial Term B Borrowing), if such condition has not been satisfied, such revocation to be subject to Section 2.15. In the case of the Second Initial Term B Borrowing, (A) the Company shall, in the applicable Borrowing Request, specify the Antares MTO Payment First Settlement Amount and (B) the Company may, in the applicable Borrowing Request, (1) designate all or a portion of the requested Second Initial Term B Borrowing as the Second Regolo Closing Date Borrowing, which designation shall specify the aggregate principal amount of the Second Regolo Closing Date Borrowing (which aggregate principal amount may not exceed the Second Regolo

[[8167251]]

Closing Date Borrowing Permitted Amount), and, in the case of ~~a~~such designation, state in such Borrowing Request ~~for a Term Benchmark Borrowing~~that it is conditioned upon the substantially concurrent consummation of the Second Regolo Acquisition (or the Company’s reasonable expectation that the Second Regolo Acquisition shall be consummated no later than three Business Days after the requested date of the Second Initial Term B Borrowing), in which case such Borrowing Request (and such designation) may be revoked, or modified to extend the requested date of the Second Initial Term B Borrowing, by the Company (by written notice to the Administrative Agent on or prior to the requested date of the Second Initial Term B Borrowing, but not after the time by which Lenders are required to make Initial Term B Loans in respect of the Second Initial Term B Borrowing), if such condition has not been satisfied, such revocation to be subject to Section 2.15, and/or (2) prior to the Antares MTO Termination Date, designate all or any portion of the requested Second Initial Term B Borrowing as the Antares MTO Payment Borrowing, which designation shall specify the aggregate principal amount of the Antares MTO Payment Borrowing (which aggregate principal amount may not exceed the Antares MTO Payment Borrowing Permitted Amount), and, in the case of such designation, state in such Borrowing Request that it is conditioned upon the substantially concurrent occurrence of the first Antares MTO Settlement Date (or the Company’s reasonable expectation that the first Antares MTO Settlement Date shall occur no later than two Business Days (as defined in the Antares Investment and Shareholders’ Agreement as in effect on September 12, 2025) after the requested date of the Second Initial Term B Borrowing), in which case such Borrowing Request (and such designation) may be revoked, or modified to extend the requested date of the Second Initial Term B Borrowing, by the Company (by written notice to the Administrative Agent on or prior to the requested date of the Second Initial Term B Borrowing, but not after the time by which Lenders are required to make Initial Term B Loans in respect of the Second Initial Term B Borrowing), if such condition has not been satisfied, such revocation to be subject to Section 2.15. Each Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)the Agreed Currency and the aggregate principal amount of the requested Borrowing;
(ii)the Class of such Borrowing;
(iii)the date of such Borrowing, which shall be a Business Day;
(iv)the Type of such Borrowing;
(v)in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”, subject to Section 2.02(d); and
(vi)the location and number of the account to which funds are to be disbursed (which~~,~~ (A) in the case of the Second Initial Term B Borrowing, as to the portion thereof equal to the Antares MTO Payment First Settlement Amount, shall be the Antares MTO Settlement Intermediary Account and (B) if not an account of the applicable Borrower located in the United States ~~or~~, the United Kingdom or Italy, shall be reasonably acceptable to the Administrative Agent) or, in the case of any Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (A) in the case of a Borrowing denominated in US Dollars, an ABR Borrowing and (B) in the case of a Borrowing denominated in a Foreign Currency, a Borrowing of such Type as is permitted for such ~~a~~ Foreign Currency under Section 2.02(b). If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then, subject to Section 2.02(d), the applicable Borrower shall be deemed to have

[[8167251]]

selected an Interest Period of one month’s duration. If no election as to currency is specified with respect to any Revolving Borrowing, then the applicable Borrower shall be deemed to have selected US Dollars. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
04.Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by ~~1:00 p.m~~(x) in the case of any Revolving Loans made as part of any Antares MTO CCG Backstop Borrowing, 8:00 a.m., New York City time and (y) otherwise, 1:00 p.m., New York City time (or ~~(i)~~ in the case ~~of Delayed Draw Term Loans, by 8:00 a.m., New York City time, and (ii) in the case~~ of ABR Loans, if later, the time that is two hours after the delivery to the Administrative Agent of the applicable Borrowing Request), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that (i) in the case of any Initial Term B Loan to be made by any Initial Term B Unfunded Lender, the funding thereof may be made in accordance with such payment direction as may be agreed by the Company, the Administrative Agent and such Initial Term B Unfunded Lender and (ii) in the case of any Revolving Loan to made by any Revolving Lender as part of any Antares MTO CCG Backstop Borrowing, (x) if such Revolving Lender is the Cash Confirmation Bank, then such Revolving Lender shall be deemed to have funded such Revolving Loan directly to the Cash Confirmation Bank and shall not be required to fund such amount of such Revolving Loan to the account of the Administrative Agent as set forth above (it being understood that, notwithstanding such deemed funding, the entire principal amount of such Revolving Loan shall be deemed to be outstanding for all purposes hereof as if it had been funded by such Revolving Lender to the account of the Administrative Agent as set forth above and shall constitute Loan Document Obligations) and (y) if such Revolving Lender is an Affiliate of the Cash Confirmation Bank, then such Revolving Lender shall, instead of funding such Revolving Loan to the account of the Administrative Agent as set forth above, fund such Revolving Loan directly to the Cash Confirmation Bank in such manner as shall be determined by such Revolving Lender and the Cash Confirmation Bank; and the Company expressly agrees to the provisions of clauses (x) and (y) above. If any Revolving Lender shall rely on clause (x) or (y) above with respect to the funding of any of its Revolving Loans, it shall notify the Administrative Agent in writing thereof, provided that delay or failure to give any such notice shall not affect the rights of such Revolving Lender under clause (x) or (y) above. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the account designated by such Borrower in the applicable Borrowing Request; provided that (i) Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank and (ii) Revolving Loans made to finance the reimbursement of a CCG Disbursement as provided in Section 2.25(e) shall be remitted by the Administrative Agent to the Cash Confirmation Bank.
(a)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon (for the avoidance of doubt, which interest shall be for the account of the Administrative Agent and not such Lender), for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the applicable Overnight Rate or (ii) in the case of a Borrower, the interest rate applicable to the

[[8167251]]

subject Loan. If any such amount required to be paid by any Lender is not in fact made available to the Administrative Agent within three Business Days following the date upon which such Lender receives notice from the Administrative Agent, the Administrative Agent shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from such due date at the rate set forth in clause (i) above plus 2% per annum. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then such amount (exclusive of interest paid by such Lender to the Administrative Agent under this Section 2.04(b)) shall constitute such Lender’s Loan included in such Borrowing. If the applicable Borrower and the applicable Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. Any payment by any Borrower pursuant to this Section 2.04(b) shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
05.Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, each Borrower may request the issuance of Letters of Credit denominated in US Dollars or any ~~Agreed~~Foreign LC Currency for its own account or, so long as such Borrower is a joint and several co-applicant with respect thereto, for the account of a Restricted Subsidiary in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the ~~Revolving Availability Period~~period from the Fifth Amendment Effective Date to the fifth Business Day prior to the Latest Revolving Maturity Date (which term, as used in this Section with respect to an obligation of any Issuing Bank to issue, amend or extend Letters of Credit, shall not include any Maturity Date occurring after the Initial Revolving Maturity Date unless such Issuing Bank shall have consented thereto); provided that, notwithstanding any such request or anything else to the contrary set forth herein, any issuance, amendment or extension of any Letter of Credit by any Issuing Bank shall be in sole discretion (and without any obligation) of such Issuing Bank~~. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower or any of its Restricted Subsidiaries to, or entered into by any Borrower or any of its Restricted Subsidiaries with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control~~. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraphs (d) and (e) of this Section) and the other Loan Documents, to be a Letter of Credit issued hereunder. A Letter of Credit issued by any Issuing Bank will only be, unless otherwise agreed by such Issuing Bank in its sole discretion, a standby Letter of Credit.
(b)Notice of Issuance, Amendment or Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit (other than an automatic extension permitted pursuant to paragraph (c) of this Section 2.05)), a Borrower shall email (or transmit by other electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, the ~~Agreed Currency~~currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be reasonably necessary to prepare, amend or extend such Letter of Credit. If requested by ~~any~~the applicable Issuing Bank, the applicable Borrower ~~also~~shall enter into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application ~~on~~, in each case, as required by such Issuing Bank and using such Issuing Bank’s standard form ~~in connection with any request for a Letter of Credit~~(each, a “Letter of Credit Agreement”). In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement or other agreement submitted by any Borrower or any of its Restricted Subsidiaries to, or entered into any Borrower or any of its Restricted Subsidiaries with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit, the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the total LC Exposure will not exceed ~~US$50,000,000~~the LC Sublimit, (ii) the portion of the LC Exposure attributable to Letters of

[[8167251]]

Credit issued by any Issuing Bank will not exceed the Applicable LC Sublimit of such Issuing Bank (unless otherwise agreed by such Issuing Bank in its sole discretion), (iii) the ~~Aggregate~~aggregate Revolving Credit Exposures of any Class shall not exceed the ~~Aggregate~~aggregate Revolving Commitments ~~and~~of such Class, (iv) the Revolving Credit Exposure of any Class of any Revolving Lender shall not exceed the Revolving Commitment of such ~~Lender.~~Class of such Lender or (v) if the expiration date of such Letter of Credit extends beyond the fifth Business Day prior to the Maturity Date applicable to the Revolving Commitments of any Class, the aggregate amount of the LC Exposure attributable to Letters of Credit expiring after such date does not exceed the aggregate amount of the Revolving Commitments then in effect that are scheduled to remain in effect after such date.
(c)Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after the then-current expiration at the time of such extension) and (ii) the date that is five Business Days prior to the Latest Revolving Maturity Date; provided that any Letter of Credit may contain customary automatic extension provisions agreed upon by the applicable Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such extension from occurring by giving notice to the beneficiary in advance of any such extension.
(d)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof or extending the expiration thereof) and without any further action on the part of any Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Applicable Revolving Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason, each such payment to be made (i) in the case of Letters of Credit denominated in an Agreed Currency, in the currency of such LC Disbursement or (ii) in the case of Letters of Credit denominated in any other currency, in US Dollars in an amount equal to the US Dollar Equivalent of such LC Disbursement or reimbursement payment, calculated by the Administrative Agent using the Exchange Rate on the applicable LC Participation Calculation Date. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default, the reduction or termination of the Revolving Commitments of any Class, any adverse change in the relevant exchange rates or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrowers deemed made pursuant to Section ~~4.03~~4.02, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended or extended (or, in the case of an automatic extension permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Administrative Agent or the Majority in Interest of the Revolving Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section ~~4.03~~4.02(a) or ~~4.03~~4.02(b) would not be satisfied if such Letter of Credit were then issued, amended or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend or extend any Letter

[[8167251]]

of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).
(e)Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent (x) in the case of any LC Disbursement in US Dollars, in US Dollars the amount of such LC Disbursement and (y) in the case of any LC Disbursement in any Foreign LC Currency, in US Dollars an amount equal to the US Dollar Equivalent (for this purpose, calculated based on the Exchange Rate as of the date such Issuing Bank made such LC Disbursement, with the Exchange Rate to be determined based on the rate of exchange for the purchase of such Foreign LC Currency with US Dollars) of such LC Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to such Borrower, in such Foreign LC Currency the amount of such LC Disbursement), in each case, not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that such Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with (A) to the extent such LC Disbursement was made in US Dollars, an ABR Revolving Borrowing in an amount equal to such LC Disbursement or (B) to the extent such LC Disbursement was made in a Foreign Currency, a Term Benchmark Revolving Borrowing or an RFR Revolving Borrowing, as applicable, in such Foreign Currency in an amount equal to such LC Disbursement and, in each case, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Borrowing. If the applicable Borrower fails to make such payment when due, the applicable Issuing Bank shall notify the Administrative Agent, whereupon (i) if such payment relates to a Letter of Credit denominated in a Foreign LC Currency that is not an Agreed Currency, automatically and with no further action required, the obligation of such Borrower to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the US Dollar Equivalent, calculated using the Exchange Rate on the applicable LC Participation Calculation Date, of such LC Disbursement and (ii) in the case of each LC Disbursement, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof (and the currency thereof) and such Revolving Lender’s Applicable Revolving Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent, in the applicable ~~Agreed Currency~~currency, its Applicable Revolving Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.04 with respect to Revolving Loans made by such Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders under this paragraph), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. If any Borrower’s reimbursement of, or obligation to reimburse, any LC Disbursement denominated in a Foreign LC Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar Tax that would not be payable if such reimbursement were made or required to be made in US Dollars, such Borrower shall, at its option, either (1) pay the amount of any such Tax requested by the Administrative Agent, the applicable Issuing Bank or the applicable Lender or (2) reimburse such LC Disbursement made in such Foreign LC Currency in US Dollars in an amount calculated as set forth in clause (y) above.
(f)Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances

[[8167251]]

whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Revolving Commitments, (v) any adverse change in the relevant exchange rates or in the availability of the applicable Foreign LC Currency to such Borrower or any Subsidiary or in the relevant currency markets generally or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05(f), constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of a court of competent jurisdiction determining, in a final and nonappealable judgment, gross negligence or willful misconduct on the part of such Issuing Bank, the applicable Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)Disbursement Procedures. The applicable Issuing Bank shall, within the time allowed by applicable law or the specific terms of a Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit, and such Issuing Bank shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by email) of such demand for payment if such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by such Issuing Bank and any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank for such LC Disbursement and shall not relieve the Revolving Lenders of their obligations with respect to any such LC Disbursement.
(h)Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at (i) in the case of any LC Disbursement denominated in US Dollars, and at all times following the conversion to US Dollars of any LC Disbursement made in a Foreign LC Currency pursuant to Section 2.05(e) or 2.05(l), the rate per annum then applicable to Initial Revolving Loans that are ABR Revolving Loans (or ~~in the event~~, to the extent of the participation in such LC Disbursement ~~is~~by any Revolving Lender of another Class, the rate per annum then applicable to the ABR Revolving Loans of such other Class) and (ii) in the case of an LC Disbursement denominated in ~~a~~any Foreign LC Currency, at ~~the~~all times prior to its conversion to US Dollars pursuant to Section 2.05(e) or 2.05(l), a rate per annum equal to the applicable Foreign LC Currency Overnight Rate ~~for such Foreign Currency~~ plus the ~~then effective~~

[[8167251]]

Applicable Rate ~~with respect to Term Benchmark Revolving~~used to determine interest applicable to Initial Revolving Loans that are Term Benchmark Loans (or, to the extent of the participation in such LC Disbursement by any Revolving Lender of another Class, the Applicable Rate used to determine interest applicable to the Revolving Loans of such other Class that are Term Benchmark Loans or RFR ~~Revolving~~ Loans~~, as applicable, denominated in such Foreign Currency~~), and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(e) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.
(i)Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent (such agreement not to be unreasonably withheld, conditioned or delayed) and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or to amend or extend any Letters of Credit.
(j)Cash Collateralization. If (i) any Event of Default shall occur and be continuing or (ii) on the date five Business Days prior to the Latest Revolving Maturity Date, any Letter of Credit shall remain outstanding, then, in either case, on the Business Day that a Borrower receives notice from the Administrative Agent or the Majority in Interest of the Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Banks and the Revolving Lenders, an amount in US Dollars equal to the LC Exposure (or, in the case of clause (ii) above, 103% of the LC Exposure) attributable to any Letters of Credit issued for its account as of such date plus any accrued and unpaid interest thereon; provided that (A) the portions of such amount attributable to Letters of Credit or LC Disbursements denominated in any Foreign LC Currency shall be made in such Foreign LC Currency and (B) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in Section 7.01(h), 7.01(i) or 7.01(j). The Borrowers also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.10(b)(~~iii~~iv) or 2.23. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Loan Document Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made upon the request of the applicable Borrower and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall, notwithstanding anything to the contrary in this Agreement or in any other ~~the~~ Loan Document, be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure attributable to any Letters of Credit issued for its account at such time or, if the maturity of the Loans has been accelerated (but subject to (x) the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure and (y) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), be applied to

[[8167251]]

satisfy other Loan Document Obligations). If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid), together with interest or profits, if any, earned upon the investment of such amount, shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived and the Administrative Agent shall have received a written notice from the Company to that effect. If any Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b)(~~iii~~iv), such amount (to the extent not applied as aforesaid) shall be returned to such Borrower to the extent that, after giving effect to such return, the ~~Aggregate~~aggregate Revolving Credit Exposure of any Class would not exceed the ~~Aggregate~~aggregate Revolving ~~Commitment~~Commitments of such Class and no Default shall have occurred and be continuing. If any Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.23, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower as promptly as practicable to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the Non-Defaulting Revolving Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing.
(k)Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, any Restricted Subsidiary that is not a Borrower, or states that any Restricted Subsidiary that is not a Borrower is the “account party”, “applicant”, “customer”, “instructing party” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary in respect of such Letter of Credit, the applicable Borrower that requested the issuance of such Letter of Credit (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of such Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of such Letters of Credit for the Restricted Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of the Restricted Subsidiaries.
(l)Conversion. In the event that the Revolving Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that any Borrower is at the time or becomes thereafter required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in a Foreign LC Currency that is not an Agreed Currency, (ii) that the Revolving Lenders are at the time or become thereafter required to pay to the Administrative Agent (and the Administrative Agent is at the time or becomes thereafter required to distribute to the applicable Issuing Bank) pursuant to Section 2.05(e) in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in a Foreign LC Currency that is not an Agreed Currency and (iii) of each Lender’s participation in any Letter of Credit denominated in a Foreign LC Currency that is not an Agreed Currency under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the US Dollar Equivalent, calculated using the Exchange Rate on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Lender in respect of the obligations described in this Section 2.05(l) shall accrue and be payable in US Dollars at the rates otherwise applicable hereunder.
(m)~~(l)~~ LC Exposure Determination. For all purposes of this Agreement, (i) unless otherwise specified herein, the amount of any Letter of Credit at any time shall be deemed to be the US Dollar Equivalent of the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the US Dollar Equivalent of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time, and (ii) if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices,

[[8167251]]

International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and the Revolving Lenders shall remain in full force and effect until the applicable Issuing Bank and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
(n)~~(m)~~ Issuing Bank Reports to the Administrative Agent. Each Issuing Bank shall advise the Administrative Agent of the issuance, amendment or expiration of any Letter of Credit and of any payment thereunder as of the end of each calendar month, and each Issuing Bank shall also report to the Administrative Agent such other information with respect to Letters of Credit issued by such Issuing Bank as the Administrative Agent shall reasonably request.
06.Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.02(d), 2.03 or 2.25(e). Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.06. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(a)To make an election pursuant to this Section 2.06, the applicable Borrower shall notify the Administrative Agent of such election by delivering to the Administrative Agent a written Interest Election Request, executed by a Responsible Officer of such Borrower~~, by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election;~~  (provided that if such Interest Election Request is delivered through an Approved Borrower Portal, then the foregoing signature requirements may be waived by the Administrative Agent in its sole discretion), (i) in the case of any election to convert any Borrowing denominated in US Dollars to, or to continue such Borrowing as, a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days prior to the effective date of such election, (ii) in the case of any election to continue any Term Benchmark Borrowing denominated in Euro, (A) in the case of any Revolving Borrowing, not later than 12:00 p.m., New York City time, three Business Days prior to the effective date of such election and (B) in the case of any Initial Term B Borrowing, not later than 11:00 a.m., London time, three Business Days prior to the effective date of such election, (iii) in the case of any election to convert any Borrowing denominated in US Dollars to an RFR Borrowing (if applicable pursuant to Section 2.13), not later than 11:00 a.m., New York City time, five RFR Business Days prior to the effective date of such election and (iv) in the case of any election to convert any Borrowing denominated in US Dollars to an ABR Borrowing, not later than 11:00 a.m., New York City time, on the effective date of such election. Each Interest Election Request shall be irrevocable and specify the following information in compliance with Section 2.02:
(i)the Agreed Currency and the principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)the Type of the resulting Borrowing; and

[[8167251]]

(iv)if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding any contrary provision herein, this Section 2.06 shall not be construed to permit any Borrower to (x) change the currency of any Borrowing, (y) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or (z) convert any Borrowing to a Borrowing of a Type not available for such Borrowing pursuant to Section 2.02.
(b)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.
(c)If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein and subject to Section 2.13, at the end of such Interest Period (i) in the case of a Revolving Borrowing denominated in US Dollars, such Borrowing shall be converted to an ABR Borrowing, (ii) in the case of a Term Borrowing, such Borrowing shall automatically continue as a Term Benchmark Borrowing with an Interest Period of one month and (iii) in the case of a Revolving Borrowing denominated in a Foreign Currency, such Borrowing shall automatically continue as a Term Benchmark Borrowing in the same Foreign Currency with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and, other than in the case of an Event of Default under Section 7.01(h)~~,~~ or 7.01(i~~) or 7.01(j~~) with respect to any Borrower, the Administrative Agent, at the request of the ~~Required~~Majority in Interest of Lenders of any Class, so notifies the applicable Borrower, then, so long as any such Event of Default is continuing (A) no outstanding Borrowing of such Class denominated in US Dollars may be converted to or continued as a Term Benchmark Borrowing, (B) unless repaid, each Term Benchmark Borrowing of such Class denominated in US Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (C) unless repaid and subject to Section 2.13, each Term Benchmark Borrowing of such Class denominated in a Foreign Currency shall automatically be continued as a Term Benchmark Borrowing with an Interest Period of one month.
07.Termination and Reduction of Commitments ~~and Antares Certain Funds Sublimit~~. (a) Unless previously terminated, (i) the Initial Revolving Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Initial Revolving Maturity Date, (ii) the ~~Tranche~~Initial Term A ~~Term~~ Commitments ~~shall automatically terminate on the earlier of (A) immediately following~~terminated upon the making of the ~~Tranche~~Initial Term A ~~Term~~ Loans ~~on the Availability Date and (B) 5:00 p.m., New York City time, on the Availability Date and (iii) the Delayed Draw Term Commitments shall~~pursuant to the Fifth Amendment and (iii) the Initial Term B Commitment of each Initial Term B Unfunded Lender shall (A) automatically reduce upon the making by such Initial Term B Unfunded Lender of any Initial Term B Loan by an amount equal to the principal amount of such Initial Term B Loan and (B) automatically terminate on the ~~earlier of (A) immediately following the making of the Delayed Draw Term Loans on the Delayed Draw Funding Date and (B) the Delayed Draw Term~~Initial Term B Commitment Termination Date. ~~The Company shall give prompt notice to the Administrative Agent of the occurrence of any event giving rise to a Delayed Draw Term Commitment Termination Date; provided that no notice shall be required if the occurrence of such event is publicly announced by the Company or the De La Rue Seller. In addition, all the Commitments shall automatically terminate (x) on the date on which the Company, Crane Company or any of their respective subsidiaries shall have publicly announced the termination or abandonment of the Separation, (y) on the date of the consummation of the Crane Company Distribution (effective immediately after such consummation), unless the Availability Date occurred prior to, or occurs substantially concurrently with, the consummation of the Crane Company Distribution,~~

[[8167251]]

~~and (z) unless the Availability Date shall have occurred prior to such date, on August 31, 2023.~~
(a)The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of US$1,000,000, €1,000,000 or £1,000,000, as applicable, and not less than US$5,000,000, €5,000,000 or £5,000,000, as applicable, and (ii) the Company shall not terminate or reduce the Revolving Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Loans of such Class in accordance with Section 2.10, the ~~Aggregate~~aggregate Revolving Credit Exposures of such Class would exceed the ~~Aggregate~~aggregate Revolving Commitments~~.~~ of such Class; provided further that, after the establishment of any Additional Revolving Commitment, any such termination or reduction of the Revolving Commitments of any Class shall be subject to the provisions set forth in Section 2.21, 2.22 and/or 9.02(c)(ii), as applicable.
(b)The Company (on behalf of itself and the Borrowing Subsidiaries) shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section by delivery to the Administrative Agent of a written notice to that effect, signed by a Responsible Officer of the Company, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof; provided that if such notice is delivered through an Approved Borrower Portal, then the foregoing signature requirement may be waived by the Administrative Agent in its sole discretion. Promptly following receipt of such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any Class delivered by the Company, may state that such notice is conditioned upon the satisfaction of one or more conditions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if any such condition is not satisfied; provided, further, that, prior to the Antares MTO Termination Date, in the case of any proposed termination or reduction of Initial Revolving Commitments, the Company shall deliver to the Administrative Agent an officer’s certificate, executed by a Responsible Officer of the Company, which shall certify as to the satisfaction of the condition set forth in clause (ii) of the proviso to Section 2.07(b). Any termination or reduction of the Commitments of any Class then in effect shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. No reduction of the Commitments pursuant to this Section 2.07 shall affect the ability of the Company to subsequently increase the Commitments in accordance with Section 2.21. On the date of effectiveness of any termination or reduction of the Initial Term B Commitments, the Company shall pay Initial Term B Ticking Fees accrued with respect to the Initial Term B Commitments (in the case of any reduction, to the extent accrued on the amount reduced).
(c)Promptly upon the occurrence of any reduction in the ~~Antares~~First Regolo Closing Date Certain Funds Sublimit as set forth in the proviso to the definition thereof ~~(other than pursuant to clause (c)(y) thereof)~~, the Company shall give prompt notice thereof to the Administrative Agent, together with, in the case of a partial reduction, a reasonably detailed calculation of the amount of such reduction.
(d)Promptly upon the occurrence of the Initial Term B Commitment Termination Date (other than pursuant to clause (c) or (d) of the definition thereof), the Company shall give prompt notice thereof to the Administrative Agent.
08.Repayment of Loans; Evidence of Debt.
(a)Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Initial Revolving Lender the then unpaid principal amount of each Initial Revolving Loan of such Lender made to such Borrower on the Initial Revolving Maturity Date ~~in the Agreed Currency of such Loan~~, (ii) in the case of the ~~Company~~UK Borrower, to the Administrative Agent for the account of each ~~Tranche A~~Initial Term A Lender the then unpaid principal amount of each ~~Tranche A~~Initial Term A Loan of such Lender as provided in Section 2.09 and (iii) in the case of the ~~UK Borrower~~Company, to the Administrative Agent for the account of each ~~Delayed Draw~~Initial Term B Funded Lender the then unpaid principal amount of each ~~Delayed Draw Term~~Initial Term B Loan of such

[[8167251]]

Lender ~~as provided in Section 2.09~~on the Initial Term B Maturity Date. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no Foreign Borrowing Subsidiary shall be liable hereunder for any of the Loans made to, or any other obligation incurred solely by or on behalf of, any Domestic Borrower.
(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the applicable Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Agreed Currency, Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.08 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement; provided further that, in the event of any inconsistency between records maintained by the Administrative Agent and any Lender’s records, the records of the Administrative Agent shall govern.
(e)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
09.Amortization of Term Loans~~. (a) The Company shall repay Tranche A Term Borrowings on the last day of each fiscal quarter, commencing with the last day of the first full fiscal quarter ending after the Availability Date, in an amount for each such day equal to (i) with respect to the last day of each of the first through fourth full fiscal quarters ending after the Availability Date, 0.625% of the aggregate principal amount of the Tranche A Term Loans made on the Availability Date and (ii) with respect to the last day of each subsequent full fiscal quarter ending after the Availability Date, 1.25% of the aggregate principal amount of the Tranche A Term Loans made on the Availability Date, in each case, as such amounts may be adjusted pursuant to paragraph (e) of this Section.~~
~~(b)~~ . (a) The UK Borrower shall repay the ~~Delayed Draw~~Initial Term ~~Borrowings~~A Loans on the last day of March, June, September and December of each ~~fiscal quarter~~year, commencing with ~~the last day of the first full fiscal quarter after the Delayed Draw Funding Date~~March 31, 2026, in an amount for each such day equal to ~~(i) with respect to the last day of each of the first through fourth full fiscal quarters ending after the Delayed Draw Funding Date, 0.625% of the~~the product of (i) the aggregate principal amount of the ~~Delayed Draw Term Loans made on the Delayed Draw Funding Date and (ii) with respect to the last day of each subsequent full fiscal quarter ending after the Delayed Draw Funding Date, 1.25% of the aggregate principal amount of the Delayed Draw Term Loans made on the Delayed Draw Funding Date, in each case~~Initial Term A Loans outstanding on the Fifth Amendment Effective Date and (ii) the percentage set forth below for such date, as such amounts may be adjusted pursuant to paragraph (~~e~~b) of this Section. To the extent not previously paid, all Initial Term A Loans shall be due and payable on the Initial Term A Maturity Date.

[[8167251]]

Scheduled Amortization Payment Date	Amount of Initial Term A Loan Payment
March 31, 2026, June 30, 2026, September 30, 2026, December 31, 2026, March 31, 2027, June 30, 2027, September 30, 2027 and December 31, 2027	0.625%
Thereafter	1.25%
~~(c) The Company shall repay Incremental Term Loans of any Class in such amounts and on such date or dates as shall be specified therefor in the applicable Incremental Facility Agreement establishing the Incremental Term Loans of such Class, as such amounts may be adjusted pursuant to paragraph (e) of this Section or pursuant to such Incremental Facility Agreement.~~
~~(d) To the extent not previously paid, (i) all Tranche A Term Borrowings shall be due and payable on the Tranche A Term Maturity Date, (ii) all Delayed Draw Term Borrowings shall be due and payable on the Delayed Draw Term Maturity Date and (iii) all Incremental Term Loans of any other Class shall be due and payable on the maturity date established therefor in the applicable Incremental Facility Agreement.~~
(a)~~(e)~~ Any prepayment of ~~a Tranche A Term Borrowing~~an Initial Term A Loan pursuant to Section 2.10 or purchase or assignment of an Initial Term A Loan pursuant to Section 9.04(g) shall be applied to reduce the subsequent scheduled repayments of the ~~Tranche A Term Borrowings to be made pursuant to this Section in direct order of maturity or as otherwise directed by the Company in the applicable notice of prepayment; provided that any prepayment of Tranche A Term Borrowings made pursuant to Section 2.10(b) shall be applied to reduce the next eight (8) subsequent scheduled repayments of the Tranche A Term Borrowings in direct order of maturity and then ratably to the remaining scheduled repayments based on the amount of such scheduled repayments. Any prepayment of a Delayed Draw Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Delayed Draw Term~~Initial Term A Borrowings to be made pursuant to this Section in direct order of maturity or as otherwise directed by the UK Borrower in the applicable notice of prepayment; provided that any prepayment of ~~Delayed Draw~~Initial Term ~~Borrowings~~A Loans made pursuant to Section 2.10(b) shall be applied to reduce ~~the next eight (8) subsequent scheduled repayments of the Delayed Draw Term Borrowings in direct order of maturity and then~~ ratably to the remaining scheduled repayments (excluding the repayment on the Initial Term A Maturity Date) based on the amount of such scheduled repayments. ~~Any prepayment of Incremental Term Loans of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to this Section as shall be specified in the applicable Incremental Facility Agreement.~~
(b)~~(f)~~ If more than one Term Borrowing of the applicable Class shall then be outstanding, prior to any repayment of any Term Borrowings of any Class under this Section the applicable Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent in writing of such selection. Each repayment of a Term Borrowing shall be applied ratably to the Loans included in the repaid Term Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amounts repaid.
10.Prepayment of Loans. (a) Voluntary Prepayments. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to (i) prior notice in accordance with ~~paragraph (c) of this Section 2.10.~~Section 2.10(c) and (ii) in the case of Initial Term B Borrowings, Section 2.11(f); provided that, after the establishment of any Additional Revolving Commitment, any such prepayment of Revolving Loans of any Class shall be subject to the provisions set forth in Section 2.21, 2.22 and/or 9.02(c), as applicable.

[[8167251]]

(a)Mandatory Prepayments. (i) In the event that the Company or any of its Restricted Subsidiaries receives Net Proceeds in respect of any Prepayment Event described in clause (a) or (b) of the definition of such term, in each case, ~~in excess of US$25,000,000~~(A) with respect to any such single Prepayment Event (or series of related Prepayment Events), ~~the Company~~in excess of the greater of US$32,600,000 and 7.5% of Consolidated EBITDA for the most recently ended Test Period and (B) with respect to all Prepayment Events satisfying the requirements of clause (A) above, in excess, for any Fiscal Year, of the greater of US$65,100,000 and 15% of Consolidated EBITDA for the most recently ended Test Period (the requirements of clauses (A) and (B) above being referred to as the “Prepayment Thresholds”), the applicable Borrowers shall, not later than the third Business Day following the receipt thereof, apply an amount equal to 100% of such Net Proceeds received with respect thereto in excess of the Prepayment Thresholds (the portion of such Net Proceeds in excess of the Prepayment Thresholds being referred to as the “Subject Proceeds”) to prepay the outstanding principal amount of Term Loans in accordance with Section 2.10(b)(~~iv~~v); provided that ~~if prior to the date on which any such prepayment is required to be made, the Company notifies the Administrative Agent that~~(1) if the Company or its Restricted Subsidiaries intend to reinvest such ~~Net~~Subject Proceeds in ~~long-term~~ assets used or useful in the business of the Company or any of its Restricted Subsidiaries (excluding inventory and other current assets, but including ~~any~~ reinvestment in the form of an Acquisition, Capital Expenditures, capitalized software expenditures, acquisition of intellectual property rights and/or any other Investments permitted under Section 6.05 (other than Investments in cash and Cash Equivalents and Investments in the Company or any of its Subsidiaries) and, in the case of any Casualty/Condemnation Event, including any repair or replacement of the relevant assets), then~~, so long as no Event of Default exists at the time of delivery of such notice, the~~ the Company shall not be required to make a prepayment under this Section 2.10(b)(i) in respect of such ~~Net~~Subject Proceeds~~, provided further, that,~~  to the extent ~~any~~that (x) such ~~Net~~Subject Proceeds ~~have not been~~are so reinvested within ~~12~~15 months following receipt thereof ~~(~~or~~, if~~ (y) the Company or any of its Restricted Subsidiaries has contractually committed to so ~~to~~ reinvest such ~~Net~~Subject Proceeds during such ~~12~~15-month period, ~~within 180 days~~and such Subject Proceeds are so reinvested within six months after the expiration of such ~~12~~15-month period~~) the Company~~; provided, however, that if any Subject Proceeds have not been so reinvested prior to the expiration of the applicable period, the applicable Borrowers shall promptly (and in any event no later than the third Business Day after the expiration of the applicable period) prepay the Term Loans in accordance with ~~the terms hereof (~~Section 2.10(b)(v) (but without giving effect to this proviso) in an aggregate principal amount equal to the amount of such ~~Net Proceeds~~Subject Proceeds not so reinvested~~;  provided, further, that (x) to the extent the commitments in respect of the Antares Bridge Facility shall, pursuant to the terms of the Antares Bridge Commitment Letter or the definitive documentation in respect of the Antares Bridge Facility, reduce on the account of the receipt by the Company or its Restricted Subsidiaries of any such Net Proceeds, then, to the extent of such reduction, no prepayment shall be required under~~ (provided that the Company may elect to deem expenditures (including Investments) that would otherwise be permissible reinvestments of the applicable Subject Proceeds but that occurred prior to the receipt of the applicable Net Proceeds as having been reinvested in accordance with the provisions of this Section 2.10(b)(i) ~~and (y)~~, but only to the extent such deemed expenditure (or Investment) shall have been made no earlier than (x) in the case of Net Proceeds in respect of any Prepayment Event described in clause (a) of the definition of such term, the earlier of (i) the execution of a definitive agreement with a third party with respect to such Prepayment Event or (ii) 90 days prior to the consummation of such Prepayment Event and (y) in the case of Net Proceeds in respect of any Prepayment Event described in clause (b) of the definition of such term, the occurrence of such Prepayment Event) and (2) if, at the time that any such prepayment would be required under this Section 2.10(b)(i), the Company or any of its Restricted Subsidiaries is required to prepay ~~or~~, repurchase or redeem (or offer to prepay ~~or~~, repurchase or redeem) any ~~Antares Acquisition~~Other First Lien Indebtedness pursuant to the terms of the documentation governing such Indebtedness with any portion of the applicable ~~Net~~Subject Proceeds, then the ~~Company will be permitted to~~Borrowers may apply such portion of the applicable ~~Net Proceeds (1) in the case of the Antares Bridge Facility, to the prepayment of loans under the Antares Bridge Facility and (2) in the case of any other Antares Acquisition Indebtedness, to the prepayment of the Term Loans and to the prepayment or repurchase of the relevant Antares Acquisition Indebtedness~~Subject Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the relevant ~~Antares Acquisition~~Other First Lien Indebtedness at such time) to the prepayment of the Term Loans and to the prepayment, repurchase or redemption of the relevant Other First Lien Indebtedness, and the amount of the prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.10(b)(i) shall be reduced

[[8167251]]

accordingly; ~~provided~~it being understood that (x) ~~in no event shall~~ the portion of the ~~applicable Net~~Subject Proceeds allocated to ~~the relevant Antares Acquisition~~any Other First Lien Indebtedness shall not exceed the amount of the ~~Net~~Subject Proceeds required to be ~~applied to prepay or repurchase (or offer to prepay or repurchase) the relevant Antares Acquisition~~allocated to such Other First Lien Indebtedness pursuant to the terms ~~of such Antares Acquisition Indebtedness,~~ thereof (and the remaining amount, if any, of the ~~Net~~Subject Proceeds shall be ~~applied~~allocated to ~~prepay~~ the Term Loans in accordance with the terms of this Section 2.10(b)(i)), and (y) to the extent the holders of ~~the relevant Antares Acquisition~~any Other First Lien Indebtedness decline to have such ~~Antares Acquisition~~ Indebtedness prepaid ~~or~~, repurchased or redeemed, the declined amount shall promptly (and in any event no later than the 10th Business Day after the date of such ~~rejection~~declination) be applied to prepay the Term Loans in accordance with ~~the terms of~~ this Section 2.10(b)(i).
(i)In the event that the Company or any of its Restricted Subsidiaries receives Net Proceeds in respect of any Prepayment Event described in clause (c) of the definition of such term, the Company shall, promptly upon (and in any event not later than the first Business ~~Days~~Day after) the receipt of such Net Proceeds by the Company or its applicable Restricted Subsidiary, apply an amount equal to 100% of such Net Proceeds to prepay the outstanding principal amount of Term Loans in accordance with Section 2.10(b)(~~iv~~v).
(ii)No later than the fifth Business Day after the date on which the financial statements with respect to any Fiscal Year of the Company are delivered pursuant to Section 5.01(a), commencing with the first full Fiscal Year ending after the Fifth Amendment Effective Date, the applicable Borrowers shall prepay the outstanding principal amount of Term Loans in accordance with Section 2.10(b)(v) in an aggregate principal amount (the “ECF Prepayment Amount”) equal to (A) the Required Excess Cash Flow Percentage of Excess Cash Flow for such Fiscal Year minus (B) at the option of the Company, to the extent occurring during such Fiscal Year (or occurring after such Fiscal Year and prior to the date of the applicable Excess Cash Flow payment) and without duplication (including duplication of any amounts deducted in any prior Fiscal Year), the following (collectively, the “ECF Deductions”):
(A)the aggregate principal amount of any Term Loans and Revolving Loans prepaid pursuant to Section 2.10(a);
(B)the aggregate principal amount of any Other First Lien Indebtedness voluntarily prepaid, repurchased, redeemed or otherwise retired;
(C)the amount of any reduction in the outstanding principal amount of any Term Loans or Other First Lien Indebtedness resulting from any purchase or assignment made in accordance with Section 9.04(g) (including in connection with any Auction) (with respect to Term Loans) and any equivalent provisions with respect to such Other First Lien Indebtedness;
in the case of each of clauses (A) through (C), (i) excluding any such ECF Deductions made during such Fiscal Year that reduced the amount required to be prepaid pursuant to this Section 2.10(b)(iii) in the prior Fiscal Year, (ii) in the case of any prepayment of revolving Indebtedness, only to the extent accompanied by a permanent reduction in the relevant commitment, (iii) only to the extent that such ECF Deductions were not financed with the proceeds of other long-term funded Indebtedness (other than revolving Indebtedness) of the Company or its Restricted Subsidiaries and (iv) in each case under clause (C) above, based upon the actual amount of cash paid in connection with any relevant purchase or assignment; provided that no prepayment under this Section 2.10(b)(iii) shall be required unless the ECF Prepayment Amount would exceed the greater of (x) US$65,100,000 and (y) 15.0% of Consolidated EBITDA for the most recently ended Test Period (and shall thereafter be required only in respect of such excess); provided further that if, at the time that any such prepayment would be required, the Company or any of its Restricted Subsidiaries is required to prepay, repurchase or redeem (or

[[8167251]]

offer to prepay, repurchase or redeem) any Other First Lien Indebtedness pursuant to the terms of the documentation governing such Indebtedness with any portion of the ECF Prepayment Amount, then the Borrowers may apply such portion of the ECF Prepayment Amount on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the relevant Other First Lien Indebtedness at such time) to the prepayment of the Term Loans and to the prepayment, repurchase or redemption of the relevant Other First Lien Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.11(b)(iii) shall be reduced accordingly; it being understood that (1) the portion of such ECF Prepayment Amount allocated to the Other First Lien Indebtedness shall not exceed the portion of such ECF Prepayment Amount required to be allocated to the Other First Lien Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such ECF Prepayment Amount shall be allocated to the Term Loans in accordance with this Section 2.10(b)(iii) and (2) to the extent the holders of any Other First Lien Indebtedness decline to have such Indebtedness prepaid, repurchased or redeemed, the declined amount shall promptly (and in any event within ten Business Days after the date of such declination) be applied to prepay the Term Loans in accordance with this Section 2.10(b)(iii).
(iii)~~(iii)~~ If, at any time, ~~other than as a result of fluctuations in currency exchange rates, the Aggregate~~the aggregate Revolving Credit ~~Exposure~~Exposures of any Class exceeds the ~~Aggregate~~aggregate Revolving Commitments of such Class, the Borrowers shall immediately prepay Revolving Borrowings ~~or~~, cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.05(j)~~, as applicable~~ or provide CCG Cash Cover, in an aggregate principal amount sufficient to ~~cause the Aggregate Revolving Credit Exposure to be less than or equal to the Aggregate Revolving Commitments. If, at any time, the Aggregate Revolving Credit Exposure exceeds the Aggregate Revolving Commitments as a result of fluctuations in currency exchange rates, then (A) if the Aggregate Revolving Credit Exposure does not exceed 105% of the Aggregate Revolving Commitments, on the last day of any Interest Period for any Term Benchmark Revolving Borrowing, and on each other date on which any RFR Revolving Borrowing or any ABR Revolving Borrowing is outstanding, the Borrowers shall prepay the Revolving Loans in an aggregate amount equal to the lesser of (x) the aggregate principal amount of the applicable Revolving Loans referred to above and (y) the amount sufficient to eliminate such excess and (B) if the Aggregate Revolving Credit Exposure exceeds 105% of the Aggregate Revolving Commitments, the Borrowers shall immediately repay Revolving Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.05(j), as applicable, in an aggregate principal amount sufficient to cause the Aggregate Revolving Credit Exposure to be less than or equal to the Aggregate Revolving Commitments.~~eliminate such excess; provided that, solely when there are no outstanding Cash Confirmation Guarantees or unreimbursed CCG Disbursements, if such applicable excess is caused by fluctuations in Exchange Rates, no such prepayment will be required of Term Benchmark Loans that are Revolving Loans prior to the end of the Interest Period applicable thereto so long as the aggregate Revolving Credit Exposure under the applicable Class does not exceed the aggregate Revolving Commitments of such Class by more than 105% of the aggregate Revolving Commitments of such Class.
~~(iv) Each prepayment of Term Loans pursuant to this Section 2.10(b) shall be applied ratably to each Class of Term Loans then outstanding.~~
(iv)Except as may otherwise be set forth in any Incremental Facility Agreement, Extension/Modification Agreement or Refinancing Agreement in connection with any Additional Term Loan, each prepayment of Term Loans pursuant to this Section 2.10(b) shall be applied ratably to each Class of Term Loans then outstanding (based upon the US Dollar Equivalents, calculated by the Administrative Agent using the Exchange Rate on the date of prepayment, of the then outstanding principal amounts of the respective Classes of Term Loans).

[[8167251]]

(v)~~(v)~~ Notwithstanding anything in Section 2.10(b)(i) or 2.10(b)(iii) to the contrary:
(A)the ~~Company~~applicable Borrowers shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Section 2.10(b)(i) or 2.10(b)(iii) to the extent that (as reasonably determined by the Company) the relevant Net Proceeds are received by any Restricted Subsidiary or the Excess Cash Flow is generated by any Restricted Subsidiary, as the case may be, for so long as the repatriation to the ~~Company~~applicable Borrowers of such Net Proceeds or Excess Cash Flow would or could reasonably be expected to be, in the reasonable determination of the Company, prohibited or delayed under any applicable law or conflict with the fiduciary duties of such Restricted Subsidiary’s directors, or result in, or could reasonably be expected to result in, personal or criminal liability for any officer, director, employee, manager or member of management of such Restricted Subsidiary (the Company hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all commercially reasonable actions, for a period not to exceed 12 months from the date of the event giving rise to such repatriation, required by applicable law to permit such repatriation without such consequences (but without any requirement to incur fees or other expense (other than any de minimis fees or expenses))); it being understood that to the extent the repatriation of the relevant affected Net Proceeds or Excess Cash Flow, as the case may be, is permitted under the applicable law and, to the extent applicable, would no longer conflict with the fiduciary duties of such director, or result in, or be reasonably expected to result in, personal or criminal liability for the Persons described above, in either case, within 12 months from the date of the event giving rise to such repatriation, the relevant Restricted Subsidiary will promptly repatriate the relevant Net Proceeds or Excess Cash Flow, as the case may be, and the repatriated Net Proceeds or Excess Cash Flow, as the case may be, will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional Taxes payable or reserved against such Net Proceeds or such Excess Cash Flow as a result thereof) to the repayment of the Term Loans pursuant to Section 2.10(b)(i) or 2.10(b)(iii) to the extent required therein (without regard to this clause (A)); and
(B)if the Company reasonably determines that the repatriation to the ~~Company~~applicable Borrowers as a distribution or dividend of any Net Proceeds or Excess Cash Flow, as the case may be, required to mandatorily prepay the Term Loans pursuant to Section 2.10(b)(i) or 2.10(b)(iii) that are attributable to Restricted Subsidiaries would or could reasonably expect to result in adverse Tax consequences (other than immaterial adverse Tax consequences) (including any withholding Tax) to the Company or any Restricted Subsidiary (such amount, a “Restricted Amount”), the amount that the ~~Company~~applicable Borrowers shall be required to mandatorily prepay pursuant to Section 2.10(b)(i) or 2.10(b)(iii) shall be reduced by the Restricted Amount; it being understood that to the extent that the repatriation of the relevant Net Proceeds or Excess Cash Flow, as the case may be, from the relevant Restricted Subsidiary would no longer have such adverse Tax consequence within 12 months from the date of the event giving rise to such repatriation, an amount equal to the Restricted Amount shall be promptly (and in any event not later than two Business Days after such repatriation) applied to the repayment of the Term Loans pursuant to Section 2.10(b)(i) or 2.10(b)(iii) to the extent required therein (without regard to this clause (B)).
(vi)Each Initial Term B Funded Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent prior to any prepayment of Initial Term B Loans required to be made by the Company pursuant to Section 2.10(b)(i) or 2.10(b)(iii), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”), which Declined Proceeds may be retained by the Company and used for any legal purpose permitted (or not prohibited) hereunder, and shall increase the Available Amount. If any Initial Term B Funded Lender fails to deliver a notice to the Administrative Agent of its election to decline receipt of its Applicable Percentage of any such mandatory prepayment within the time frame specified by the Administrative Agent, such failure will be deemed to constitute an acceptance of such Lender’s

[[8167251]]

Applicable Percentage of the total amount of such mandatory prepayment of its Initial Term B Loans.
(b)Notice. The applicable Borrower shall notify the Administrative Agent by email or telephone (confirmed in writing by email) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing denominated in US Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of such prepayment, (ii) in the case of prepayment of a Term Benchmark Borrowing denominated in Euro, not later than 12:00 p.m., New York City time, four Business Days before the date of such prepayment, (iii) in the case of prepayment of an RFR Borrowing, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of such prepayment or (iv) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of such prepayment (or, in the case of any mandatory prepayment, such later time as shall be practicable under the circumstances) or, in each case, such later date or time as the Administrative Agent may agree. Each such notice shall be irrevocable and shall specify (in the case of any mandatory prepayment, in accordance with the requirements of Section 2.10(b)) the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that any such notice delivered by any Borrower may state that such notice is conditioned upon the satisfaction of one or more conditions specified therein, in which case such notice may be revoked, or the specified prepayment date may be extended, by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if any such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class and Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. ~~Each~~Except as otherwise provided under Section 2.11(b)(vii), each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
11.Fees. (a) The Company (on behalf of itself and the Borrowing Subsidiaries) agrees to pay to the Administrative Agent, in US Dollars, for the account of each Revolving Lender of any Class, a commitment fee (the “Revolving Commitment Fee”), which shall accrue at the Applicable Rate on the daily unused amount of the Revolving Commitment of such Class of such Lender during the period from and including the ~~Availability~~Fifth Amendment Effective Date to but excluding the date on which such Revolving Commitment terminates. Revolving Commitment Fees accrued though and including the last day of March, June, September and December of each year shall be payable in arrears on the 15th day following such last day, commencing on the first such date to occur after the ~~Availability~~Fifth Amendment Effective Date; provided that ~~accrued~~ Revolving Commitment Fees accrued with respect to Revolving Commitments of any Class shall also be payable on the date on which the Revolving Commitments of such Class terminate. All Revolving Commitment Fees pursuant to this Section 2.11(a) shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day of each period). For the purpose of calculating the Revolving Commitment Fees only, the Revolving Commitment of any Class of any Revolving Lender shall be deemed to be used to the extent of Revolving Loans of such Class of such Revolving Lender and the LC Exposure of such Revolving Lender attributable to its Revolving Commitment of such Class (and the CCG Exposure of such Revolving Lender shall be disregarded for such purpose).
(a)The Company (on behalf of itself and the Borrowing Subsidiaries) agrees to pay (i) to the Administrative Agent, in US Dollars, for the account of each Revolving Lender of any Class a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue at the same Applicable Rate as that used to determine the interest rate applicable to Term Benchmark Revolving Loans of such Class on the ~~average~~ daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to its Revolving Commitment of such Class during the period from and including the ~~Availability~~Fifth Amendment Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving

[[8167251]]

Commitment of such Class terminates and the date on which such Revolving Lender ceases to have any LC Exposure attributable to its Revolving Commitment of such Class, and (ii) to each Issuing Bank, in US Dollars, for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate or rates per annum separately agreed between the Company and such Issuing Bank on the ~~average~~ daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the ~~Availability~~Fifth Amendment Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as each Issuing Bank’s reasonable and standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the 15th day following such last day, commencing on the first such date to occur after the ~~Availability~~Fifth Amendment Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments of the applicable Class terminate and any such fees accruing after the date on which the Revolving Commitments of the applicable Class terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after written demand therefor. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
~~(c) The Company (on behalf of itself and the Borrowing Subsidiaries) agrees to pay to the Administrative Agent, in US Dollars, for the account of each Lender, a ticking fee (a “Ticking Fee”), which shall accrue at 0.25% per annum on the average aggregate daily amount of the Commitments (other than Delayed Draw Term Commitments) of such Lender, during the period (i) from and including the date that is 45 days after the Effective Date to but excluding (ii) the earlier of the Availability Date and the date of termination of all Commitments (other than Delayed Draw Term Commitments) (such period, the “Ticking Fee Accrual Period”). Accrued Ticking Fees shall be payable in full on the last day of the Ticking Fee Accrual Period. All Ticking Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).~~
(b)~~(d)~~ The ~~UK Borrower~~Company agrees to pay to the Administrative Agent, in ~~Pounds Sterling~~Euros, for the account of each ~~Delayed Draw~~Initial Term B Unfunded Lender, a ticking fee (~~a~~an “~~Delayed Draw~~Initial Term B Ticking Fee”), which shall accrue at the ~~Applicable~~Initial Term B Ticking Fee Rate on the daily amount of the ~~Delayed Draw~~Initial Term B Commitment of such Lender, during the period (i) from and including the date that is ~~90~~46 days after the ~~Second~~Fifth Amendment Effective Date to but excluding (ii) the ~~earlier of (x) the Delayed Draw Funding Date and (y) the~~ date of termination of all of the ~~Delayed Draw~~Initial Term B Commitments (such period, the “~~Delayed Draw~~Initial Term B Ticking Fee Accrual Period”). Accrued ~~Delayed Draw~~Initial Term B Ticking Fees shall be payable in full on the last day of the ~~Delayed Draw~~Initial Term B Ticking Fee Accrual Period. All ~~Delayed Draw~~Initial Term B Ticking Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)~~(e)~~ The Company (on behalf of itself and the Borrowing Subsidiaries) agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.
(d)~~(f)~~ All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of Revolving Commitment Fees, participation fees~~, Delayed Draw Ticking Fees and~~ and Initial Term B Ticking Fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances (except, in the case of demonstrable error in the calculation of such fees, the excess of the fees paid in respect of such erroneous calculation over the correctly calculated amount of such fees).

[[8167251]]

(e)In the event that, prior to the date that is six months after the Fifth Amendment Effective Date, the Company (i) prepays or repays any Initial Term B Loans in a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.10(b)(ii) that constitutes a Repricing Transaction) or (ii) effects any amendment, waiver, consent or other modification of this Agreement that constitutes a Repricing Transaction, the Company shall pay (or cause to be paid) to the Administrative Agent, for the ratable account of each of the applicable Initial Term B Lenders, 1.00%, in each case, of the aggregate principal amount of the Initial Term B Loans so prepaid or repaid or, in the case of clause (ii), of the Initial Term B Loans or the Initial Term B Commitments that are the subject of such Repricing Transaction and that are required to be assigned by any Initial Term B Lender pursuant to Section 2.18(b) as a result of, or in connection with, such Initial Term B Lender not agreeing or otherwise consenting to such amendment, waiver, consent or other modification. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.
12.Interest.
(a)The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.
(b)The Loans comprising each Term SOFR Borrowing shall bear interest at a rate per annum equal to the ~~Adjusted~~ Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)The Loans comprising each EURIBOR Borrowing shall bear interest at a rate per annum equal to the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(d)The Loans comprising each RFR Borrowing shall bear interest at a rate per annum equal to the applicable Daily Simple RFR plus the Applicable Rate.
(e)Notwithstanding the foregoing, if any principal of or interest on any Loan, any LC Disbursement, any CCG Disbursement or any fee payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan or any LC Disbursement or CCG Disbursement, 2% plus the rate otherwise applicable as provided in the preceding paragraphs of this Section or in Section 2.05(h) or 2.25(i) and (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section~~.~~ (or (A) in the case of amounts relating solely to the Initial Term A Facility, at 2% plus the rate applicable to Initial Term A Loans as provided in paragraph (d) of this Section and (B) in the case of amounts relating solely to the Initial Term B Facility and only if any Initial Term B Loans are outstanding, at 2% plus the rate applicable to Initial Term B Loans as provided in paragraph (c) of this Section).
(f)Accrued interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto, upon termination of the Revolving Commitments of any Class (in the case of accrued interest on Revolving Loans of such Class) and at such other times as may be specified herein; provided that (i) interest accrued pursuant to ~~paragraph (e) of this Section 2.12~~Section 2.12(e) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan of any Class prior to the ~~end~~termination of the Revolving ~~Availability Period~~Commitments of such Class), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(g)Interest computed by reference to the Term SOFR, the Daily Simple SOFR, the Adjusted EURIBO Rate or, subject to the next sentence, the Alternate Base Rate shall be computed on the basis of a year of 360 days. Interest computed by reference to the Daily Simple SONIA or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of

[[8167251]]

days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable ~~Adjusted~~ Term SOFR, Alternate Base Rate, Adjusted EURIBO Rate and Daily Simple RFR shall be determined by the Administrative Agent in accordance with this Agreement, and such determination shall be conclusive absent manifest error.
13.Alternate Rate of Interest.
(a)Subject to Section 2.13(b), if:
(i)the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the ~~Adjusted~~ Term SOFR or the Adjusted EURIBO Rate (including because the Relevant Screen Rate is not available or published on a current basis) for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR for the applicable Agreed Currency; or
(ii)the Administrative Agent is advised by the Required Lenders (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that the ~~Adjusted~~ Term SOFR or the Adjusted EURIBO Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, that the applicable Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans included in any RFR Borrowing;
then the Administrative Agent shall give notice thereof to the Company and the Lenders (which may be by telephone or electronic mail) as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.06 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) in the case of Loans denominated in US Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (1) an RFR Borrowing denominated in US Dollars so long as the ~~Adjusted~~ Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or 2.13(a)(ii) or (2) an ABR Borrowing if the ~~Adjusted~~ Daily Simple SOFR also is the subject of Section 2.13(a)(i) or 2.13(a)(ii) and (B) in the case of Loans denominated in a Foreign Currency, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request (other than an Antares MTO CCG Backstop Borrowing Request) that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective and (ii) any Antares MTO CCG Backstop Borrowing Request shall be instead be deemed to be a Borrowing Request for a Borrowing of CBR Loans that bear interest at the Central Bank Rate for Euros plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Euros cannot be determined, such Antares MTO CCG Backstop Borrowing Request shall be ineffective. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election

[[8167251]]

Request in accordance with the terms of Section 2.06 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) in the case of Loans denominated in US Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute, (x) an RFR Borrowing denominated in US Dollars so long as the ~~Adjusted~~ Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or 2.13(a)(ii) or (y) an ABR Loan if the ~~Adjusted~~ Daily Simple SOFR also is the subject of Section 2.13(a)(i) or 2.13(a)(ii) on such day and (B) in the case of Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread, and (2) any RFR Loan shall convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any such affected Loan shall be prepaid in full by the applicable Borrower on the day that the Company receives notice thereof from the Administrative Agent. Interest on any CBR Loan shall be payable, and principal of any CBR Loan shall be payable or prepayable, in each case, as would be applicable to the Loan that was converted into such CBR Loan.
(b)(i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to US Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(i)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective only after written notice thereof to the Company but otherwise without any further action or consent of any other party to this Agreement or any other Loan Document.
(ii)The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (b)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

[[8167251]]

(iii)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR or the Adjusted EURIBO Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(iv)Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any request for borrowing of, conversion to or continuation of a Term Benchmark Borrowing or RFR Borrowing to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (A) such Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in US Dollars into a request for a borrowing of or conversion to (1) an RFR Borrowing denominated in US Dollars so long as the ~~Adjusted~~ Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Borrowing if the ~~Adjusted~~ Daily Simple SOFR is the subject of a Benchmark Transition Event ~~or~~, (B) any request for any Term Benchmark Borrowing or RFR Borrowing denominated in a Foreign Currency (other than an Antares MTO CCG Backstop Borrowing Request) shall be ineffective and (C) any Antares MTO CCG Backstop Borrowing Request shall instead be deemed to be a Borrowing Request for a Borrowing of CBR Loans that bear interest at the Central Bank Rate for Euros plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Euros cannot be determined, such Antares MTO CCG Backstop Borrowing Request shall be ineffective. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.13(b), (A) in the case of Loans denominated in US Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute, (1) an RFR Loan denominated in US Dollars so long as the ~~Adjusted~~ Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Loan if the ~~Adjusted~~ Daily Simple SOFR is the subject of a Benchmark Transition Event and (B) in the case of Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread and (2) any RFR Loan shall convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any such affected Loan shall be prepaid in full by the applicable Borrower on the day that the Company receives notice thereof from the Administrative Agent. Interest on any CBR Loan shall be payable, and principal of any CBR Loan shall be payable or prepayable, in each case, as would be applicable to the Loan that was converted into such CBR Loan.
14.Increased Costs. (a) If any Change in Law shall:

[[8167251]]

(i)impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBO Rate) ~~or~~, any Issuing Bank or the Cash Confirmation Bank;
(ii)impose on any Lender, any Issuing Bank, the Cash Confirmation Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender ~~or~~, any Letter of Credit or participation therein or any Cash Confirmation Guarantee or participation therein; or
(iii)subject the Administrative Agent, any Lender, any Issuing Bank, the Cash Confirmation Bank or any other recipient of any payments to be made by or on account of any obligation of any Borrower hereunder to any Taxes on its loans, commitments or other obligations or letters of credit, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes);
and the result of any of the foregoing shall be to increase the cost to such Person of making, converting or maintaining any Loan or of maintaining its obligation to make any Loan ~~or~~, to increase the cost to such Person of participating in, issuing or maintaining any Letter of Credit ~~or~~, to increase the cost to such Person of participating in, issuing or maintaining any Cash Confirmation Guarantee or to reduce the amount of any sum received or receivable by such Person hereunder (whether of principal, interest or otherwise), then, following receipt of the certificate described in paragraph (c) of this Section, the Company will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered.
(a)If any Lender ~~or~~, any Issuing Bank or the Cash Confirmation Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s ~~or~~, such Issuing Bank’s or the Cash Confirmation Bank’s capital or on the capital of such Lender’s ~~or~~, such Issuing Bank’s or the Cash Confirmation Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Cash Confirmation Guarantees held by, such Lender, or the Letters of Credit issued by such Issuing Bank or any Cash Confirmation Guarantees issued by the Cash Confirmation Bank, to a level below that which such Lender ~~or~~, such Issuing Bank or the Cash Confirmation Bank or such Lender’s ~~or~~, such Issuing Bank’s or the Cash Confirmation Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s ~~or~~, such Issuing Bank’s or the Cash Confirmation Bank’s policies and the policies of such Lender’s ~~or~~, such Issuing Bank’s or the Cash Confirmation Bank’s holding company with respect to capital adequacy and liquidity), then from time to time, following receipt of the certificate described in paragraph (c) of this Section, the Company will pay to such Lender ~~or~~, such Issuing Bank or the Cash Confirmation Bank, as the case may be, such additional amount or amounts as will compensate such Lender ~~or~~, such Issuing Bank or the Cash Confirmation Bank or such Lender’s ~~or~~, such Issuing Bank’s or the Cash Confirmation Bank’s holding company for any such reduction suffered.
(b)A certificate of a Lender ~~or~~, a Issuing Bank or the Cash Confirmation Bank setting forth the amount or amounts necessary to compensate such Lender ~~or~~, such Issuing Bank or the Cash Confirmation Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Company (on behalf of itself and the Borrowing Subsidiaries) and shall be conclusive absent manifest error. The Company shall pay (or cause to be paid) such Lender ~~or~~, such Issuing Bank or the Cash Confirmation Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(c)Failure or delay on the part of any Lender ~~or~~, any Issuing Bank or the Cash Confirmation Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s ~~or~~, such Issuing Bank’s or the Cash Confirmation Bank’s right to demand such compensation; provided

[[8167251]]

that the Company shall not be required to compensate any Lender ~~or~~, any Issuing Bank or the Cash Confirmation Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender ~~or~~, such Issuing Bank or the Cash Confirmation Bank, as the case may be, notifies the Company (on behalf of itself and the Borrowing Subsidiaries) of the Change in Law giving rise to such increased costs or reductions and of such Lender’s ~~or~~, such Issuing Bank’s or the Cash Confirmation Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
(d)Notwithstanding anything contained herein to the contrary, a Lender shall not be entitled to any compensation pursuant to this Section 2.14 unless such Lender is imposing such charges or requesting such compensation (or is commencing to do so) from borrowers under comparable syndicated credit facilities as a matter of general practice or policy.
15.Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked hereunder and is revoked in accordance therewith), or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense incurred by such Lender that is attributable to such event (other than loss of profit). In the case of a Term Benchmark Loan, the loss, cost or expense of any Lender shall be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Relevant Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest which would accrue on such principal amount for such period at the Relevant Rate that would have been applicable to such Loan (and without taking into account the Applicable Rate), for an Interest Period commencing on the date of such event and ending at or as nearly as possible to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the last day of the period that would have been the Interest Period for such Loan); it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all administrative, processing or similar fees. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Company (on behalf of itself and the Borrowing Subsidiaries) and shall be conclusive absent manifest error. The applicable Borrower shall pay (or cause to be paid) such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
16.Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent, the applicable Lender or applicable other recipient, as the case

[[8167251]]

may be, receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(a)In addition, the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(b)The applicable Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company (on behalf of itself and the Borrowing Subsidiaries) by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent demonstrable error.
(c)As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 2.16, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)(i) Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Company (on behalf of itself and the Borrowing Subsidiaries) and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation or information prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(e)(ii)(A), 2.16(e)(ii)(B) or 2.16(e)(iii) or the documentation required under Section 2.16(f) below) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing:
(A)any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to

[[8167251]]

payments of interest under this Agreement or any other Loan Document, a copy of executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, a copy of executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)a copy of executed IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Tax Code, (x) a certificate substantially in the form of Exhibit ~~L~~G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Tax Code, a “10 percent shareholder” within the meaning of Section 871(h)(3)(B) of the Tax Code of any Borrower that is a U.S. Person or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Tax Code (a “U.S. Tax Compliance Certificate”) and (y) a copy of executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)to the extent a Foreign Lender is not the beneficial owner, a copy of executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit ~~L~~G-2 or Exhibit ~~L~~G-3, IRS Form W-9 and/or another certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit ~~L~~G-4 on behalf of each such direct or indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine withholding or deduction required to be made; and
(ii)if a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Tax Code, as applicable), such Lender shall deliver to the Administrative Agent and the Company at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Company, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Tax Code) and such additional documentation reasonably requested by the Administrative Agent or the Company as may be necessary for the Administrative Agent and the Company to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

[[8167251]]

(iii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(e)This Section 2.16(f) shall apply to Loans made to or Commitments ~~advanced to or issued in respect of~~available to the UK Borrower.
(i)Subject to Section 2.16(f)(ii), a UK Treaty Lender and the UK Borrower shall cooperate in completing any procedural formalities necessary for the UK Borrower to obtain authorization to make payments under the Loan Documents to which such UK Treaty Lender is entitled without a UK Tax Deduction, including making and filing of an appropriate application for relief under an applicable Treaty, including making a UK DTTP Filing.
(ii)A UK Treaty Lender that holds a passport under the HMRC Double Taxation Treaty Passport Scheme (“UK DTTP Scheme”) and that wishes the UK DTTP Scheme to apply to this Agreement, shall confirm its scheme reference number and jurisdiction of tax residence in: (A) where the UK Treaty Lender is a Lender on the ~~Second~~Fifth Amendment Effective Date, Schedule 2.16(f)(vii); or (B) where the UK Treaty Lender becomes a Lender after the ~~Second~~Fifth Amendment Effective Date, the relevant Assignment and Assumption ~~or~~, Incremental Facility Agreement or Refinancing Agreement, and in each case having done so, such Lender shall be under no obligation pursuant to Section 2.16(f)(i) above.
(iii)If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 2.16(f)(ii) above and (A) the UK Borrower has not made a UK DTTP Filing in respect of such Lender or (B) the UK Borrower has made a UK DTTP Filing in respect of such Lender but: (1) that UK DTTP Filing has been rejected by HM Revenue & Customs; (2) HM Revenue & Customs has not given the UK Borrower authority to make payments to such Lender without a UK Tax Deduction within 60 days of the date of the UK DTTP Filing; or (3) HM Revenue & Customs has given the UK Borrower authority to make payments to such Lender without a UK Tax Deduction but such authority has subsequently been revoked or expired, and in each case, the UK Borrower has notified such Lender in writing, such Lender and UK Borrower shall cooperate in completing any additional procedural formalities necessary for the UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.
(iv)If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 2.16(f)(ii), the UK Borrower shall not make a UK DTTP Filing or file any other form relating to the UK DTTP Scheme in respect of such Lender’s participation in any Loan or Commitment unless such Lender otherwise agrees.
(v)The UK Borrower shall, promptly after making a UK DTTP Filing, deliver a copy of the UK DTTP Filing to the Administrative Agent for delivery to the relevant Lender.
(vi)A Lender that is party hereto on the ~~Second~~Fifth Amendment Effective Date and that is a UK Qualifying Lender solely by virtue of clause (b) of the definition of “UK Qualifying Lender” gives a UK Tax Confirmation to the UK Borrower by entering into the ~~Second~~Fifth Amendment. A Lender that is a UK Qualifying Lender solely by virtue of clause (b) of the definition of “UK Qualifying Lender” shall promptly notify the UK Borrower and the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation.
(vii)Each Lender shall indicate (1) in the case of a Lender that is a Lender on the ~~Second~~Fifth Amendment Effective Date, on Schedule 2.16(f)(vii) or (2) in the case of a Lender that is not a Lender on the ~~Second~~Fifth Amendment Effective Date, the relevant Assignment and Assumption ~~or~~, Incremental Facility Agreement or Refinancing Agreement, whether it is:
(A)not a UK Qualifying Lender;

[[8167251]]

(B)a UK Qualifying Lender (that is not a UK Treaty Lender); or
(C)a UK Treaty Lender.
If a Lender fails to indicate its status in accordance with this Section 2.16(f)(vii), then such Lender shall be treated for the purposes of this Agreement (including by the UK Borrower) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent (and the Administrative Agent, upon receipt of such notification, shall inform the UK Borrower) of its status under this Section 2.16(f)(vii). For the avoidance of doubt, an Assignment and Assumption shall not be invalidated by any failure of a Lender to comply with this Section 2.16(f)(vii).
(f)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand thereof, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the applicable Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph.
(g)If any party determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)(i) All amounts expressed to be payable under any Loan Document by any party to the Administrative Agent or any Lender which, in whole or in part, constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by the Administrative Agent or any Lender to any Person under a Loan Document and the Administrative Agent or such Lender is required to account to the relevant Tax authority for the VAT, such Person must pay to the Administrative Agent or such Lender, as applicable (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Lender must promptly provide an appropriate VAT invoice to such Person).
(i)Where a Loan Document requires any party to reimburse or indemnify the Administrative Agent or any Lender for any cost or expense, that party shall reimburse or

[[8167251]]

indemnify (as the case may be) the Administrative Agent or such Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Tax authority.
(ii)Any reference in this Section 2.16(i) to any Person shall, at any time when such Person is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).
(iii)In relation to any supply made by the Administrative Agent or any Lender to any Person under a Loan Document, if reasonably requested by such Lender, such Person must promptly provide such Lender with details of that party’s VAT registration and such other information as is reasonably requested in connection with the Administrative Agent or such Lender’s VAT reporting requirements in relation to such supply.
(i)~~(i)~~ Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement and the other Loan Documents. For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank and the Cash Confirmation Bank, and the term “Foreign Lender” includes any Issuing Bank that is a not a U.S. Person and the Cash Confirmation Bank.
17.Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements or CCG Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to (i) in the case of payments denominated in US Dollars, 2:00 p.m., New York City time, and (ii) in the case of payments denominated in a Foreign Currency or Foreign LC Currency, the Applicable Time specified by the Administrative Agent, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent, for the account of the applicable ~~Lenders or Issuing Banks~~Person, to such account as the Administrative Agent shall from time to time specify in ~~one or more notices~~the Administrative Questionnaire delivered to the Company, except payments to be made directly to any Issuing Bank or the Cash Confirmation Bank as expressly provided herein shall be so made directly and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. All payments hereunder of principal or interest in respect of any Loan ~~or~~, LC Disbursement or CCG Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan ~~or~~, LC Disbursement or CCG Disbursement; all other payments hereunder and under each other Loan Document shall be made in US Dollars or, in the case of the Initial Term B Ticking Fees, Euros. The Administrative Agent shall distribute any such payments, in the same currency, received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall, except as provided in the definition of “Interest Period”, “Initial Revolving Maturity Date”, “Initial Term A Maturity Date”, “Initial Term B Maturity Date” or any other Maturity Date, be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Loan ~~or~~denominated in a Foreign Currency, the issuance of any Letter of Credit denominated in any Foreign LC Currency or the issuance of any Cash Confirmation Guarantee, currency control or exchange regulations are imposed in the country which issues such currency with the result that

[[8167251]]

the type of currency in which such Loan ~~or~~, Letter of Credit or Cash Confirmation Guarantee is denominated (the “Original Currency”) no longer exists or any Borrower is not able to make payment as required hereunder in such Original Currency, then all payments to be made by such Borrower hereunder in such Original Currency shall instead be made when due in US Dollars in an amount equal to the US Dollar Equivalent (determined as of the date of payment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.
(a)At any time that payments are not required to be applied in the manner required by Section 7.02, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, unreimbursed CCG Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal ~~and~~, unreimbursed LC Disbursements and unreimbursed CCG Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal ~~and~~, unreimbursed LC Disbursements and unreimbursed CCG Disbursements then due to such parties.
(b)If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or CCG Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or participations in LC Disbursements and CCG Disbursements, and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans ~~or~~, participations in LC Disbursements~~,~~ or participations in CCG Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans ~~and~~, participations in LC Disbursements and participations in CCG Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, ~~and~~ (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any other Loan Document (in each case, for the avoidance of doubt, as in effect from time to time), including Sections 2.21, 2.22 and 2.24, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, participations in LC Disbursements or participations in ~~LC~~CCG Disbursements to any ~~assignee or participant, other than to the Company or any Subsidiary or other Affiliate thereof (as to which~~Eligible Assignee) and (iii) the provisions of this paragraph shall ~~apply)~~not be construed to apply to any payment obtained by the Cash Confirmation Bank as a result of the exercise of any rights or remedies with respect to any CCG Cash Cover. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(c)Unless the Administrative Agent shall have received notice from the Company (on behalf of itself and the Borrowing Subsidiaries) prior to the date on which any payment is due to the Administrative Agent for the account of any Lenders ~~or~~, any Issuing Bank or the Cash Confirmation Bank hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders ~~or~~, the applicable Issuing Bank or the Cash Confirmation Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank or the Cash Confirmation Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank or the Cash Confirmation Bank, as the case may be, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

[[8167251]]

(d)In the event that any financial statements delivered under Section 5.01(a) or 5.01(b), or any Compliance Certificate delivered under Section 5.01(c), shall prove to have been inaccurate, and such inaccuracy shall have resulted in the payment of any interest or fees with respect to Loans or Commitments of any Class at rates lower than those that were in fact applicable for any period (an “Applicable Period”) (based on the actual Consolidated First Lien Net Leverage Ratio and/or the actual Consolidated Total Net Leverage Ratio), then, if such inaccuracy is discovered prior to the ~~Termination Date,~~repayment in full of the principal of all Loans and the termination of all Commitments of such Class, (i) the Company shall, as soon as practicable after such determination of inaccuracy, deliver to the Administrative Agent the corrected financial statements and/or the corrected Compliance Certificate, as applicable, for the relevant period, (ii) the Applicable Rate with respect to Loans or Commitments of such Class for the Applicable Period shall be redetermined as if the Level for such higher Applicable Rate were applicable for such Applicable Period and (iii) the Borrowers shall, within three Business Days thereof, pay to the Administrative Agent, for distribution to the Lenders (or former Lenders) of such Class as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such inaccuracy. Notwithstanding anything to the contrary in this Agreement, any such additional interest or fees hereunder shall not be due and payable until they are due and payable pursuant to this paragraph, and, accordingly, any nonpayment of such interest or fees as a result of any such inaccuracy shall not, in itself, constitute a Default (whether retroactively or otherwise). Subject to the immediately prior sentence, this Section 2.17(c) shall not limit the rights of Administrative Agent and Lenders with respect to Section 2.12 and Article VII.
18.Mitigation Obligations; Replacement of Lenders. (a) If any Lender or Issuing Bank requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount (other than VAT that is recoverable from any Governmental Authority) to any Lender, any Issuing Bank or any Governmental Authority for the account of any Lender or Issuing Bank pursuant to Section 2.16, then such Lender or Issuing Bank shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Loans or issuing its Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender or Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender or Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company (on behalf of itself and the Borrowing Subsidiaries) hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(a)If (i) any Lender requests compensation under Section 2.14, (ii) any Borrower is required to pay any additional amount ~~to any~~(other than VAT that is recoverable from any Governmental Authority) to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender becomes a Defaulting Lender, (iv) any Lender provides a notice under Section 2.24, or (v) any Lender fails to consent to any amendment or waiver which requires the consent of all of the Lenders (or all affected Lenders or all the Lenders of the affected Class) and which has been consented to by the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, by a Majority in Interest of the Lenders of the affected Class), then the Company (on behalf of itself and the Borrowing Subsidiaries) may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents (or all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an assignee that shall assume such obligations (which assignee (x) may be another Lender, if such Lender accepts such assignment, and (y) shall be a Person to which an assignment would be permitted under Section 9.04); provided that (A) the Company (on behalf of itself and the Borrowing Subsidiaries) shall have received the prior written consent of the Administrative Agent and, if (1) a Revolving Commitment or LC Exposure is being assigned, each Issuing Bank or (2) a Revolving Commitment or CCG Exposure is being assigned, the Cash Confirmation Bank (each such consent not to be unreasonably withheld, delayed or conditioned) solely if such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments of the applicable Class to such assignee, (B) such Lender shall have received

[[8167251]]

payment of an amount equal to the outstanding principal of its Loans ~~and~~, participations in LC Disbursements and participations in CCG Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company (on behalf of itself and the Borrowing Subsidiaries) to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this paragraph (b), it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such assignment and delegation (provided that the failure of any Lender replaced pursuant to this paragraph (b) to execute an Assignment and Assumption shall not render such assignment and delegation invalid) and such assignment and delegation shall be recorded in the Register. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s sole discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this paragraph (b).
19.Borrowing Subsidiaries. (a) ~~After the later of the Availability Date and the Separation Effective Date, the~~The Company may designate, upon written notice to the Administrative Agent not less than five Business Days (or, in the case of a proposed Foreign Borrowing Subsidiary, not less than ten Business Days) prior to the date of such designation (and, solely with respect to the designation of a Foreign Borrowing Subsidiary, with the consent of the Administrative Agent, each Revolving Lender and each Issuing Bank), any Restricted Subsidiary that is a Wholly-Owned Subsidiary as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Restricted Subsidiary and the Company, and upon such delivery, and subject to the satisfaction of the conditions set forth in Section ~~4.05~~4.07, such Restricted Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement. The Company may cause any Borrowing Subsidiary to cease to be a party to this Agreement by executing and delivering to the Administrative Agent a Borrowing Subsidiary Termination, whereupon such Restricted Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the foregoing, no such Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan made directly to such Borrowing Subsidiary, or any Letter of Credit or obligation to reimburse LC Disbursements of such Borrowing Subsidiary, shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Borrowing Subsidiary to make further borrowings or obtain further Letters of Credit under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall send a copy thereof to each Lender.
(a)Each Borrowing Subsidiary hereby irrevocably appoints the Company as its agent for all purposes of this Agreement and the other Loan Documents, including (i) the giving and receipt of notices (including any Borrowing Request, any Interest Election Request and any request for an issuance, amendment or extension of a Letter of Credit) and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein. Each Borrowing Subsidiary hereby acknowledges that any amendment or other modification to this Agreement or any other Loan Document may be effected as set forth in Section 9.02, that no consent of such Borrowing Subsidiary shall be required to effect any such amendment or other modification and that such Borrowing Subsidiary shall be bound by this Agreement or any other Loan Document (if it is theretofore a party thereto) as so amended or modified.
20.Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower or any Guarantor under

[[8167251]]

any Loan Document in the currency expressed to be payable therein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which such judgment is given. The obligation of the Borrowers and the Guarantors in respect of any such sum due from it to the Administrative Agent, any Lender ~~or~~, any Issuing Bank or the Cash Confirmation Bank under any Loan Document shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, such Lender ~~or~~, such Issuing Bank or the Cash Confirmation Bank, as the case may be, of any sum adjudged to be so due in such other currency the Administrative Agent, such Lender ~~or~~, such Issuing Bank or the Cash Confirmation Bank, as the case may be, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the Administrative Agent, such Lender ~~or~~, such Issuing Bank or the Cash Confirmation Bank, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Lender ~~or~~, such Issuing Bank or the Cash Confirmation Bank, as the case may be, against such loss. If the amount of the specified currency so purchased exceeds (a) the sum originally due to the Administrative Agent, any Lender ~~or~~, any Issuing Bank or the Cash Confirmation Bank, as the case may be, in the specified currency and (b) in the case of any Lender, any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.17(c), the Administrative Agent, such Lender ~~or~~, such Issuing Bank or the Cash Confirmation Bank, as the case may be, agrees to remit such excess to the Company, on behalf of such Borrower.
21.Incremental Facilities. (a) The Company may, on one or more occasions after the ~~later of the Availability Date and the Separation Effective Date, by written notice to the Administrative Agent, request (i) the establishment, during the Revolving Availability Period, of Incremental~~Fifth Amendment Effective Date, pursuant to an Incremental Facility Agreement (i) add one or more new Classes of revolving commitments and/or increase the aggregate amount of the Revolving Commitments ~~and/or (ii) the establishment of Incremental~~of any existing Class (any such new Class or increase, an “Incremental Revolving Facility” and/or (ii) add one or more new Classes of term facilities (which may be in the form of “delayed draw” term facilities) and/or increase the principal amount of the Term Loans or the amount of the Term Commitments of any existing Class (any such new Class or increase, an “Incremental Term Facility” and, together with any Incremental Revolving Facility, “Incremental Facilities”; and the loans thereunder, “Incremental Term Loans”; provided that (A) the aggregate ~~amount of all the Incremental Commitments established hereunder shall not exceed (i) prior to the Delayed Draw Funding Date, US$475,000,000 and (ii) on and after the Delayed Draw Funding Date, US$550,000,000; provided, however, that the Commitments established pursuant to the Second Amendment shall be disregarded in determining usage of the foregoing maximum amount, and~~outstanding principal amount (or committed amount, if applicable) of any Incremental Facility does not exceed the Incremental Cap (less any portion thereof utilized by Incremental Equivalent Debt) as in effect at the time of incurrence or implementation thereof, (B) any Incremental ~~Commitments~~Facility established hereunder shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum (or, in each case, such lesser amount as shall be the remaining portion of the maximum Incremental ~~Commitments~~Facilities permitted to be established pursuant to clause (A) above or to which the Administrative Agent may reasonably agree)~~. Each such notice shall specify (x) the date on which the Company proposes that the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, shall be effective and (y) the amount of the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, requested to be established (it being~~

[[8167251]]

~~agreed~~, (C) any Incremental Facility may be provided by any existing Lender or any other Eligible Assignee (each, an “Incremental Lender”), provided that (1) any Lender approached to provide any portion of any Incremental ~~Commitment~~Facility may elect or decline, in its sole discretion, to provide such Incremental ~~Commitment, and (2) any Person that the Company proposes to become an~~Facility (it being agreed that the Company shall not be obligated to offer the opportunity to any Lender to provide any Incremental Facility) and (2) any proposed Incremental Lender~~, if such Person is not then a Lender,~~  must be reasonably acceptable to the Administrative Agent and, in the case of any ~~proposed~~ Incremental Revolving ~~Lender~~Facility, each Issuing Bank and the Cash Confirmation Bank (each such approval not to be unreasonably withheld, delayed or conditioned) solely if such approval would be required under Section 9.04(b) for an assignment of Loans or Commitments of the applicable Class to such Incremental Lender).
~~(b) The terms and conditions of any Incremental Revolving Commitment and the Loans and other extensions of credit to be made thereunder shall be identical to those of the Revolving Commitments and Revolving Loans and other extensions of credit made thereunder, and shall be treated as a single Class with such Revolving Commitments and Revolving Loans; provided that, if the Company determines to increase the interest rate or fees payable in respect of Incremental Revolving Commitments or Loans and other extensions of credit made thereunder, such increase shall be permitted if the interest rate or fees payable in respect of the other Revolving Commitments or Revolving Loans and other extensions of credit made thereunder, as applicable, shall be increased to equal such interest rate or fees payable in respect of such Incremental Revolving Commitments or Loans and other extensions of credit made thereunder, as the case may be; provided further that the Company, at its election, may pay upfront, closing or other fees with respect to the establishment of Incremental Revolving Commitments without paying such fees with respect to the other Revolving Commitments. The terms and conditions of any Incremental Term Commitments and the Incremental Term Loans to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Facility Agreement, identical to those of the Tranche A Term Commitments and the Tranche A Term Loans; provided that (i) the final scheduled maturity date of any Incremental Term Loans shall not be earlier than the latest Maturity Date with respect to any Class of Term Loans in effect on the date of incurrence of such Incremental Term Loans (or, if no Term Loans are outstanding hereunder as of such date, then the latest Revolving Maturity Date in effect on such date), (ii) the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the longest remaining weighted average life to maturity of any Class of Term Loans outstanding on the date of incurrence of such Incremental Term Loans (determined without giving effect to any prepayment thereof that would otherwise modify such weighted average life to maturity), it being understood that, subject to this clause (ii), the amortization schedule applicable to (and the effect thereon of any prepayments of) any Incremental Term Loans shall be determined by the Company and the applicable Incremental Term Lenders, (iii) such Incremental Term Loans may participate in any mandatory prepayments hereunder on a pro rata basis (or on a basis that is less than pro rata) with the other Term Loans, but may not provide for mandatory prepayment requirements that are more favorable than those applicable to the other Term Loans, (iv) such Incremental Term Loans shall be extensions of credit to the Company that are Guaranteed only by the Subsidiary Guarantors, shall be secured by the Collateral on an equal and ratable basis with the other Loans and shall rank pari passu in right of payment with the other Loans, and (v) except for the terms referred to above and except with respect to “effective yield” and components thereof, including interest, fees and premiums, (A) the terms of any Incremental Term Loans shall be identical to those applicable to the Tranche A Term Loans (other than such terms that are applicable only to periods after the latest Maturity Date in effect on the date of the incurrence of such Incremental Term Loans) or (B) any terms of such Incremental Term Loans that are more favorable to the Incremental Lenders thereof than those contained in this Agreement and the other Loan Documents are then conformed (or added) to this Agreement or the applicable other Loan Documents for the benefit~~

[[8167251]]

~~of all the Lenders; provided that any Incremental Term Loans may contain mandatory prepayment requirements that are not applicable to the Revolving Commitments or Revolving Loans. In the event any Incremental Term Loans have the same terms as any existing Class of Term Loans then outstanding (disregarding any differences in original issue discount or upfront fees or scheduled amortization if not affecting, or is required to preserve, the fungibility thereof for U.S. federal income tax purposes), such Incremental Term Loans may, at the election of the Company, be treated as a single Class with such outstanding Term Loans, and the scheduled amortization installments set forth in Section 2.09 with respect to any such Class of Term Loans may be increased to reflect scheduled amortization of such Incremental Term Loans.~~
(a)The incurrence of any Incremental Facility shall also be subject to the satisfaction of the following conditions:
(i)(A) each Incremental Facility shall rank pari passu with the other Credit Facilities in right of payment and with respect to security and (B) no Incremental Facility may be (x) Guaranteed by any Person which is not the Company or a Subsidiary Guarantor (it being agreed that any Incremental Term Facility may be made available to, and may be borrowed under by, the Company or any Subsidiary Guarantor and any Incremental Revolving Facility may be made available to any Borrower (including any Restricted Subsidiary that becomes a Borrower in accordance with Section 2.19)) or (y) secured by Liens on any assets other than the Collateral;
(ii)each Incremental Revolving Facility shall mature no earlier than, and require no scheduled mandatory commitment reduction prior to, the Initial Revolving Maturity Date;
(iii)except in the case of Customary Bridge Loans, unless otherwise consented by the Required Term A/Revolving Lenders, (A) the scheduled final maturity date of any Incremental Term Facility shall be no earlier than (x) for so long as any Initial Term A Loans shall be outstanding, the Initial Term A Maturity Date and (y) otherwise, the Initial Revolving Maturity Date and (B) for so long as any Initial Term A Loans shall be outstanding, the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term A Loans;
(iv)except in the case of Customary Bridge Loans and Customary Term A Loans and other than with respect to the Inside Maturity Amount, for so long as any Initial Term B Loans shall be outstanding or any Initial Term B Commitments shall be in effect, (A) the scheduled final maturity of any Incremental Term Facility shall be no earlier than the Initial Term B Maturity Date and (B) the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term B Loans;
(v)subject to clauses (iii) and (iv) above, any Incremental Term Facility may otherwise have an amortization schedule as determined by the Company and the Lenders providing such Incremental Term Facility;
(vi)any such Incremental Term Facility may participate (A) on a pro rata basis or non-pro rata basis in any voluntary prepayments of Term Loans made pursuant to Section 2.10(a) and (B) on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of the Term Loans made pursuant to Section 2.10(b);
(vii)the pricing, fees, premiums, rate floors and other components of yield (and any “MFN” terms) applicable to any Incremental Term Facility shall be determined by the Company and the Lenders providing such Incremental Term Facility; provided that the Effective Yield (determined on the date of the incurrence of such Incremental Term Facility) applicable to any Incremental Term Facility (other than Customary Bridge Loans and Customary Term A Loans) in the form of “term B loans” denominated in Euros and which (A) is pari passu with the Initial Term B Loans in right of payment and with respect to the Collateral (but without regard to the control of remedies), (B) is scheduled to mature prior to the date that is one year after the Initial

[[8167251]]

Term B Maturity Date, (C) has an original aggregate principal amount, together with the aggregate principal amount of Incremental Term Facilities exempted pursuant to this clause (C) outstanding or in effect at any time, in excess of the greater of (1) US$325,500,000 and (2) 75% of Consolidated EBITDA for the most recently ended Test Period, (D) is not incurred in connection with a Permitted Acquisition or other Investment permitted hereunder and (E) is incurred prior to the date that is 12 months after the Fifth Amendment Effective Date may not be more than 0.50% higher than the Effective Yield (determined on such date but prior to any adjustment thereto pursuant to this clause (vii)) applicable to the Initial Term B Loans that will remain outstanding after giving effect to the incurrence of such Incremental Term Facility and the application of the proceeds thereof unless the Effective Yield (and/or, as provided in the proviso below, the Adjusted EURIBOR Rate floor) with respect to such Initial Term B Loans is adjusted (in such manner as shall be determined by the Company in its sole discretion, including through the payment of fees to the Initial Term B Lenders) to be equal to the Effective Yield with respect to such Incremental Term Facility minus 0.50%; provided further that any increase in Effective Yield applicable to the Initial Term B Loans due to the application or imposition of any “EURIBOR” interest rate floor on such Incremental Term Facility may, at the election of the Company, be effected through an increase in the Adjusted EURIBOR Rate floor applicable to the Initial Term B Loans;
(viii)except as otherwise required or permitted in clauses (i) through (vii) above, all other terms of any Incremental Term Facility shall be as agreed between the Company and the Lenders providing such Incremental Term Facility; provided that such other terms (other than currency, pricing (including rate floors), fees, premiums and any “MFN” terms) shall be reasonably satisfactory to the Administrative Agent (it being agreed that any terms applicable to such Incremental Term Facility that are (A) applicable only after the then-existing Latest Maturity Date or (B) more favorable, when taken as a whole, to the Lenders of such Incremental Term Facility than those applicable to any then-existing Class of Loans or Commitments and are then conformed (or added) to the Loan Documents for the benefit of the Lenders under each then-existing Class of Loans or Commitments pursuant to an Incremental Facility Agreement shall be deemed satisfactory to the Administrative Agent; provided that (x) in the event any Incremental Term Facility contains a financial maintenance covenant, then, other than in the case of any Incremental Term Facility consisting of Customary Term A Loans and unless such covenant is only applicable to periods after the then-existing Latest Maturity Date, such financial maintenance covenant shall be added to this Agreement for the benefit of the Lenders under each then-existing Class of Loans and Commitments pursuant to an Incremental Facility Agreement and (y) any Incremental Term Facility that consists of Customary Term A Loans may include one or more financial maintenance covenants, other covenants or events of default that do not apply for the benefit of any Lender that does not hold such Customary Term A Loans so long as such covenant or event of default, unless such covenant or event of default is only applicable to periods after the later of the Initial Term A Maturity Date and the Initial Revolving Maturity Date, shall be added to this Agreement for the benefit of the Lenders under each then-existing Class of Term A Loans, Term A Commitments and Revolving Commitments (including, if applicable, by conforming the Financial Covenants to any such financial maintenance covenant)); and
(ix)any Incremental Revolving Facility either (A) shall be subject to the same terms and conditions as any then-existing Revolving Facility (and be deemed added to, and made a part of, such Revolving Facility) (it being understood that, if required to consummate an Incremental Revolving Facility, the applicable Borrowers may increase the pricing, interest rate margins, rate floors and undrawn fees on the applicable Revolving Facility being increased for all Lenders under such Revolving Facility, but additional upfront or similar fees may be payable to the Lenders participating in such Incremental Revolving Facility without any requirement to pay such amounts to any existing Lenders) or (B) shall have all other material terms (other than currency, maturity, pricing (including rate floors), fees and immaterial terms, which shall be determined by the applicable Borrowers) as agreed between the applicable Borrowers and the Lenders providing such Incremental Revolving Facility and reasonably satisfactory to the Administrative Agent (it being understood and agreed that if any financial maintenance covenant, other covenant or event of default is added for the benefit of any Incremental Revolving Facility, then, unless such

[[8167251]]

covenant or event of default is only applicable to periods after the later of the Initial Term A Maturity Date and the Initial Revolving Maturity Date, such covenant or event of default shall be added to this Agreement for the benefit of the Lenders under each then-existing Class of Term A Loans, Term A Commitments and Revolving Commitments (including, if applicable, by conforming the Financial Covenants to any such financial maintenance covenant)).
(b)The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Company, each Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) subject to Section 1.06(a), on the date of effectiveness thereof and after giving pro forma effect to such Incremental Commitments (and assuming that the full amount of such Incremental Commitments is funded as Loans on such date) and all the related transactions, ~~(A)~~ no ~~Default or~~ Event of Default shall have occurred and be continuing or would result therefrom and (~~B) the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects), in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, provided that, notwithstanding the foregoing requirements of this clause (i) or anything to the contrary in Section 4.03, if any Incremental Term Commitments are established in connection with any Acquisition or a similar Investment that, in each case, is a Limited Conditionality Transaction and the Incremental Term Lenders providing such Incremental Term Commitments so agree, the conditions to effectiveness of such Incremental Term Commitments and to the funding of Incremental Term Loans thereunder set forth in this clause (i) and in Section 4.03 may be modified as agreed by the Company and such Incremental Term Lenders to limit such conditions to customary “SunGard” or “certain funds” conditionality, (ii) subject to Section 1.06, on the date of effectiveness thereof and after giving pro forma effect to such Incremental Commitments (and assuming that the full amount of such Incremental Commitments is funded as Loans on such date, but without netting the cash proceeds thereof in the calculation of the Consolidated Total Net Leverage Ratio) and all the related transactions, the Company shall be in compliance with the financial covenants set forth in Section 6.12 on a Pro Forma Basis (in each case, calculated as of the last day of or for the Test Period then most recently ended and, in the case of any Incremental Term Commitments established in connection with a Qualified Material Acquisition, giving effect to any Leverage Increase Election that the Company intends to make (and, in accordance with Section 6.12(a), is permitted to make, it being understood that the Company shall then be obligated to make such election) upon the consummation of such Qualified Material Acquisition), and (iii~~ii) the Company shall have delivered to the Administrative Agent customary reaffirmation agreements and such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other closing documents as shall reasonably be requested (consistent in all material respects with the documents delivered ~~under Section 4.02 on the~~in connection with the occurrence of the Original Availability Date, except for changes related to changes in law) by the Administrative Agent in connection ~~with any such transaction~~therewith.
(c)Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, as determined by the Administrative Agent and the Company, to give effect to the provisions of this Section, including any amendments necessary to establish new Classes of Loans and/or Commitments hereunder (including (i) to increase the amortization of any existing Class of Term Loans (or to provide for any existing Class of Term Loans to have (or to again have) amortization) in order to have such existing Class of Term Loans be “fungible” with any Incremental Term Facility that is to be added to such Term Loans and (ii) for purposes of voting (it being agreed that such new Class of Loans and Commitments may be included, as appropriate, in the definition of “Required Lenders”, “Required Term A/Revolving Lenders” and “Majority in Interest” and may be afforded class voting rights requiring the consent of Lenders under such Class in addition to any other consent of Lenders that might otherwise be required under Section 9.02)) or to reflect an increase in any existing Class of Loans and/or Commitments and any technical amendments relating thereto.
(d)Upon the effectiveness of an Incremental Commitment of any Incremental Lender, ~~(i)~~ such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and

[[8167251]]

Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents~~, and (ii) in the case of any Incremental Revolving Commitment, (A) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Revolving Commitment, shall increase) the Revolving Commitment of such Incremental Lender and (B) the Aggregate Revolving Commitments shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment, the Applicable Percentages of all the Revolving Lenders shall automatically be adjusted to give effect thereto.~~.
~~(f) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all actions as it determines to be reasonably necessary to ensure that, after giving effect to any Incremental Revolving Commitments pursuant to this Section 2.21, the outstanding Revolving Loans, if any, are held by the Revolving Lenders in accordance with their new Applicable Percentages. This may be accomplished, at the discretion of the Administrative Agent, by, among other things, (i) requiring the outstanding Revolving Loans to be prepaid with the proceeds of a new Revolving Borrowing, (ii) causing the existing Revolving Lenders to assign portions of their outstanding Revolving Loans to Incremental Revolving Lenders, which assignments shall be effected pursuant to such mechanics as shall be reasonably determined by the Administrative Agent, or (iii) by any combination of the foregoing. Notwithstanding the foregoing, in order to eliminate any break funding liability of the applicable Borrower under Section 2.15, if, on the date that any Incremental Revolving Commitment becomes effective pursuant to this Section 2.21, any Term Benchmark Revolving Loans are outstanding, such Term Benchmark Revolving Loans may continue to remain outstanding (notwithstanding any other requirement in this Agreement that the Revolving Loans be held by the Revolving Lenders in accordance with their new Applicable Percentages) until the end of the then current Interest Period applicable thereto.~~
(e)Upon the implementation of any Incremental Revolving Facility pursuant to this Section 2.21:
(i)the Applicable Revolving Percentages of all the Revolving Lenders shall be automatically adjusted to give effect thereto;
(ii)if such Incremental Revolving Facility establishes Revolving Commitments of the same Class as any then-existing Class of Revolving Commitments, the existing Revolving Lenders of the applicable Class shall assign Revolving Loans of such Class to certain other Revolving Lenders of such Class (including the Revolving Lenders providing the relevant Incremental Revolving Facility), and such other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Facility) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Lenders of such Class participate in each outstanding borrowing of Revolving Loans pro rata on the basis of their respective Revolving Commitments of such Class (after giving effect to any increase in the Revolving Commitments pursuant to this Section 2.21), it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (ii); and
(iii)if such Incremental Revolving Facility establishes Revolving Commitments of a new Class, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on any Revolving Facility, (B) repayments required upon the Maturity Date of any Revolving Facility and (C) repayments made in connection with any permanent repayment of any Revolving Loans and reduction or termination of any Revolving Commitments (subject to clause (3) below)) of Revolving Loans under such Incremental Revolving Facility shall be made on a pro rata basis with any then-existing Revolving Facility, (2) all Letters of Credit and Cash

[[8167251]]

Confirmation Guarantees shall be participated on a pro rata basis by all Revolving Lenders and (3) any permanent repayment of Revolving Loans with respect to, and reduction or termination of Revolving Commitments under, such Incremental Revolving Facility shall be made on a pro rata basis or less than pro rata basis with all other Revolving Facilities, except that the applicable Borrowers shall be permitted to permanently repay Revolving Loans and reduce or terminate Revolving Commitments under any Revolving Facility on a greater than pro rata basis (I) as compared to any other Revolving Facilities with a later Maturity Date than such Revolving Facility or (II) to the extent refinanced or replaced with any Replacement Revolving Facility.
(f)The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Company referred to in Section 2.21(a) and of the effectiveness of any Incremental ~~Commitments~~Facilities, in each case advising the Lenders of the details thereof ~~and, in the case of effectiveness of any Incremental Revolving Commitments, of the Applicable Percentages of the Revolving Lenders after giving effect thereto~~.
(g)Notwithstanding anything to the contrary in this Section 2.21 or in any other provision of any Loan Document, if the proceeds of any Incremental Facility (other than an increase in any existing Revolving Facility) are intended to be applied to finance an Acquisition or other Investment and the Lenders providing such Incremental Facility so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality (including the making and accuracy of customary specified representations in connection with such acquisition or other Investment).
(h)This Section 2.21 shall supersede any provision in Section 2.17 or 9.02 to the contrary.
22.Extension/Modification Offers.
(a)The Company may, on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, an “Extension/Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such an Extension/Modification Offer being referred to as an “Extension/Modification Request Class”), on ~~the same terms and conditions, and on~~ a pro rata basis~~,~~ and on the terms offered on the same basis to each such Lender ~~within any~~, to extend the Maturity Date applicable to all or a portion of such Lender’s Loans and/or Commitments of such Class and/or otherwise to modify the terms of all or a portion of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Extension/Modification ~~Request Class, to make one or more~~ Offer (including by increasing or decreasing the interest rate or fees payable in respect of such Loans and/or Commitments (and related outstandings) and/or modifying the amortization schedule, if any, in respect of such Loans) (each, an “Extension/Modification ~~Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Company. Such notice shall set forth (i) the terms and conditions of the requested~~”). Each Extension/Modification ~~Permitted Amendment and (ii) the date on which such Extension/Modification Permitted Amendment is requested to become effective. Extension/Modification Permitted Amendments~~ shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension/Modification Request Class that accept (such acceptance by any Lender to be in its sole discretion) the applicable Extension/Modification Offer (such Lenders, the “Extending/Modifying Lenders”) and, in the case of any Extending/Modifying Lender, only with respect to such Lender’s Loans and Commitments of such Extension/Modification Request Class as to which such Lender’s acceptance has been made (such Loans and Commitments being referred to as “Extended/Modified Loans” or “Extended/Modified Commitments”, as applicable). Any Extended/Modified Loans or Extended/Modified Commitments shall constitute a separate Class of Loans or Commitments from the Extension/Modification Request Class from which they were converted and, in the event any Extended/Modified Term Loans have the same terms as any existing Class of Term Loans then outstanding or any Term Loans then substantially concurrently established under this Section 2.22 ~~or~~, Section 2.21 or 9.02(c)(i) (in each case, disregarding any differences in original issue discount or upfront fees or scheduled amortization if not affecting, or is required to preserve, the fungibility thereof for U.S. federal income tax purposes), such Extended/Modified Term Loans may, at the election of the Company, be treated as a single Class with such outstanding Term Loans or such other Term Loans, and the scheduled amortization installments set forth in Section 2.09 with respect to any such Class of Term Loans may be increased to reflect scheduled amortization of such Extended/Modified Term Loans. The Extension/Modification Offer shall not be required to be in any minimum amount or any minimum

[[8167251]]

increment, provided that the Company may, at its option and subject to its right to waive any such condition in its sole discretion, specify as a condition to the effectiveness of any Extension/Modification ~~Permitted Amendment~~ that a minimum amount, as specified in the Extension/Modification Offer, of Loans and Commitments of the Extension/Modification Request Class be extended or modified pursuant thereto. The Company may amend, revoke or replace any Extension/Modification Offer at any time prior to the effectiveness of the applicable Extension/Modification Agreement.
(b)The effectiveness of any Extension/Modification shall also be subject to the satisfaction of the following conditions:
(i)(A) the scheduled final maturity date of any Extended/Modified Term Loans shall be no earlier than the Maturity Date of the Term Loans of the applicable Extension/Modification Request Class and (B) no Extended/Modified Revolving Commitments or Extended/Modified Revolving Loans shall have a scheduled final maturity date earlier than (or require scheduled commitment reductions prior to) the Maturity Date of the Revolving Commitments or Revolving Loans of the applicable Extension/Modification Request Class;
(ii)the Weighted Average Life to Maturity of any Extended/Modified Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans of the applicable Extension/Modification Request Class;
(iii)any Extended/Modified Term Loans may participate (A) on a pro rata basis or non-pro rata basis in any voluntary prepayments of Term Loans made pursuant to Section 2.10(a) and (B) on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of the Term Loans made pursuant to Section 2.10(b);
(iv)except as otherwise required or permitted in clause (i) above, any Extended/Modified Revolving Facility shall have all other material terms (other than currency, maturity, pricing (including rate floors), fees and immaterial terms, which shall be determined by the applicable Borrowers) (1) substantially identical to, or (taken as a whole) not materially more favorable (as determined by the Company in good faith) to the Lenders providing such Extended/Modified Revolving Facility than those applicable to the Revolving Facility of the applicable Extension/Modification Request Class (other than covenants or events of defaults applicable only to periods after the then-existing Latest Revolving Maturity Date) or (2) as agreed between the applicable Borrowers and the Lenders providing such Extended/Modified Revolving Facility and reasonably satisfactory to the Administrative Agent (it being understood and agreed that if any financial maintenance covenant, any other covenant or any event of default is added for the benefit of any Extended/Modified Revolving Facility, then, unless such covenant or event of default is only applicable to periods after the later of the Initial Term A Maturity Date and the Initial Revolving Maturity Date, such covenant or event of default shall be added to this Agreement for the benefit of the Lenders under each then-existing Class of Term A Loans, Term A Commitments and Revolving Commitments (including, if applicable, by conforming the Financial Covenants to any such financial maintenance covenant)); provided that to the extent more than one Revolving Facility exists after giving effect to any Extension/Modification, (1) the borrowing and repayment (except for (I) payments of interest and fees at different rates on any Revolving Facility, (II) repayments required upon the Maturity Date of any Revolving Facility and (III) repayments made in connection with any permanent repayment of Revolving Loans and reduction or termination of any Revolving Commitment (subject to clause (3) below)) of Extended/Modified Revolving Loans shall be made on a pro rata basis with all other Revolving Facilities, (2) all Letters of Credit and Cash Confirmation Guarantees shall be participated on a pro rata basis by all Revolving Lenders and (3) any permanent repayment of Revolving Loans with respect to, and reduction or termination of Revolving Commitments under, such Extended/Modified Revolving Facility shall be made on a pro rata basis or less than pro rata basis with all other Revolving Facilities, except that the applicable Borrowers shall be permitted to permanently repay Revolving Loans and reduce or terminate Revolving Commitments under any Revolving Facility on a greater than pro rata basis (x) as compared to any other Revolving Facilities with a later Maturity Date than such Revolving Facility or (y) to the extent refinanced or replaced with any Replacement Revolving Facility;

[[8167251]]

(v)except as otherwise required or permitted in clauses (i) through (iii) above, all other terms applicable to any Extended/Modified Term Loans shall be as agreed between the Company and the Lenders providing such Extended/Modified Term Loans; provided that such other terms (other than currency, pricing (including rate floors), fees, premiums, any “MFN” terms) shall be (1) substantially identical to, or (taken as a whole) not materially more favorable (as determined by the Company in good faith) to the Lenders providing such Extended/Modified Term Loans than those applicable to the Term Loans of the applicable Extension/Modification Request Class (other than covenants or events of defaults applicable only to periods after the then-existing Latest Maturity Date) or (2) reasonably satisfactory to the Administrative Agent (it being agreed that any terms applicable to such Extended/Modified Term Loans that are (A) applicable only after the then-existing Latest Maturity Date or (B) more favorable, when taken as a whole, to the Lenders of such Extended/Modified Term Loans than those applicable to any then-existing Class of Loans or Commitments and are then conformed (or added) to the Loan Documents for the benefit of the Lenders under each such then-existing Class of Loans or Commitments pursuant to an Extension/Modification Agreement shall be deemed satisfactory to the Administrative Agent; provided that (x) in the event any Extended/Modified Term Loans benefit from a financial maintenance covenant, then, other than in the case of Extended/Modified Term Loans consisting of Customary Term A Loans and unless such covenant is only applicable to periods after the then-existing Latest Maturity Date, such financial maintenance covenant shall be added to this Agreement for the benefit of the Lenders under each then-existing Class of Loans and Commitments pursuant to an Extension/Modification Agreement and (y) any Extended/Modified Term Loans that consist of Customary Term A Loans may include one or more financial maintenance covenants, other covenants or events of default that do not apply for the benefit of any Lender that does not hold such Customary Term A Loans so long as such covenant or event of default, unless such covenant or event of default is only applicable to periods after the later of the Initial Term A Maturity Date and the Initial Revolving Maturity Date, shall be added to this Agreement for the benefit of the Lenders under each then-existing Class of Term A Loans, Term A Commitments and Revolving Commitments (including, if applicable, by conforming the Financial Covenants to any such financial maintenance covenant)); and
(vi)if the aggregate principal amount of Loans or Commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension/Modification Offer exceeds the maximum aggregate principal amount of Loans or Commitments, as the case may be, offered to be extended or modified by the applicable Borrowers pursuant to such Extension/Modification Offer, then the Loans or Commitments, as the case may be, of such Lenders shall be extended or modified ratably up to such maximum amount based on the respective amounts (but not to exceed actual holdings of record) held by Lenders that have accepted such Extension/Modification Offer.
(c)~~(b)~~ An Extension/Modification ~~Permitted Amendment~~ shall be effected pursuant to an Extension/Modification Agreement executed and delivered by the Company, each applicable Extending/Modifying Lender and the Administrative Agent; provided that no Extension/Modification ~~Permitted Amendment~~ shall become effective unless the Company shall have delivered to the Administrative Agent customary reaffirmation agreements and such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other closing documents as shall reasonably be requested (consistent in all material respects with ~~the~~such documents delivered ~~under Section 4.02~~ on the Original Availability Date, except for changes related to changes in law ~~or collateral reaffirmations~~) by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension/Modification Agreement. Each Extension/Modification Agreement may, without the consent of any Lender other than the applicable Extending/Modifying Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, as determined by the Administrative Agent and the Company, to give effect to the provisions of this Section 2.22, including (i) a reduction to the scheduled amortization installments set forth in Section 2.09 with respect to the Term Loans of the Extension/Modification Request Class to reflect the treatment of the Extended/Modified Loans as a new Class of Term Loans, (ii) changes referred to in Section 2.22(a) and (iii) any amendments necessary to treat the applicable Loans and/or Commitments of the Extending/Modifying Lenders as a new Class of Loans and/or Commitments hereunder (including for purposes of prepayments and voting (it being agreed that such new Class of Loans may be included in the definitions

[[8167251]]

of “Required Lenders”, “Required Term A/Revolving Lenders” and “Majority in Interest” and may be afforded class voting rights requiring the consent of Lenders under such Class in addition to any other consent of Lenders that might otherwise be required under Section 9.02)) and to reflect an increase in any existing Class of Loans and/or Commitments and any technical amendments relating thereto (including to enable such new Class of Loans to be extended under this Section 2.22); provided that, in the case of any Extension/Modification Offer relating to Revolving Commitments or Revolving Loans~~,~~ (x) except as otherwise agreed to by each Issuing Bank, ~~(A) the allocation of the participation exposure with respect to any then-existing or subsequently issued Letter of Credit as between the Commitments of such new Class and the remaining Revolving Commitments shall be made on a ratable basis as between the Commitments of such new Class and the remaining Revolving Commitments (and the applicable Extension/Modification Agreement shall contain reallocation and cash collateralization provisions, in form and substance reasonably satisfactory to the Administrative Agent and the Company, with respect to Letters of Credit outstanding on the Revolving Maturity Date) and (B)~~ the Revolving Availability Period and the Latest Revolving Maturity Date, as such terms are used in reference to Letters of Credit of any Issuing Bank, may not be extended without the prior written consent of such Issuing Bank~~.~~ and (y) except as otherwise agreed to by the Cash Confirmation Bank, the Revolving Availability Period and the Latest Revolving Maturity Date, as such terms are used in reference to Cash Confirmation Guarantees of the Cash Confirmation Bank, may not be extended without the prior written consent of the Cash Confirmation Bank.
(d)This Section 2.22 shall supersede any provision in Section 2.17 or 9.02 to the contrary.
23.Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)Revolving Commitment Fees and Initial Term B Ticking Fees shall cease to accrue on the Commitments of such Defaulting Lender pursuant to Section 2.11;
(b)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.02 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Cash Confirmation Bank hereunder; third, to cash collateralize LC Exposure and CCG Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement ~~and~~, (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement and (z) cash collateralize future CCG Exposure with respect to such Defaulting Lender with respect to future Cash Confirmation Guarantees issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders ~~or~~, the Issuing Banks or the Cash Confirmation Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender ~~or~~, any Issuing Bank or the Cash Confirmation Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans or any LC Disbursements or CCG Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) in the case of Revolving Loans or LC Disbursements, such Revolving Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 or 4.03 ~~or~~

[[8167251]]

~~4.04~~, as applicable, were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and LC Disbursements and CCG Disbursements owed to, all Non-Defaulting Revolving Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or LC Disbursements and CCG Disbursements owed to, such Defaulting Lender until such time as all Revolving Loans and funded and unfunded participations in such Defaulting Lender’s LC Exposure and CCG Exposure are held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments without giving effect to ~~paragraph~~clause (d) or (e) of this Section; it being agreed that any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents thereto;
(c)the Commitments, Term Loans and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders, Required Term A/Revolving Lenders, a Majority in Interest of Lenders of any Class or any other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders, all Lenders of any Class (to the extent such Defaulting Lender is a Lender of such Class) or all Lenders directly and adversely affected thereby (to the extent such Defaulting Lender is so affected) shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;
(d)if any LC Exposure exists at the time any Revolving Lender becomes a Defaulting Lender then:
(i)~~all or any part of~~ the LC Exposure of such Defaulting Lender (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(d) and 2.05(e)) shall be reallocated among the Non-Defaulting Revolving Lenders in accordance with their respective Applicable Revolving Percentages but only to the extent that, after giving effect to any concurrent reallocation under clause (e) of this Section, such reallocation does not result in the Revolving Credit Exposure of any Class of any Non-Defaulting Revolving Lender to exceed ~~the~~its Revolving Commitment of such ~~Non-Defaulting Revolving Lender~~Class (provided that, except to the extent otherwise expressly agreed by the affected parties and subject to Section 9.19, no reallocation in accordance herewith will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender);
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall, within one Business Day following notice by the Administrative Agent, cash collateralize (or provide other credit support reasonably satisfactory to the applicable Issuing Banks), for the benefit of the Issuing Banks, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;
(iii)if the Company cash collateralizes (or provides other credit support reasonably satisfactory to the applicable Issuing Banks) any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any participation fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized (or otherwise subject to such credit support);
(iv)if the LC Exposure of any Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Revolving Lenders pursuant to Sections 2.11(a) and 2.11(b) shall be adjusted to give effect to such reallocation; and
(v)if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor cash collateralized (or otherwise subject to credit support) pursuant to clause (i) or (ii) above, then, without prejudice to

[[8167251]]

any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such portion of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized (or other credit support reasonably satisfactory to the applicable Issuing Banks is provided); ~~and~~
(e)if any CCG Exposure exists at the time any Revolving Lender becomes a Defaulting Lender then:
(i)the CCG Exposure of such Defaulting Lender (other than any portion thereof attributable to unreimbursed CCG Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.25) shall be reallocated among the Non-Defaulting Revolving Lenders in accordance with their respective Applicable Revolving Percentages but only to the extent that, after giving effect to any concurrent reallocation under clause (d) of this Section, such reallocation does not result in the Revolving Credit Exposure of any Class of any Non-Defaulting Revolving Lender to exceed its Revolving Commitment of such Class (provided that, except to the extent otherwise expressly agreed by the affected parties and subject to Section 9.19, no reallocation in accordance herewith will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender); and
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall, within one Business Day following notice by the Administrative Agent or the Cash Confirmation Bank, provide CCG Cash Cover to the Cash Confirmation Bank in the amount equal to such Defaulting Lender’s CCG Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated in accordance with the procedures set forth in Section 2.25(j) for so long as such CCG Exposure is outstanding; and
(f)~~(e)~~ so long as such Lender (if a Revolving Lender) is a Defaulting Lender, (i) no Issuing Bank shall be required to issue, amend or extend any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the Non-Defaulting Revolving Lenders and/or cash collateral (or other credit support reasonably satisfactory to the applicable Issuing Bank) will be provided by the Company in accordance with Section 2.23(d), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Revolving Lenders in a manner consistent with Section 2.23(d)(i) (and such Defaulting Lender shall not participate therein)~~.~~ and (ii) the Cash Confirmation Bank shall not be required to issue, amend or extend any Cash Confirmation Guarantee, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding CCG Exposure will be 100% covered by the Revolving Commitments of the Non-Defaulting Revolving Lenders and/or cash collateral (or other credit support reasonably satisfactory to the Cash Confirmation Bank) will be provided by the Company in accordance with Section 2.23(e), and participating interests in any such newly issued or increased Cash Confirmation Guarantee shall be allocated among Non-Defaulting Revolving Lenders in a manner consistent with Section 2.23(e)(i) (and such Defaulting Lender shall not participate therein).
In the event that the Administrative Agent, the Company and, in the case of any Defaulting Revolving Lender, each Issuing Bank and the Cash Confirmation Bank agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon such Lender shall cease to be a Defaulting Lender hereunder and, in the case of a Defaulting Revolving Lender, the LC Exposure and CCG Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment in the determination of Applicable Revolving Percentages and on such date such Lender shall purchase at par such of the Revolving Loans of the applicable Class of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such

[[8167251]]

Revolving Loans in accordance with its Applicable Percentage. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (a) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while such Lender was a Defaulting Lender (and such Lender shall not be entitled to receive any commitment fees or participation fees that were not paid to it during the period it was a Defaulting Lender in accordance with the foregoing provisions), (b) all waivers, amendments and modifications effected without its consent in accordance with the provisions of this Section 2.23 and Section 9.02 during the period it was a Defaulting Lender shall be binding on it and (c) except to the extent otherwise expressly agreed by the affected parties and subject to Section 9.19, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
24.Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Term Benchmark Loans or RFR Loans (whether denominated in US Dollars or a Foreign Currency), or to determine or charge interest rates based upon the ~~Adjusted~~ Term SOFR, the Adjusted EURIBO Rate, the Daily Simple SOFR or the Daily Simple SONIA, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any Foreign Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (a) any obligation of such Lender to make or continue Term Benchmark Loans or RFR Loans in the affected currency or currencies or, in the case of Loans denominated in US Dollars, to convert ABR Loans to Term Benchmark Loans or RFR Loans, shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice by the Company, (x) the applicable Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in US Dollars, convert all such Term Benchmark Loans or RFR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate), either on the last day of the Interest Period therefor (if applicable), if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans or RFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.
25.Cash Confirmation Guarantees.
(a)General. Subject to the terms and conditions set forth herein, (i) the Cash Confirmation Bank agrees, upon request by the Company, on behalf of Antares Bidco, to issue Cash Confirmation Guarantees denominated in Euro at any time after the First Regolo Closing Date and prior to the earliest to occur of (A) the Antares MTO having been conclusively terminated or withdrawn, (B) the last Antares MTO Settlement Date and the related settlement of the Antares MTO (including the Antares Sell-Out)

[[8167251]]

having occurred or (C) Antares Bidco and/or CONSOB having publicly announced that the Antares MTO will not become effective or will not be consummated; provided that (x) the Cash Confirmation Bank shall not be obligated to issue more than two Cash Confirmation Guarantees and (y) the second Cash Confirmation Guarantee shall only be required to be issued if Antares Bidco shall be required to conduct the Antares Sell-Out, and (ii) the Cash Confirmation Bank may, in its sole discretion, and without any obligation, amend or extend any Cash Confirmation Guarantee previously issued by it. Notwithstanding the foregoing or anything to the contrary set forth herein, the Cash Confirmation Bank shall have no obligation to issue any Cash Confirmation Guarantee if the Cash Confirmation Bank shall have determined in good faith that (1) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Cash Confirmation Bank from issuing a Cash Confirmation Guarantee and (2) any law applicable to the Cash Confirmation Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Cash Confirmation Bank shall prohibit, or direct that the Cash Conformation Bank refrain from, the issuance of a Cash Conformation Guarantee.
(b)Issuance; Amendment or Extension; Certain Conditions. To request the issuance of a Cash Confirmation Guarantee, the Company shall email (or transmit by other electronic communication, if arrangements for doing so have been approved by the recipient) to the Cash Confirmation Bank (at least three Business Days in advance of the requested date of issuance) a notice requesting the issuance of a Cash Confirmation Guarantee and specifying the date of issuance (which shall not be earlier than the first Italian Trading Date on which such Cash Confirmation Guarantee is required to be issued pursuant to applicable laws of Italy in connection with the Antares MTO or the Antares Sell-Out, as applicable, it being understood that the requested date of issuance of the Cash Confirmation Guarantee relating to the Antares MTO will be the first Italian Trading Day following the approval by CONSOB of the publication of the Antares MTO Document (nullaosta)), the date on which such Cash Confirmation Guarantee is to expire (which shall comply with Section 2.25(c)) and the amount of such Cash Confirmation Guarantee (which (x) in the case of the first Cash Confirmation Guarantee, shall not exceed the maximum aggregate amount that, based on the Antres MTO Price (not to exceed €5.0 per Antares Share (cum dividend) unless otherwise consented by the Cash Confirmation Bank in its sole discretion), Antares Bidco may be required to pay to Antares’ shareholders that have tendered their shares in the Antres MTO and (y) in the case of the second Cash Confirmation Guarantee, shall not exceed the maximum aggregate amount that, based on the Antres MTO Price (not to exceed €5.0 per Antares Share (cum dividend) unless otherwise consented by the Cash Confirmation Bank in its sole discretion), Antares Bidco may be required to pay to Antares’ shareholders that have tendered their shares in the Antres Sell-Out). A Cash Confirmation Guarantee shall be issued, amended or extended only if (and upon issuance, amendment or extension of any Cash Confirmation Guarantee, the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the aggregate Revolving Credit Exposures of any Class shall not exceed the aggregate Revolving Commitments of such Class and (ii) the Revolving Credit Exposure of any Class of any Revolving Lender shall not exceed the Revolving Commitment of such Class of such Lender. It is understood and agreed that the Cash Confirmation Bank may rely (and shall incur no liability in relying) on the representations and warranties of the Company deemed made pursuant to the immediately preceding sentence and pursuant to Section 4.05.
(c)Expiration Date. Each Cash Confirmation Guarantee shall expire or terminate at or prior to 12:00 a.m., Milan time, on June 15, 2026.
(d)Participations. By the issuance of a Cash Confirmation Guarantee (or an amendment to a Cash Confirmation Guarantee increasing the amount thereof or extending the expiration thereof) and without any further action on the part of the Cash Confirmation Bank or the Revolving Lenders, the Cash Confirmation Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Cash Confirmation Bank, a participation in such Cash Confirmation Guarantee equal to such Revolving Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Cash Confirmation Guarantee. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Cash Confirmation Bank, (x) such Revolving Lender’s Applicable Revolving Percentage of each CCG Disbursement made by the Cash Confirmation Bank and not reimbursed by the Company on the date due as provided in Section 2.25(f), or of any reimbursement payment required to be refunded to the Company for any reason, and (y) if an Antares MTO CCG Backstop Borrowing Shortfall

[[8167251]]

shall exist with respect to such Revolving Lender, its Antares MTO CCG Backstop Alternative Payment as provided in Section 2.25(e)(ii). Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Cash Confirmation Guarantees is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any representations and warranties of the Company deemed made pursuant to Section 2.25(b) being incorrect in any respect, the failure to be satisfied of any condition set forth in Section 4.05 or 4.06, any amendment or extension of any Cash Confirmation Guarantee, the occurrence and continuance of a Default, the reduction or termination of the Revolving Commitments of any Class, any adverse change in the relevant exchange rates, the availability of Euro to such Revolving Lender or in the relevant currency markets generally or any force majeure or other event that under any rule of law or uniform practices to which any Cash Confirmation Guarantee is subject permits a drawing to be made under such Cash Confirmation Guarantee after the expiration thereof or of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)Antares MTO CCG Backstop Borrowings.
(i)The Cash Confirmation Bank shall notify the Administrative Agent of any demand for payment received by it from CONSOB or the Antares MTO Settlement Intermediary under any Cash Confirmation Guarantee, which notice (a “CCG Demand Notice”) shall specify the Cash Confirmation Guarantee under which such demand has been received, the amount demanded and the aggregate amount of CCG Cash Cover held by the Cash Confirmation Bank with respect to the applicable Cash Confirmation Guarantee, and the Administrative Agent shall promptly notify the Company of the receipt of such notice. The Company, on behalf of Antares Bidco, irrevocably and unconditionally authorizes the Cash Confirmation Bank to, and the Cash Confirmation Bank agrees to, apply any CCG Cash Cover provided in respect of any Cash Confirmation Guarantee issued by the Cash Confirmation Bank to pay any demand made or purported to be made by CONSOB or the Antares MTO Settlement Intermediary under such Cash Confirmation Guarantee, and to the extent of the CCG Cash Cover so applied, the related CCG Disbursement shall be deemed to have been reimbursed by the Company. The delivery by the Cash Confirmation Bank of a CCG Demand Notice to the Administrative Agent shall constitute a request (such request, an “Antares MTO CCG Backstop Borrowing Request”), deemed made by and on behalf of the Company, for a borrowing of Revolving Loans in Euros in an aggregate principal amount equal to the amount demanded for payment under the applicable Cash Confirmation Guarantee (less the aggregate amount of CCG Cash Cover held by the Cash Confirmation Bank with respect to such Cash Confirmation Guarantee), all as set forth in such CCG Demand Notice, to be made on the third Business Day following the day that such CCG Demand Notice is delivered by the Cash Confirmation Bank to the Administrative Agent and with an initial Interest Period of one month (such borrowing, an “Antares MTO CCG Backstop Borrowing”), with the proceeds of such Antares MTO CCG Backstop Borrowing to be applied to reimburse the Cash Confirmation Bank for the applicable CCG Disbursement and, to the extent the Antares MTO CCG Backstop Borrowing is funded, the Company’s obligation so to reimburse such CCG Disbursement shall be discharged and replaced by the resulting Revolving Borrowing. Promptly following receipt of any Antares MTO CCG Backstop Borrowing Request, the Administrative Agent shall advise each Revolving Lender of the details thereof and of the amount of such Revolving Lender’s Revolving Loans to be made as part of the requested Borrowing.
(ii)If any Revolving Lender fails (or would fail) to fund any portion of any Antares MTO CCG Backstop Borrowing (any such portion as to any Revolving Lender, its “Antares MTO CCG Backstop Borrowing Shortfall”) when required to be funded by it, for any reason, such Revolving Lender shall pay (such payment, its “Antares MTO CCG Backstop Alternative Payment”) to the Administrative Agent, in Euros, an amount equal to its Antares MTO CCG Backstop Borrowing Shortfall in the same manner as provided in Section 2.04 with respect to Revolving Loans to be made by such Lender as part of such Antares MTO CCG Backstop Borrowing (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders under this paragraph), and the Administrative Agent shall promptly pay to the Cash Confirmation Bank the amount so received by it from such Revolving Lender, and shall notify the Company thereof. Any Antares MTO CCG Backstop Alternative Payment shall not constitute a Loan, but if an Antares MTO CCG Backstop Alternative Payment is made in

[[8167251]]

accordance with this paragraph, to the extent of the amount thereof the Company’s obligation to reimburse the applicable CCG Disbursement shall be discharged and replaced by its obligations in respect of such Antares MTO CCG Backstop Alternative Payment. The Company shall reimburse each Revolving Lender for any Antares MTO CCG Backstop Alternative Payment made by such Revolving Lender by paying to such Revolving Lender in Euros an amount equal to the amount of such Alternative MTO CCG Backstop Alternative Payment not later than 2:00 p.m., New York City time, within one (1) Business Day of the date that such Antares MTO CCG Backstop Alternative Payment is made, if the Company shall have received written notice from the Administrative Agent of such Antares MTO CCG Backstop Alternative Payment request prior to 10:00 a.m., New York City time, at least one (1) Business Day prior to such date that the payment is requested to be made or, if such notice has not been received by the Company prior to such time on such date, then not later than 2:00 p.m., New York City time, within one (1) Business Day of the date that the Company receives such notice.
(f)Reimbursement. If the Cash Confirmation Bank shall make any CCG Disbursement, then, if such CCG Disbursement shall not have been reimbursed in full pursuant to the application of the CCG Cash Cover or the proceeds of any Antares MTO CCG Backstop Borrowing and/or any Antares MTO CCG Backstop Alternative Payment as provided in Section 2.25(e) (such unreimbursed amount, a “CCG Reimbursement Shortfall”), the Company shall reimburse such CCG Reimbursement Shortfall by paying to the Cash Confirmation Bank in Euros an amount equal to such CCG Reimbursement Shortfall, in each case, not later than 2:00 p.m., New York City time, one (1) Business Day after the Company receives written notice from the Administrative Agent of such CCG Reimbursement Shortfall, if such notice is received prior to 10:00 a.m., New York City time, at least one (1) Business Day prior to such date that the payment is requested to be made or, if such notice has not been received by the Company prior to such time on such date, then not later than 2:00 p.m., New York City time, within (1) Business Day of the date that the Company receives such notice, and the Cash Confirmation Bank shall notify the Administrative Agent upon such receipt. If the Company fails to make such payment when due, the Cash Confirmation Bank shall notify the Administrative Agent, whereupon the Administrative Agent shall notify each Revolving Lender of the applicable CCG Reimbursement Shortfall, the payment then due from the Company in respect thereof and such Revolving Lender’s Applicable Revolving Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent, in Euros, its Applicable Revolving Percentage of the payment then due from the Company, in the same manner as provided in Section 2.04 with respect to Revolving Loans made by such Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders under this paragraph), and the Administrative Agent shall promptly pay to the Cash Confirmation Bank the amounts so received by it from the Revolving Lenders. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Cash Confirmation Bank for any CCG Reimbursement Shortfall shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such CCG Disbursement. If the Company’s reimbursement of, or obligation to reimburse, any CCG Disbursement would subject the Administrative Agent, the Cash Confirmation Bank or any Lender to any stamp duty, ad valorem charge or similar Tax that would not be payable if such reimbursement were made or required to be made in US Dollars, the Company shall, at its option, either (1) pay the amount of any such Tax requested by the Administrative Agent, the Cash Confirmation Bank or the applicable Lender or (2) reimburse such CCG Disbursement in US Dollars in an amount equal to the US Dollar Equivalent (for this purpose, calculated based on the Exchange Rate as of the date the Cash Confirmation Bank made such CCG Disbursement with the Exchange Rate to be determined based on the rate of exchange for the purchase of Euros with US Dollars).
(g)Obligations Absolute. The Company’s obligation to reimburse CCG Disbursements as provided in paragraph (f) of this Section and to reimburse payments in respect of any Antares MTO CCG Backstop Borrowing Shortfall as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Cash Confirmation Guarantee or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Cash Confirmation Guarantee proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Cash Confirmation Bank under a Cash Confirmation Guarantee against presentation of a draft or other document that does not comply with the terms of such Cash Confirmation Guarantee, (iv) any force

[[8167251]]

majeure or other event that under any rule of law or uniform practices to which any Cash Confirmation Guarantee is subject permits a drawing to be made under such Cash Confirmation Guarantee after the stated expiration date thereof or of the Revolving Commitments, (v) any adverse change in the relevant exchange rates or in the availability of Euro to the Company or any Subsidiary or in the relevant currency markets generally or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.25(g), constitute a legal or equitable discharge of, or provide a right of setoff against the Company’s obligations hereunder. None of the Administrative Agent, the Lenders, the Cash Confirmation Bank or any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Cash Confirmation Guarantee or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Cash Confirmation Guarantee (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the Cash Confirmation Bank; provided that the foregoing shall not be construed to excuse the Cash Confirmation Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by the Company that are caused by the Cash Confirmation Bank’s failure to exercise care when determining whether drafts and other documents presented under a Cash Confirmation Guarantee comply with the terms thereof. The parties hereto expressly agree that, in the absence of a court of competent jurisdiction determining, in a final and nonappealable judgment, gross negligence or willful misconduct on the part of the Cash Confirmation Bank, the Cash Confirmation Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Cash Confirmation Guarantee, the Cash Confirmation Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Cash Confirmation Guarantee.
(h)Disbursement Procedures. Upon the making of a CCG Disbursement by the Cash Confirmation Bank pursuant to a demand for payment under any Cash Confirmation Guarantee, the Cash Confirmation Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by email) of such demand for payment and such CCG Disbursement; provided that such notice need not be given prior to payment by the Cash Confirmation Bank and any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Cash Confirmation Bank for such CCG Disbursement and shall not relieve the Revolving Lenders of their obligations with respect to any such CCG Disbursement.
(i)Interim Interest. If the Cash Confirmation Bank shall make any CCG Disbursement or any Revolving Lender shall make any Antares MTO CCG Backstop Alternative Payment, then, unless the Company shall reimburse such CCG Disbursement or such Antares MTO CCG Backstop Alternative Payment on the date it is made, the unpaid amount thereof shall bear interest, for each day from and including the date such CCG Disbursement or such Antares MTO CCG Backstop Alternative Payment is made to but excluding the date that the Company reimburses such CCG Disbursement or such Antares MTO CCG Backstop Alternative Payment, as the case may be, at the rate per annum equal to the Overnight Rate for Euro plus the Applicable Rate used to determine interest applicable to Initial Revolving Loans that are Term Benchmark Loans (or, to the extent of the participation in such CCG Disbursement by any Revolving Lender of another Class, the Applicable Rate used to determine interest applicable to the Revolving Loans of such other Class that are Term Benchmark Loans or RFR Loans), and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Company fails to reimburse such CCG Disbursement when due pursuant to Section 2.25(f) or such Antares MTO CCG Backstop Alternative Payment when due pursuant to Section 2.25(e), then Section 2.12(e) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the Cash Confirmation Bank or the applicable Revolving Lender, as the case may be, except that interest accrued in respect of any CCG Disbursement on and after the date of payment

[[8167251]]

by any Revolving Lender pursuant to Section 2.25(f) to reimburse the Cash Confirmation Bank shall be for the account of such Revolving Lender to the extent of such payment.
(j)Cash Collateralization. If any Event of Default shall occur and be continuing, then on the Business Day that the Company receives notice from the Cash Confirmation Bank, the Administrative Agent or the Majority in Interest of the Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with CCG Exposure representing greater than 50% of the total CCG Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Cash Confirmation Bank and the Revolving Lenders, an amount in Euros equal to 103% of the CCG Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in Section 7.01(h), 7.01(i) or 7.01(j). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Loan Document Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made upon the request of the Company and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, be applied by the Administrative Agent to reimburse the Cash Confirmation Bank for CCG Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the CCG Exposure attributable to any Cash Confirmation Guarantees issued for its account at such time or, if the maturity of the Loans has been accelerated (but subject to (x) the consent of the Cash Confirmation Bank and Revolving Lenders with CCG Exposure representing greater than 50% of the total CCG Exposure and (y) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate CCG Exposure of all the Defaulting Lenders), be applied to satisfy other Loan Document Obligations). If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid), together with interest or profits, if any, earned upon the investment of such amount, shall be returned to the Company within three Business Days after all Events of Default have been cured or waived and the Administrative Agent shall have received a written notice from the Company to that effect.
(k)Cash Confirmation Guarantees Issued for Antares Bidco. Notwithstanding that a Cash Confirmation Guarantee issued or outstanding hereunder supports any obligations of, or is for the account of, Antares Bidco, or states that Antares Bidco is the “account party”, “applicant”, “customer”, “instructing party” or the like of or for such Cash Confirmation Guarantee, and without derogating from any rights of the Cash Confirmation Bank (whether arising by contract, at law, in equity or otherwise) against Antares Bidco in respect of such Cash Confirmation Guarantee, the Company (i) shall reimburse, indemnify and compensate the Cash Confirmation Bank hereunder for such Cash Confirmation Guarantee (including to reimburse any and all drawings thereunder) as if such Cash Confirmation Guarantee had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of Antares Bidco in respect of such Cash Confirmation Guarantee. The Company hereby acknowledges that the issuance of such Cash Confirmation Guarantees for Antares Bidco inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of Antares Bidco.
(l)Certain Acknowledgements. Each of the Borrowers, the Administrative Agent, the Lenders and the Issuing Banks acknowledges that (i) the Cash Confirmation Bank will be acting for its own account as principal in connection with the Cash Confirmation Guarantees, (ii) the Cash Confirmation Bank will not be under any obligation or duty as a result of the Person serving as the Cash Confirmation Bank or any of its Affiliates’ role as Lender, Issuing Bank, Arranger or any other role in connection with the transactions contemplated by this Agreement or otherwise to take any action or refrain from taking any action (including with respect to voting for or against any requested amendments), or exercising any rights or remedies, that the Cash Confirmation Bank may be entitled to take or exercise in respect of any Cash Confirmation Guarantee, including as to any CCG Cash Cover, and (iii) the Cash

[[8167251]]

Confirmation Bank may manage its exposure to any Cash Confirmation Guarantee without regard to the Person serving as the Cash Confirmation Bank or any of its Affiliates’ role as Lender, Issuing Bank, Arranger or any other role in connection with the transactions contemplated by this Agreement or otherwise. It is understood and agreed that (i) any CCG Cash Cover shall be solely for the benefit of the Cash Confirmation Bank and shall not constitute Collateral securing any other Secured Obligations, (ii) the Cash Confirmation Bank may exercise its rights and remedies with respect to any CCG Cash Cover whether or not any Default shall have occurred and is continuing and irrespective of any restriction on such exercise otherwise applicable under Article 8 and (iii) any amount received or recovered by the Cash Confirmation Bank in respect of any CCG Cash Cover shall not be subject to the provisions of Section 2.17(b) or 2.17(c).
Article III

REPRESENTATIONS AND WARRANTIES
The Company represents and warrants, on the ~~Availability Date, on the Separation Effective Date~~Fifth Amendment Effective Date, on the date of each Credit Extension and on each other date on which representations and warranties are required to be, or are deemed to be, made under the Loan Documents, to the Administrative Agent and the Lenders that:
01.Organization; Powers. Each of the Company and the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, in each case (other than, in the case of clause (a) above, with respect to the Company or any Borrowing Subsidiary), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
02.Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action and, if required, stockholder, partner or member action. Each Loan Document to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law (including, in respect of any Loan Party incorporated in the UK, the Legal Reservations).
03.Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings or other actions necessary to perfect Liens created under the Security Documents and (iii) filings with the SEC reporting the Transactions, (b) will not violate (i) any applicable law or regulation or any order of any Governmental Authority, except to the extent that such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, or (ii) the charter, by-laws or other organizational documents of the Company or any Restricted Subsidiary, (c) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other agreement or instrument ~~(including any Separation Agreement)~~ binding upon the Company or any Restricted Subsidiary, or any of its assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Company or any Restricted Subsidiary ~~(other than the 2023 Notes Redemption and payments constituting part of the Separation Transactions)~~, in each case except to the extent that the foregoing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, other

[[8167251]]

than Liens created under the Security Documents and other Liens permitted by Section 6.02.
04.Financial Condition; No Material Adverse Change. (a) The ~~Historical Consolidated Financial Statements~~Company’s (i) audited consolidated balance sheet and audited consolidated statements of operations, comprehensive income, cash flows and changes in equity as of and for the Fiscal Year ended December 31, 2024 and (ii) unaudited condensed consolidated balance sheet and unaudited condensed consolidated statements of operations, comprehensive income, cash flows and changes in equity as of and for the Fiscal Quarter and the portion of the Fiscal Year ended September 30, 2025 present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and the Subsidiaries as of the dates thereof and for the periods covered thereby in accordance with GAAP, subject to, in the case of unaudited consolidated ~~interim~~ financial statements, normal year-end audit adjustments and the absence of certain footnotes. ~~The Pro Forma Financial Statements (i) have been prepared by the Company in good faith, based on the assumptions believed by the Company to be reasonable at the time made, and (ii) present fairly, in all material respects, the pro forma consolidated financial position and the pro forma consolidated results of operations of the Persons described therein as of the dates thereof and for the periods covered thereby after giving effect to the Separation and related adjustments in accordance with Article 11 of Regulation S-X.~~
(a)Since December 31, ~~2022~~2024, there has been no material adverse change and there have been no events, developments or circumstances that would reasonably be expected to have, individually or in the aggregate, a material adverse change, in each case, in the business, assets, operations or financial condition of the Company and the Restricted Subsidiaries, taken as a whole.
05.Properties. (a) Each of the Company and the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the conduct of the business of the Company and the Restricted Subsidiaries taken as a whole, except (i) for defects in title, easements, rights of way and other matters that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or (ii) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(a)Each of the Company and the Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and, to the knowledge of the Company, the use thereof by the Company and the Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
06.Litigation and Environmental Matters. (a) Except as set forth on Schedule 3.06(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary (i) as to which there is a reasonable possibility of an adverse determination, that if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.
(a)Except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
07.Compliance with Laws and Agreements. Each of the Company and the Restricted Subsidiaries is in compliance with all laws, regulations and orders of any

[[8167251]]

Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
08.Investment Company Status. Neither the Company nor any other Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
09.Taxes. Each of the Company and the Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
10.ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. None of the Company or any of its Restricted Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans.
11.Disclosure. None of the written reports, financial statements, certificates or other information (other than forward looking information, information of a general economic or general industry nature or any other information contained in third-party reports (other than such other information contained in third-party reports that has otherwise been so furnished by or on behalf of the Company or any other Loan Party in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder)) furnished by or on behalf of the Company or any other Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (taken as a whole and as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and other forward-looking information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was prepared, it being recognized by the Administrative Agent and the Lenders that (a) such projected financial information is not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material and (b) such projected financial information is subject to significant uncertainties and contingencies and no assurance can be given that the projected results will be realized. As of the Original Availability Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Original Availability Date to any Lender in connection with this Agreement, if any, is true and correct in all respects.
12.Solvency. As of ~~the Availability Date (solely as this representation and warranty is made on the Availability Date) and the Separation Effective Date (solely as this representation and warranty is made on the Separation Effective Date),~~each of the Fifth Amendment Effective Date, the First Regolo Acquisition Closing Date and the Second Regolo Acquisition Closing Date, the Company and its Subsidiaries, on a consolidated basis, after giving effect to the Transactions, are Solvent.
13.Anti-Corruption Laws and Sanctions.
(a)The Company has implemented and maintains in effect policies and procedures reasonably designed for compliance by the Company, its Subsidiaries and their respective directors, officers, employees and, to the knowledge of the Company, agents with Anti-Corruption Laws and applicable Sanctions, and the Company and its Subsidiaries and, to the knowledge of the Company, their respective, officers, directors, employees and agents (to the extent acting on behalf of the Company), are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

[[8167251]]

(b)None of (i) the Company, any Subsidiary or, any of their respective directors, officers or employees, or (ii) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act at the direction of the Company or any of its Subsidiaries in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
(c)No proceeds from any Loan ~~or~~, Letter of Credit or Cash Confirmation Guarantee have been or will be used directly or, to the knowledge of the Company, indirectly in violation of any Anti-Corruption Law or applicable Sanctions.
14.Margin Stock.
(a)Neither the Company nor any Restricted Subsidiary is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” (as each such term is defined or used, directly or indirectly, in Regulation U of the Federal Reserve Board) any Margin Stock.
(b)No part of the proceeds of the Loans ~~or~~, Letters of Credit or Cash Confirmation Guarantees will be used by the Company or any of its Subsidiaries for any purpose that entails a violation of the provisions of Regulation U or X of the Federal Reserve Board.
15.Insurance. Schedule 3.15 sets forth, as of the ~~Availability~~Fifth Amendment Effective Date, a description of all material property, casualty and general liability insurance maintained by or on behalf of the Company and the Subsidiary Guarantors.
16.Subsidiaries. Schedule 3.16 sets forth, as of the ~~Availability~~Fifth Amendment Effective Date, the name and jurisdiction of organization of, and the percentage of each class of Capital Stock owned by, the Company or any of its Subsidiaries in (a) each Subsidiary and (b) each other Person, and identifies ~~(i)~~ each Subsidiary that, as of the ~~Availability~~Fifth Amendment Effective Date, is a Designated Subsidiary ~~and (ii) each Subsidiary that, upon the consummation of the Crane Company Distribution, will cease to be a Subsidiary~~.
17.Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
~~SECTION 3.18. Certain Matters Relating to Existing Indentures. As of the Availability Date, (a) neither the Company nor any of its Subsidiaries (as defined in the 2018 Indenture) (i) has issued, assumed or guaranteed any Indebtedness (as defined in the 2018 Indenture) that is secured by a Lien upon any Principal Property (as defined in the 2018 Indenture) in reliance on Section 3.9(o) of the 2018 Indenture, other than any Indebtedness (as so defined) constituting Secured Obligations, or (ii) entered into any Sale and Lease-back Transaction (as defined in the 2018 Indenture) in reliance on Section 3.10(a) of the 2018 Indenture; (b) neither the Company nor any of its Subsidiaries (as defined in the 2013 Indenture) (i) has issued, assumed or guaranteed any Indebtedness (as defined in the 2013 Indenture) that is secured by a Lien on any assets of the Company or any of its Subsidiaries (as so defined) in reliance on Section 3.9(l) of the 2013 Indenture, other than any Indebtedness (as so defined) constituting Secured Obligations, or (ii) entered into any Sale and Lease-back Transaction (as defined in the 2013 Indenture) in reliance on Section 3.10(a) of the 2013 Indenture; and (c) neither the Company nor any of its Subsidiaries (as defined in the 1991 Indenture) (i) has issued, assumed or guaranteed any Indebtedness (as defined in the 1991 Indenture) that is secured by a Lien on any assets of the Company or any of its Subsidiaries (as so defined) in reliance on Section 3.9(k) of the 1991 Indenture, other than any Indebtedness (as so defined) constituting Secured Obligations, or (ii) entered into any Sale and Lease-back Transaction (as defined in the 1991 Indenture) in reliance on Section 3.10(a) of the 1991 Indenture.~~

[[8167251]]

Article IV

CONDITIONS
01.~~Conditions Precedent to Effectiveness~~[Reserved].
~~. This Agreement shall not become effective until the date on which each of the following conditions is satisfied:~~
~~(a) The Administrative Agent (or its counsel) shall have received from the Company and each Lender a counterpart of this Agreement signed on behalf of such Person (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by email or other electronic means that reproduces an image of an actual executed signature page).~~
~~(b) The Form 10 shall have been publicly filed with the SEC.~~
~~(c) The Administrative Agent shall have received (i) the Historical Financial Statements referred to in clause (a) of the definition of such term, (ii) the Pro Forma Financial Statements and (iii) projected consolidated balance sheet, operating and cash flow financial information of the Company and its Subsidiaries as of and for the year ending December 31, 2023.~~
~~(d) (i) The Administrative Agent shall have received, at least three (3) Business Days prior to the Effective Date, all documentation and other information regarding the Company requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested by the Administrative Agent or any Lender in writing of the Company at least ten (10) Business Days prior to the Effective Date and (ii) if the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company, to the extent requested by the Administrative Agent or any Lender at least ten (10) Business Days prior to the Effective Date.~~
~~For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or any Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto. The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.~~
~~SECTION 4.02. Conditions Precedent to Availability. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02), it being understood that such obligations are also subject to the occurrence of the Effective Date and the conditions precedent set forth in Section 4.03:~~
~~(a) To the extent not publicly filed with the SEC, the Administrative Agent shall have received copies of the Separation Agreements (which may be in escrow), certified by a Responsible Officer of the Company as true and complete.~~
~~(b) The Administrative Agent, the Arrangers and the Lenders shall have received all fees due and payable under the Fee Letters on or prior to the Availability Date, and, to the extent invoiced at least two~~

[[8167251]]

~~Business Days (or such shorter period as the Company shall agree) prior to the Availability Date, reimbursement or payment of all of the Administrative Agent’s out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.~~
~~(c) The Existing Credit Agreements Refinancing shall have been, or substantially concurrently with the occurrence of the Availability Date shall be, consummated, and the Administrative Agent shall have received customary evidence thereof.~~
~~(d) The Administrative Agent shall have received a customary favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Availability Date) of Skadden, Arps, Slate, Meagher, & Flom LLP, counsel to the Loan Parties covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsels to deliver such opinion.~~
~~(e) The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party, dated the Availability Date, certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party executing Loan Documents to which it is a party and certifying that attached thereto is a true and complete copy of (i) the certificate of incorporation or similar organizational document of such Loan Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of formation, (ii) the bylaws, limited liability company agreement, partnership agreement or similar organizational document of such Loan Party as in effect on the Availability Date, (iii) resolutions duly adopted by the board of directors (or a similar governing body) of such Loan Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (iv) a certificate as of a recent date of the good standing of such Loan Party under the laws of its jurisdiction of organization or incorporation, if available.~~
~~(f) The Administrative Agent shall have received a certificate from a Responsible Officer of the Company, dated the Availability Date, to the effect that (i) all representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be certified as true and correct in all respects), (ii) after giving effect to the Transactions to occur on the Availability Date, no Default or Event of Default has occurred and is continuing and (iii) the condition precedent set forth in paragraph (a) of this Section shall have been satisfied.~~
~~(g) The Administrative Agent shall have received a Solvency Certificate, dated the Availability Date and executed by a Financial Officer of the Company.~~
~~(h) The Company shall have delivered to the Administrative Agent a copy of Schedules 3.06(a), 3.15, 3.16, 6.01, 6.02, 6.06 and 6.10 and, in the case of Schedules 3.06(a), 6.01, 6.02, 6.06 and 6.10, such Schedules shall have been delivered at least five Business Days prior to the Availability Date (or such shorter period of time as the Administrative Agent may agree to) and the information set forth therein shall be reasonably satisfactory to the Administrative Agent.~~
~~(i) The Collateral and Guarantee Requirement shall have been satisfied. The Administrative Agent shall have received a completed Perfection Certificate, dated the Availability Date and executed by a Responsible Officer of the Company, together with the results of a search of the UCC (or equivalent) filings made with respect to the Company and the Subsidiary Guarantors in such Loan Party’s jurisdiction of formation and copies of the financing statements (or similar documents) disclosed by such search.~~

[[8167251]]

~~(j) The Administrative Agent shall have received, (i) at least three (3) Business Days prior to the Availability Date, all documentation and other information regarding the Subsidiary Guarantors requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested by the Administrative Agent or any Lender in writing of the Company at least ten (10) Business Days prior to the Availability Date and (ii) if a Subsidiary Guarantor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Availability Date, a Beneficial Ownership Certification in relation to such Subsidiary Guarantor, to the extent requested by the Administrative Agent or any Lender of the Company at least ten (10) Business Days prior to the Availability Date.~~
~~For purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has funded any Loan hereunder on the Availability Date shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required under this Section 4.02 to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or any Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Availability Date specifying its objection thereto. The Administrative Agent shall notify the Company and the Lenders of the Availability Date, and such notice shall be conclusive and binding.~~
02.~~SECTION 4.03.~~ Conditions Precedent to Each Credit Event. The obligation of each Lender to make a Loan (other than ~~a Delayed Draw Term Loan or~~(i) an Initial Term B Loan as part of the First Initial Term B Borrowing, (ii) an Initial Term B Loan as part of the Second Initial Term B Borrowing, but solely to the extent of any portion thereof designated as the Second Regolo Closing Date Borrowing or the Antares MTO Payment Borrowing, (iii) a Revolving Loan as part of ~~the Antares Acquisition Borrowing~~any Antares MTO CCG Backstop Borrowing and (iv) any Loan (excluding any Loan under the Initial Revolving Facility) under any Incremental Facility Agreement, Extension/Modification Agreement and/or Refinancing Agreement, in each case under this clause (iv), to the extent not otherwise required by the Lenders in respect thereof), and of each Issuing Bank to issue, amend, if such amendment increases the face amount thereof, or extend any Letter of Credit (it being understood that the obligation of the Cash Confirmation Bank to issue, amend or extend any Cash Confirmation Guarantee shall be governed by Sections 2.25 and 4.05) is subject to the receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:
(a)The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of the making of such Loan or the date of issuance, amendment or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.
(b)At the time of and immediately after giving effect to the making of such Loan or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
(c)Solely in the case of any funding of Initial Term B Loans, subject to Section 1.06(a), on a Pro Forma Basis after giving effect to the incurrence of such Initial Term B Loans and the application of the proceeds thereof (without netting the cash proceeds thereof, but giving effect to any related Subject Transaction), the Consolidated First Lien Net Leverage Ratio as of the last day of the most recent Test Period shall not exceed 3.00:1.00.

[[8167251]]

The making of each Loan (other than any Loan excluded from the application of this Section 4.02 as set forth above) and each issuance, amendment, if such amendment increases the face amount thereof, or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company and the applicable Borrower on the date thereof as to the matters specified in paragraphs (a) ~~and~~, (b) and, if applicable, (c) of this Section ~~4.03~~4.02.
03.~~SECTION 4.04.~~ Conditions Precedent to the ~~Antares Acquisition~~First Initial Term B Borrowing. The obligation of each Lender to make ~~a Revolving~~an Initial Term B Loan as part of the ~~Antares Acquisition~~First Initial Term B Borrowing is subject only to the receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:
(a)The First Regolo Acquisition shall have been, or substantially concurrently with the funding of the ~~Antares Acquisition~~First Initial Term B Borrowing, shall be (or the Company shall reasonably expect that, no later than the third Business Day after the requested date of the ~~Antares Acquisition~~First Initial Term B Borrowing, the First Regolo Acquisition shall be), consummated in accordance with the Regolo Acquisition Agreement.
(b)None of the Antares Acquisition Documents shall have been amended, supplemented or otherwise modified, or any provision therein waived, or any consent granted thereunder (directly or indirectly, including any consent deemed granted as a result of a failure to object) (including any of the foregoing in respect of the obligations of the Company (or its Subsidiary) to consummate the Antares MTO or the Antares Delisting Merger, or the terms thereof), by the Company (or any of its Subsidiaries) if such amendment, supplementation, modification, waiver or consent would be material and adverse to the interests of the Initial Revolving Lenders or the Initial Term B Lenders (in each case, in their capacities as such); provided that (i) any increase, when taken together with all prior increases, of up to 10% in the original per Antares Share consideration for the Antares Acquisition shall not be deemed to be materially adverse to the interests of ~~the~~such Lenders, (ii) any decrease, when taken together with all prior decreases, of less than 10% of the original per Antares Share consideration of the Antares Acquisition shall not be deemed to be materially adverse to the interests of ~~the~~such Lenders so long as any such reduction in the consideration for the Antares Acquisition (A) shall reduce ~~dollar-for-dollar (based on the US Dollar equivalent thereof) the commitments under the Antares Bridge Facility under the Antares Bridge Commitment Letter or the definitive documentation for the Antares Bridge Facility, in each case, in accordance therewith,~~euro-for-euro the Initial Term B Commitments and (B) to the extent it reduces the aggregate consideration payable with respect to the First Regolo Acquisition or the Sargas Acquisition, shall reduce euro-for-euro (based on the US Dollar Equivalent thereof) the ~~Antares~~First Regolo Closing Date Certain Funds Sublimit, (iii) increases or decreases, when taken together with all prior increases or decreases, as applicable, of more than 10% in the original per Antares Share consideration for the Antares Acquisition shall be deemed to be materially adverse to the interests of ~~the~~such Lenders, ~~and~~ (iv) the designation by the Company of a wholly owned Restricted Subsidiary pursuant to Section 2.3 of the Regolo Acquisition Agreement as in effect on September 12, 2025 or Section 2.3 of the Sargas Acquisition Agreement as in effect on September 12, 2025 shall be deemed not to be adverse to the interests of ~~the~~such Lenders and (v) any modification to Section 7.1 of the Regolo Acquisition Agreement which has the effect of permitting the Second Regolo Acquisition to be consummated even if the pre-requisites thereto set forth in clauses (A) and (B) of such Section, as applicable, have not been satisfied, shall be deemed to be materially adverse to the interests of such Lenders.
(c)The Administrative Agent shall have received a customary officer’s certificate, dated the date of the ~~Antares Acquisition~~First Initial Term B Borrowing and executed by a Responsible Officer of the Company, which shall certify the satisfaction of the conditions set forth in Sections ~~4.04~~4.03(a), ~~4.04~~4.03(b), ~~4.04~~4.03(e) and ~~4.04~~4.03(f).
(d)The Administrative Agent shall have received a Solvency Certificate, dated the date of the ~~Antares Acquisition~~First Initial Term B Borrowing, and executed by a Financial Officer of the Company (and with solvency to be determined after giving effect to the ~~Antares Acquisition~~First Initial Term B Borrowing and the First Regolo Acquisition (and, if applicable, the Sargas Acquisition) and the

[[8167251]]

~~other~~ transactions ~~related~~relating thereto to occur on the First Regolo Acquisition Closing Date (in the event the date of the ~~Antares Acquisition~~First Initial Term B Borrowing ~~and~~precedes the First Regolo Acquisition Closing Date, determined as if each of the foregoing occurred on the date of the First Initial Term B Borrowing).
(e)Immediately after giving effect to the ~~Antares Acquisition~~First Initial Term B Borrowing, and after giving effect to the consummation of the First Regolo Acquisition (and, if applicable, the Sargas Acquisition) and the transactions ~~related~~relating thereto to occur on the ~~dates thereof~~First Regolo Acquisition Closing Date (in the event the date of the First Initial Term B Borrowing precedes the First Regolo Acquisition Closing Date, determined as if each of the foregoing occurred on the date of the First Initial Term B Borrowing), (~~a~~i) the Antares Acquisition Documents Representations shall be true and correct to the extent required by the definition of such term, (~~b~~ii) the Antares Specified Representations shall be true and correct in all material respects (without duplication of any materiality qualifier set forth therein) and (~~c) there shall not be any Event of Default under Section 7.01(a) or, solely with respect to payment of interest or fees, 7.01(b) or, with respect to the Company, any Event of Default under Section 7.01(h) or 7.01(i).~~iii) no Initial TLB Certain Funds Event of Default shall have occurred and be continuing.
(f)No Material Adverse Change (as defined in the Regolo Acquisition Agreement as in effect on September 12, 2025) shall have occurred.
~~(g) The aggregate commitments in respect of the Non-MTO Tranche (as defined in the Antares Bridge Commitment Letter) under the Antares Bridge Commitment Letter or under the definitive documentation for the Antares Bridge Facility, as applicable, shall have been, or substantially concurrently with the funding of the Antares Acquisition Borrowing shall be, automatically and permanently reduced on a dollar-for-dollar basis by the US Dollar equivalent (determined as set forth in the Antares Bridge Commitment Letter or such definitive documentation) of the aggregate principal amount of the Antares Acquisition Borrowing, and the Company shall have delivered, or substantially concurrently with the funding of the Antares Acquisition Borrowing shall deliver, a notice of reduction to the lead arranger or the administrative agent in respect of the Antares Bridge Facility to that effect.~~
~~On the date of the Antares Acquisition Borrowing, the Company shall be deemed to represent and warrant that, after giving effect to the First Regolo Acquisition (and, if applicable, the Sargas Acquisition) and the other transactions occurring on the First Regolo Acquisition Closing Date, (a) the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents are true and correct in all material respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect are true and correct in all respects), except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty is so true and correct on and as of such prior date and (b) no Default or Event of Default has occurred and is continuing.~~
~~For the avoidance of doubt, nothing in this Section 4.04 shall limit the obligation of each Lender to make any Loan, and of each Issuing Bank to issue, amend, if such amendment increases the face amount thereof, or extend any Letter of Credit in accordance with, and subject to the conditions of, Section 4.03. The Company may, in its sole discretion, elect to fund the First Regolo Acquisition and/or the Sargas Acquisition, in whole or in part, with the proceeds of Revolving Loans incurred by satisfying the conditions set forth in Section 4.03 and/or Section 4.04, to the extent that the Company satisfies the applicable conditions set forth therein.~~
04.Conditions Precedent to the Second Initial Term B Borrowing. In the event that (i) any portion of the Second Initial Term B Borrowing shall have been designated as the Second Regolo Closing Date Borrowing in accordance with Section 2.03, then the obligation of each Lender to make an Initial Term B Loan as part of the

[[8167251]]

Second Regolo Closing Date Borrowing is subject only to the receipt of the request therefor in accordance herewith and to the satisfaction of the conditions precedent set forth in paragraph (a) of this Section or (ii) any portion of the Second Initial Term B Borrowing shall have been designated as the Antares MTO Payment Borrowing in accordance with Section 2.03, then the obligation of each Lender to make an Initial Term B Loan as part of the Antares MTO Payment Borrowing is subject only to the receipt of the request therefor in accordance herewith and to the satisfaction of the conditions precedent set forth in paragraph (b) of this Section (it being understood that the obligation of each Lender to make an Initial Term B Loan as part of that portion of the Second Regolo Closing Date Borrowing that is neither designated as the Second Regolo Closing Date Borrower nor designated as the Antares MTO Payment Borrowing is subject to the satisfaction of the conditions precedent set forth in Section 4.02):
(a)Second Regolo Closing Date Borrowing. (i) The Second Regolo Acquisition shall have been, or substantially concurrently with the funding of the Second Regolo Closing Date Borrowing, shall be (or the Company shall reasonably expect that, no later than the third Business Day after the requested date of the Second Regolo Closing Date Borrowing, the Second Regolo Acquisition shall be), consummated in accordance with the Regolo Acquisition Agreement.
(i) None of the Antares Acquisition Documents shall have been amended, supplemented or otherwise modified, or any provision therein waived, or any consent granted thereunder (directly or indirectly, including any consent deemed granted as a result of a failure to object) (including any of the foregoing in respect of the obligations of the Company (or its Subsidiary) to consummate the Antares MTO or the Antares Delisting Merger, or the terms thereof), by the Company (or any of its Subsidiaries) if such amendment, supplementation, modification, waiver or consent would be material and adverse to the interests of the Initial Term B Lenders (in their capacities as such); provided that (A) any increase, when taken together with all prior increases, of up to 10% in the original per Antares Share consideration for the Antares Acquisition shall not be deemed to be materially adverse to the interests of the Initial Term B Lenders, (B) any decrease, when taken together with all prior decreases, of less than 10% of the original per Antares Share consideration of the Antares Acquisition shall not be deemed to be materially adverse to the interests of the Initial Term B Lenders so long as any such reduction in the consideration for the Antares Acquisition shall reduce euro-for-euro the Initial Term B Commitments, (C) increases or decreases, when taken together with all prior increases or decreases, as applicable, of more than 10% in the original per Antares Share consideration for the Antares Acquisition shall be deemed to be materially adverse to the interests of the Initial Term B Lenders, (D) the designation by the Company of a wholly owned Restricted Subsidiary pursuant to Section 2.3 of the Regolo Acquisition Agreement as in effect on September 12, 2025 or Section 2.3 of the Sargas Acquisition Agreement as in effect on September 12, 2025 shall be deemed not to be adverse to the interests of the Initial Term B Lenders and (E) any modification to Section 7.1 of the Regolo Acquisition Agreement, which has the effect of permitting the Second Regolo Acquisition to be consummated even if the pre-requisites thereto set forth in clauses (A) and (B) of such Section, as applicable, have not been satisfied, shall be deemed to be materially adverse to the interests of the Initial Term B Lenders.
(ii)The Administrative Agent shall have received a customary officer’s certificate, dated the date of the Second Regolo Closing Date Borrowing and executed by a Responsible Officer of the Company, which shall certify the satisfaction of the conditions set forth in Sections 4.04(a)(i), 4.04(a)(ii) and 4.04(a)(v).
(iii)The Administrative Agent shall have received a Solvency Certificate, dated the date of the Second Regolo Closing Date Borrowing and executed by a Financial Officer of the Company (and with solvency to be determined after giving effect to the Second Regolo Closing Date Borrowing and the Second Regolo Acquisition and the transactions relating thereto to occur on the Second Regolo Acquisition Closing Date (in the event the date of the Second Regolo Closing Date Borrowing precedes the Second Regolo Acquisition Closing Date, determined as if each of the foregoing occurred on the date of the Second Regolo Closing Date Borrowing)).

[[8167251]]

(iv)Immediately after giving effect to the Second Regolo Closing Date Borrowing, and after giving effect to the consummation of the Second Regolo Acquisition and the transactions relating thereto to occur on the Second Regolo Acquisition Closing Date (in the event the date of the Second Regolo Closing Date Borrowing precedes the Second Regolo Acquisition Closing Date, determined as if each of the foregoing occurred on the date of the Second Regolo Closing Date Borrowing), (i) the Antares Specified Representations shall be true and correct in all material respects (without duplication of any materiality qualifier set forth therein) and (ii) no Initial TLB Certain Funds Event of Default shall have occurred and be continuing.
(b)Antares MTO Payment Borrowing. (i) The date of the Antares MTO Payment Borrowing shall be prior to the Antares MTO Termination Date and (ii) the Company shall reasonably expect that, no later than the second Business Day after the requested date of the Antares MTO Payment Borrowing, the first Antares MTO Settlement Date shall occur.
05.Conditions Precedent to Issuance of Cash Confirmation Guarantees. The obligation of the Cash Confirmation Bank to issue any Cash Confirmation Guarantee is subject to the receipt of the request therefor in accordance herewith and satisfaction of the following conditions:
(a)The Cash Confirmation Bank has received or is satisfied that it will receive, or has waived the requirement that it receive, the Antares MTO Document in the form filed with CONSOB for its approval (nullaosta) to publish the Antares MTO Document (for information purposes only and not required to be in form and substance satisfactory to the Cash Confirmation Bank).
(b)Immediately after giving effect to the issuance of such Cash Confirmation Guarantee, (i) the Antares Specified Representations shall be true and correct in all material respects (without duplication of any materiality qualifier set forth therein) and (ii) no CCG Major Event of Default shall have occurred and be continuing.
(c)The Administrative Agent shall have received a customary officer’s certificate, dated the date of such Cash Confirmation Guarantee and executed by a Responsible Officer of the Company, which shall certify the satisfaction of the conditions set forth in Section 4.05(b).
(d)The Cash Confirmation Bank shall have received, prior to the date of the issuance of any Cash Confirmation Guarantee, all documentation and other information regarding Antares Bidco and the beneficiaries of and/or payees under such Cash Confirmation Guarantee that shall have been requested by the Cash Confirmation Bank pursuant to the applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
06.Conditions Precedent to any Antares MTO CCG Backstop Borrowing. The obligation of each Lender to make an Initial Revolving Loan as part of any Antares MTO CCG Backstop Borrowing is subject only to (a) the receipt of the request therefor in accordance herewith and (b) since the Fifth Amendment Effective Date, no change in any law applicable to such Lender has occurred the effect of which has made it unlawful, and no Governmental Authority has asserted that it is unlawful, for such Lender to make such Initial Revolving Loan (and any Lender that has determined the condition in the foregoing clause (b) is not satisfied hereby agrees to deliver prompt written notice thereof to the Administrative Agent and the Cash Confirmation Bank).
07.~~SECTION 4.05.~~ Borrowing Subsidiary Agreement; Borrowing Subsidiary Credit Event. The effectiveness of any Borrowing Subsidiary Agreement, and the obligation of each Lender to make Loans and of each Issuing Bank to issue, amend or extend any Letter of Credit hereunder to any Borrowing Subsidiary designated as such pursuant to Section 2.19 (and, for the avoidance of doubt, other than the UK Borrower) is also subject to the satisfaction of the following additional conditions:

[[8167251]]

(a)The Administrative Agent (or its counsel) shall have received from such Borrowing Subsidiary and the Company a counterpart of a Borrowing Subsidiary Agreement signed on behalf of such Person (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by email or other electronic means that reproduces an image of an actual executed signature page).
(b)The Administrative Agent shall have received favorable written opinion(s) (addressed to the Administrative Agent and the Lenders) of counsel(s) for such Borrowing Subsidiary (which counsel shall be reasonably acceptable to the Administrative Agent) substantially similar to the opinions delivered ~~pursuant to Section 4.02(d)~~in connection with the occurrence of the Original Availability Date and covering such other matters relating to such Borrowing Subsidiary, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request.
(c)The Administrative Agent shall have received (i) such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions and any other legal matters relating to such Borrowing Subsidiary, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent, and (ii) such other documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations.
Article V

AFFIRMATIVE COVENANTS
From and after the ~~Availability~~Fifth Amendment Effective Date and until the Termination Date, the Company covenants and agrees with the Lenders that:
01.Financial Statements and Other Information. The Company will (or, in the case of Section 5.01(f), will use commercially reasonable efforts to) furnish to the Administrative Agent for distribution to the Lenders:
(a)within 90 days (or to the extent that the SEC has generally granted an extension of such period to filers of the same type as the Company, such longer period as so extended, such extension not to exceed 20 Business Days) after the end of each ~~fiscal year of the Company (commencing with the fiscal year ending December 31, 2023)~~Fiscal Year, its audited consolidated balance sheet and related audited consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous ~~fiscal year (it being understood that with respect to any such previous fiscal year that shall have commenced prior to the Availability Date, such figures may include the predecessor entity)~~Fiscal Year, all reported on by Deloitte & Touche LLP or other independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception other than with respect to any upcoming maturity date of the Loans and any refinancings and replacements thereof, the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary or potential non-compliance with any financial covenant contained in any document governing Indebtedness and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;
(b)within 45 days (or to the extent that the SEC has generally granted an extension of such period to filers of the same type as the Company, such longer period as so extended, such extension not to exceed 20 Business Days) after the end of each of the first three ~~fiscal quarters~~Fiscal Quarters of each ~~fiscal year of the Company~~Fiscal Year, its consolidated balance sheet and related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows as of the end of and for such ~~fiscal quarter~~Fiscal Quarter and the then elapsed portion of the ~~fiscal year~~Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the

[[8167251]]

balance sheet, as of the end of) the previous ~~fiscal year (it being understood that with respect to any such corresponding period that shall have commenced prior to the Availability Date, such figures may include the predecessor entity)~~Fiscal Year, all certified on behalf of the Company by one of its Financial Officers as presenting fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;
(c) ~~concurrently with~~within five Business Days after any delivery of financial statements under clause (a) or (b) above, (i) a Compliance Certificate, duly completed and executed by a Financial Officer of the Company and (ii) a summary (which may be in footnote form) of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements;
(d)within 30 days after each delivery of financial statements under clause (a) above, a Perfection Certificate Supplement, duly completed and executed by a Responsible Officer of the Company;
(e)not later than 90 days after the commencement of each ~~fiscal year~~Fiscal Year of the Company (beginning with the ~~fiscal year~~Fiscal Year commencing on January 1, ~~2024~~2026), a detailed budget of the Company and its consolidated Subsidiaries for such ~~fiscal year~~Fiscal Year, including, a projected consolidated balance sheet and the related projected consolidated statements of operations and cash flows;
(f)reasonably promptly after publication of any change by Moody’s or S&P in its Rating, notice of such change;
(g)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, registration statements and other materials filed by the Company or any Restricted Subsidiary with the SEC or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and
(h)promptly following any request therefor, (x) such other information regarding the operations, business affairs, and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request; provided that, notwithstanding the foregoing, nothing in this paragraph shall require delivery of information (i) which constitutes attorney work product or is subject to confidentiality agreements prohibiting such delivery or disclosure (so long as such confidentiality agreement was not entered into in contemplation of preventing such information from being provided hereunder) or to the extent disclosure thereof would reasonably be expected to result in loss of attorney client privilege with respect thereto, (ii) which constitutes non-financial trade secrets or non-financial proprietary information of the Company or any of its Subsidiaries or any of their respective customers and/or suppliers or (iii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by any applicable requirement of law; provided, further, that in the event the Company does not provide any information requested pursuant to this Section 5.01(h) in reliance on the preceding proviso, the Company agrees to notify the Administrative Agent that such information is being so withheld and the Company shall use commercially reasonable efforts to describe, to the extent both feasible and permitted under applicable requirements of law or confidentiality obligations, or without waiving such privilege, as applicable, the applicable certificate, report or information, and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.
All financial statements and other documents referred to in Sections 5.01(a), 5.01(b), 5.01(f) and 5.01(g) shall be deemed to have been delivered on the first date on which such documents are (i) publicly posted on the “investors page” of the Company’s principal website address (currently http://www.cranenxt.com) or (ii) posted by the Administrative Agent on the Approved Electronic Platform or shall be publicly available on the website of the SEC at http://www.sec.gov (or, in each case, any sub-

[[8167251]]

domain thereof). Information required to be delivered pursuant to this Section to the Administrative Agent may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders, the Issuing Banks and the Cash Confirmation Bank materials and/or information provided by or on behalf of any Loan Party under the Loan Documents (collectively, “Borrower Materials”) by posting the Borrower Materials on an Approved Electronic Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive MNPI and who may be engaged in investment and other market-related activities with respect to securities of the Company or any Subsidiary. The Company hereby agrees that, any time any Term B Loans shall be outstanding or Term B Commitments shall be in effect (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking any Borrower Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks, the Cash Confirmation Bank and the Lenders to treat such Borrower Materials as not containing any MNPI (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Approved Electronic Platform designated “Public Investor” and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Approved Electronic Platform not designated “Public”. Notwithstanding the foregoing, the Company shall be under no obligation to mark any Borrower Materials “PUBLIC”.
02.Notices of Material Events. Promptly after any Responsible Officer of the Company obtains knowledge thereof, the Company will furnish to the Administrative Agent written notice of the following:
(a)the occurrence of any Default;
(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Restricted Subsidiary as to which there is a reasonable possibility of an adverse determination, and that if adversely determined, would reasonably be expected to result in a Material Adverse Effect;
(c)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and
(d)any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer of the Company (in the case of clause (a) above, stating that it is a “notice of default”) setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
03.Existence; Conduct of Business. The Company will, and will cause each of the Restricted Subsidiaries to, do or cause to be done all things necessary to

[[8167251]]

preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, except, other than with respect to the legal existence of any Borrower, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any ~~sale, transfer, lease or other disposition~~Disposition permitted under Section 6.04.
04.Payment of Taxes. The Company will, and will cause each of the Restricted Subsidiaries to, pay its Taxes before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Company or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make a payment, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
05.Maintenance of Properties. The Company will, and will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole in good working order and condition, ordinary wear and tear excepted and in accordance with past practices, except where the Company or such Restricted Subsidiary determines in its reasonable judgment that such continued maintenance is no longer economically justified; provided that the foregoing shall not prohibit any ~~sale, transfer, lease or other disposition~~Disposition permitted under Section 6.04.
06.Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses as the Company and its Restricted Subsidiaries, in each case, as reasonably determined by the Company. Each such policy of liability, property and casualty and business interruption insurance maintained by or on behalf of the Company and the Subsidiary Guarantors (beginning on the date that is 45 days after the ~~Availability~~Fifth Amendment Effective Date or, in the case of any such policy of insurance maintained by any Restricted Subsidiary that becomes a Subsidiary Guarantor after the ~~Availability~~Fifth Amendment Effective Date, the date that is 45 days after the date it becomes a Subsidiary Guarantor) (or, in the case of any such policy, on such later date as the Administrative Agent may agree to in writing) shall (a) in the case of each liability policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent and the Lenders as additional insured thereunder, (b) in the case of each casualty and business interruption insurance policy, contain a lender’s loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the lender loss payee thereunder and (c) to the extent available from the relevant insurance carrier after submission of a request by the Company or the applicable Subsidiary Guarantor to obtain the same, provide for at least 30 days’ (or 10 days’ in the case of cancellation for failure to pay premiums) (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy.
07.Books and Records; Inspection Rights. The Company will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account in which entries that are true and complete in all material respects are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Company may, if it so chooses, be present at, or participate in such discussions), all at such reasonable times during normal business hours and as often as reasonably requested (but no more than once annually if no Event of Default exists). Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary

[[8167251]]

shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information or other matter (a) which constitutes attorney work product or is subject to confidentiality agreements prohibiting such delivery or disclosure (so long as such confidentiality agreement was not entered into in contemplation of preventing such information from being provided hereunder) or to the extent disclosure thereof would reasonably be expected to result in loss of attorney client privilege with respect thereto, (b) which constitutes non-financial trade secrets or non-financial proprietary information of the Company or any of its Subsidiaries or any of their respective customers and/or suppliers or (c) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by any applicable requirement of law; provided that in the event any of the circumstances described in this sentence exist, the Company agrees to notify the Administrative Agent thereof and the Company shall use commercially reasonable efforts to describe, to the extent both feasible and permitted under applicable requirements of law or confidentiality obligations, or without waiving such privilege, as applicable, the applicable document, information or other matter.
08.Compliance with Laws. The Company will, and will cause each of the Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures reasonably designed for compliance by the Company, its Subsidiaries and their respective directors, officers, employees and, to the knowledge of the Company, agents (to the extent acting at the direction of the Company or any Subsidiary) with Anti-Corruption Laws and applicable Sanctions.
09.Use of Proceeds. (a) The proceeds of the ~~Tranche A Term Loans shall be used to consummate the Existing Credit Agreements Refinancing and to pay the fees and expenses incurred in connection with the Transactions and, to the extent of any remaining proceeds after the foregoing application, for general corporate purposes of the Company and its Restricted Subsidiaries. The proceeds of the Delayed Draw Term Loans shall be used to consummate the De La Rue Acquisition and, to the extent of any remaining proceeds after the foregoing application, for the working capital needs and general corporate purposes of the Company and its Restricted Subsidiaries. The proceeds of the~~Initial Revolving Loans shall be used to finance the working capital needs and general corporate purposes (including Acquisitions and other Investments) of the Company and its Restricted Subsidiaries~~; provided that the proceeds of the Revolving Loans included in the Antares Acquisition Borrowing shall only be used (a) to pay~~ (including, in the discretion of the Company, to finance any portion of the consideration for the ~~First Regolo~~Antares Acquisition ~~and the Sargas Acquisition and (b) to pay fees and expenses related thereto. No~~ ).
(a)The proceeds of the Initial Term A Loans shall be used on the Fifth Amendment Effective Date to repay in full the term loans outstanding under this Agreement as in effect immediately prior to the effectiveness of the Fifth Amendment.
(b)The proceeds of the Initial Term B Loans shall be used (i) to finance any portion of the consideration for the Antares Acquisition, including any fees and expenses relating thereto, (ii) to repay any outstanding Initial Revolving Loans the proceeds of which were used to finance any portion of the consideration for the Antares Acquisition or any fees and expenses relating thereto and (iii) to the extent of the remaining proceeds thereof, after the earlier of (x) the Second Regolo Acquisition Closing Date and (y) the date of the termination of the Regolo Acquisition Agreement by the Company (or Antares Bidco) in a signed writing in accordance with the terms of the Regolo Acquisition Agreement (or the Company’s (or Antares Bidco’s) written or publicly announced confirmation of the termination of the Regolo Acquisition Agreement by any other party thereto), for working capital and other general corporate purposes; provided that (A) the proceeds of the First Initial Term B Borrowing shall only be used (1) to pay the consideration for the First Regolo Acquisition and the Sargas Acquisition and (2) to pay fees and expenses related thereto, (B) the proceeds of the portion of the Second Initial Term B Borrowing designated as the Second Regolo Closing Date Borrowing shall only be used (1) to pay the consideration

[[8167251]]

for the Second Regolo Acquisition and (2) to pay fees and expenses relating thereto and (C) the proceeds of the portion of the Second Initial Term B Borrowing designated as the Antares MTO Payment Borrowing shall be only used (1) to pay the consideration required to be paid by Antares Bidco on any Antares MTO Settlement Date pursuant to the Antares MTO Document, (2) to pay fees and expenses relating thereto and (3) to the extent of the remaining proceeds thereof, for working capital and other general corporate purposes.
(c)Notwithstanding anything to the contrary in this Agreement, (i) no part of the proceeds of the Loans will be used by the Company or any of its Subsidiaries for any purpose that entails a violation of any of the provisions of Regulations U or X of the Federal Reserve Board~~. No~~ and (ii) no Borrower will request any Loan ~~or~~, Letter of Credit or Cash Confirmation Guarantee, and no Borrower shall use, and the Company shall procure that its Subsidiaries and its or their respective directors, officers, employees and, to the knowledge of the Company, agents acting at the direction of the Company or its Subsidiaries shall not use, the proceeds of any Loan ~~or~~, Letter of Credit ~~(i~~or Cash Confirmation Guarantee (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (~~ii~~B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (~~iii~~C) in any manner that would result in the violation of any Sanctions by any party hereto.
10.Collateral and Guarantee Matters.
(a)If any Restricted Subsidiary that is a Designated Subsidiary is formed or acquired after the ~~Availability~~Fifth Amendment Effective Date or any Restricted Subsidiary otherwise becomes, after the ~~Availability~~Fifth Amendment Effective Date, a Designated Subsidiary (including as a result of becoming a Material Subsidiary or a Wholly-Owned Subsidiary or as a result of any Unrestricted Subsidiary being redesignated as a Restricted Subsidiary), then, on or prior to the later of (i) the date on which the Compliance Certificate with respect to the ~~fiscal quarter~~Fiscal Quarter in which the relevant event occurs is required to be delivered pursuant to Section 5.01(c) and (ii) 30 days after the date on which the relevant event occurs (or such longer period as the Administrative Agent may reasonably agree), the Company shall cause the Collateral and Guarantee Requirement to be satisfied with respect to such Restricted Subsidiary and with respect to any Capital Stock in or Indebtedness owed by such Restricted Subsidiary owned by the Company or any Subsidiary Guarantor. Notwithstanding anything herein to the contrary, the Company may elect at any time and from time to time to cause any Restricted Subsidiary that is not a Designated Subsidiary to become a Subsidiary Guarantor by satisfying the requirements of this Section 5.10 (other than any timing requirements) as if such Restricted Subsidiary were subject to such requirements; provided that in the case of any such Restricted Subsidiary that is a Foreign Subsidiary, (x) it shall be formed or incorporated in a jurisdiction reasonably acceptable to the Administrative Agent and (y) notwithstanding anything to the contrary in the definition of the term “Collateral and Guarantee Requirement”, such Restricted Subsidiary shall take such actions and execute and deliver such agreements or documents as shall be reasonably requested by the Administrative Agent.
(b)The Company will furnish to the Administrative Agent prompt written notice, and in any event no later than the date that is 45 days after (or such longer period as the Administrative Agent may agree to in writing), of any change in (i) the legal name of the Company or any Subsidiary Guarantor, as set forth in its Organizational Documents, (ii) the jurisdiction of organization or the form of organization of the Company or any Subsidiary Guarantor (including as a result of any merger, consolidation or amalgamation), (iii) the location of the chief executive office of the Company or any Subsidiary Guarantor and (iv) with respect to the Company or any Subsidiary Guarantor organized under the laws of a jurisdiction that requires such information to be set forth on the face of a UCC financing statement, the Federal Taxpayer Identification Number of the Company or such Subsidiary Guarantor. ~~Promptly after the effectiveness of the change of the legal name of the Company as set forth in the preamble to this Agreement, the Company shall provide to the Administrative Agent evidence of such change.~~
(c)Notwithstanding anything to the contrary set forth in Section 6.02 or 6.05, (i) for so long as any of the 2048 Notes are outstanding, the Company will not, and will not permit any Subsidiary (as

[[8167251]]

defined in the 2018 Indenture), (A) to issue, assume or guarantee any Indebtedness (as defined in the 2018 Indenture) secured by a Lien upon any Principal Property (as defined in the 2018 Indenture) in reliance on Section 3.9(o) of the 2018 Indenture, provided that, the foregoing limitation shall not apply to any Indebtedness (as so defined) constituting (1) Secured Obligations secured by Liens created under the Loan Documents or (2) any ~~Antares Acquisition~~Other First Lien Indebtedness, ~~or~~ (B) enter into any Sale and Lease-back Transaction (as defined in the 2018 Indenture) in reliance on Section 3.10(a) of the 2018 Indenture~~,~~ and (ii~~) prior to the occurrence of the 2023 Notes Redemption, the Company will not, and will not permit any Subsidiary (as defined in the 2013 Indenture), (A) to issue, assume or guarantee any Indebtedness (as defined in the 2013 Indenture) secured by a Lien upon any asset of the Company or any of its Subsidiaries (as defined in the 2013 Indenture) in reliance on Section 3.9(l) of the 2013 Indenture, provided that, the foregoing limitation shall not apply to any Indebtedness (as so defined) constituting Secured Obligations secured by Liens created under the Loan Documents, or (B) enter into any Sale and Lease-back Transaction (as defined in the 2013 Indenture) in reliance on Section 3.10(a) of the 2013 Indenture and (iii~~) for so long as any of the 2036 Notes are outstanding, the Company will not, and will not permit any Subsidiary (as defined in the 1991 Indenture), (A) to issue, assume or guarantee any Indebtedness (as defined in the 1991 Indenture) secured by a Lien upon any asset of the Company or any of its Subsidiaries (as defined in the 1991 Indenture) in reliance on Section 3.9(k) of the 1991 Indenture, provided that, the foregoing limitation shall not apply to any Indebtedness (as so defined) constituting (1) Secured Obligations secured by Liens created under the Loan Documents or (2) any ~~Antares Acquisition~~Other First Lien Indebtedness, or (B) enter into any Sale and Lease-back Transaction (as defined in the 1991 Indenture) in reliance on Section 3.10(a) of the 1991 Indenture.
11.Further Assurances. The Company will, and will cause each of the Designated Subsidiaries to, promptly execute and deliver such further documents, agreements and instruments, and take such further actions (including the filing and recording of financing statements, fixture filings and other documents) as may be required under any applicable law or regulation, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times (it being understood that, with respect to matters set forth in Section 5.10, the requirements of this Section 5.11 shall be subject to the grace periods set forth therein). The Company will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
12.Designation of Subsidiaries. The Company may, at any time after the ~~later of the Availability Date and the Separation~~Fifth Amendment Effective Date, designate any Subsidiary (other than a Borrower or any Subsidiary that, directly or indirectly, owns any Capital Stock in any Borrower) as an Unrestricted Subsidiary or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately after giving effect to such designation or redesignation (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), no ~~Default or~~ Event of Default shall have occurred and be continuing, (b) at the time thereof and immediately after giving pro forma effect thereto and all the related transactions, ~~(i)~~ the Company shall be in compliance with the ~~financial covenants~~Financial Covenants set forth in Section ~~6.12 and (ii) in any event, the Consolidated Total Net Leverage Ratio shall not exceed 2.50:1.00, in each case, calculated as of the last day of or for the Test Period then most recently ended~~6.09, (c) no Unrestricted Subsidiary may own any Capital Stock in, or hold any Indebtedness of, the Company or any of the Restricted Subsidiaries~~,~~ and (d) no Unrestricted Subsidiary may own (or hold or control by lease or exclusive license) any ~~asset (including any trademarks, copyrights, patents and other intellectual property) that is material to the operation in the ordinary course of business of the Company and the Restricted Subsidiaries, taken as a whole~~Material Intellectual Property, and neither the Company nor any of its Restricted Subsidiaries may assign or otherwise transfer to any Unrestricted Subsidiary any ~~such asset (including any such trademarks, copyrights, patents and other~~Material Intellectual Property; provided that, for the avoidance of doubt, the Company and any Restricted Subsidiary may grant non-exclusive licenses (or sublicenses) of any intellectual property~~) and (e) no Subsidiary~~

[[8167251]]

~~may be designated as an~~ to any Unrestricted ~~Subsidiary if it was previously an Unrestricted Subsidiary that has been redesignated as a Restricted~~ Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Company (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such Subsidiary attributable to the Company’s (or its applicable Restricted Subsidiary’s) equity interest therein, as reasonably determined by the Company (and such designation shall only be permitted to the extent such Investment is permitted under Section ~~6.06~~6.05). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the making, incurrence or granting, as applicable, at the time of such designation, of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary.
13.~~Separation Transactions~~Ratings~~. The Company will cause the 2023 Notes Redemption and the Separation Transactions to be consummated (including the Pre-Spin Dividend to be paid by Crane Company to the Company) no later than ten (10) Business Days after the Availability Date, provided that (a) the Separation Transactions shall be consummated on terms and conditions consistent in all material respects with the Form 10 and (b) immediately after giving effect to the consummation of the Separation Transactions, the business, activities, operations, assets and liabilities of the Company and its Subsidiaries will, in each case, be consistent in all material respects with the Form 10. On the Separation Effective Date, the Company will deliver to the Administrative Agent (i) a certificate of a Responsible Officer of the Company, dated the Separation Effective Date, to the effect that the requirements set forth in the immediately preceding proviso have been satisfied and (ii) a Solvency Certificate, dated the Separation Effective Date and executed by a Financial Officer of the Company.~~
. The Company will use commercially reasonable efforts to maintain (a) public corporate credit ratings and public corporate family ratings of the Company and (b) public ratings of the Initial Term B Loans, in each case, from each of S&P and Moody’s; provided that in no event shall the Company be required to maintain any specific rating with any such agency.
Article VI

NEGATIVE COVENANTS
From and after the ~~Availability~~Fifth Amendment Effective Date and until the Termination Date, the Company covenants and agrees with the Lenders that:
01.Indebtedness. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(a)(i) Indebtedness created under the Loan Documents and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above;
(b)(i) Indebtedness existing on the ~~Availability~~Fifth Amendment Effective Date and set forth in Schedule 6.01 and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above;
(c)Indebtedness of the Company or any Restricted Subsidiary owed to the Company or any Restricted Subsidiary, provided that (i) such Indebtedness shall not have been transferred to any Person other than the Company or any Restricted Subsidiary, (ii) any such Indebtedness owing by the Company or any Subsidiary Guarantor to any Restricted Subsidiary that is not a Subsidiary Guarantor shall be unsecured and (from and after the 30th day after the ~~Availability~~Fifth Amendment Effective Date or, in the case of any Person that becomes a Restricted Subsidiary in connection with an Acquisition or similar Investment after the ~~Availability~~Fifth Amendment Effective Date, from and after the 30th day after the consummation of the relevant Acquisition or Investment (or, in each case, such later date as the

[[8167251]]

Administrative Agent may reasonably agree)) subordinated in right of payment to the Loan Document Obligations on terms set forth in the Global Intercompany Note, and (iii) any such Indebtedness owing by any Restricted Subsidiary that is not a Subsidiary Guarantor to the Company or any Subsidiary Guarantor shall be permitted under Section ~~6.06~~6.05;
(d)Guarantees permitted under Section ~~6.06~~6.05;
(e)(i) Indebtedness of any Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary in a transaction permitted hereunder) after the ~~Availability~~Fifth Amendment Effective Date, or Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary after the ~~Availability~~Fifth Amendment Effective Date in connection with an acquisition of assets by the Company or such Restricted Subsidiary in an Acquisition permitted hereunder, provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged, consolidated or amalgamated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger, consolidation or amalgamation) or such acquisition of assets and (B) other than in the case of the Antares Acquired Group Existing Indebtedness, immediately after giving effect to the Company or any Restricted Subsidiary becoming liable with respect to such Indebtedness (whether as a result of such Person becoming a Restricted Subsidiary (or such merger, consolidation or amalgamation) or such assumption) and all the related transactions, the Company shall be in compliance with the ~~financial covenants~~Financial Covenants set forth in Section ~~6.12~~6.09 on a Pro Forma Basis (calculated as of the last day of ~~or for~~ the Test Period then most recently ended and, in the case of any such Indebtedness incurred or assumed in connection with a Qualified Material Acquisition, giving effect to any Leverage Increase Election that the Company intends to make (and, in accordance with Section ~~6.12~~6.09(a), is permitted to make, it being understood that the Company shall then be obligated to make such election) upon the consummation of such Qualified Material Acquisition), and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above;
(f)(i) Indebtedness incurred to finance the acquisition, construction, repair or improvement of any fixed or capital assets, including Capital Lease Obligations, of the Company or any Restricted Subsidiary, provided that such Indebtedness is incurred prior to or within ~~180~~270 days after such acquisition or the completion of such construction, repair or improvement, and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above, provided that the aggregate principal amount of Indebtedness permitted by this clause (f) at any time outstanding shall not exceed the greater of US$~~55,000,000~~65,100,000 and 15.0% of Consolidated EBITDA for the most recently ended Test Period;
(g)(i) Indebtedness that may exist in respect of deposits or payments made by customers or suppliers of the Company or any of its Restricted Subsidiaries~~;~~ and (ii) Indebtedness in the form of guaranties of performance, completion, quality and the like provided by the Company or any Restricted Subsidiary with respect to performance or similar obligations owing to any customer or supplier by the Company or any of its Restricted Subsidiaries;
(h)Indebtedness owed in respect of any Cash Management Services incurred in the ordinary course of business;
(i)Indebtedness in respect of letters of credit, performance bonds, bid bonds, customs bonds, surety bonds, performance guaranties and bankers’ acceptances issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business;
(j)(i) Indebtedness in the form of purchase price adjustments, earn-outs or similar obligations incurred in connection with any Acquisition permitted hereunder ~~and~~, (ii) Indebtedness ~~in the form of guaranties of performance, completion, quality and the like provided by the Company or any Restricted Subsidiary with respect to performance or similar obligations owing to any customer or supplier by the Company or any of its Restricted Subsidiaries;~~attributable to the exercise of appraisal

[[8167251]]

rights or the settlement of any claims or actions (whether actual, contingent or potential) with respect to any Acquisition permitted hereunder and (iii) any Cash Confirmation Guarantee;
(k)obligations of the Company or any Restricted Subsidiary incurred under or in connection with any ~~Securitization~~Permitted Receivables Financing; provided that the aggregate amount of ~~Securitizations~~Attributable Receivables Indebtedness permitted by this clause (k) at any time outstanding shall not exceed the greater of US$~~74,000,000~~86,800,000 and 20.0% of Consolidated EBITDA for the most recently ended Test Period;
~~(l) Capital Lease Obligations arising under any Sale/Leaseback Transaction permitted under Section 6.05;~~
(l)~~(m)~~ other Indebtedness; provided that the aggregate principal amount of Indebtedness permitted by this clause (~~m~~l) at any time outstanding shall not exceed the greater of US$~~92,500,000~~173,600,000 and ~~25.0~~40.0% of Consolidated EBITDA for the most recently ended Test Period;
~~(n) Indebtedness of Crane Company and its subsidiaries incurred substantially concurrently with the consummation of the Separation Transactions, provided that such Indebtedness shall not be Guaranteed by the Company or any of its Restricted Subsidiaries (other than any Restricted Subsidiary that, upon the consummation of the Crane Company Distribution, shall cease to be a Subsidiary of the Company); and~~
(m)~~(o)~~ (i) ~~any Antares Acquisition Indebtedness~~Incremental Equivalent Debt and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above; provided that ~~(A)~~ the aggregate principal amount of Indebtedness permitted by this clause (~~o~~m) at any time outstanding ~~shall not exceed (x) US$602,000,000 less (y) the aggregate principal amount of any Antares Acquisition Indebtedness incurred under this Agreement and outstanding at such time, (B) such Indebtedness may not be an obligation of any Person that is not the Company or a Subsidiary Guarantor and (C) if it is secured, (x) such Indebtedness shall not be secured by any assets of the Company or any Restricted Subsidiary other than the Collateral and (y) the administrative agent, collateral agent, trustee and/or any similar representative acting on behalf of the holders of such Indebtedness shall have become party to an Acceptable Intercreditor Agreement (and the Company and each Subsidiary Guarantor shall have executed joinder to or an acknowledgement of such Acceptable Intercreditor Agreement in the form specified therein).~~that is incurred or Guaranteed by Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed the greater of US$217,000,000 and 50.0% of Consolidated EBITDA for the most recently ended Test Period;
(n)Indebtedness of any Joint Venture or Indebtedness of the Company or any Restricted Subsidiary incurred on behalf of any Joint Venture, or any Guarantees by the Company or any Restricted Subsidiary of Indebtedness of any Joint Venture; provided that the aggregate principal amount of Indebtedness permitted by this clause (n) (in the case of any Guarantee of any Indebtedness, determined without duplication) at any time outstanding shall not exceed the greater of US$108,500,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period;
(o)Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors; provided that the aggregate principal amount of Indebtedness permitted by this clause (o) at any time outstanding shall not exceed the greater of US$108,500,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period;
(p)Indebtedness of the Company and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license, sublicense or similar agreements entered into in the ordinary course of business; and
(q)without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount,

[[8167251]]

fees, expenses and charges with respect to Indebtedness of the Company and/or any Restricted Subsidiary hereunder.
02.Liens.
(a)The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(i)Liens created under the Loan Documents, it being understood that Refinancing Indebtedness in respect of the 2036 Notes may not be secured by Liens created under the Loan Documents;
(ii)Permitted Encumbrances;
(iii)any Lien on any property or asset of the Company or any Restricted Subsidiary existing on the ~~Availability~~Fifth Amendment Effective Date and set forth in Schedule 6.02, and any extensions, renewals and replacements thereof; provided that (A) such Lien shall not apply to any other property or asset of the Company or any Restricted Subsidiary (other than any proceeds and products thereof, accessions thereto and improvements thereon) and (B) such Lien shall secure only those obligations which it secures on the ~~Availability~~Fifth Amendment Effective Date and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (except by an amount equal to the unpaid accrued interest and premium thereon or other amounts paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement) and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(b) as Refinancing Indebtedness in respect thereof;
(iv)any Lien on any property or asset acquired by the Company or any Restricted Subsidiary after the ~~Availability~~Fifth Amendment Effective Date existing at the time of the acquisition thereof or existing on any property or asset of any Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary in a transaction permitted hereunder) after the ~~Availability~~Fifth Amendment Effective Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged, consolidated or amalgamated), and any extensions, renewals and replacements thereof; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger, consolidation or amalgamation), as the case may be, (B) such Lien shall not apply to any other property or assets of the Company or any Restricted Subsidiary (other than any proceeds and products thereof, accessions thereto and improvements thereon) and (C) such Lien shall only secure Indebtedness permitted pursuant to Section 6.01(e) and obligations relating thereto not constituting Indebtedness;
(v)Liens on fixed or capital assets acquired, constructed, repaired or improved by the Company or any Restricted Subsidiary; provided that (A) such Liens shall not apply to any other property or assets of the Company or any Restricted Subsidiary (other than any proceeds and products thereof, accessions thereto and improvements thereon), provided further that individual financings of equipment or other fixed or capital assets in favor of any Person (or its Affiliates) that are, in each case, permitted to be secured under this clause (v) may be cross-collateralized to other such financings provided by such Person (or its Affiliates), and (B) such Liens secure only Indebtedness outstanding under Section 6.01(f) and obligations relating thereto not constituting Indebtedness;
(vi)Liens on any assets of the Company or any Restricted Subsidiary in favor of any Governmental Authority to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of

[[8167251]]

financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such Liens (including, but not limited to, Liens incurred in connection with pollution control, industrial revenue or similar financings);
(vii)Liens arising in the ordinary course of its business of the Company and its Restricted Subsidiaries which do not secure Indebtedness;
(viii)in connection with the ~~sale, transfer or other disposition~~Disposition of any Capital Stock or other assets in a transaction permitted under Section 6.04, customary rights and restrictions contained in agreements relating to such ~~sale, transfer or other disposition~~Disposition pending the completion thereof;
(ix)in the case of (A) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary or (B) the Capital Stock in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any first rights of refusal, options, put and call arrangements, related to Capital Stock in such Restricted Subsidiary or such other Person set forth in the organizational documents or other applicable agreement of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’, partnerships or similar agreement;
(x)Liens solely on any cash deposits, escrow arrangements or similar arrangements made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for an Acquisition or other Investment by the Company or any Restricted Subsidiary;
(xi)Liens ~~deemed to exist~~arising solely in connection with ~~Sale/Leaseback Transactions permitted by Section 6.05~~rights of dissenting equity holders pursuant to any requirement of applicable law in respect of any Acquisition or other similar Investment;
(xii)(A) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Company and the Restricted Subsidiaries and (B) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(xiii)(A) Liens on cash and Cash Equivalents deposited with a trustee or a similar Person to defease or to satisfy and discharge any Indebtedness of the Company or any Restricted Subsidiary~~;~~, provided that such defeasance or satisfaction and discharge is permitted hereunder~~;~~, and (B) Liens on proceeds of any Indebtedness, and any related deposit of cash or Cash Equivalents to cover interest, premium and fees with respect to such Indebtedness, to the extent and only for so long as such proceeds and related deposit are subject to an escrow or similar arrangement to secure such Indebtedness;
(xiv)~~(A) Securitizations entered into by the Company or any Restricted Subsidiary permitted by Section 6.01(k) and (B)~~ Liens on accounts receivable~~, the proceeds thereof and interests therein and assets relating thereto~~ and any related assets (including any deposit accounts into which collection on such account receivables or related assets are made) (and on Capital Stock in any ~~Securitization Entity~~Receivables Subsidiary) existing or deemed to exist in connection with any ~~Securitization~~Permitted Receivables Financing permitted pursuant to ~~clause~~ Section 6.01(~~i~~k) ~~above~~;
(xv)(A) Liens (including cash collateral) securing obligations (including reimbursement obligations) in respect of letters of credit (other than Letters of Credit issued under this Agreement), performance bonds, bid bonds, customs bonds, surety bonds and performance guaranties issued for the account of the Company or any Restricted Subsidiary; provided the aggregate amount available for drawing (or drawn and not reimbursed) under all such letters of credit (other than Letters of Credit issued under this Agreement), performance bonds, bid bonds, customs bonds, surety bonds and performance guaranties (and all reimbursement obligations with respect thereto) does not exceed, at any time, US$50,000,000 and (B) any CCG Cash Cover;

[[8167251]]

(xvi)Liens on assets of and Capital Stock in Restricted Subsidiaries that are not Subsidiary Guarantors securing Indebtedness and other obligations of Restricted Subsidiaries that are not Subsidiary Guarantors permitted pursuant to Section 6.01 (or not prohibited under this Agreement);
(xvii)Liens (i) in favor of the Company or any Subsidiary Guarantor and/or (ii) granted by any Restricted Subsidiary that is not a Subsidiary Guarantor in favor of any Subsidiary that is not a Subsidiary Guarantor;
(xviii)other Liens; provided that the aggregate principal amount of Indebtedness or other obligations secured by Liens permitted in reliance on this clause (xviii) at any time outstanding shall not exceed the greater of US$~~92,500,000~~173,600,000 and ~~25.0~~40.0% of Consolidated EBITDA for the most recently ended Test Period~~;~~, it being agreed that any Lien that is granted in reliance on this clause (xviii) on any Collateral may (at the Company’s option) be pari passu (but without regard to the control of remedies) with or junior to the Liens securing the Loan Document Obligations pursuant to an Acceptable Intercreditor Agreement;
(xix)licensing, sublicensing or cross-licensing of any intellectual property rights of the Company or any Subsidiary in connection with the Separation ~~Transactions~~ to the extent consistent in all material respects with the Form 10; ~~and~~
(xx)~~(A)~~ Liens ~~on the Collateral~~ securing Indebtedness ~~permitted~~incurred pursuant to Section 6.01(~~o) (and obligations relating thereto not constituting Indebtedness) and (B) Liens on the Collateral securing the 2036 Notes solely to the extent, and for so long as, the 2036 Notes are required, pursuant to the terms of the 1991 Indenture as in effect on the Availability Date, to be secured equally and ratably with the Liens referred to in clause (A) above.~~m); provided that any Lien that is granted in reliance on this clause (xx) on any Collateral shall be pari passu (but without regard to the control of remedies) with or junior to the Liens securing the Loan Document Obligations and shall be subject to an Acceptable Intercreditor Agreement;
(xxi)Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of commercial letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(xxii)with respect to any Foreign Subsidiary, Liens and privileges arising mandatorily by any requirement of applicable law; provided such Liens and privileges extend only to the assets or Capital Stock of such Foreign Subsidiary and do not secure Indebtedness for borrowed money; and
(xxiii)receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds.
(b)Notwithstanding the foregoing, in no event shall the Company create, incur, assume or permit to exist, or permit any Subsidiary Guarantor to create, incur, assume or permit to exist, any Lien on any Material Real Estate Asset now owned or hereafter acquired by it in reliance on clause (xv) ~~or~~, (xviii) ~~of paragraph~~ or (xx) of Section 6.02(a) ~~of this Section~~.
03.Fundamental Changes; Line of Business. (a) The Company will not, and will not permit any Restricted Subsidiary to, merge with or into or consolidate or amalgamate with any other Person, or permit any other Person to merge with or into or consolidate or amalgamate with it, or liquidate or dissolve, except that:
(i)if at the time thereof and immediately after giving effect thereto, no ~~Default or~~ Event of Default shall have occurred and be continuing, any Person (other than a Borrowing Subsidiary) may merge with or into or consolidate or amalgamate with the Company in a transaction in which (A) the Company shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the

[[8167251]]

Company (any such Person, the “Successor Company”), (x) the Successor Company shall be an entity organized under the laws of the United States, any State thereof or the District of Columbia, (y) the Successor Company shall expressly assume all obligations of the Company under this Agreement and the other Loan Documents to which it is a party pursuant to an agreement reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received such opinions, certificates and other documents as it shall reasonably request with respect thereto, and (z) each Subsidiary Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Company will succeed to, and be substituted for, the Company under this Agreement and the other Loan Documents;
(ii)if at the time thereof and immediately after giving effect thereto, no ~~Default or~~ Event of Default shall have occurred and be continuing, any Person (other than the Company) may merge with or into or consolidate or amalgamate with any Borrowing Subsidiary in a transaction in which (A) such Borrowing Subsidiary shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not such Borrowing Subsidiary (any such Person, the “Successor Borrowing Subsidiary”), (x) the Successor Borrowing Subsidiary shall be an entity organized under the laws of the same jurisdiction as the jurisdiction of organization of such Borrowing Subsidiary or under the laws of the United States, any State thereof or the District of Columbia, (y) the Successor Borrowing Subsidiary shall expressly assume all obligations of such Borrowing Subsidiary under this Agreement and the other Loan Documents to which it is a party pursuant to an agreement reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received such opinions, certificates and other documents as it shall reasonably request with respect thereto, and (z) each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Borrowing Subsidiary will succeed to, and be substituted for, such Borrowing Subsidiary under this Agreement and the other Loan Documents;
(iii)any Person (other than the Company or any Borrowing Subsidiary) may merge, consolidate or amalgamate with or into any Restricted Subsidiary in a transaction in which the continuing or surviving entity is a Restricted Subsidiary (and, if any party to such merger, consolidation or amalgamation is a Subsidiary Guarantor, the continuing or surviving Person shall be, or substantially concurrently therewith shall become, a Subsidiary Guarantor to the extent required by, and in accordance with, Section 5.10);
(iv)any Restricted Subsidiary may merge with or into or consolidate or amalgamate with any Person (other than the Company) in a transaction permitted under Section 6.04 in which, after giving effect to such transaction, the continuing or surviving entity is not a Restricted Subsidiary;
(v)any Restricted Subsidiary (other than any Borrowing Subsidiary) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; and
(vi) notwithstanding anything to the contrary herein, at the sole discretion of the Company, Antares BidCo and Antares may effect (~~i~~A) the Antares Delisting Merger or (~~ii~~B) the Antares Reverse Merger, in each case, as described in, and in accordance with, the Antares Investment and Shareholders’ Agreement.
(a)The Company will not, and will not permit any Restricted Subsidiary to, ~~sell, transfer, lease or otherwise dispose~~Dispose of (in one transaction or in a series of transactions, including by means of any merger, consolidation or amalgamation) all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole (in each case, whether now owned or hereafter acquired), it

[[8167251]]

being understood that this paragraph (b) shall not restrict ~~(i) the Crane Company Distribution and the other Separation Transactions, in each case, consummated in accordance with Section 5.13, as the case may be, and (ii)~~ mergers, consolidations, amalgamations and similar transactions or any ~~sales, transfers, leases or other dispositions~~Dispositions, in each case, between or among the Company and its Restricted Subsidiaries.
(b)The Company will not, and will not permit any Restricted Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Company and the Restricted Subsidiaries on ~~(i) prior to the consummation of the Crane Company Distribution, the Availability Date or (ii) after the consummation of the Crane Company Distribution, the Separation~~the Fifth Amendment Effective Date and, in each case, businesses reasonably related or ancillary or complementary thereto (as reasonably determined by the Company), including any businesses of the Antares Acquired Group conducted on the Fifth Amendment Effective Date.
(c)The Company shall not permit any Borrowing Subsidiary, for so long as it is a Borrowing Subsidiary, to cease to be a Restricted Subsidiary that is a Wholly-Owned Subsidiary.
04.Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, ~~sell, transfer, lease or otherwise dispose~~Dispose of (including by way of a merger, consolidation or amalgamation) any ~~asset~~assets or ~~property~~properties, including any Capital Stock of any Subsidiary, owned by it having a fair market value in excess of US$10,000,000 in a single transaction or in a series of related transactions, except:
(a)~~sales, transfers, leases, subleases, licenses, sublicenses or other dispositions~~Dispositions to the Company or any Restricted Subsidiary, provided that any such ~~disposition~~Disposition made by the Company or any Subsidiary Guarantor to a Restricted Subsidiary that is not a Subsidiary Guarantor shall be (i) for fair market value ~~(as reasonably determined by the Company)~~ with at least 75.0% of the consideration for such ~~disposition~~Disposition consisting of cash or Cash Equivalents at the time of such ~~disposition~~Disposition or (ii) treated as an Investment and otherwise made in compliance with Section ~~6.06~~6.05;
(b)(i) ~~sales, transfers or other dispositions~~Dispositions of inventory, equipment and goods in the ordinary course of business (including on an intercompany basis) and (ii) the leasing or subleasing of real property in the ordinary course of business;
(c)~~sales, transfers or other dispositions~~Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Company, is (i) no longer useful in the business of the Company or any Restricted Subsidiary or (ii) otherwise economically impracticable to maintain;
(d)~~sales, transfers or other dispositions~~Dispositions of cash and Cash Equivalents or assets that were Cash Equivalents when the relevant original Investment was made;
(e)~~sales, transfers or other dispositions~~Dispositions of property to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant ~~disposition~~Disposition are promptly applied to the purchase price of such replacement property;
(f)~~sales, transfers or other dispositions~~Dispositions of Investments in any joint venture or any Restricted Subsidiary that is not a Wholly-Owned Subsidiary, in each case, to the extent required by, or made pursuant to, buy/sell arrangements between parties to such joint venture or equityholders in such Restricted Subsidiary set forth in the joint venture agreement, operating agreement, shareholders agreement or similar agreement governing such joint venture or such Restricted Subsidiary;
(g)~~sales, transfers or other dispositions~~Dispositions of (i) notes receivable or accounts receivable in the ordinary course of business (including any discount, netting and/or forgiveness thereof) or in connection with the collection or compromise thereof or (ii) accounts receivable~~, proceeds thereof or interests therein or~~ or any related assets ~~relating thereto~~, and any Capital Stock ~~of any Securitization~~

[[8167251]]

~~Entity~~in, or Indebtedness or other securities of, any Receivables Subsidiary, in connection with any ~~Securitization~~Permitted Receivables Financing permitted by Section 6.01(k);
(h)~~sales, transfers or other dispositions~~Dispositions and/or terminations of leases, subleases, licenses or sublicenses (i) the ~~disposition~~Disposition or termination of which will not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole, or (ii) which relate to closed facilities or the discontinuation of any line of business;
(i)(i) any termination of any lease, sublease, license or sublicense in the ordinary course of business (and any related ~~disposition~~Disposition of improvements made to leased or sub-leased real property resulting therefrom), (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;
(j)~~sales, transfers or other dispositions~~Dispositions of property subject to casualty, condemnation, taking, expropriation or similar event proceedings (including in lieu thereof or any similar proceeding);
(k)licensing, sublicensing or cross-licensing arrangements involving any intellectual property rights of the Company or any Restricted Subsidiary in the ordinary course of business;
(l)terminations or unwinds of Hedging Agreements;
(m)~~sales, transfers, leases or other dispositions~~Dispositions of real property and related assets in the ordinary course of business in connection with relocation activities of any employees of the Company or any Restricted Subsidiary;
(n)Dispositions effected pursuant to any Sale/Leaseback ~~Transactions permitted by Section 6.05;~~Transaction involving assets with a fair market value of not more than, in the aggregate since the Fifth Amendment Effective Date, the greater of US$108,500,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period;
(o)~~sales, transfers, leases or other dispositions~~Dispositions that effect Investments permitted by Section 6.05, Liens permitted by Section 6.02 and Restricted Payments permitted by Section 6.06(a);
(p)~~sales, transfers, leases and~~ other ~~dispositions~~Dispositions of any property or asset of the Company or any Restricted Subsidiary ~~(other than as part of a Securitization)~~ for fair market value ~~(as reasonably determined by the Company) consummated after the Separation Effective Date; provided that~~; provided that with respect to any single transaction or a series of related transactions with respect to assets having a fair market value in excess of the greater of US$32,600,000 and 7.5% of Consolidated EBITDA for the most recently ended Test Period, (i) at least 75.0% of the consideration for such ~~disposition~~Disposition shall consist of cash or Cash Equivalents (provided that, for purposes of the foregoing consideration requirement, (A) any securities received by the Company or any Restricted Subsidiary from the applicable transferee that are converted by such Person into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable ~~disposition and~~Disposition, (B) any Designated Non-Cash Consideration received in respect of such ~~disposition~~Disposition having an aggregate fair market value ~~(as reasonably determined by the Company), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (B) and Section 6.05(b)(ii),~~ not in excess of the greater of US$~~18,500,000~~108,500,000 and ~~5.0~~25.0% of Consolidated EBITDA for the ~~then~~ most recently ended Test Period, (C) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are expressly subordinated in right of payment to the Loan Document Obligations or that are owed to the Company or any Restricted Subsidiary) of the Company or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet (or in the notes thereto), or if the incurrence of such Indebtedness or other liability took place after the date of such balance sheet, that would have been shown on such balance sheet or in the notes thereto, as determined in good faith by the Company) that are (1) assumed by the transferee of any such assets and for which the Company and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing or (2) otherwise cancelled or terminated in connection with

[[8167251]]

such Disposition, (D) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition and (E) future payments to be made in cash or Cash Equivalents owed to the Company or a Restricted Subsidiary in the form of earnout or similar payment, in each case, shall be deemed to be cash)~~,~~ and (ii) ~~at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (iii) at the time thereof and immediately after giving pro forma effect thereto and all the related transactions, the Company shall be in compliance with the financial covenants set forth in Section 6.12 and (iv)~~ the Net Proceeds of such ~~disposition~~Disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.10(b); ~~and~~
~~(q) (i) the Crane Company Distribution and (ii) sales, transfers, leases, subleases, licenses, sublicenses, cross-licenses or other dispositions to Crane Company and its subsidiaries in connection with the Separation Transactions, in each case, to the extent the making thereof is consistent in all material respects with the Form 10.~~
(q)Dispositions of non-core assets and sales of Real Estate Assets, in each case acquired in any Acquisition or other Investment permitted hereunder after the Fifth Amendment Effective Date, including such Dispositions (x) made in order to obtain the approval of any anti-trust authority or otherwise necessary or advisable in the good faith determination of the Company to consummate any Acquisition or other Investment permitted hereunder or (y) which, within 90 days of the date of such Acquisition or Investment, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Company or any of its Restricted Subsidiaries or any of their respective businesses;
(r)other Dispositions involving assets with a fair market value of not more than, in the aggregate since the Fifth Amendment Effective Date, the greater of US$108,500,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period;
(s)Dispositions made to comply with any order or other directive of any Governmental Authority or any applicable requirement of law, including Dispositions of any Restricted Subsidiary’s Capital Stock required to qualify directors; and
(t)Dispositions constituting any part of a Permitted Tax Restructuring.
To the extent that any Collateral is ~~sold, transferred or otherwise disposed~~Disposed of as expressly permitted by this Section 6.04 to any Person other than the Company or any Subsidiary Guarantor (including any such ~~disposition~~Disposition as part of a ~~Securitization~~Permitted Receivables Financing), such Collateral shall be ~~disposed~~Disposed of free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such ~~disposition~~Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions reasonably requested by the Company in order to evidence the foregoing in accordance with Article VIII and Section 9.15; provided that nothing in this paragraph shall apply to any CCG Cash Cover.
~~SECTION 6.05. Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction, provided that, after the Separation Effective Date, any Sale/Leaseback Transaction shall be permitted so long as (a) consideration payable for the property (whether real, personal or mixed) being sold is at least equal to the fair market value thereof (as reasonably determined by the Company), (b) at least 75.0% of the consideration for such Sale/Leaseback Transaction shall consist of cash or Cash Equivalents (provided, that for purposes of the foregoing consideration requirement, (i) any securities received by the Company or any Restricted Subsidiary from the applicable transferee that are converted by such Person into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the~~

[[8167251]]

~~applicable Sale/Leaseback Transaction and (ii) any Designated Non-Cash Consideration received in respect of such Sale/Leaseback Transaction having an aggregate fair market value (as reasonably determined by the Company), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (ii) and Section 6.04(p), not in excess of the greater of US$18,500,000 and 5.0% of Consolidated EBITDA for the then most recently ended Test Period, in each case, shall be deemed to be cash), (c) at the time thereof and immediately after giving pro forma effect thereto and all the related transactions, the Company shall be in compliance with the financial covenants set forth in Section 6.12 and (d) the Net Proceeds resulting therefrom are applied and/or reinvested as (and to the extent) required by Section 2.10(b).~~
05.~~SECTION 6.06.~~ Investments. The Company will not, and will not permit any Restricted Subsidiary to, make or own any Investment in any other Person except:
(a)(i) Investments (~~i~~x) existing on, or contractually committed to as of, the ~~Availability~~Fifth Amendment Effective Date and described on Schedule ~~6.06~~6.05 and (~~ii~~y) consisting of any modification, replacement, renewal or extension of any Investment described in clause (~~i~~x) above so long as such modification, renewal or extension does not increase the amount of such Investment except by the terms thereof expressly described on Schedule ~~6.06~~6.05 and (ii) the Antares Acquisition;
(b)(i) Investments in the Company or any Subsidiary Guarantor, including Guarantees of Indebtedness of the Company or any Subsidiary Guarantor, (ii) Investments ~~made~~ by the Company or any Subsidiary Guarantor in any Restricted Subsidiary that is not a Subsidiary Guarantor (A) ~~after the Second Regolo Acquisition Closing Date,~~made in the ordinary course of business, (B) made to permit such Restricted Subsidiary to consummate the Antares Acquisition or any other Permitted Acquisition, (C) made as part of a Permitted Tax Restructuring, (D) made for the purpose of facilitating the repayment of any Indebtedness of the Antares Acquired Group permitted under Section 6.01(e), (E) made in the UK Borrower for the purpose of facilitating the payment or repayment of any Loan Document Obligations or (~~B~~F) for any other purpose~~,~~; provided that, in the case of any such Investment made in reliance on this clause (ii)(~~B~~F), such Investment shall not cause the aggregate amount of Investments outstanding in reliance on this clause (ii)(~~B~~F) to exceed the greater of US$~~74,000,000~~173,600,000 and ~~20.0~~40.0% of Consolidated EBITDA for the ~~then~~ most recently ended Test Period, (iii) Investments made by any Restricted Subsidiary that is not a Subsidiary Guarantor in the Company or any Restricted Subsidiary and (iv) Investments in the Company or any Restricted Subsidiary in the form of any contribution or ~~disposition~~Disposition of the Capital Stock in any Person that is not a Subsidiary Guarantor;
(c)Cash Equivalents or Investments that were Cash Equivalents at the time made;
(d)Investments (i) constituting deposits, prepayments and/or other credits to suppliers of the Company or any Restricted Subsidiary, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts of the Company or any Restricted Subsidiary or (iii) in the form of advances made to distributors, suppliers, licensors and licensees of the Company or any Restricted Subsidiary, in each case, in the ordinary course of business of the Company or any Restricted Subsidiary or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Company or any Restricted Subsidiary;
(e)Investments received in lieu of cash in connection with any ~~sale, transfer or other disposition~~Disposition permitted by Section 6.04;
(f)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;
(g)Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers, suppliers, licensors, sublicensors, licensees or sublicensees of the Company or any Restricted Subsidiary;

[[8167251]]

(h)Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;
(i)loans or advances to current or former directors, officers, employees or consultants of the Company or any Restricted Subsidiary in connection with such person’s purchase of Capital Stock in the Company;
(j)loans and advances for moving, entertainment and travel expenses, drawing accounts and similar expenditures or of payroll payments or other compensation, in each case, to any current or former directors, officers, employees or consultants of the Company or any Restricted Subsidiary in the ordinary course of business;
(k)Investments to the extent that payment therefor is made (i) solely with Capital Stock in the Company or (ii) with cash proceeds of the issuance and sale of Capital Stock in the Company;
(l)(i) Investments held by any Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or that is merged, consolidated or amalgamated with or into the Company or any Restricted Subsidiary) after the ~~Availability~~Fifth Amendment Effective Date, in each case, to the extent that such Investments were not made in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger, consolidation or amalgamation) and were in existence on the date such Person became a Restricted Subsidiary (or the date of such merger, consolidation or amalgamation) and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) above so long as such modification, replacement, renewal or extension thereof does not increase the amount of such Investment except by the terms thereof as in effect on such date;
(m)Investments under Hedging Agreements permitted under Section 6.09;
(n)Guarantees of the obligations of suppliers, customers, distributors and licensees of the Company or any Restricted Subsidiary, in each case, in the ordinary course of business; and
(o)~~after the Separation Effective Date,~~ (i) Permitted Acquisitions and (ii) Investments in Restricted Subsidiaries that are not Subsidiary Guarantors in amounts required to permit such Restricted Subsidiaries to consummate Permitted Acquisitions substantially concurrently therewith;
(p)(i) Investments made by any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, in each case, to the extent that such Investments were not made in contemplation of or in connection with such redesignation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) above so long as such modification, replacement, renewal or extension thereof does not increase the amount of such Investment except by the terms thereof as in effect on such date;
(q)any Investment in a ~~Securitization Entity~~Receivables Subsidiary or any Investment by a ~~Securitization Entity~~Receivables Subsidiary in any other Person, in each case, in connection with a ~~Securitization~~Permitted Receivables Financing permitted by Section 6.01(k);
(r)Investments by the Company or any Restricted Subsidiary that result solely from the receipt by the Company or such Restricted Subsidiary of a dividend or distribution in the form of Capital Stock, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof), in each case without any consideration therefor being paid by the Company or any Restricted Subsidiary;
(s)Investments in the Company or any Restricted Subsidiary in connection with intercompany cash management arrangements and related activities in the ordinary course of business;

[[8167251]]

(t)Investments by the Company or its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed (i) the greater of US$173,600,000 and 40.0% of Consolidated EBITDA for the most recently ended Test Period, plus (ii) at the election of the Company, the aggregate amount of any Restricted Payments then permitted to be made by the Company or any Restricted Subsidiary in reliance on Section 6.06(a)(vii) (it being understood that any amount utilized under this clause (ii) to make an Investment shall result in a reduction in availability under Section 6.06(a)(vii)), plus (iii) at the election of the Company, the amount of Restricted Debt Payments then permitted to be made by the Company or any Restricted Subsidiary in reliance on Section 6.06(b)(v) (it being understood that any amount utilized under this clause (iii) to make an Investment shall result in a reduction in availability under Section 6.06(b)(v));
(u)Investments by the Company or its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed the portion, if any, of the Available Amount on such date that the Company elects to apply to this clause (u);
(v)other Investments; provided that (i) at the time thereof and immediately after giving pro forma effect thereto and all related transactions, no Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Consolidated Total Net Leverage Ratio shall not exceed 4:00:1.00, calculated as of the last day of the most recently ended Test Period;
(w)Investments in any Similar Business in an aggregate amount at any time outstanding not to exceed the greater of US$108,500,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period;
(x)~~(t)~~ Investments ~~by the Company or its Restricted~~in Unrestricted Subsidiaries in an aggregate amount at any time outstanding not to exceed the greater of US$~~92,500,000~~108,500,000 and 25.0% of Consolidated EBITDA for the ~~then~~ most recently ended Test Period; ~~and~~
(y)Investments in Joint Ventures in an aggregate amount at any time outstanding not to exceed the greater of US$108,500,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period; and
(z)~~(u)~~ Investments ~~in Crane Company and its subsidiaries in connection with the Separation Transactions, to the extent the making thereof is consistent in all material respects with the Form 10.~~made in Joint Ventures as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements.
Notwithstanding anything in this Agreement to the contrary, (a) the only basket or other exception available for any Investment by the Company or any Restricted Subsidiary in any Unrestricted Subsidiary is the basket set forth in Section 6.05(x); provided that the foregoing limitation shall not apply to (i) any Investment by the Company or any Restricted Subsidiary in any Unrestricted Subsidiary in connection with intercompany cash management arrangements and related activities in the ordinary course of business or (ii) any Investment by the Company or any Restricted Subsidiary in one or more Unrestricted Subsidiaries that are bona fide joint ventures (or any subsidiaries thereof) for which the joint venture parties (other than the Company and its Restricted Subsidiaries) are Persons that are not Affiliates of the Company, which Investments described in clause (i) or (ii) of this proviso may be made pursuant to any basket or other exception in this Section 6.05 under which such Investments are otherwise permitted and (b) neither the Company nor any Subsidiary Guarantor may assign or otherwise transfer any Material Intellectual Property to any Restricted Subsidiary that is not a Subsidiary Guarantor for the primary purpose of incurring third-party Indebtedness for borrowed money that is secured by such Material Intellectual Property.

[[8167251]]

06.~~SECTION 6.07.~~ Restricted Payments; Certain Payments of Indebtedness.
(a)The Company will not declare or make any Restricted Payment, except that:
(i)the Company may declare and make dividends or other distributions with respect to its Capital Stock payable solely in additional Capital Stock of the Company (in the case of Disqualified Capital Stock, to the extent permitted by Section 6.01);
(ii)the Company may pay dividends with respect to its common stock within 60 days after the declaration of such dividend; provided that at the date of such declaration, such payment would have complied with this Section ~~6.07(a);~~6.06(a) (and any Restricted Payment made in reliance on this clause (ii) shall also be deemed to have been made under the applicable clause of this Section 6.06(a), except for the purpose of testing the permissibility of such Restricted Payment on the date it is actually made);
(iii)the Company may make payments in respect of, or repurchases of its Capital Stock deemed to occur upon the “cashless exercise” of, stock options, stock purchase rights, stock exchange rights or other equity-based awards if such payment or repurchase represents a portion of the exercise price of such options, rights or awards or withholding taxes, payroll taxes or other similar taxes due upon such exercise, purchase or exchange;
(iv)the Company may make cash payments in lieu of the issuance of fractional shares representing Capital Stock in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for common stock in the Company;
(v)the Company may make Restricted Payments in respect of its Capital Stock pursuant to and in accordance with stock option plans or other benefit plans or agreements for current or former directors, officers, employees or consultants of the Company and its Subsidiaries;
(vi)the Company may~~, after the Separation Effective Date,~~  make other Restricted Payments~~,~~; provided that ~~(A) at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (B)~~, at the time thereof and immediately after giving pro forma effect thereto and to all ~~the~~ related transactions, (~~1) the Company shall be in compliance with the financial covenants set forth in Section 6.12~~A) no Event of Default shall have occurred and be continuing or would result therefrom and (~~2~~B) ~~in any event,~~ the Consolidated Total Net Leverage Ratio ~~shall not exceed 3:00:1.00, in each case, calculated~~ as of the last day of ~~or for~~ the ~~Test Period then~~ most recently ended Test Period shall not exceed 3:25:1.00;
(vii)the Company may~~, after the Separation Effective Date, pay dividends with respect to its common stock,~~ make other Restricted Payments; provided that ~~(A)~~, at the time thereof and immediately after giving pro forma effect thereto and to all related transactions, (A) no ~~Default or~~ Event of Default shall have occurred and be continuing or would result therefrom and (B) the aggregate amount of Restricted Payments made in reliance on this clause (vii) since the ~~Availability~~Fifth Amendment Effective Date shall not exceed the greater of US$~~200,000,000; and~~130,200,000 and 30.0% of Consolidated EBITDA for the most recently ended Test Period;
~~(viii) the Company may declare and pay the Crane Company Distribution, to the extent the making thereof is consistent in all material respects with the Form 10.~~
(viii)the Company may make additional Restricted Payments in an amount not to exceed the portion, if any, of the Available Amount at the time that the Company elects to apply to this clause (viii); provided that at the time thereof and immediately after giving pro forma effect thereto and to all related transactions, no Event of Default shall have occurred and be continuing or would result therefrom; and

[[8167251]]

(ix)the Company may make Restricted Payments in an aggregate amount in any Fiscal Year (commencing with the Fiscal Year in which the Fifth Amendment Effective Date occurs) not to exceed 7.0% of the Company’s Market Capitalization as of the most recently ended Fiscal Quarter; and
(x)the Company may make payments and distributions to satisfy dissenters’ rights (including in connection with, or as a result of, the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential)), pursuant to or in connection with any Acquisition or Disposition that complies with Section 6.04 or 6.05, respectively, or any other transaction permitted hereunder.
(b)The Company will not, and will not permit any Restricted Subsidiary to, make any payment in cash on or in respect of principal of or interest on any Restricted Debt, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt more than one year prior to the scheduled maturity date thereof (collectively, “Restricted Debt Payments”), except:
(i)any Restricted Debt Payment made by exchange for, or out of the proceeds of, ~~Refinancing~~refinancing Indebtedness permitted by Section 6.01;
(ii)as part of an “applicable high yield discount obligation” catch-up payment;
(iii)payments of regularly scheduled principal and interest (including any penalty interest, if applicable) and payments of fees, expenses and indemnification obligations as and when due (other than payments with respect to Restricted Debt that are prohibited by the subordination provisions thereof); ~~and~~
(iv)the Company or any Restricted Subsidiary may make other Restricted Debt Payments~~,~~; provided that ~~(A) at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (B)~~ at the time thereof and immediately after giving pro forma effect thereto and to all ~~the~~ related transactions, (~~1) the Company shall be in compliance with the financial covenants set forth in Section 6.12~~A) no Event of Default shall have occurred and be continuing or would result therefrom and (~~2~~B) ~~in any event,~~ the Consolidated Total Net Leverage Ratio ~~shall not exceed 3.00:1.00, in each case, calculated~~ as of the last day of ~~or for~~ the ~~Test Period then~~ most recently ended~~.~~ Test Period shall not exceed 3.25:1.00;
(v)the Company or any Restricted Subsidiary may make other Restricted Debt Payments; provided that (A) at the time thereof and immediately after giving pro forma effect thereto and to all related transactions, no Event of Default shall have occurred and be continuing or would result therefrom and (B) the aggregate amount of Restricted Debt Payments made in reliance on this clause (v) since the Fifth Amendment Effective Date shall not exceed the greater of US$130,200,000 and 30.0% of Consolidated EBITDA for the most recently ended Test Period; and
(vi)the Company or any Restricted Subsidiary may make additional Restricted Debt Payments in an aggregate amount not to exceed the portion, if any, of the Available Amount at the time that the Company elects to apply to this clause (vi); provided that at the time thereof and immediately after giving pro forma effect thereto and to all related transactions, no Event of Default shall have occurred and be continuing or would result therefrom.
07.~~SECTION 6.08.~~ Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions on terms and conditions not less favorable to the Company or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, as reasonably determined by the Company, (b) transactions (including

[[8167251]]

transactions relating to or in connection with the consummation of ~~(x)~~ the ~~Separation Transactions and (y) the~~ Antares Acquisition) between or among the Company and the Restricted Subsidiaries or any other Person that becomes a Restricted Subsidiary as a result of such transaction, not involving any other Affiliate, (c) reasonable and customary fees paid to members of the board of directors (or equivalent governing body) of the Company or any of its Restricted Subsidiaries, (d) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and other benefit plans of the Company or any of its Restricted Subsidiaries, (e) loans or advances to current or former directors, officers, employees or consultants of the Company or any of its Restricted Subsidiaries, (f) the payment of fees and indemnities to current or former directors, officers, employees or consultants of the Company or any of its Restricted Subsidiaries in the ordinary course of business, (g) any agreements with current or former directors, officers, employees or consultants of the Company or any Restricted Subsidiary entered into in the ordinary course of business and (h) transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary, provided that such transactions were not entered into in contemplation of or in connection with such redesignation.
~~SECTION 6.09. Hedging Agreements. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into to hedge or mitigate risks to which the Company or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes.~~
08.~~SECTION 6.10.~~ Restrictive Agreements. The Company will not, and will not permit any of the Restricted Subsidiaries to, enter into or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its Capital Stock or to make or repay loans or advances to the Company or any other Restricted Subsidiary or to Guarantee any Obligations; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (B) ~~(1)~~ restrictions and conditions contained in, or existing by reason of, any agreement or instrument set forth on Schedule ~~6.10~~6.08 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition) ~~and (2) restrictions and conditions imposed on Crane Company and its subsidiaries substantially concurrently with the consummation of the Separation Transactions, provided that, upon the consummation of the Crane Company Distribution, such restrictions and conditions shall not apply to the Company or any Restricted Subsidiary~~, (C) restrictions and conditions contained in agreements relating to the ~~sale, transfer or other disposition~~Disposition of any Restricted Subsidiary, or a division, product line or other business unit of the Company and the Restricted Subsidiaries, that are applicable solely pending such ~~sale, transfer or other disposition~~Disposition, provided that such restrictions and conditions apply only to the Restricted Subsidiaries (and their Capital Stock), or the assets, that are to be ~~sold, transferred or otherwise disposed~~Disposed of and such ~~sale, transfer or other disposition~~Disposition is permitted hereunder, (D) restrictions and conditions applicable to any Restricted Subsidiary acquired after the ~~Availability~~Fifth Amendment Effective Date if such restrictions and conditions existed at the time such Restricted Subsidiary was acquired and were not created in contemplation of or in connection with such acquisition, (E) in the case of any Restricted Subsidiary that is not a Wholly-Owned Subsidiary or the Capital Stock in any Person that is not a Restricted Subsidiary, restrictions and conditions imposed by the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement, provided, in each case, that such restrictions and conditions apply only to such Restricted Subsidiary and to any Capital Stock in such Restricted Subsidiary or to the Capital Stock in such other Person, as applicable and (F) restrictions and conditions in any agreement or instrument evidencing or governing any other Indebtedness

[[8167251]]

~~(including Indebtedness permitted by Section 6.01(o))~~ or obligations of the Company or any Restricted Subsidiary, provided that such restrictions and conditions (x) when taken as a whole and in the good faith judgment of the Company~~)~~, are on customary market terms for Indebtedness or other obligations of such type ~~and~~or (y) would not reasonably be expected to impair in any material respect the ability of the Company and the Subsidiary Guarantors to comply with their obligations under the Loan Documents, (ii) clause (a) of the foregoing shall not apply to (A) restrictions and conditions contained in agreements evidencing or governing Indebtedness or other obligations secured by Liens permitted by Sections 6.02(a)(iii), 6.02(a)(iv), 6.02(a)(v), 6.02(a)(vi), 6.02(a)(x), 6.02(a)(~~xi), 6.02(a)(~~xii), 6.02(a)(xiii), 6.02(a)(xiv), 6.02(~~B~~a)(xv) and 6.02(a)(~~xv~~xxi), in each case, if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (B) customary provisions in leases and other contracts restricting the assignment thereof and customary restrictions in respect of intellectual property contained in licenses or sublicenses of, or other grants of rights to use or exploit, such intellectual property and (C) restrictions on cash or deposits or net worth imposed by customers, suppliers or landlords under agreements entered into in the ordinary course of business, and (iii) clause (b) of the foregoing shall not apply to restrictions and conditions that prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis.
~~SECTION 6.11. Changes in Fiscal Year. The Company will not change its fiscal year to end on a date other than December 31; provided that the Company may change its fiscal year to end on any other date as may be agreed in writing by the Company and the Administrative Agent (and, in the event of any such change, the Lenders hereby authorize the Administrative Agent to make such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to give effect to such change in the fiscal year and any corresponding changes in the fiscal quarters).~~
09.~~SECTION 6.12.~~ Financial Covenants.
(a)Maximum Consolidated Total Net Leverage Ratio. The Company will not permit the Consolidated Total Net Leverage Ratio as of the last day of any Test Period to exceed (i) for each Test Period ending prior to the ~~fiscal quarter~~Fiscal Quarter in which the Second Regolo Acquisition Closing Date occurs, 3.50 to 1.00 and (ii)(A) for the Test Period ending with the ~~fiscal quarter~~Fiscal Quarter in which the Second Regolo Acquisition Closing Date occurs, 5.50 to 1.00, (B) for the Test Period ending with the ~~fiscal quarter~~Fiscal Quarter that is the first full ~~fiscal quarter~~Fiscal Quarter after the Second Regolo Acquisition Closing Date, 5.25 to 1.00, (C) for the Test Period ending with the ~~fiscal quarter~~Fiscal Quarter that is the second full ~~fiscal quarter~~Fiscal Quarter after the Second Regolo Acquisition Closing Date, 5.00 to 1.00, (D) for the Test Period ending with the ~~fiscal quarter~~Fiscal Quarter that is the third full ~~fiscal quarter~~Fiscal Quarter after the Second Regolo Acquisition Closing Date, 4.75 to 1.00, (E) for the Test Period ending with the ~~fiscal quarter~~Fiscal Quarter that is the fourth full ~~fiscal quarter~~Fiscal Quarter after the Second Regolo Acquisition Closing Date, 4.50 to 1.00 and (F) for any subsequent Test Period, 4.25 to 1.00; provided that, upon the consummation of a Qualified Material Acquisition, with respect to the ~~fiscal quarter~~Fiscal Quarter in which such Qualified Material Acquisition is consummated and the subsequent three consecutive ~~fiscal quarters~~Fiscal Quarters, the maximum permitted Consolidated Total Net Leverage Ratio set forth above shall, at the election of the Company by written notice to the Administrative Agent, be increased (x) prior to the Second Regolo Acquisition Closing Date, to 4.00 to 1.00 or (y) on and after the Second Regolo Acquisition Closing Date, by 0.75 to 1.00, but in no event shall such increase result in a Consolidated Total Net Leverage Ratio in excess of 5.50 to 1.00 (a “Leverage Increase Election”); provided further that following any such election by the Company, no subsequent Leverage Increase Election may be made by the Company unless (A) the Consolidated Total Net Leverage Ratio has been at or below (x) prior to the Second Regolo Acquisition Closing Date, 3.50 to 1.00 or (y) on and after the Second Regolo Acquisition Closing Date, the applicable Consolidated Total Net Leverage Ratio set forth in clauses (ii)(A) through (ii)(F) above, in each case, as of the last day of at least two consecutive ~~fiscal quarters~~Fiscal Quarters immediately preceding such subsequent Leverage Increase Election and (B) not more than three Leverage Increase Elections may be made since the ~~Availability~~Fifth Amendment Effective Date.

[[8167251]]

(b)Minimum Consolidated Interest Coverage Ratio. With respect to any Test Period ending prior to the Second Regolo Acquisition Closing Date, the Company will not permit the Consolidated Interest Coverage Ratio for such Test Period to be less than 3.00 to 1.00.
10.~~SECTION 6.13.~~ Amendments of Organizational Documents. The Company will not, and will not permit any other Loan Party to, amend or modify its Organizational Documents, in each case, in a manner that is materially adverse to the Lenders (in their capacities as such) (it being agreed that a certificate of a Responsible Officer of the Company delivered to the Administrative Agent, together with a summary description or a copy of the applicable amendment or modification, stating that the Company has determined in good faith that such amendment or modification is not materially adverse to the Lenders (in their capacities as such) shall be conclusive evidence thereof unless the Administrative Agent notifies the Company in writing within five Business Days of receiving such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)); provided that for purposes of clarity, it is understood and agreed that the Company or any other Loan Party may effect a change to its organizational form and/or consummate any other transaction that is permitted under Section 6.03.
11.~~SECTION 6.14.~~ Amendments of Restricted Debt. The Company will not, and will not permit any Restricted Subsidiary to, amend or otherwise modify the terms of any Restricted Debt (or the documentation governing such Restricted Debt) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the Lenders (in their capacities as such) (it being agreed that a certificate of a Responsible Officer of the Company delivered to the Administrative Agent, together with a summary description or a copy of the applicable amendment or modification, stating that the Company has determined in good faith that such amendment or modification is not materially adverse to the Lenders (in their capacities as such) shall be conclusive evidence thereof unless the Administrative Agent notifies the Company in writing within five Business Days of receiving such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)); provided that, for purposes of clarity, it is understood and agreed that the foregoing shall not prohibit any replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof.
12.Amendments of Antares Acquisition Documents. The Company will not permit, and will not permit any Restricted Subsidiary to permit, (a) any Antares Acquisition Documents Restricted Modification or (b) any modification to the Antares MTO Document or the terms of the Antares MTO (including an increase in the Antares MTO Price) that, had such modifications been reflected as an amendment to the Antares Acquisition Documents, would have constituted an Antares Acquisition Documents Restricted Modification.
Article VII

EVENTS OF DEFAULT
01.Events of Default; Remedies. If any of the following events (each an “Event of Default”) shall occur:
(a)any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement or any CCG Disbursement (or any Antares MTO CCG Backstop Alternative Payment) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under any Loan Document,

[[8167251]]

when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;
(c)any representation or warranty made or deemed made by or on behalf of the Company or any Restricted Subsidiary in any Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document, shall prove to have been incorrect in any material respect when made or deemed made;
(d)the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (solely with respect to any Borrower’s existence), 5.09, 5.10(c)~~,~~ or 5.12 or ~~5.13 or~~ in Article VI; provided that, notwithstanding the foregoing, any failure by the Company to comply with any of the Financial Covenants or any other financial covenant set forth in any Loan Document, if any, shall not constitute a Default or an Event of Default with respect to any Term B Loans or Term B Commitments unless and until the Administrative Agent, at the request of the Required Term A/Revolving Lenders, has accelerated the Revolving Loans and/or the Term A Loans or terminated the Revolving Commitments and/or Term A Commitments pursuant to this Section 7.01;
(e)the Company or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Section 7.01), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Company;
(f)the Company or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable but after giving effect to any applicable grace period;
(g)any event or condition occurs in respect of any Material Indebtedness that results in such Material Indebtedness becoming due or being required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or, in the case of a Hedging Agreement, terminated, or that enables or permits (with or without the giving of notice, but only after the expiration of any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, or, in the case of a Hedging Agreement, to terminate any related hedging transaction, in each case prior to its scheduled maturity or termination; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary ~~sale, transfer or other disposition~~Disposition of assets of the Company or any Restricted Subsidiary, (ii) any Indebtedness that becomes due as a result of a voluntary prepayment, repurchase, redemption or defeasance thereof or, in the case of a Hedging Agreement, any voluntary termination thereof, in each case, permitted under this Agreement ~~(for the avoidance of doubt, including the 2023 Notes Redemption),~~, (iii) any requirement to, or to offer to, prepay, repurchase or redeem any Indebtedness using a portion of excess cash flow or similar financial measure, (iv) any customary debt, equity and asset sale proceeds prepayment requirements contained in any bridge or other interim credit facility, (v) any Indebtedness of any Person assumed in connection with an Acquisition to the extent that such Indebtedness is repaid, repurchased or redeemed (or offered to be repaid, repurchased or redeemed) as required by the terms thereof in connection with the acquisition of such Person ~~or~~, (vi) any prepayment, repurchase, redemption or defeasance of any Indebtedness incurred to finance an Acquisition if such Acquisition is not consummated~~;~~ or (vii) termination events or equivalent events pursuant to the terms of any Hedging Agreement which are not the result of any default thereunder by the Company or any Restricted Subsidiary; provided, further, that, notwithstanding the foregoing, any failure to observe or perform any financial maintenance covenant in respect of such Material Indebtedness will not constitute a Default or an Event of Default with respect to any Term B Loans or Term B Commitments unless and until (x) the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) causes such Indebtedness to become due prior to its stated maturity or requires the prepayment, repurchase, defeasance or redemption of such Indebtedness prior to its stated maturity or causes commitments in respect of such Indebtedness to be terminated or (y) the Administrative Agent, at the request of the Required Term A/Revolving Lenders, declares the Revolving Loans and/or the Term A Loans to be due and payable and the Revolving Commitments and/or Term A Commitments to be terminated pursuant to this Section 7.01 as a result thereof;

[[8167251]]

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing;
(j)the Company or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)one or more judgments for the payment of money in an aggregate amount in excess of ~~US$50,000,000~~the Threshold Amount shall be rendered against the Company, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Restricted Subsidiary to enforce any such judgment (in each case to the extent not adequately covered by insurance as to which the relevant third party insurance company has been notified and not denied coverage);
(l)an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
(m)the Guarantee of any Guarantor created under the Guarantee Agreement shall fail to be in full force or effect (subject to, in respect of any Guarantor incorporated in the United Kingdom, the Legal Reservations) or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any ~~of~~ such Guarantee, or any Guarantor shall deny that it has any further liability under any such Guarantee or shall give notice to such effect (in each case, other than solely as a result of the release of a Subsidiary Guarantor from its obligations under the Guarantee Agreement as expressly permitted hereunder or thereunder);
(n)any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by the Company or any Subsidiary Guarantor not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except as a result of (i) such Lien (or perfection thereof) not being required pursuant to this Agreement or any other Loan Document, (ii) a ~~disposition~~Disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (iii) the release thereof as provided in this Agreement or the applicable Security Document or the termination of the applicable Security Document in accordance with the terms thereof or (iv) the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement; or
(o)a Change in Control shall occur;
then, and in every such event (other than (x) an event with respect to any Borrower described in clause (h), (i) or (j) of this Section 7.01~~)~~ or (y) any Standstill Event of Default prior to the occurrence of a Cross Default Trigger with respect thereto), and at any time thereafter during the continuance of such event, but subject to Section 7.03, the Administrative Agent, at the request of the Required Lenders, shall,

[[8167251]]

by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder (including cash collateralization of all obligations related to Letters of Credit pursuant to Section 2.05(j), whether or not the beneficiaries of the then-outstanding Letters of Credit shall have presented the documents required thereunder, and cash collateralization of all obligations related to Cash Confirmation Guarantees pursuant to Section 2.25(k), whether or not a demand under any then-outstanding Cash Confirmation Guarantees shall have been made), shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and (A) in case of any event with respect to any Borrower described in clause (h), (i) or (j) of this Section 7.01, but subject to Section 7.03, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder (including cash collateralization of all obligations related to Letters of Credit pursuant to Section 2.05(j), whether or not the beneficiaries of the then-outstanding Letters of Credit shall have presented the documents required thereunder, and cash collateralization of all obligations related to Cash Confirmation Guarantees pursuant to Section 2.25(k), whether or not a demand under any then-outstanding Cash Confirmation Guarantees shall have been made), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower~~.~~ and (B) during the continuance of any Event of Default that is a Standstill Event of Default (and solely prior to the occurrence of a Cross Default Trigger with respect thereto), but subject to Section 7.03, upon the request of the Required Term A/Revolving Lenders (but not the Required Lenders or any other Lender or group of Lenders), the Administrative Agent shall, by notice to the Company, (1) terminate the Revolving Commitments and the Term A Commitments, and thereupon all the Revolving Commitments and Term A Commitments, and all obligations of any Issuing Bank to issue, amend or extend any Letter of Credit, shall terminate immediately, (2) declare the Revolving Loans and the Term A Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans and Term A Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder in respect of any Revolving Facility or any Term A Facility, shall become due and payable immediately, without presentment, demand, protest or other notice in respect thereof of any kind, all of which are hereby waived by the Loan Parties and (3) require cash collateralization of all obligations related to Letters of Credit pursuant to Section 2.05(j), whether or not the beneficiaries of the then-outstanding Letters of Credit shall have presented the documents required thereunder, and cash collateralization of all obligations related to Cash Confirmation Guarantees pursuant to Section 2.25(k), whether or not a demand under any then-outstanding Cash Confirmation Guarantees shall have been made. Subject to Section 7.03, upon the occurrence and during the continuance of an Event of Default (other than any Standstill Event of Default prior to the occurrence of a Cross Default Trigger with respect thereto), the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC; and upon the occurrence and during the continuance of an Event of Default that is a Standstill Event of Default (and solely prior to the occurrence of a Cross Default Trigger with respect thereto), the Administrative Agent may, and at the request of the Required Term A/

[[8167251]]

Revolving Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
02.Application of Payments. (a) Notwithstanding anything herein to the contrary, following the exercise of remedies provided for in Section 7.01 (or after Loans have automatically become immediately due and payable pursuant to Section 7.01), subject to Section 7.02(b), all payments received by the Administrative Agent on account of the Obligations shall, subject to Sections 2.05(j) ~~and~~, 2.23 and 2.25(j), be applied by the Administrative Agent as follows:
first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent in its capacity as such (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03, amounts payable to the Administrative Agent pursuant to Section 2.11(d) and all costs and expenses incurred by the Administrative Agent in connection with the collection, sale, foreclosure or other realization upon any Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of the ~~Company or any Subsidiary Guarantor~~Loan Parties and any other out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document);
second, to payment of that portion of the Obligations (other than Designated Cash Management Obligations, Designated Hedging Obligations and Designated Performance LC Obligations) constituting fees, expenses, indemnities and other amounts (other than any principal and reimbursement obligations in respect of LC Disbursements, CCG Disbursements or Antares MTO CCG Backstop Alternative Payments) payable to the Lenders ~~and~~, the Issuing Banks and the Cash Confirmation Bank (including fees and disbursements and other charges of counsel to the Lenders ~~and~~, the Issuing Banks and the Cash Confirmation Bank payable under Section 9.03) arising under the Loan Documents, ratably among the holders of such Obligations in proportion to the respective amounts described in this clause second payable to them;
third, (i) to the payment in full of all the Obligations then due and payable and (ii) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit and cash collateralize that portion of CCG Exposure comprising the undrawn amount of Cash Confirmation Guarantees, in each case, to the extent not otherwise cash collateralized by the Company pursuant to Section 2.05(j) ~~or~~, 2.23 or 2.25(j) (and to cash collateralize that portion of Designated Performance LC Obligations comprising the undrawn amount of Designated Performance Letters of Credit to the extent not otherwise cash collateralized by the Company or any Subsidiary Guarantor in accordance with the terms thereof), ratably among the holders of such Obligations in proportion to the respective amounts described in this clause third payable to them; provided that if any amount remains on deposit as cash collateral after all Letters of Credit, Cash Confirmation Guarantees or, as to the cash collateral on deposit with respect to any Designated Performance Letter of Credit, such Designated Performance Letter of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above; and
finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Company or as otherwise required by law.

[[8167251]]

Notwithstanding the foregoing, (i) any payments received by the Administrative Agent on account of the Obligations shall not be applied to any Excluded Swap Obligation and shall instead be applied to other Obligations in the order set forth above, and (ii) the Designated Cash Management Obligations, the Designated Hedging Obligations and the Designated Performance LC Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable holders thereof as to the existence and amount of such Obligation. Each holder of any Designated Cash Management Obligations, the Designated Hedging Obligations and the Designated Performance LC Obligations that has given the notice referred to in clause (ii) above shall, by such notice, be deemed to have agreed to be bound by the provisions of Article VIII that are expressed to be applicable to it as a holder of such Obligations.
(a)Notwithstanding anything to the contrary in Section 7.02(a) and subject to any Intercreditor Agreement, the Administrative Agent shall apply all proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, in accordance with Section 4.02 of the Collateral Agreement. It is understood and agreed that nothing in this Section 7.02, or in Section 4.02 of the Collateral Agreement, shall apply to any proceeds of any collection, sale, foreclosure or other realization upon any CCG Cash Cover, which proceeds shall be solely for the benefit of the Cash Confirmation Bank.
03.~~Antares Acquisition Borrowing~~Initial TLB Certain Funds Period. During the period from and including the ~~Fourth~~Fifth Amendment Effective Date and until the ~~earlier of (a) the date of the Antares Acquisition Borrowing and (b) the Antares Certain Funds Sublimit~~earliest of (a) the Company’s election to terminate the Initial Term B Commitments, (b) the borrowing of Initial Term B Loans that results in a reduction of the Initial Term B Commitments to zero and (c) the occurrence of the Initial Term B Commitment Termination Date (such period, the “~~Antares Acquisition Borrowing~~Initial TLB Certain Funds Period”), and notwithstanding (i) any failure by the Company or any of its Restricted Subsidiaries to comply with any covenant or agreement set forth in Article V or VI (other than any covenant the failure to comply with which would constitute an ~~Antares Acquisition Borrowing~~Initial TLB Certain Funds Event of Default), (ii) the occurrence of any Event of Default (other than any ~~Antares Acquisition Borrowing~~Initial TLB Certain Funds Event of Default) or (iii) subject to the parenthetical provisions in clauses (i) and (ii) above, any provision to the contrary in the Loan Documents, neither the Administrative Agent nor any Initial Term B Unfunded Lender shall be entitled to (A) rescind, terminate or cancel ~~the Revolving Commitments to an amount less than the lesser of (x) the Antares Certain Funds Sublimit then in effect and (y) the aggregate amount of unused Revolving Commitments (or, in the case of any Lender, to an amount less than such Lender’s pro rata share thereof)~~its Initial Term B Commitment, or exercise any right or remedy under the Loan Documents, in each case, to the extent to do so would prevent, limit or delay the making of Initial Term B Loans as part of the First Initial Term B Borrowing or as part of any portion of the Second Initial Term B Borrowing designated as the Second Regolo Closing Date Borrowing or as the Antares ~~Acquisition~~MTO Payment Borrowing, in each case, on the terms set forth in Article II and Section 4.03 or 4.04, as applicable, (B) refuse to make ~~its~~any Initial Term B Loan as part of the ~~Antares Acquisition Borrowing~~First Initial Term B Borrowing or as part of any portion of the Second Initial Term B Borrowing designated as the Second Regolo Closing Date Borrowing or as the Antares MTO Payment Borrowing, in each case, on the terms set forth in Article II and Section 4.03 or 4.04 ~~or~~, as applicable, (C) exercise any right of set-off or counterclaim in respect of any Initial Term B Loan required to be made by such Lender as part of the ~~Antares Acquisition~~First Initial Term B Borrowing to the extent to do so would prevent, limit or delay the making of the ~~Antares Acquisition~~First Initial Term B Borrowing on the terms set forth in Article II and Section 4.03 or (D) exercise any right of set-off or counterclaim in respect of any Initial Term B Loan required to be made by such Lender as part of any portion of the Second Initial Term B

[[8167251]]

Borrowing designated as the Second Regolo Closing Date Borrowing or as the Antares MTO Payment Borrowing to the extent to do so would prevent, limit or delay the making of the portion of the Second Initial Term B Borrowing designated as the Second Regolo Closing Date Borrowing or as the Antares MTO Payment Borrowing, as the case may be, on the terms set forth in Article II and Sectio 4.04; provided that, for the avoidance of doubt, (1) the borrowing of the ~~Antares Acquisition~~First Initial Term B Borrowing and any portion of the Second Initial Term B Borrowing designated as the Second Regolo Closing Date Borrowing or as the Antares MTO Payment Borrowing shall be subject to the satisfaction or waiver of the conditions set forth in Section 4.03 or 4.04, as applicable, (2) ~~the Antares~~Initial Term B Commitments shall be reduced as provided for in Section 2.07, (3) the First Regolo Closing Date Certain Funds Sublimit shall be reduced (including to zero) as provided for in the definition of such term, (~~3~~4) ~~the~~Initial Term B Unfunded Lenders shall not be required to make Initial Term B Loans as part of the ~~Antares Acquisition~~First Initial Term B Borrowing in excess of the ~~Antares~~First Regolo Closing Date Certain Funds Sublimit as in effect immediately prior to the funding of the ~~Antares Acquisition~~First Initial Term B Borrowing and (~~4~~V) no Initial Term B Unfunded Lender shall be required to make its Initial Term B Loan as part of the ~~Antares Acquisition Borrowing (or, for the avoidance of doubt, any other Revolving Loan) if, after giving effect thereto, the aggregate Revolving Credit Exposure of such Lender~~First Initial Term B Borrowing or the Second Initial Term B Borrowing (including any portion thereof designated as the Second Regolo Closing Date Borrowing or the Antares MTO Payment Borrowing) if the principal amount of such Loan shall exceed such Lender’s ~~Revolving~~Initial Term B Commitment then in effect. For the avoidance of doubt, (I) the rights and remedies of the Initial Term B Lenders and the Administrative Agent with respect to any conditions precedent set forth in Section 4.03 or 4.04 shall not be limited in the event that any such condition precedent is not satisfied (or waived in accordance with Section 9.02), (II) immediately upon the expiration of the ~~Antares Acquisition Borrowing~~Initial TLB Certain Funds Period, all of the rights, remedies and entitlements of the Administrative Agent and the Initial Term B Lenders under the Loan Documents that are subject to this paragraph shall be available and may be exercised by them notwithstanding that such rights, remedies or entitlements were not available prior to such time as a result of this paragraph and (III) nothing in this Section 7.03 shall affect the rights, remedies or entitlements (or the ability to exercise the same) of the Administrative Agent or the Initial Term B Lenders with respect to any ~~Antares Acquisition Borrowing~~Initial TLB Certain Funds Event of Default.
Article VIII

THE ADMINISTRATIVE AGENT
01.Authorization and Action. (a) Each Lender ~~and~~, each Issuing Bank and the Cash Confirmation Bank hereby irrevocably appoints ~~the~~each entity named as U.S. Administrative Agent or Non-U.S. Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and as the collateral agent under the Loan Documents and each Lender ~~and~~, each Issuing Bank and the Cash Confirmation Bank authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under this Agreement and the other Loan Documents and to exercise such powers as are reasonably incidental thereto. Each Lender, each Issuing Bank and the Cash Confirmation Bank exempts the Administrative Agent (and, for the avoidance of doubt, any sub-agent and Affiliate thereof) from the restrictions pursuant to Section 181 Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Lender, such Issuing Bank and the Cash Confirmation Bank. Any Lender or any Issuing Bank which cannot grant such exemption, or the Cash Confirmation Bank if it cannot grant such exemption, shall notify the Administrative Agent accordingly and, upon request of the Administrative Agent, either act in accordance with the terms of this Agreement and/or any other Loan

[[8167251]]

Document as required pursuant to this Agreement and/or such other Loan Document or grant a special power of attorney to a party acting on its behalf, in a manner that is not prohibited pursuant to Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and/or any other applicable laws. Without limiting the foregoing, each Lender ~~and~~, each Issuing Bank and the Cash Confirmation Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(a)As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, pursuant to the terms of the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender ~~and~~, each Issuing Bank and the Cash Confirmation Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders ~~and~~, the Issuing Banks and the Cash Confirmation Bank with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, pursuant to the terms of the Loan Documents) prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(b)In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders ~~and~~, the Issuing Banks and the Cash Confirmation Bank (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Company and its Subsidiaries. Without limiting the generality of the foregoing:
(i)the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, any Issuing Bank, the Cash Confirmation Bank or any other Secured Party, other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); and each Lender ~~and~~, each Issuing Bank and the Cash Confirmation Bank agrees (and each other Secured Party will be deemed, by its

[[8167251]]

acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed) that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement, any other Loan Document and/or the transactions contemplated hereby or thereby; and
(ii)nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender, any Issuing Bank, the Cash Confirmation Bank or any other Secured Party for any sum or the profit element of any sum received by the Administrative Agent for its own account.
(c)The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement and the other Loan Documents. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(d)In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan ~~or~~, any LC Disbursement or any CCG Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements, CCG Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks, the Cash Confirmation Bank and the Administrative Agent (including any claim under Sections 2.11, 2.12, 2.14, 2.16 and 9.03) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank, the Cash Confirmation Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks, the Cash Confirmation Bank or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank or the Cash Confirmation Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or the Cash Confirmation Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank or the Cash Confirmation Bank in any such proceeding.
02.Administrative Agent’s Reliance, Limitation of Liability. (a) Neither the Administrative Agent nor any of its Related Parties shall be liable to any Lender or

[[8167251]]

Issuing Bank or the Cash Confirmation Bank for any action taken or omitted to be taken by the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment).
(a)The Administrative Agent shall be deemed not to have knowledge of (x) any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof (stating that it is a “notice under Section 5.02”) in respect of this Agreement and identifying the specific clause under such Section is given to the Administrative Agent by the Company, or (y) any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Company, a Lender ~~or~~, an Issuing Bank or the Cash Confirmation Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, including with respect to the existence and aggregate amount of Designated Cash Management Obligations, Designated Hedging Obligations or Designated Performance LC Obligations at any time and, in the case of Designated Performance Letters of Credit, whether the aggregate face amount thereof exceeds the maximum permitted amount specified in the definition thereof, (iii) the existence of any CCG Cash Cover or the amount thereof, (iv) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (~~iv~~v) the sufficiency, value, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by e-mailed.pdf or any other electronic means that reproduces an image of an actual executed signature page) or (~~v~~vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable or responsible for any loss, cost or expense suffered by any Loan Party, any Lender ~~or~~, any Issuing Bank or the Cash Confirmation Bank as a result of (A) any determination that any Lender is a Defaulting Lender, or the effective date of such status (it being further understood and agreed that the Administrative Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender), (B) any determination of the Total Revolving Credit Exposure, the Aggregate Initial Revolving Credit Exposure or the respective component amounts thereof, any determination of the Exchange Rate or the US Dollar Equivalent, (C) any determination of the Central Bank Rate or the Central Bank Rate Adjustment, (D) any determination that any Lender is a Defaulting Lender, or the effective date of such status, it being further understood and agreed that the Administrative Agent shall have no obligation to determine whether any Lender is a Defaulting Lender, and (E) any determination it makes as contemplated by the definition of the terms “Collateral and Guarantee Requirement”, “Excluded Asset” and “Excluded Subsidiary” or by Section 5.10. The Administrative Agent shall be deemed to have no knowledge of any Lender being a Restricted Lender unless and until the Administrative Agent shall have received the written notice from such Lender referred to in Section 1.09, and then only as and to the extent specified in such notice, and any determination of whether the Required Lenders or any other requisite Lenders shall have provided a consent or direction in connection with this Agreement shall not be affected by any delivery to the Administrative Agent of any such written notice subsequent to such consent or direction being provided by the Required Lenders or other requisite Lenders.
(b)Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Company), independent public accountants and other experts

[[8167251]]

selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) in determining compliance with any condition hereunder to the effectiveness of this Agreement or the making of a Loan, or the issuance, amendment or extension of a Letter of Credit or Cash Confirmation Guarantee, that by its terms must be fulfilled to the satisfaction of a Lender or Issuing Bank or the Cash Confirmation Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank or the Cash Confirmation Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank or the Cash Confirmation Bank sufficiently in advance of the occurrence of the Fifth Amendment Effective Date or the making of such Loan or the issuance, amendment or extension of such Letter of Credit or such Cash Confirmation Guarantee and (v) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, request, consent, certificate or other instrument or writing (which writing may be an email, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or maker thereof) and may act upon such statement made to it orally or by telephone prior to receipt of a written confirmation thereof.
(c)The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Issuing Bank or the Cash Confirmation Bank or Participant or prospective Lender ~~or~~, Issuing Bank or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
03.Posting of Communications. (a) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders ~~and~~or Issuing Banks or the Cash Confirmation Bank by posting the Communications on the Approved Electronic Platform. The Administrative Agent, the Lenders ~~and~~, the Issuing Banks and the Cash Confirmation Bank agree that the Loan Parties may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an Approved Borrower Portal.
(a)Although each of the Approved Electronic Platform and the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Fifth Amendment Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks, the Cash Confirmation Bank and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender or Issuing Bank or the Cash Confirmation Bank that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks, the Cash Confirmation Bank and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(b)EACH OF THE APPROVED ELECTRONIC PLATFORM, THE APPROVED BORROWER PORTAL AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM OR THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM, THE APPROVED BORROWER PORTAL, THE COMMUNICATIONS OR THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-

[[8167251]]

INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE APPROVED BORROWER PORTAL, THE BORROWER COMMUNICATIONS, THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT, ANY DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK, THE CASH CONFIRMATION BANK OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM OR ANY LOAN PARTY’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
(c)Each Lender ~~and~~, each Issuing Bank and the Cash Confirmation Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender or Issuing Bank or the Cash Confirmation Bank for purposes of the Loan Documents. Each Lender ~~and~~, each Issuing Bank and the Cash Confirmation Bank agrees (i) to notify the Administrative Agent in writing (which could be by email) from time to time of such Lender’s or Issuing Bank’s or the Cash Confirmation Bank’s, as applicable, email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(d)Each of the Lenders, the Issuing Banks and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(e)Nothing herein shall prejudice the right of the Administrative Agent, any Lender ~~or~~, any Issuing Bank or the Cash Confirmation Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
04.The Administrative Agent Individually. With respect to its Commitments, Loans~~, Letter of Credit Commitments~~  and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders”, “Majority in Interest” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders or as part of the Majority in Interest, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Company, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders ~~or~~, the Issuing Banks or the Cash Confirmation Bank.
05.Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks, the Cash Confirmation Bank and the Company, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders ~~and~~, the Issuing Banks and the Cash Confirmation Bank, appoint a successor Administrative Agent, which shall be a bank with an office in

[[8167251]]

New York, New York or an Affiliate of any such bank; provided that in no event shall such successor be a Defaulting Lender, a Disqualified Institution or an Affiliate of a Defaulting Lender or a Disqualified Institution. In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld, delayed or conditioned and shall not be required while a Specified Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
(a)Notwithstanding anything to the contrary in Section 8.05(a), in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks, the Cash Confirmation Bank and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent on behalf of the Lenders ~~or~~, the Issuing Banks or the Cash Confirmation Bank shall directly be given or made to each Lender ~~and~~, each Issuing Bank and the Cash Confirmation Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article VIII and Section 9.03, as well as any other exculpatory, reimbursement and indemnification provisions set forth in any Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.
06.Acknowledgement of Lenders ~~and~~, Issuing Banks and Cash Confirmation Bank. (a) Each Lender ~~and~~, each Issuing Bank and the Cash Confirmation Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender ~~or~~, an Issuing Bank or the Cash Confirmation Bank, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank or the Cash Confirmation Bank, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Company and its Subsidiaries, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a

[[8167251]]

security (and each Lender and Issuing Bank and the Cash Confirmation Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank or the Cash Confirmation Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender or Issuing Bank or the Cash Confirmation Bank, and to make, acquire or hold Loans hereunder ~~or extent~~, extend Letters of Credit hereunder or issue the Cash Confirmation Guarantee hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or Issuing Bank or the Cash Confirmation Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender ~~and~~, each Issuing Bank and the Cash Confirmation Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank or the Cash Confirmation Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain MNPI) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(a)Each Lender, by delivering its signature page to ~~this Agreement~~the Fifth Amendment on the Fifth Amendment Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Fifth Amendment Effective Date ~~or the Availability Date~~.
(b)(i) Each Lender ~~and~~, each Issuing Bank and the Cash Confirmation Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank or the Cash Confirmation Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank or the Cash Confirmation Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank or the Cash Confirmation Bank (whether or not known to such Lender or Issuing Bank or the Cash Confirmation Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank or the Cash Confirmation Bank, as applicable, shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank or the Cash Confirmation Bank to the date such amount is repaid to the Administrative Agent at the Overnight Rate, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank or the Cash Confirmation Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including, without limitation, any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender ~~or~~, any Issuing Bank or the Cash Confirmation Bank under this Section 8.06(c) shall be conclusive, absent manifest error.
(i)Each Lender ~~and~~, each Issuing Bank and the Cash Confirmation Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment

[[8167251]]

(a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender ~~and~~, each Issuing Bank and the Cash Confirmation Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank or the Cash Confirmation Bank, as applicable, shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank or the Cash Confirmation Bank, as applicable, to the date such amount is repaid to the Administrative Agent at the Overnight Rate.
(ii)Each Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank or the Cash Confirmation Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank or the Cash Confirmation Bank, as applicable, with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Loan Party.
(iii)Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of a Lender or Issuing Bank or the Cash Confirmation Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
(c)Each Lender, each Issuing Bank and the Cash Confirmation Bank acknowledges that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Company and its Subsidiaries) between the Company and its Subsidiaries, on the one hand, and JPMorgan, J.P. Morgan SE and their respective Affiliates, on the other hand. Without limiting the foregoing, the Company and its Subsidiaries may provide information, including updates to previously provided information to JPMorgan, J.P. Morgan SE and their respective Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entities’ role as administrative agent hereunder. Each Lender, each Issuing Bank and the Cash Confirmation Bank acknowledges that none of JPMorgan, J.P. Morgan SE or their respective Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders, the Issuing Banks and the Cash Confirmation Bank by the Administrative Agent herein or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender, any Issuing Bank or the Cash Confirmation Bank with any credit or other information concerning the Loans, the Lenders, the Issuing Banks, the Cash Confirmation Bank, the business, prospects, operations, property, financial and other condition or creditworthiness of the Loan Parties or any of its Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and Loan Parties, any of its Affiliates or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of the Company, in each case, subject to Section 9.12 hereof.
07.Collateral and Guarantee Matters.
(a)Except with respect to the exercise of setoff rights in accordance with Section 9.08 (or any similar provision in any other Loan Document) or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party (other than the Administrative Agent) shall

[[8167251]]

have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that (i) all powers, rights and remedies under the Loan Documents with respect thereto may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof and (ii) the foregoing shall not affect any powers, rights and remedies of the Cash Confirmation Bank with respect to any CCG Cash Cover.
(b)In furtherance and without limiting the foregoing, none of any agreement in respect of Cash Management Services the obligations under which constitute Designated Cash Management Obligations, any Hedging Agreement the obligations under which constitute Designated Hedging Obligations, any letter of credit or agreements relating thereto the obligations under which constitute Designated Performance LC Obligations, the 1991 Indenture or the 2036 Notes will create (or be deemed to create) in favor of any Secured Party any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral and the Guarantees of the Obligations created under the Loan Documents, as applicable, each Secured Party, whether or not a party hereto (including, without limitation, each holder of any Designated Cash Management Obligations, Designated Hedging Obligations, Designated Performance LC Obligations or 2036 Notes) shall be deemed to have appointed the Person named herein (and its successors and assigns) as the Administrative Agent to act in such capacity under the Loan Documents and to have agreed to be bound by the provisions of this Section 8.07 and the other provisions set forth in this Article VIII.
(c)The Secured Parties irrevocably authorize the Administrative Agent:
(i)to release any Lien on any property granted to or held by Administrative Agent under any Loan Document as provided in Section 9.15;
(ii)to release any Subsidiary Guarantor from its obligations under the Guarantee Agreement and the Security Documents as provided in Section 9.15; and
(iii)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a)(v) ~~or~~, 6.02(a)(vi) or 6.02(a)(xxi).
Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release the Company or any Subsidiary Guarantor from its obligations under the Collateral Agreement or Guarantee Agreement or its Lien on any Collateral pursuant to this Article.
(d)The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by the Company or any Subsidiary Guarantor in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
08.Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which the Company or any Subsidiary Guarantor is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and

[[8167251]]

purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any ~~disposition~~Disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive Capital Stock in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
09.Miscellaneous.
(a)The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders ~~and~~, the Issuing Banks and the Cash Confirmation Bank, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in Section 8.05 and the provisions of this Article VIII relating to Collateral and Guarantees (including provisions authorizing the release thereof), none of the Borrowers, any other Loan Parties or any of their respective Affiliates shall have any rights as a third party beneficiary under any such provisions.
(b)None of the Arrangers, the Syndication Agents or the Documentation Agents shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such Persons shall have the

[[8167251]]

benefit of the indemnities and exculpatory provisions provided for hereunder and under the other Loan Documents.
Article IX

MISCELLANEOUS
01.Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone and subject to paragraph (c) of this Section 9.01, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:
(i)if to the Company, to:
Crane ~~Holdings~~NXT, Co.
100 First Stamford Place
Stamford, CT 06902
Attention:    Treasurer
Email:    Gene.Eskildsen@cranenxt.com
with a copy to ~~General Counsel~~
~~Email:    Shay.Kamal@cranenxt.com~~
~~or, upon the consummation of the Separation, to,~~
~~Crane NXT, Co.~~
~~100 First Stamford Place~~
~~Stamford, CT 06902~~
Attention:    ~~Treasurer~~Chief Financial Officer
Email:    ~~Gene.Eskildsen~~christina.cristiano@cranenxt.com
~~with a copy to~~ Attention:    General Counsel
Email:    ~~Shay.Kamal~~paul.igoe@cranenxt.com~~;~~
(ii)if to the Administrative Agent from any Borrower, to ~~JPMorgan Chase Bank, N.A.~~it at the address (or email) separately provided to the Company;
(iii)if to the Administrative Agent from any Lender ~~or~~, any Issuing Bank or the Cash Confirmation Bank, to the address (or email) set forth in its Administrative Questionnaire;
(iv)if to an Issuing Bank, (A) in the case of JPMorgan Chase Bank, N.A., to it at 131 South Dearborn Street, 04, Chicago, IL 60603-5506, Attention of LC Agency Team (email: chicago.lc.agency.activity.team@jpmchase.com); with a copy to JPMorgan Chase Bank, N.A., 131 South Dearborn Street, Floor 04, Chicago, IL 60603-5506, Attention: Loan and Agency Servicing (email: jpm.agency.cri@jpmorgan.com) and (B) in the case of any other Issuing Bank, to it at the address and email specified from time to time by such Issuing Bank to the Company and the Administrative Agent; ~~and~~
(v)if to any other Lender, to it at its address (or email) set forth in its Administrative Questionnaire~~.~~; and
(vi)if to the Cash Confirmation Bank, to it at its address (or email) separately provided to the Administrative Agent and the Company.

[[8167251]]

(a)Any notice or other communication required under this Agreement to be delivered to any Borrowing Subsidiary shall be deemed to have been properly delivered if delivered to the Company in accordance with the provisions of this Section 9.01.
(b)Notices and other communications to the Lenders ~~and~~, the Issuing Banks and the Cash Confirmation Bank hereunder may be delivered or furnished, in addition to email, by other electronic communications or using the Approved Electronic Platform pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender ~~or~~, any Issuing Bank or the Cash Confirmation Bank pursuant to Article II if such Lender ~~or~~, such Issuing Bank or the Cash Confirmation Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by such electronic communication or using the Approved Electronic Platform. The Administrative Agent or the Company may, in its discretion and in addition to email, agree to accept notices and other communications to it hereunder by other electronic communications (including an Approved Borrower Portal) pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to the Approved Electronic Platform shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(d)Any party hereto may change its address or email for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any change by a Lender ~~or~~, an Issuing Bank or the Cash Confirmation Bank, by notice to the Company and the Administrative Agent).
02.Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank, the Cash Confirmation Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks, the Cash Confirmation Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the effectiveness of this Agreement, the making of a Loan ~~or~~, issuance, amendment or extension of a Letter of Credit or issuance, amendment or extension of a Cash Confirmation Guarantee shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank, the Cash Confirmation Bank or any Lender, or any Related Party of any of the foregoing, may have had notice or knowledge of such Default at the time. Notwithstanding anything herein to the contrary, no sale, assignment, novation, transfer or delegation by any Lender of any of its rights or obligations under this Agreement or any other Loan Document shall, or shall be deemed to, extinguish any of the rights, benefits or privileges afforded by any Guarantee or any Lien on any Collateral created or granted under the Loan Documents for the benefit of such Lender in relation to such of its rights or obligations, and all such rights, benefits and privileges shall continue to accrue, to the full extent thereof, for the benefit of the assignee, transferee or delegee of

[[8167251]]

such Lender in connection with each such sale, assignment, novation, transfer and delegation.
(a)Except as provided in Section 9.02(c) and 9.02(d), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or otherwise modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company, each Borrowing Subsidiary (but only to the extent such waiver, amendment or modification relates to such Borrowing Subsidiary) and the Required Lenders or by the Company, each Borrowing Subsidiary (but only to the extent such waiver, amendment or modification relates to such Borrowing Subsidiary) and the Administrative Agent with the consent of the Required Lenders and (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan ~~or LC~~, Antares MTO CCG Backstop Alternative Payment, LC Disbursement or CCG Disbursement or reduce the rate of interest thereon or reduce any fees payable hereunder (in each case, other than as a result of any change in the definition, or in any components thereof, of the term “Consolidated First Lien Net Leverage Ratio” or “Consolidated Total Net Leverage Ratio” or any waiver of default interest or to waive adjustments in interest rate or fees pursuant to the final paragraph of the definition of “Applicable Rate” or Section 2.17(e)), without the written consent of each Lender directly affected thereby, (C) postpone the scheduled date of payment of the principal amount of any Loan ~~or LC~~, Antares MTO CCG Backstop Alternative Payment, LC Disbursement or CCG Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment (in each case, other than as a result of any change in the definition, or in any components thereof, of the term “Consolidated First Lien Net Leverage Ratio” or “Consolidated Total Net Leverage Ratio” or any waiver of default interest~~),~~ or to waive adjustments in interest rate or fees pursuant to the final paragraph of the definition of “Applicable Rate” or Section 2.17(e) or, in the case of any postponement of amortization payments or any payment of interest or fees, any extension for administrative reasons agreed by the Administrative Agent) or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (D) release or limit the liability of any Borrower in respect of any of its obligations to pay principal, interest or fees under any Loan Document, unless, in the case of any Borrowing Subsidiary, it has been terminated as a Borrowing Subsidiary in accordance with the terms and conditions of Section 2.19, without the written consent of each Lender directly affected thereby, (E) release the Company from its Guarantee created under the Guarantee Agreement or release all or substantially all the value of the Guarantees provided by the Subsidiary Guarantors under the Guarantee Agreement (excluding any such release by the Administrative Agent in connection with any ~~sale or other disposition~~Disposition of any Subsidiary upon the exercise of remedies under the Security Documents), without the written consent of each Lender, (F) release all or substantially all the Collateral from the Liens created under the Security Documents (other than any such release by the Administrative Agent in connection with any ~~sale or other disposition~~Disposition of the Collateral upon the exercise of remedies under the Security Documents) or expressly subordinate any Lien created under the Security Documents to any other Liens (other than any subordination permitted by Section 8.07(c)), in each case, without the written consent of each Lender, it being understood and agreed that (1) any modification of ~~sales, transfers or other dispositions~~Dispositions permitted by Section 6.04 or any modification to the maximum permitted amount of Designated Performance Letters of Credit set forth in the definition of such term shall only require the consent of the ~~Requisite~~Required Lenders and (2) the application of the payment waterfall provisions of Section 4.02 of the Collateral Agreement shall not be deemed to be subordination of Liens created under the Security Documents, (G~~) waive (1) the condition set forth in Section 4.02(c) without the written consent of each Lender or (2) the condition set forth in Section 8(f) of the Second Amendment without the written consent of each Delayed Draw Term Lender, (H~~) contractually subordinate the principal or interest on the Loans or any LC Exposure to any other indebtedness for borrowed money or change Section 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby, or change the payment waterfall provisions of Section 7.02 hereof or Section 4.02 of the Collateral Agreement (or otherwise expressly subordinate in right of payment any of the Loan Document Obligations), in each case, without the written consent of each Lender adversely affected thereby, it being understood and agreed that (1) any modification to the maximum permitted amount of Designated Performance Letters of Credit set forth in the definition of such term shall only require the consent of the ~~Requisite~~Required Lenders and (2) the application of the payment waterfall

[[8167251]]

provisions of Section 2.17(b) or 7.02 hereof or Section 4.02 of the Collateral Agreement shall not be deemed to be subordination in right of payment of any of the Loan Document Obligations, (~~I~~H) change any of the provisions of this Section or the definition of “Required Lenders”, “Required Term A/Revolving Lenders”, “Majority in Interest” or any other provision hereof specifying the number or percentage of Lenders (or Lenders of any Class or Classes) required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or each Lender of ~~such~~the applicable Class or Classes, as the case may be)~~; or (J~~ (it being agreed that, notwithstanding anything to the contrary set forth above, neither the consent of the Required Lenders nor the consent of any Lender that is not a Revolving Lender or a Term A Lender shall be required in connection with any change to the definition of “Required Term A/Revolving Lenders”), (I) change any provisions of any Loan Document in a manner that by its express terms directly and adversely affects the rights in respect of payment of, or the conditions precedent to extensions of credit by, Lenders of any Class differently than the rights of Lenders of any other Class, without the written consent of Lenders representing a Majority in Interest of each adversely affected Class or (J) amend, modify or waive any provision of Section 6.09 (or the definition of “Consolidated Total Net Leverage Ratio”, “Consolidated Interest Coverage Ratio” or any component definitions thereof, in each case, solely as such definitions are used for purposes of Section 6.09) (other than for purposes of determining compliance with Section 6.09 as a condition to taking any action under this Agreement) without the prior written consent of the Required Term A/Revolving Lenders (it being agreed that, notwithstanding anything to the contrary set forth above, neither the consent of the Required Lenders nor the consent of any other Lender that is not a Revolving Lender or a Term A Lender shall be required in connection with any amendment, modification or waiver referred to in this clause (J)); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent ~~or~~, any Issuing Bank or the Cash Confirmation Bank under the Loan Documents without the prior written consent of the Administrative Agent ~~or~~, such Issuing Bank or the Cash Confirmation Bank, as the case may be.
(b)Notwithstanding anything to the contrary set forth in Section 9.02(b), this Agreement and the other Loan Documents may be amended:
(i)with the written consent of the Company and the Lenders providing the relevant Replacement Term Loans, to permit the refinancing of all or any portion of the outstanding Term Loans of any Class (any such Term Loans being refinanced, the “Replaced Term Loans”) with one or more replacement term loans hereunder (“Replacement Term Loans”) pursuant to a Refinancing Agreement; provided that:
(A)the aggregate principal amount of any Replacement Term Loans shall not exceed the aggregate principal amount of the Replaced Term Loans (plus (1) any additional amounts permitted to be incurred under Section 2.21 and (2) the amount of accrued interest, premium and fees (including upfront fees, original issue discount or initial yield payments), commissions and expenses associated therewith);
(B)any Replacement Term Loans must have a scheduled final maturity date that is no earlier than the scheduled final maturity date of, and have a Weighted Average Life to Maturity that is no shorter than the Weighted Average Life to Maturity of, the relevant Replaced Term Loans at the time of the relevant refinancing;
(C)Replacement Term Loans shall rank pari passu with the other Credit Facilities in right of payment and with respect to security;
(D)Replacement Term Loans may not be secured by any assets other than the Collateral;
(E)Replacement Term Loans may not be Guaranteed by any Person other than the Company and the Subsidiary Guarantors (it being agreed that any Replacement Term Loans may be incurred by the Company or any Subsidiary Guarantor);
(F)any Replacement Term Loans may participate (A) on a pro rata basis or non-pro rata basis in any voluntary prepayments of Term Loans made pursuant to

[[8167251]]

Section 2.10(a) and (B) on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of the Term Loans made pursuant to Section 2.10(b);
(G)any Replacement Term Loans shall have pricing (including interest, rate floors, fees and premiums) and, subject to preceding clause (F), optional and mandatory prepayment terms and, subject to preceding clause (B), an amortization schedule, as the applicable Borrowers and the Lenders providing such Replacement Term Loans may agree;
(H)except as otherwise required or permitted in clauses (A) through (G) above, all other terms applicable to any Replacement Term Loans shall be as agreed between the Company and the Lenders providing such Replacement Term Loans; provided that such terms (other than currency, pricing (including rate floors), fees, premiums and any “MFN” terms) shall be (1) substantially identical to, or (taken as a whole) not materially more favorable (as determined by the Company in good faith) to the Lenders providing such Replacement Term Loans than those applicable to the Replaced Term Loans (other than covenants or events of defaults applicable only to periods after the then-existing Latest Maturity Date) or (2) as agreed between the applicable Borrowers and the Lenders providing such Replacement Term Loans and reasonably satisfactory to the Administrative Agent (it being agreed that any terms applicable to such Replacement Term Loans that are (A) applicable only after the then-existing Latest Maturity Date or (B) more favorable, when taken as a whole, to the Lenders of such Replacement Term Loans than those applicable to any then-existing Class of Loans or Commitments and are then conformed (or added) to the Loan Documents for the benefit of the Lenders under each such then-existing Class of Loans or Commitments pursuant to a Refinancing Agreement shall be deemed satisfactory to the Administrative Agent; provided that (x) in the event any Replacement Term Loans benefit from a financial maintenance covenant, then, other than in the case of Replacement Term Loans consisting of Customary Term A Loans and unless such covenant is only applicable to periods after the then-existing Latest Maturity Date, such financial maintenance covenant shall be added to this Agreement for the benefit of the Lenders under each then-existing Class of Term Loans and Revolving Commitments pursuant to a Refinancing Agreement and (y) any Replacement Term Loans that consist of Customary Term A Loans may include one or more financial maintenance covenants, other covenants or events of default that do not apply for the benefit of any Lender that does not hold such Customary Term A Loans so long as such covenant or event of default, unless such covenant or event of default is only applicable to periods after the later of the Initial Term A Maturity Date and the Initial Revolving Maturity Date, shall be added to this Agreement for the benefit of the Lenders under each then-existing Class of Term A Loans, Term A Commitments and Revolving Commitments (including, if applicable, by conforming the Financial Covenants to any such financial maintenance covenant)); and
(I)such Replaced Term Loans and all accrued interest thereon shall have been or shall be paid in full prior to or on the date of incurrence of such Replacement Term Loans; and
(ii)with the written consent of the Company and the Lenders providing the relevant Replacement Revolving Facility, to permit the refinancing of all or any portion of any Revolving Commitment of any Class (any such Revolving Commitment being refinanced, a “Replaced Revolving Facility”) with a replacement revolving facility hereunder (a “Replacement Revolving Facility”) pursuant to a Refinancing Agreement; provided that:
(A)the aggregate principal amount of any Replacement Revolving Facility shall not exceed the aggregate principal amount of the Replaced Revolving Facility (plus (x) any additional amounts permitted to be incurred under Section 2.21 and (y) the amount of accrued interest and premium thereon, any committed but undrawn amounts

[[8167251]]

and fees (including upfront fees and original issue discount), commissions and expenses associated therewith);
(B)no Replacement Revolving Facility may have a scheduled final maturity date (or require scheduled commitment reductions) prior to the scheduled final maturity date of the relevant Replaced Revolving Facility at the time of such refinancing;
(C)Replacement Revolving Facilities shall rank pari passu with the other Credit Facilities in right of payment and with respect to security;
(D)Replacement Revolving Facilities may not be secured by any assets other than the Collateral;
(E)Replacement Revolving Facilities may not be Guaranteed by any Person other than the Company and the Subsidiary Guarantors (it being agreed that any Replacement Revolving Facility may be made available to, and may be borrowed under by, any Borrower (including any Restricted Subsidiary that becomes a Borrower in accordance with Section 2.19));
(F)Replacement Revolving Facilities shall be subject to the “ratability” provisions applicable to Extended/Modified Revolving Commitments and Extended/Modified Revolving Loans set forth in Section 2.22(b)(vi) to the same extent as if fully set forth in this Section 9.02(c)(ii);
(G)any Replacement Revolving Facility shall have pricing (including interest, rate floors, fees and premiums) and, subject to the preceding clauses (B) and (F), optional and mandatory prepayment and commitment reduction terms as the applicable Borrowers and the Lenders providing such Replacement Revolving Facility may agree;
(H)except as otherwise required or permitted in clauses (A) through (G) above, any Replacement Revolving Facility shall have all other material terms (other than currency, maturity, pricing (including rate floors), fees and immaterial terms, which shall be determined by the applicable Borrowers) (1) substantially identical to, or (taken as a whole) not materially more favorable (as determined by the Company in good faith) to the Lenders providing such Replacement Revolving Facility than those applicable to the Replaced Revolving Facility (other than covenants or events of defaults applicable only to periods after the then-existing Latest Maturity Date) or (2) as agreed between the applicable Borrowers and the Lenders providing such Replacement Revolving Facility and reasonably satisfactory to the Administrative Agent (it being understood and agreed that if any financial maintenance covenant, any other covenant or any event of default is added for the benefit of any Replacement Revolving Facility, then, unless such covenant or event of default is only applicable to periods after the later of the Initial Term A Maturity Date and the Initial Revolving Maturity Date, such covenant or event of default shall be added to this Agreement for the benefit of the Lenders under each then-existing Class of Term A Loans, Term A Commitments and Revolving Commitments (including, if applicable, by conforming the Financial Covenants to any such financial maintenance covenant)); and
(I)the Commitments in respect of the Replaced Revolving Facility shall be terminated to the extent of such refinancing, and all Revolving Loans outstanding thereunder and all fees then due and payable in connection therewith shall be paid in full, in each case on the date such Replacement Revolving Facility is implemented.
Each party hereto hereby agrees that, upon the effectiveness of any Refinancing Agreement, this Agreement shall be amended by the Company, the Administrative Agent and the Lenders providing the relevant Replacement Term Loans or the Replacement Revolving Facility, as applicable, to the extent (but only to the extent) necessary to reflect the existence and terms of such Replacement Term Loans or

[[8167251]]

Replacement Revolving Facility, as applicable, incurred or implemented pursuant thereto (including any amendment necessary to treat the Loans and Commitments subject thereto as a separate “tranche” and “Class” of Loans and/or Commitments hereunder). Replacement Term Loans and Replacement Revolving Facilities may be provided by any existing Lender or by any other Eligible Assignee; provided that the Administrative Agent (and, in the case of any Replacement Revolving Facility, each Issuing Bank and the Cash Confirmation Bank) shall have consented (such consent not to be unreasonably withheld, conditioned or delayed) to the proposed Lender’s provision of Replacement Term Loans or Replacement Revolving Facility if such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments of the applicable Class to such proposed Lender. It is understood that any Lender approached to provide all or a portion of any Replacement Term Loans or any Replacement Revolving Facility may elect or decline, in its sole discretion, to provide such Replacement Term Loans or Replacement Revolving Facility.
(c)Notwithstanding anything to the contrary set forth in Section 9.02(b):
(i)any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, mistake, omission, defect or inconsistency, or any necessary or desirable technical change, or, subject to the rights of the Issuing Banks and the Cash Confirmation Bank under the final proviso set forth in Section 9.02(b), to make any changes that are beneficial to the interests of the Lenders, so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment;
(ii)no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B) or (C) set forth in Section 9.02(b) and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification;
(iii)any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or such Loan Document of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Company (and, in the case of any other Loan Document, the other Loan Parties party thereto to the extent such other Loan Parties are directly affected thereby) and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section 9.02 if such Class of Lenders were the only Class of Lenders hereunder at that time;
~~(iv) this Agreement may be amended in the manner contemplated by Sections 2.13(b), 2.19, 2.21, 2.22, 4.02(h), 5.10 and 6.11 without any additional consents;~~
(iv)(A) this Agreement and the other Loan Documents may be amended in the manner contemplated by Sections 1.05(c), 2.13(b), 2.19, 2.21, 2.22, 5.10 and 9.02(c) (including, in the case of any Term Loans incurred or established pursuant to any such Section that are intended to be “fungible” with any then-existing Class of Term Loans, to modify the scheduled amortization to be in such percentages or amounts as may be agreed by the Company and the Administrative Agent and to add or extend any “call protection” period for the benefit of, or increase the effective yield with respect to, such then-existing Class of Term Loans, in each case, to the extent necessary in order to ensure that such Term Loans are “fungible” with such then-existing Class of Term Loans) and/or (B) this Agreement and the other Loan Documents may be amended or otherwise modified pursuant to an agreement or agreements in writing entered into by the Company, each Borrowing Subsidiary (but only to the extent such waiver, amendment or modification relates to such Borrowing Subsidiary) and the Administrative Agent to add terms

[[8167251]]

(including representations and warranties, conditions, prepayments, covenants or events of default), in connection with the addition of any Loan or Commitment hereunder or the incurrence of any Incremental Equivalent Debt that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent (it being understood that, where applicable, any such amendment may be effectuated as part of an Incremental Facility Agreement, an Extension/Modification Agreement Amendment and/or a Refinancing Agreement);
(v)this Agreement and the other Loan Documents may be amended (A) in the manner provided in Section 2.05(i) and the definition of the term “Issuing Bank” ~~and~~, the term “Applicable LC Sublimit”, as such term is used in reference to any Issuing Bank~~,~~  may be modified as contemplated by the definition of such term an (B) in the manner provided in the definition of the term “Cash Confirmation Bank”;
(vi)no amendment, waiver or other modification of this Agreement or any other Loan Document referred to in the first proviso to Section 9.02(b) shall require the consent or approval of any Lender which immediately after giving effect to such amendment, waiver or other modification (A) shall have no Commitment or other obligation to maintain or extend credit under the Loan Documents (as so amended, waived or otherwise modified), including, without limitation, any obligation in respect of any drawing under or participation in any Letter of Credit or Cash Confirmation Guarantee, and (B) substantially contemporaneously with the effectiveness of such amendment, waiver or other modification shall have been paid in full all amounts owing to it under the Loan Documents (including, without limitation, principal, interest and fees), it being understood and agreed that from and after the effectiveness of any such amendment, waiver or other modification any such Lender shall be deemed to no longer be a “Lender” hereunder or a party hereto, provided that any such Lender shall retain the benefit of indemnification and other provisions hereof which, by the terms hereof, would survive a termination of this Agreement;
(vii)the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Collateral Agreement or any other Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement”; ~~and~~
~~(viii) this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Company (and, in the case of an amendment to any Loan Document to which it is a party, each other Loan Party that is a party thereto) (x) to add one or more credit facilities (in addition to those that may be effected under Section 2.21) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Majority in Interest or other requisite Lenders.~~
(viii)after the Fifth Amendment Effective Date, solely with the consent of the Required Revolving Lenders (and not without such consent) (but without the consent of the Required Lenders or any other Lender), any agreement (i) may waive, amend or modify any condition precedent set forth in Section 4.02 hereof as it pertains to any Revolving Loan and/or (ii) waive any Default or Event of Default that results from any representation or warranty made or deemed made by any Loan Party in any Loan Document in connection with any credit extension under any Revolving Facility being untrue in any material respect as of the date made or deemed made; and
(ix)no amendment, waiver or other modification of any condition precedent set forth in Article IV hereof as it pertains to the Initial Term B Facility shall be effective without the prior written consent of the Majority in Interest of the Initial Term B Unfunded Lenders.

[[8167251]]

(d)~~(d)~~ The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.
(e)Notwithstanding anything to the contrary in any Loan Document, in connection with any determination as to whether the requisite Lenders have (i) consented (or not consented) to any waiver, amendment or modification of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to this Agreement or any other Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to this Agreement or under any other Loan Document, any Lender (or any Affiliate of such Lender (provided that for purposes of this clause (f), Affiliates shall not include Persons that are subject to customary procedures to prevent the sharing of confidential information between such Lender and such Person and such Person is managed having independent fiduciary duties to the investors or other equityholders of such Person and such investors or equityholders are not the same investors or equityholders of such Lender)) (other than (x) any Lender that is a Regulated Bank, (y) any Revolving Lender or any Affiliate thereof or (z) any Affiliate of a Regulated Bank to the extent that (1) all of the equity of such Affiliate is directly or indirectly owned by either (I) such Regulated Bank or (II) a parent company that also owns, directly or indirectly, all of the equity of such Regulated Bank and (2) such Affiliate is a securities broker or dealer registered with the SEC under section 15 of the Securities Exchange Act of 1934)) that, as a result of its interest (or such Affiliates collective interests) in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to any of the Loans or Commitments, or with respect to any other tranche, class or series of Indebtedness for borrowed money incurred or issued by the Company or any of its Restricted Subsidiaries at such time of determination (including commitments with respect to any revolving credit facility) (each such item of Indebtedness, including the Loan and Commitments, “Specified Indebtedness”) (each such Lender, a “Net Short Lender”) shall have no right to vote with respect to any waiver, amendment or modification of this Agreement or any other Loan Documents and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders (including in any plan of reorganization). For purposes of determining whether a Lender (alone or together with its Affiliates) has a “net short position” on any date of determination: (A) derivative contracts with respect to any Specified Indebtedness and such contracts that are the functional equivalent thereof shall be counted at the notional amount of such contract in US Dollars, (B) notional amounts in other currencies shall be converted to the US Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (C) derivative contracts in respect of an index that includes the Company or any Restricted Subsidiary or any instrument issued or guaranteed by the Company or any Restricted Subsidiary shall not be deemed to create a short position with respect to such Specified Indebtedness, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Company and its Restricted Subsidiaries and any instrument issued or guaranteed by the Company or its Restricted Subsidiaries, collectively, shall represent less than 5% of the components of such index, (D) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the relevant Specified Indebtedness if such Lender or its Affiliates is a protection buyer or the equivalent thereof for such derivative transaction and (x) the relevant Specified Indebtedness is a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the relevant Specified Indebtedness would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) the Company or any Restricted Subsidiary is designated as a “Reference Entity” under the terms of such derivative transaction and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to any Specified Indebtedness if such transactions offer the Lender or its Affiliates protection against a decline in the value of such Specified Indebtedness, or in the credit quality

[[8167251]]

of the Company or any Restricted Subsidiary, in each case, other than as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Company and its Restricted Subsidiaries, and any instrument issued or guaranteed by the Company or its Restricted Subsidiaries, collectively, shall represent less than 5% of the components of such index. In connection with any waiver, amendment or modification of this Agreement or the other Loan Documents, each Lender (other than any Lender that is a Regulated Bank or a Revolving Lender) will be deemed to have represented to the Borrowers and the Administrative Agent that it does not constitute a Net Short Lender, in each case, unless such Lender shall have notified the Company and the Administrative Agent prior to the requested response date with respect to such waiver, amendment or modification that it constitutes a Net Short Lender (it being understood and agreed that the Borrowers and the Administrative Agent shall be entitled to rely on each such representation and deemed representation). Notwithstanding anything herein to the contrary, the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Net Short Lenders (including as to whether any Lender is a Net Short Lender).
03.Expenses; Indemnity; Limitation of Liability. (a) The Company shall pay (i) all reasonable and invoiced out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates in connection with the syndication of the facilities established under this Agreement and the preparation, execution, delivery and administration of ~~the Commitment Letter, the Fee Letters,~~ this Agreement and the other Loan Documents, including the reasonable fees, charges and disbursements of counsel (limited, in the case of such fees, charges and disbursements of counsel to one primary counsel, and, if reasonably necessary, one special regulatory counsel for each discrete regulatory issue and one local counsel in each appropriate jurisdiction, in each case, to the Administrative Agent, the Arrangers and their Affiliates, taken as a whole), (ii) all reasonable and ~~invoices~~invoiced out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder ~~and~~, (iii) all reasonable and invoiced out-of-pocket expenses incurred by the Cash Confirmation Bank in connection with the issuance of any Cash Confirmation Guarantee or any demand for payment thereunder or the creation, administration or enforcement of any CCG Cash Cover and (iv) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank, the Cash Confirmation Bank or any Lender, including the fees, charges and disbursements of counsel (limited, in the case if such fees, charges and disbursements of counsel to one primary counsel, and, if reasonably necessary, one special regulatory counsel for each discrete regulatory issue and one local counsel in each appropriate jurisdiction to the Administrative Agent and one additional counsel (and, if applicable, one additional special regulatory counsel and one additional local counsel in each appropriate jurisdiction) for all similarly situated Lenders ~~and~~, Issuing Banks and the Cash Confirmation Bank in light of actual or potential conflicts of interest or the availability of different claims or defenses), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit or Cash Confirmation Guarantees issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans ~~or~~, Letters of Credit or Cash Confirmation Guarantees.
(a)The Company and each Borrowing Subsidiary, jointly and severally, shall indemnify the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Issuing Banks, the Cash Confirmation Bank and the Lenders and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (limited, in the case if such fees, charges and disbursements of counsel, to (x) one primary counsel and, if reasonably necessary, one special regulatory counsel for each discrete regulatory issue and one local counsel in each appropriate jurisdiction to the Administrative Agent ~~and~~, (y) one primary counsel and, if reasonably necessary, one special regulatory counsel for each discrete regulatory issue and one local counsel in each appropriate jurisdiction to the Cash Confirmation Bank and

[[8167251]]

(z) one additional counsel (and, if reasonably necessary, one additional special regulatory counsel and one additional local counsel in each appropriate jurisdiction) for all similarly situated other Indemnitees in light of actual or potential conflicts of interest or the availability of different claims or defenses), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the ~~Commitment Letter, any Fee Letter,~~ this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan ~~or~~, Letter of Credit or Cash Confirmation Guarantee or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit and any refusal by the Cash Confirmation Bank to honor a demand for payment under a Cash Confirmation Guarantee if the documents presented in connection with such demand do not strictly comply with the terms of such Cash Confirmation Guarantee), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of the Subsidiaries, or any Environmental Liability related in any way to the Company or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee, (y) the material breach by such Indemnitee of its obligations under the Loan Documents or (z) arise solely from a dispute among the Indemnitees (except when and to the extent that one of the Indemnitees party to such dispute was acting in its capacity or in fulfilling its role as the Administrative Agent, an Arranger, a Syndication Agent, a Documentation Agent, the Cash Confirmation Bank or any similar role under this Agreement or any other Loan Document) that does not involve any act or omission of the Company or any of its Affiliates in violation of the Loan Documents. Notwithstanding the foregoing, no Borrower shall be liable for any settlement of any such claim, litigation, investigation, arbitration or proceeding if the amount or terms of such settlement was effected without the Company’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the Company’s written consent or if there is a final judgment for the plaintiff in any such claim, litigation, investigation, arbitration or proceeding, the Borrowers shall indemnify and hold harmless each Indemnitee from and against any and all Liabilities and related expenses by reason of such settlement or judgment. No Borrower shall, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement or consent to the entry of any judgment of any pending or threatened claim, litigation, investigation, arbitration or proceeding against an Indemnitee in respect of which indemnity has been or could have been sought hereunder by such Indemnitee unless such settlement (x) includes a release of such Indemnitee, in form and substance reasonably satisfactory to such Indemnitee, from all Liability on claims that are the subject matter thereof and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnitee or any injunctive relief or other non-monetary remedy. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(b)To the extent that the Company or any Borrowing Subsidiary fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof) ~~or~~, any Issuing Bank or the Cash Confirmation Bank, or any Related Party of any of the foregoing Persons under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank, the Cash Confirmation Bank or such Related Party, as the case may be, such Lender’s “pro rata share” (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s or such Borrowing Subsidiary’s, as applicable, failure to pay any such amount shall not relieve the Company or such Borrowing Subsidiary, as applicable, of any default in the payment thereof); provided that the unreimbursed expense or indemnified Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent) ~~or~~, such Issuing Bank or the Cash Confirmation Bank, in each case, acting in its capacity as such, or against any Related Party of any of the foregoing Persons acting for the Administrative Agent (or any such sub-agent) ~~or~~, any Issuing Bank or the Cash Confirmation Bank, in each case, in connection with such capacity; provided further that, with

[[8167251]]

respect to such unpaid amounts owed to any Issuing Bank or the Cash Confirmation Bank, each in its capacity as such, or to any Related Party of any Issuing Bank acting for such Issuing Bank or any Related Party of the Cash Confirmation Bank acting for the Cash Confirmation Bank, in each case, in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid ~~amounts~~amount. For purposes of this Section, at any time, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the ~~Aggregate~~Total Revolving Credit Exposure, unused Revolving Commitments and, except for purposes of the immediately preceding proviso, the outstanding Term Loans and unused Term Commitments, in each case, at such time (or most recently outstanding and in effect).
(c)To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, (i) any claim against any Lender-Related Person, on any theory of liability, for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet and the Approved Electronic Platform) or (ii) any Liabilities against any Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan ~~or~~, any Letter of Credit, any Cash Confirmation Guarantee or the use of the proceeds thereof. To the fullest extent permitted by applicable law, no Lender-Related Person shall assert, and each of them hereby waives, any Liabilities against any Borrower, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan ~~or~~, any Letter of Credit, any Cash Confirmation Guarantee or the use of the proceeds thereof; provided, that nothing in this sentence shall limit any Borrower’s or any other Loan Party’s indemnity and reimbursement obligations set forth in this Section or elsewhere in the Loan Documents.
(d)All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.
04.Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto (including the parties to any Borrowing Subsidiary Agreement) and their respective successors and assigns permitted hereby (including any Affiliate or branch of any Issuing Bank that issues any Letter of Credit or of the Cash Confirmation Bank that issues any Cash Confirmation Guarantee), except that (i) except as expressly provided in Section 6.03(a), no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate or branch of any Issuing Bank that issues any Letter of Credit or of the Cash Confirmation Bank that issues any Cash Confirmation Guarantee), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents and the Related Parties of any of the foregoing Persons) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(a)(i) Subject to the conditions set forth in paragraphs (b)(ii) and (f) below, any Lender may assign to any Eligible Assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of ~~its~~any Commitment and ~~the Loans~~any Loan at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:
(A)the Company (it being understood that the Company may, in its sole discretion, withhold its consent to any assignment to any Person that is not expressly a

[[8167251]]

Disqualified Institution but is known by the Company to be an Affiliate of a Disqualified Institution without regard as to whether such Person is identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliate’s name); provided that the Company shall be deemed to have consented to any such assignment of Term Loans unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof; provided, further, that no consent of the Company shall be required for (1) an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as to assignments to Approved Funds, only in the case of an assignment of Term Loans) or, if a Specified Event of Default has occurred and is continuing, any other assignee or (2) any assignment by Goldman Sachs Bank USA to Goldman Sachs Lending Partners LLC or by Goldman Sachs Lending Partners LLC to Goldman Sachs Bank USA;
(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; ~~and~~
(C)in the case of any assignment of a Revolving Commitment or LC Exposure, each Issuing Bank; provided that no consent of an Issuing Bank shall be required (1) if, with respect to the Company, an Event of Default under Section 7.01(h) or 7.01(i) has occurred and is continuing and such Issuing Bank has no outstanding Letters of Credit or unreimbursed LC Disbursements at the time of the applicable assignment~~.~~ or (2) for any assignment by Goldman Sachs Bank USA to Goldman Sachs Lending Partners LLC or by Goldman Sachs Lending Partners LLC to Goldman Sachs Bank USA; and
(D)in the case of any assignment of a Revolving Commitment or CCG Exposure, the Cash Confirmation Bank; provided that no consent of the Cash Confirmation Bank shall be required (1) if, with respect to the Company, an Event of Default under Section 7.01(h) or 7.01(i) has occurred and is continuing and the Cash Confirmation Bank has no outstanding Cash Confirmation Guarantees or unreimbursed CCG Disbursements at the time of the applicable assignment or (2) for any assignment by Goldman Sachs Bank USA to Goldman Sachs Lending Partners LLC or by Goldman Sachs Lending Partners LLC to Goldman Sachs Bank USA.
(i)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined (1) on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds and (2) as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than ~~US$5,000,000~~(w) in the case of any Term B Loan or Term B Commitment denominated in US Dollars, US$1,000,000, (x) in the case of any Term B Loan or Term B Commitment denominated in Euro, €1,000,000, (y) in the case of any Initial Term A Loan, £5,000,000 and (z) otherwise $5,000,000, in each case, unless each of the Company and the Administrative Agent otherwise consent, provided that (1) the Company shall be deemed to have consented to any such assignment of Term Loans unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof and (2) no such consent of the Company shall be required if a Specified Event of Default has occurred and is continuing;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of

[[8167251]]

(1) a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans~~;~~, (2) a proportionate part of all the assigning Lender’s rights and obligations in respect of its Initial Term B Commitment without assigning a proportionate part of the assigning Lender’s Initial Term B Loans and (3) a proportionate part of all the assigning Lender’s rights and obligations in respect of its Initial Term B Loans without assigning a proportionate part of the assigning Lender’s Initial Term B Commitment;
(C)the parties to each assignment shall execute and deliver to the Administrative Agent (1) an Assignment and Assumption or (2) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of US$3,500 (or, in the case of any assignment of Loans and/or Commitments denominated in Euro, €3,500) (which fee may be waived or reduced in the sole discretion of the Administrative Agent), such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
(ii)~~Subject~~Except as otherwise provided in Section 9.04(g), subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement and the other Loan Documents that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iii)The Administrative Agent, acting for this purpose as ~~an~~a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders ~~and~~, the Issuing Banks and the Cash Confirmation Bank, and the Commitment of, and principal amount (and stated interest) of the Loans ~~and~~, LC Disbursements and CCG Disbursements owing to, each Lender ~~and~~, each Issuing Bank and the Cash Confirmation Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks, the Cash Confirmation Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender ~~or~~, an Issuing Bank or the Cash Confirmation Bank, as applicable, hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank, the Cash Confirmation Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(iv)Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall

[[8167251]]

already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that (A) the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no Liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee and (B) if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(b), 2.05(d), 2.05(e), 2.17(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(b)Subject to Section 9.04(f), any Lender may, without the consent of the Company, any Issuing Bank, the Cash Confirmation Bank or the Administrative Agent, sell participations to one or more Eligible Assignees (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Banks, the Cash Confirmation Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(h) (it being understood that the documentation required under Section 2.16(h) shall be delivered to the participating Lender (subject to the limitations and requirements therein)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04; provided further that such Participant agrees to be subject to the provisions of Sections 2.16 and 2.18 as if it were an assignee under paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.
(c)A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 with respect to any participation than the participating Lender would have been entitled to receive, unless (i) the sale of the participation to such Participant is made with the Company’s prior written consent or (ii) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender (it being understood that the documentation required under Section 2.16(e) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such interest is in registered form under Section 5f.103-1(c) of the United States Treasury

[[8167251]]

Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)Disqualified Institutions. (i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). With respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this paragraph (f)(i) shall not be void, but the other provisions of this paragraph (f) shall apply.
(i)If any assignment or participation is made to any Disqualified Institution without the Company’s prior written consent in violation of paragraph (f)(i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) ~~prior to the Availability Date,~~ terminate any Commitment (other than, for so long as any Cash Confirmation Guarantee or an unreimbursed CCG Disbursement shall be outstanding, a Revolving Commitment) of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Commitment, (B) ~~following the Availability Date,~~ prepay any Loan of such Disqualified Institution by paying the lesser of (1) the principal amount thereof and (2) the amount that such Disqualified Institution paid to acquire such Loan, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder, and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04) all of its interest, rights and obligations under this Agreement with respect to any Loan to one or more Persons at the lesser of (1) the principal amount of such Loan and (2) the amount that such Disqualified Institution paid to acquire such Loan, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(ii)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Federal, state or

[[8167251]]

foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, each Disqualified Institution party hereto hereby agrees (1) not to vote on any such plan, (2) if such Disqualified Institution does vote on any such plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable law), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable law) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iii)The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) on any applicable electronic transmission system, including that portion thereof that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.
(f)Notwithstanding anything to the contrary contained herein, any Lender may, at any time (in the case of the Initial Term B Loans, only after the termination of the Initial Term B Commitments), assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to the Company or any of its Restricted Subsidiaries on a non-pro rata basis (A) through Auctions open to all Lenders holding Term Loans of the relevant Class on a pro rata basis or (B) solely in the case of any Term B Loans, through open market purchases or privately negotiated transactions (which purchases may be effected at any price as agreed between such Lender and the Company or such Restricted Subsidiary in their respective sole discretion), in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:
(i)any Term Loans acquired by the Company or any of its Restricted Subsidiaries shall be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans so retired and cancelled and, in the case of retirement and cancellation of any Initial Term A Loans, each principal repayment installment with respect to the Initial Term A Loans pursuant to Section 2.09(a) shall be reduced on a pro rata basis by the full par value of the aggregate principal amount of Initial Term A Loans so cancelled; and
(ii)in connection with any assignment effected pursuant to an Auction or open market purchase conducted by the Company or any of its Restricted Subsidiaries, (A) the relevant Person may not use the proceeds of any Revolving Loans to fund such assignment and (B) no Event of Default shall exist at the time of acceptance of bids for the Auction or the confirmation of such open market purchase, as applicable.
Neither the Company nor any Restricted Subsidiary shall be required to represent or warrant that it is not in possession of material non public information with respect to the Company and/or any subsidiary thereof and/or their respective securities in connection with any assignment permitted by this Section 9.04(g).
(g)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the applicable Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the applicable Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) in no event may any Lender grant any option to provide to the applicable Borrowers all or any part of any Loan that such Granting Lender would have otherwise been obligated to make to the applicable Borrowers pursuant to this Agreement to

[[8167251]]

any Disqualified Institution or Defaulting Lender. The making of any Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefits of Section 2.14, Section 2.15 and Section 2.16 (subject to the limitations and requirements of such Sections and Section 2.18; it being understood that any documentation required to be provided by SPC under Section 2.16(f) shall be provided solely to the Granting Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; (ii) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 2.14, 2.15 or 2.16) and no SPC shall be entitled to any greater amount under Section 2.14, 2.15 or 2.16 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, except to the extent such entitlement to any greater amount results from any Change in Law occurring after the grant is made, (iii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iv) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the requirements of law of the U.S. or any state thereof; provided that (i) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrowers hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Company or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
05.Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties thereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans ~~and~~, issuance of any Letter of Credit and issuance of any Cash Confirmation Guarantee, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Issuing Bank, the Cash Confirmation Bank, any Lender or any Related Party of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.14, 2.15, 2.16 and 9.03, this Section 9.05 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and Cash Confirmation Guarantees, the occurrence of the Termination Date and the Commitments or the termination of this Agreement or any provision hereof.
06.Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable by the Company to the Administrative Agent in connection with the credit facilities established hereunder constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof~~, including the commitments of the Lenders~~

[[8167251]]

~~and, if applicable, their Affiliates with respect to the credit facilities established hereunder under the Commitment Letter or any commitment advices submitted by any Lender~~  (but do not supersede any provisions of ~~the Commitment Letter~~any related commitment letter that by the terms thereof survive the effectiveness of this Agreement or any provisions of any ~~Fee Letter~~related fee letter, all of which provisions shall remain in full force and effect). Except as provided in Sections 4.01 and 4.02 (each as in effect prior to the Fifth Amendment Effective Date), this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(a)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent, the Lenders ~~and~~, the Issuing Banks and the Cash Confirmation Bank shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrowers hereby (A) agree that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Banks, the Cash Confirmation Bank and the Loan Parties, Electronic Signatures transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) agree that each of the Administrative Agent, the Lenders ~~and~~, the Issuing Banks and the Cash Confirmation Bank may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waive any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (D) waive any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s, any Lender’s ~~or~~, any Issuing Bank’s or the Cash Confirmation Bank’s reliance on or use of Electronic Signatures and/or transmissions by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page,

[[8167251]]

including any liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
07.Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
08.Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, the Cash Confirmation Bank and each of ~~its~~their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender~~,~~ or Issuing Bank, the Cash Confirmation Bank or Affiliate to or for the credit or the account of any Loan Party against any of and all the obligations of such Loan Party now or hereafter existing under this Agreement held by such Lender~~,~~ or Issuing Bank, the Cash Confirmation Bank or Affiliate, irrespective of whether or not such Lender~~,~~ or Issuing Bank ~~or~~, the Cash Confirmation Bank or Affiliate shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender ~~and~~, Issuing Bank and the Cash Confirmation Bank and their respective Affiliates under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender~~,~~ or Issuing Bank, the Cash Confirmation Bank or Affiliate may have. Each Lender ~~and~~, each Issuing Bank and the Cash Confirmation Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
09.Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT (I) THE INTERPRETATION OF THE DEFINITION OF THE TERM “MATERIAL ADVERSE CHANGE” (AS DEFINED IN THE REGOLO ACQUISITION AGREEMENT) AND WHETHER OR NOT A MATERIAL ADVERSE CHANGE HAS OCCURRED, (II) THE DETERMINATION OF THE ACCURACY OF ANY ANTARES ACQUISITION DOCUMENTS REPRESENTATIONS AND WHETHER AS A RESULT OF ANY BREACH OF ANY ANTARES ACQUISITION DOCUMENTS REPRESENTATION THE COMPANY (OR AN AFFILIATE OF THE COMPANY) HAS THE RIGHT (TAKING INTO ACCOUNT ANY APPLICABLE CURE PROVISIONS) TO DECLINE TO CONSUMMATE THE FIRST REGOLO ACQUISITION OR TO TERMINATE THE COMPANY’S (OR SUCH AFFILIATE’S) OBLIGATIONS UNDER THE REGOLO ACQUISITION AGREEMENT AS A RESULT OF THE BREACH OF SUCH REPRESENTATIONS AND WARRANTIES IN THE ANTARES ACQUISITION DOCUMENTS AND (III) THE DETERMINATION OF WHETHER ~~THE~~THE FIRST REGOLO ACQUISITION ~~HAS~~AND THE SECOND REGOLO ACQUISITION HAVE BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE APPLICABLE ANTARES ACQUISITION DOCUMENTS SHALL, IN EACH CASE, BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE REPUBLIC OF ITALY.
(a)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK

[[8167251]]

SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, SUBJECT TO THE FINAL SENTENCE OF THIS PARAGRAPH, ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY ISSUING BANK, THE CASH CONFIRMATION BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AGAINST ANY FOREIGN BORROWING SUBSIDIARY OR ITS PROPERTIES IN THE COURTS OF THE JURISDICTION OF ORGANIZATION OF SUCH FOREIGN BORROWING SUBSIDIARY.
(b)Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other Loan Document or any transactions contemplated hereby or thereby in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.
(c)Each party to this Agreement (including each Borrowing Subsidiary) irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each of the Borrowing Subsidiaries hereby appoints the Company as its agent to receive on its behalf service of proceedings arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby in any court, such service being hereby acknowledged by each Borrowing Subsidiary to be effective and binding service in every respect. The Company hereby accepts such appointment. Such appointment shall be irrevocable by each Borrowing Subsidiary until the Termination Date. Each Foreign Borrowing Subsidiary hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 9.09(d); provided that, to the extent lawful and possible, notice of such service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Foreign Borrowing Subsidiary to the address of which such Foreign Borrowing Subsidiary shall have given written notice to the Administrative Agent (with a copy thereof to the Company). Each Foreign Borrowing Subsidiary irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Foreign Borrowing Subsidiary, as applicable, in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Foreign Borrowing Subsidiary, as applicable. To the extent any Foreign Borrowing Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise) or such Foreign Borrowing Subsidiary, as applicable, hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
10.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR

[[8167251]]

THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
12.Confidentiality. Each of the Administrative Agent, the Issuing Banks, the Cash Confirmation Bank and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed by the Administrative Agent, any Issuing Bank, the Cash Confirmation Bank or any Lender (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall be subject to customary confidentiality obligations of employment or professional practice and that the Administrative Agent, such Issuing Bank, the Cash Confirmation Bank or such Lender, as applicable, shall be responsible for any breach of confidentiality by any Person described in this clause (a) to whom the Administrative Agent, such Issuing Bank, the Cash Confirmation Bank or such Lender discloses such Information), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) to whose jurisdiction the Administrative Agent, such Issuing Bank, the Cash Confirmation Bank or such Lender is subject, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that notice of such requirement or legal process shall be promptly furnished to the Company prior to such disclosure to the extent practicable and not legally prohibited), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement, any other Loan Document or the enforcement of rights hereunder or thereunder (provided that notice of such suit, action or proceeding shall be promptly furnished to the Company prior to such disclosure to the extent practicable and not legally prohibited), (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)) or to any actual or prospective counterparty to any swap ~~or~~, derivative or insurance transaction relating to the Company, its Subsidiaries and any of their obligations (or, in each case, to their advisors), (g) with the consent of the Company, (h) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facility provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility provided for herein, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, any Issuing Bank, the Cash Confirmation Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section 9.12, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or its Subsidiaries or their business, other than (x) any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company from a Person that is not an Affiliate of the Administrative Agent, such Issuing Bank, the Cash Confirmation Bank or such Lender and is not known to the Administrative Agent, such Issuing Bank, the

[[8167251]]

Cash Confirmation Bank or such Lender to be violating a confidentiality obligation by such disclosure and (y) information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Company or its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information to any Governmental Authority or self-regulatory authority, in each case, without any notification to any Person, to the extent that the prohibition on such disclosure otherwise set forth in this Section 9.12 shall be prohibited by the laws or regulations of, or applicable to, such Governmental Authority or self-regulatory authority.
Each Borrower consents to the publication by the Administrative Agent or any Lender of customary “tombstone” advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of any Borrower; provided that any such advertising materials shall be provided in draft form to the Company for review, comment and approval (such approval not to be unreasonably withheld, conditioned or delayed) prior to the publication thereof.
13.Material Non-Public Information.
(a)EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 9.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MNPI, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MNPI IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(b)ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY LOAN PARTY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MNPI. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
14.Interest Rate Limitation. Notwithstanding anything herein or in any other Loan Document to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “~~Charges~~Interest Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all ~~Charges~~Interest Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and ~~Charges~~Interest Amounts that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.14 shall be cumulated and the interest and ~~Charges~~Interest Amounts payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon to the date of repayment, shall have been received by such Lender.
15.Release of Guarantors and Liens. (a) Subject to Section 2.04 of the Guarantee Agreement, each of the Guarantors shall automatically be released from its

[[8167251]]

obligations under the Guarantee Agreement (and its Guarantee created thereunder shall automatically be released) and each of the Guarantors shall automatically be released from its obligations under the Collateral Agreement (and its Liens granted thereunder shall automatically be released), in each case, upon the occurrence of the Termination Date.
(a)(i) A Subsidiary Guarantor shall automatically be released from its obligations under the Guarantee Agreement (and its Guarantee created thereunder shall automatically be released) and the Security Documents (and the Liens granted by it thereunder shall automatically be released) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ~~(x)~~ ceases to be a Subsidiary and/or (~~y~~ii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, ~~ceases to be a Designated~~any Subsidiary Guarantor that qualifies as an “Excluded Subsidiary” shall be released from its obligations under the Guarantee Agreement (and its Guarantee created thereunder shall be released) and the Security Documents (and the Liens granted by it thereunder shall be released) automatically upon notice thereof by the Company to the Administrative Agent; provided that (~~i~~A) if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise and (~~ii~~B) in the case of any such release of any Subsidiary Guarantor on account of it ceasing to be a Designated Subsidiary as a result of not being a Wholly-Owned Subsidiary, such Subsidiary Guarantor ceased to be a Wholly-Owned Subsidiary as a result of the consummation of a bona fide transaction entered into for a valid business purpose and not undertaken for the primary purpose of obtaining the release of such Subsidiary Guarantor from its obligations under the Guarantee Agreement and/or the Collateral Agreement.
(b)Upon (i) any sale, transfer or other disposition by the Company or any Subsidiary Guarantor (other than to the Company or any Subsidiary Guarantor) of any Collateral in a transaction permitted under this Agreement, (ii) any Collateral being, or becoming, an Excluded Asset or (iii) the effectiveness of any written consent to the release of the Liens created under any Security Document on any Collateral pursuant to Section 9.02, the Liens on such Collateral created by the Security Documents shall be automatically released; provided that nothing in this paragraph shall apply to any CCG Cash Cover.
(c)In connection with any such release, the Administrative Agent shall promptly execute and deliver to the Company, at the Company’s expense, all documents that the Company shall reasonably request to evidence such release; provided, that upon the request of the Administrative Agent, the Company shall deliver a certificate of a Responsible Officer of the Company certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement and such release is permitted by this Section 9.15. Any execution and delivery of any such document by the Administrative Agent shall be without recourse to or warranty by any Administrative Agent.
16.USA PATRIOT Act. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.
17.No Advisory or Fiduciary Responsibility. In connection with all aspects of the transaction contemplated by the Loan Documents (including in connection with any amendment, waiver or other modification of any Loan Document), each Borrower acknowledges and agrees, on behalf of itself and the other Loan Parties, that: (i) (A) the arranging and other services regarding this Agreement provided by the Arrangers, the Lenders ~~and~~, the Issuing Banks and the Cash Confirmation Bank are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Arrangers, the Lenders, the Issuing Banks, the Cash Confirmation Bank and their respective Affiliates, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and

[[8167251]]

understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Arrangers, the Lenders, the Issuing Banks, the Cash Confirmation Bank and their respective Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of their respective Affiliates, or any other Person and (B) none of the Arrangers, the Lenders, the Issuing Banks, the Cash Confirmation Bank or their respective Affiliates has any obligation to such Loan Party or any of its Affiliates with respect to the transactions contemplated hereby, except, in the case of the Administrative Agent, a Lender ~~or~~, an Issuing Bank or the Cash Confirmation Bank, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Arrangers, the Lenders ~~and~~, the Issuing Banks and the Cash Confirmation Bank and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Loan Party and any of its Affiliates, and none of the Arrangers, the Lenders, the Issuing Banks, the Cash Confirmation Bank or any of their respective Affiliates has any obligation to disclose any of such interests to such Loan Party or any of its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases on behalf of itself and the other Loan Parties any claims that any Loan Party may have against any of the Arrangers, the Lenders, the Issuing Banks, the Cash Confirmation Bank or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
18.Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Cash Confirmation Guarantees, the Commitments or this Agreement;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Cash Confirmation Guarantees, the Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Cash Confirmation Guarantees, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Cash Confirmation Guarantees, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Cash Confirmation Guarantees, the Commitments and this Agreement; or

[[8167251]]

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
19.Acknowledgement and Consent to Bail-in of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
20.Acknowledgement Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit

[[8167251]]

Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
21.Intercreditor Agreement. (a) Each of the Lenders and the other Secured Parties hereby irrevocably authorizes and directs the Administrative Agent to execute and deliver, from time to time upon the request of the Company, in connection with the establishment, incurrence, amendment, refinancing or replacement of any Indebtedness ~~pursuant to Section 6.01(o),~~that is permitted to be incurred hereunder and secured by a Lien on the Collateral that is pari passu (but without regard to the control of remedies) or junior to the Liens on the Collateral securing the Secured Obligations, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, (i) any Acceptable Intercreditor Agreement and (ii) any documents relating thereto (it being understood that the Administrative Agent is hereby authorized and directed to determine the terms and conditions of any Acceptable Intercreditor Agreement as contemplated by the definition of such term).
(a)Each of the Lenders and the other Secured Parties hereby irrevocably (i) consents to the treatment of the Liens and the Secured Obligations to be provided for under any Acceptable Intercreditor Agreement, (ii) agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of such Acceptable Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of such Acceptable Intercreditor Agreement, (iii) agrees that no Secured Party shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section 9.21 or in accordance with the terms of an Acceptable Intercreditor Agreement and (iv) authorizes and directs the Administrative Agent to carry out the provisions and intent of each such document.
(b)Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of the Collateral Agreement to add or remove any legend that may be required pursuant to any Acceptable Intercreditor Agreement.
[Signature Pages Intentionally Omitted]

[[8167251]]